As filed with the Securities and Exchange Commission on December 7, 1998

                                                  Registration No. 333-67201


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          PRE-EFFECTIVE AMENDMENT NO.2
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                        --------------------------------

                        HARLEYSVILLE NATIONAL CORPORATION
             (Exact name of Registrant as specified in its charter)

                                  Pennsylvania
                         -------------------------------
                         (State or other jurisdiction of
                         incorporation or organization)

                                      6711
                           --------------------------
                          (Primary Standard Industrial
                           Classification Code Number)

                                   23-2210237
                              -----------------
                      (I.R.S. Employer Identification No.)



                        HARLEYSVILLE NATIONAL CORPORATION
                               Post Office Box 195
                                 483 Main Street
                        Harleysville, Pennsylvania 19438
                                 (215) 256-8851
                    -----------------------------------------
                   (Address, including ZIP Code, and telephone
                  number, including area code, of registrant's
                          principal executive offices)

                              Walter E. Daller, Jr.
                      President and Chief Executive Officer
                        HARLEYSVILLE NATIONAL CORPORATION
                               Post Office Box 195
                                 483 Main Street
                        Harleysville, Pennsylvania 19438
                                 (215) 256-8851
                ------------------------------------------------
                (Name, address, including ZIP Code, and telephone
                    number, including area code, of agent for
                                    service)

                                 With a Copy to:
                          Nicholas Bybel, Jr., Esquire
                            B. Tyler Lincoln, Esquire
                             SHUMAKER WILLIAMS, P.C.
                                  P. O. Box 88
                         Harrisburg, Pennsylvania 17108
                                 (717) 763-1121

                                 With a Copy to:
                           Lawrence E. McAlee, Esquire
                        MONTEVERDE, MCALEE, FITZPATRICK,
                                  TANKER & HURD
                       One Penn Center at Suburban Station
                           Suite 1500, 1617 JFK Blvd.
                           Philadelphia, PA 19103-1815
                                 (215) 557-2900

         Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the effective date of the Registration Statement.
         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. _____

                                          CALCULATION OF REGISTRATION FEE

    Title of Each Class         Amount           Proposed Maximum           Proposed Maximum          Amount of
     of Securities to            t.o be            Offering Price                Aggregate           Registration
       be Registered          Registered             Per Share              Offering Price(2)          Fee (3)
  Common Stock, par value
      $1.00 per share           498,008             $35.50(1)               $17,679,284               $4,914.84
Common Stock, par value
        $1.00 per share          17,850             $35.50                     $633,675                 $176.16

(1) Shares to be issued in the Merger (as defined herein) computed in accordance with Rule 457(f)(1), solely for the purpose of calculating the registration fee, at November 11, 1998, the latest practicable date prior to the date of filing of this Registration Statement.

(2) Based on maximum number of shares of Registrant's Common Stock that may be issued in connection with the proposed transaction, including stock options. In accordance with Rule 416, this Registration Statement shall also register any additional shares of Registrant's common stock that may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided by the Agreement relating to the transaction.

(3)  Registration fee paid by Registrant  prior to filing original  Registration
     Statement  on  November  12,  1998.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration
Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such
Section 8(a), may determine.

Proxy/Statement Prospectus


                        HARLEYSVILLE NATIONAL CORPORATION
                                 PROSPECTUS FOR
                           515,858 SHARES COMMON STOCK

                              TRADING SYMBOL: HNBC


                          NORTHERN LEHIGH BANCORP, INC.
                                 PROXY STATEMENT

     The Board of Directors provides this proxy statement/prospectus to you in connection with the solicitation of proxies to be used at a Special Meeting of Shareholders to be held at 1:00 p.m., on Thursday, January 14, 1999, at 510 Main Street, (next to the Main Office of The Citizens National Bank of Slatington), Slatington, Pennsylvania 18080. At the meeting, you will be asked to vote on the merger of Northern Lehigh Bancorp, Inc. and Harleysville National Corporation North, Inc. a subsidiary of Harleysville National Corporation.

     If you approve the merger at the meeting, as a shareholder of Northern Lehigh Bancorp, Inc, you will have the right to receive 3.57 shares of common stock of Harleysville National Corporation for each share of Northern Lehigh
Bancorp, Inc. common stock that you own when the merger is completed. Harleysville National Corporation common stock is quoted on the National Market System of the Nasdaq.

     Neither the Securities and Exchange Commission, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

     The shares of Harleysville National Corporation common stock offered in this proxy statement/prospectus are not savings accounts, deposits, or other obligations of a bank or savings association and are not insured by the FDIC or any other governmental agency.

     No person has been authorized to give any information or to make any representation not contained in this proxy statement/prospectus, and if given or made, any such information or representation should not be relied upon as having been authorized. This proxy statement/prospectus does not constitute an offer to any person to exchange or sell, or a solicitation from any person of an offer to exchange or purchase, the securities offered by this proxy statement/prospectus, or the solicitation of a proxy from any person, in any jurisdiction in which it is unlawful to make such an offer or solicitation. Neither the delivery of this proxy statement/prospectus nor any distribution of the securities to which this proxy statement/prospectus relates shall, under any circumstances, create any implication that the information contained herein is correct at any time subsequent to the date hereof.

        The date of this proxy statement/prospectus is December 11, 1998.

                                TABLE OF CONTENTS
                                                                         Page
SUMMARY...............................................................     1
   The Meeting........................................................     1
   Northern Lehigh Bancorp, Inc.......................................     1
   Harleysville National Corporation..................................     1
   The Merger.........................................................     2
   Certain Terms of the Merger........................................     3
   Comparison of Shareholder Rights...................................     3
   Federal Income Tax Consequences of the Merger......................     4
   Accounting Treatment...............................................     5
   Dissenters' Rights.................................................     5
   Required Vote......................................................     5
   Regulatory Approvals...............................................     6
   Management and Operations Following the Merger.....................     6
   Adjournment of the Meeting.........................................     8
   Opinion of Financial Advisor.......................................     8
   Recommendation of the Board of Directors...........................     8

FORWARD LOOKING STATEMENTS............................................     9

COMPARATIVE PER SHARE DATA............................................     9
   General............................................................     9
   Market Value of Securities.........................................    12

SELECTED FINANCIAL DATA AND PRO FORMA INFORMATION.....................    13

THE MEETING...........................................................    17
   General............................................................    17
   Voting, Revocation and Solicitation of Proxies.....................    17
   Voting Securities and Securities Ownership.........................    18
   Interests of Certain Persons in Matters to be Voted Upon...........    20

APPROVAL OF THE MERGER................................................    20
   Background of the Merger, Reasons and Recommendation
      of the Board of Directors.......................................    21
   The Board's Determination About the Merger.........................    22
   Additional Reasons for the Merger..................................    26
   Opinion of Financial Advisor.......................................    27
   Dissenters' Rights.................................................    33
   Terms of the Merger................................................    36
   Business Pending the Merger........................................    38
   Conditions, Amendment and Termination..............................    39
   Effective Date.....................................................    40
   Interests of Certain Persons in the Merger.........................    41

   Management and Operations Following the Merger.....................    42
   Federal Income Tax Consequences....................................    44
   Investment Agreement...............................................    46
   Accounting Treatment...............................................    46
   Restriction on Resale of Common Stock Held by Affiliates ..........    47

COMPARATIVE STOCK PRICES AND DIVIDENDS AND RELATED
   SHAREHOLDER MATTERS................................................    48
   Common Stock of Harleysville National Corporation..................    49

DESCRIPTION OF HARLEYSVILLE NATIONAL CORPORATION
   AND DESCRIPTION OF HARLEYSVILLE NATIONAL CORPORATION
    COMMON STOCK......................................................    50
   Information Concerning Harleysville National Corporation...........    50
   Incorporation of Certain Documents by Reference....................    50
   Acquisitions by Harleysville National Corporation .................    51
   Loans .............................................................    51
   Description of Harleysville National Corporation Common Stock......    52
   Dividends..........................................................    52
   Liquidation........................................................    53
   Dividend Reinvestment Plan.........................................    53
   Securities Laws....................................................    53
   Anti-takeover Provisions...........................................    54
   Indemnification....................................................    56
   Comparison of Shareholder Rights...................................    56

INFORMATION CONCERNING NORTHERN LEHIGH
   BANCORP, INC. .....................................................    59
   Description of Business and Property...............................    59
   Employees..........................................................    60
   Legal Proceedings..................................................    60
   Northern Lehigh Common Stock Market Price and Dividends............    61
   Year 2000 Issue....................................................    61

IMPACT OF YEAR 2000 ISSUE.............................................    64

NORTHERN LEHIGH BANCORP, INC. MANAGEMENT'S
   DISCUSSION AND ANALYSIS OF RESULTS OF
   OPERATIONS AND FINANCIAL CONDITION.................................    66

ADJOURNMENT OF THE MEETING............................................    88

EXPERTS...............................................................    88

LEGAL OPINIONS........................................................    88

OTHER MATTERS.........................................................    88

AVAILABLE INFORMATION.................................................    89

NORTHERN LEHIGH BANCORP, INC.--INDEX TO FINANCIAL STATEMENTS
   AND SUPPLEMENTARY FINANCIAL INFORMATION

ANNEXES
   Annex A     - Agreement and Plan of Reorganization
   Annex B     - Hopper Soliday & Co., Inc. Fairness Opinion
   Annex C     - Statute Regarding Dissenters' Rights

     This proxy statement/prospectus incorporates important business and financial information about HNC that is not included or delivered with the document. This information is available, without charge to shareholders of Northern Lehigh Bancorp, Inc.. Please direct requests for this information to the Secretary, Harleysville National Corporation, 483 Main Street, Harleysville, Pennsylvania 19438, telephone number (215) 256-8851. In order to ensure timely delivery of the documents in advance of the meeting, you should make your request no later than January 7, 1999.

                                     SUMMARY

     This summary of the transaction is not intended to contain all of the information in the proxy statement/prospectus. It is intended to be a complete summary of the most significant aspects of the merger transaction. The remainder of the proxy statement/prospectus and the attached Annexes contain more detailed information regarding the merger transaction. We urge you to read the entire proxy statement/prospectus, including the Annexes, in order to understand the merger transaction fully.

The Meeting

     The Board of Directors of Northern Lehigh Bancorp, Inc. has called a special meeting of shareholders for Thursday, January 14, 1999, at 1:00 p.m. at 510 Main Street, (next to the Slatington's Main Office), Slatington, Pennsylvania 18080. Only shareholders whose ownership appears on the shareholders record of Northern Lehigh Bancorp, Inc. at the close of business on Monday, November 16, 1998, will be able to attend and vote at the meeting. The main purpose of the meeting is to vote on the merger of Northern Lehigh Bancorp, Inc. with a subsidiary of Harleysville National Corporation, a bank holding company located in Harleysville, Montgomery County, Pennsylvania. If the merger is completed, you will receive 3.57 shares of Harleysville National Corporation common stock in exchange for each of your shares of Northern Lehigh Bancorp. Inc.

Northern Lehigh Bancorp, Inc.

     Northern Lehigh is a Pennsylvania business corporation and a registered bank holding company, formed in 1983. Northern Lehigh holds all of the outstanding capital stock of The Citizen's National Bank of Slatington. Northern Lehigh's principal business has been directing, planning and coordinating the business activities of The Citizens National Bank of Slatington. The Citizens National Bank of Slatington is a national banking association, headquartered in Slatington, Pennsylvania. The Citizens National Bank of Slatington conducts business through three offices. Two offices, including the main office, are located in Slatington, and the third office is located in Walnutport,
Northampton County, Pennsylvania. The Citizens National Bank of Slatington's deposits are insured by the FDIC. As a full-service commercial bank, The Citizens National Bank of Slatington offers checking, savings and time deposits and commercial, consumer and mortgage loans. Northern Lehigh's executive offices are located at 502 Main Street, Slatington, Pennsylvania 18080, and its telephone number is (610) 767-3887. As of September 30, 1998, Northern Lehigh had total assets of approximately $77,262,000.

Harleysville National Corporation

     Harleysville National Corporation is a Pennsylvania business corporation and a registered bank holding company. Its principal offices are located at 483 Main Street, P.O. Box 195, Harleysville, Pennsylvania 19438. Harleysville
National Corporation became a bank holding company in 1982. Harleysville National Corporation, through its subsidiaries, engages in general commercial and retail banking services. Harleysville National Corporation has three national banking association subsidiaries.

     *    The Harleysville National Bank and Trust Company
          *    a direct subsidiary of Harleysville National Corporation
          * principal offices at the same location as Harleysville National Corporation
          * operates 21 banking offices in Bucks County, Chester County, and Montgomery County, Pennsylvania.

     *    The Citizens National Bank of Lansford
          * an indirect subsidiary of Harleysville National Corporation and a direct subsidiary of Harleysville National Corporation North, Inc., a Pennsylvania corporation
          *    principal  offices  located at:
                 13-15 West Ridge Street
                 P. O. Box 128
                 Lansford, Pennsylvania, 18232
          * operates 5 banking offices in Carbon County and Wayne County, Pennsylvania.

     *    Security National Bank
          *    a direct subsidiary of Harleysville National Corporation
          *    principal  offices  located  at:
                 One  Security  Place
                 Pottstown, Pennsylvania  19464
          *  operates 2 banking  offices in  Pottstown, Pennsylvania

As of September 30, 1998, Harleysville National Corporation had consolidated total assets of approximately $1,260,619,000.

The Merger

     The proposed merger provides for Northern Lehigh Bancorp, Inc. to merge into Harleysville National Corporation North, Inc. Northern Lehigh will cease to exist when the merger is complete. As combined entity, Harleysville National Corporation North, Inc. will continue after the merger and conduct business as a subsidiary of Harleysville National Corporation. You, as a shareholder of Northern Lehigh Bancorp, Inc., will become a shareholder of Harleysville National Corporation when the merger is complete.

     In addition to the 3.57 shares of common stock that Harleysville National Corporation will exchange for each outstanding share of Northern Lehigh common stock when the merger is completed, Harleysville National Corporation will assume Northern Lehigh's 5,000 outstanding and unexercised stock options. These stock options will entitle the holder to purchase 17,850 shares of Harleysville National Corporation common stock.

     Northern Lehigh Bancorp, Inc. shareholders will not receive any fractional shares of Harleysville National Corporation common stock in the merger. Instead, Harleysville National Corporation will issue a cash payment for any fractional share of Northern Lehigh common stock that a Northern Lehigh shareholder would be entitled to receive in the merger. All together, Harleysville National Corporation will issue 515,858 shares of Harleysville National Corporation common stock in this transaction.

     Northern Lehigh Bancorp, Inc. and Harleysville National Corporation also propose to merge The Citizens National Bank of Slatington into The Citizens National Bank of Lansford. When this occurs, The Citizens National Bank of Slatington will cease to exist. As a combined entity, The Citizens National Bank of Lansford will survive the merger and conduct business under the name
"Citizens National Bank," and as a subsidiary of Harleysville National Corporation North, Inc.

     We attach a copy of the agreement as Annex A to this proxy statement/ prospectus. Please read the agreement carefully.

Certain Terms of the Merger

     The merger is subject to various conditions, including, among others: o approval by Northern Lehigh's shareholders; and o approval by certain banking regulatory agencies;

     The transaction is also subject to various other conditions contained in the agreement. These conditions include that the merger qualify for a certain type of accounting treatment. In the event that more than 10% of the outstanding shares of Northern Lehigh exercise dissenters' rights, the accounting condition will not be met. If this occurs, the merger will not be completed. See "APPROVAL OF THE MERGER--Accounting Treatment."

     Harleysville National Corporation and Northern Lehigh Bancorp, Inc. may agree to amend the agreement. No amendment, however, can affect the number of shares to be received by Northern Lehigh shareholders without the approval of the Northern Lehigh shareholders. The agreement and merger will terminate on June 30, 1999, unless extended by the mutual agreement of the parties. See "APPROVAL OF THE MERGER--Business Pending the Merger."

Comparison of Shareholder Rights

     On the day the merger is completed, the shareholders of Northern Lehigh will become shareholders of Harleysville National Corporation. Northern Lehigh and Harleysville National Corporation are each Pennsylvania business corporations. After the merger is completed, the rights of former Northern Lehigh shareholders will continue to be governed by Pennsylvania law, as well as the articles of incorporation and bylaws of Harleysville National Corporation. Certain differences exist in the rights of the shareholders of Northern Lehigh and Harleysville National Corporation. These differences are due in part to the differences in the Articles of Incorporation and Bylaws of Northern Lehigh and the Articles of Incorporation and Bylaws of Harleysville National Corporation.

     The most significant differences between the rights of the shareholders of Northern Lehigh and of shareholders of Harleysville National Corporation include the following:

     *    although  the  Boards of  Directors  of each of  Northern  Lehigh  and
          Harleysville   National   Corporation  are  classified  or  staggered,
          approximately one-third of the directors of Northern Lehigh are elected each year for three-year terms while one-fourth of Harleysville National Corporation's directors are elected each year for four-year terms;

     * certain anti-takeover items are contained in Harleysville National Corporation's Articles of Incorporation, which may serve to keep Harleysville National Corporation's current management in their positions. Northern Lehigh's Articles of Incorporation contain some similar items but there are certain differences in these anti-takeover items;

     * Harleysville National Corporation offers a dividend reinvestment plan to its shareholders, while Northern Lehigh offers no plan of this type; and

     * Harleysville National Corporation common stock is registered under the Securities Exchange Act of 1934 and is traded on the Nasdaq National Market System, while Northern Lehigh common stock is not registered under the Securities Exchange Act of 1934, and is traded on a limited basis in the over-the-counter market, and is quoted and transactions are reported on the OTC Bulletin Board.

See "DESCRIPTION OF HARLEYSVILLE NATIONAL CORPORATION AND DESCRIPTION OF HARLEYSVILLE NATIONAL CORPORATION COMMON STOCK-- Comparison of Shareholder Rights."

Federal Income Tax Consequences of the Merger

     Northern Lehigh and Harleysville National Corporation structured the transaction to qualify as a tax-free reorganization under the Internal Revenue Code of 1986. Under the Internal Revenue Code, Northern Lehigh shareholders will not recognize taxable gain or loss upon the receipt of Harleysville National Corporation common stock in exchange for Northern Lehigh common stock. Northern Lehigh shareholders who receive cash for fractional shares of Harleysville National Corporation common stock will recognize taxable gain or loss, based upon the amount of cash received. Northern Lehigh shareholders who exercise dissenters' rights also will recognize taxable gain or loss based on the difference between the amount of cash received by the shareholders in exercise of dissenters' rights and the adjusted tax basis of the shares as to which dissenters' rights are exercised. Grant Thornton, LLP will provide an opinion, prior to the completion of the merger, confirming these and certain other federal income tax consequences of the merger. You should consult with your own tax advisers regarding that tax consequences of the merger with respect to your own particular circumstances. See, "APPROVAL OF THE MERGER -- Federal Income Tax Consequences."

Accounting Treatment

     Northern Lehigh and Harleysville National Corporation intend that the transaction be accounted for as a pooling of interests for financial reporting purposes. This means that we will treat the companies as if they had always been combined for accounting and financial reporting purposes.

Dissenters' Rights

     The Pennsylvania Business Corporation Law of 1988 provides Northern Lehigh Bancorp, Inc. shareholders with the right to dissent from the merger, and to demand and receive the "fair value" of their shares of stock instead of the Harleysville National Corporation common stock to be received in the merger. In order to assert these dissenters' rights, you must:

     * file a written notice of intent to dissent with Northern Lehigh prior to the shareholder vote at the meeting;

     *    not vote in favor of the merger;

     * file a written demand for payment and deposit the certificates representing your shares as requested by the notice to demand payment that will be sent by Northern Lehigh or Harleysville National Corporation; and

     *    comply  with  certain  other   statutory   procedures   set  forth  in
          Pennsylvania law.

If you sign and return your proxy without voting instructions, your proxy will be voted in favor of the merger and you will lose any dissenters' rights that you may have with respect to the merger. A copy of the applicable sections of the Pennsylvania Business Corporation Law of 1988 are attached to this proxy statement/prospectus as Annex C.

     If you do not follow the procedures set forth in the statutory provisions of the Pennsylvania law, you may lose your dissenters' rights with respect to the merger. We urge you to read carefully "APPROVAL OF THE MERGER--Dissenters' Rights" and Annex C to this proxy statement/prospectus.

Required Vote

     In order for the merger to occur, the shareholders of Northern Lehigh must approve the agreement. By approving the agreement, Northern Lehigh shareholders are approving the merger. Approval of the merger requires the affirmative vote of at least 66 2/3% of the outstanding Northern Lehigh common stock. On this date, the directors and officers of Northern Lehigh and persons or entities that they control own 22,674 shares of Northern Lehigh common stock, or 16.25% of the outstanding shares. Northern Lehigh expects them to vote these shares "FOR" approval of the merger.

     Each share entitled to vote at the meeting is entitled to one vote. At least a majority of the total number of shares of Northern Lehigh common stock outstanding as of November 16, 1998, will be necessary to have a quorum at the meeting. A quorum is necessary so that actions taken at the meeting are valid. In addition to voting to approve the merger, you may also be asked to vote on other matters that may properly come before the meeting or any adjournments of the meeting.

Regulatory Approvals

     Applications to approve the merger have been filed with certain banking regulatory agencies. These agencies are the Board of Governors of the Federal Reserve System, the Pennsylvania Department of Banking and the Office of the Comptroller of the Currency. To date, the Board of Governors of the Federal Reserve System and the Office of the Comptroller of the Currency have approved the transaction.

Management and Operations Following the Merger

     Following the merger, the Board of Directors of Harleysville National Corporation and Harleysville National Corporation North will be the same persons who serve on these two companies Boards of Directors immediately before the merger. The Board of Directors of the Citizens National Bank will consist of the present members of The Citizens National Bank of Lansford and four new people who previously served as directors of Northern Lehigh. These persons will serve on the Board of Directors until the director's successor is elected and qualified. For one year after the merger the individuals who are directors of The Citizens National Bank of Slatington, on the day of the merger, will serve as an Advisory Board of Directors for the Slatington area. In addition, Thomas
D. Oleksa, will serve as a non-voting member of the Advisory Board.

     The following tables reflect the membership of the boards following the merger:

                               Board of Directors
                        Harleysville National Corporation
                        ---------------------------------

                        Walter E. Daller, Jr., President,
                           Chief Executive Officer and
                       Chairman of the Board of Directors
                                 John W. Clemens
                                Martin E. Fossler
                                 Harold A. Herr
                               Thomas S. McCready
                                 Henry M. Pollak
                               Palmer E. Retzlaff
                               Walter F. Vilsmeier
                                William M. Yocum

                               Board of Directors
                  Harleysville National Corporation North, Inc.
                  ----------------------------------------------

                              Walter E. Daller, Jr.
                              Vernon L. Hunsberger
                                Demetra M. Takes


                               Board of Directors
                             Citizens National Bank
                             ----------------------

                                Joseph G. Bechtel
                              Charles J. Breidinger
                              Walter E. Daller, Jr.
                                   Mark Fegley
                                 Richard A. Koch
                                Walter E. Kruczek
                                Freddie J. Lesher
                          Thomas S. McCready - Chairman
                                Thomas D. Oleksa
                           Joseph Porvaznik - emeritus
                                 Carol J. Simcoe
                                Charles W. Stopp
                                  Demetra Takes
                               Joseph J. Velitsky


                       Advisory Board of Directors for the
                                 Slatington Area
                       -----------------------------------

                                Joseph G. Bechtel
                               Francis P. Burbidge
                              Charles J. Breidinger
                                 Henry A. Galio
                                 Carol J. Simcoe
                                Charles W. Stopp
                                Thomas D. Oleksa

     Francis P. Burbidge, President and Chief Executive Officer of The Citizens National Bank of Slatington and a Director of Northern Lehigh, has entered into an Executive Employment Agreement and a Consulting Agreement with The Citizens National Bank of Lansford. These contracts provide compensation to Mr. Burbidge and are provided to maintain Mr. Burbidge's involvement in the Citizens National Bank after the merger is completed. For a description of these contracts, see "APPROVAL OF THE MERGER--Interests of Certain Persons in the Merger and --Management and Operations Following the Merger."

Adjournment of the Meeting

     If not enough votes are voted to approve the merger, the Northern Lehigh Board of Directors intends to postpone or adjourn the meeting to a later date to permit additional affirmative votes to be obtained. The affirmative vote of a majority of the shares is required to approve an adjournment. The Northern Lehigh Board of Directors recommends that shareholders vote "FOR" the proposal to adjourn the meeting, if necessary, to permit additional votes to be obtained to approve the agreement.

Opinion of Financial Advisor

     The Northern Lehigh Board of Directors asked Hopper Soliday & Co., Inc., its investment banking firm located at 1703 Oregon Pike, Lancaster, Pennsylvania 17601, to provide investment banking services in the merger. These services included providing an opinion that the value of the Harleysville National Corporation common stock to be received by the Northern Lehigh shareholders in the merger is fair, from a financial point of view. Hopper Soliday negotiated the financial terms to be received by Northern Lehigh's shareholders in the transaction, on behalf of Northern Lehigh's Board of Directors. Your Board of Directors considered and approved the terms of the merger, including the financial terms. Hopper Soliday did not approve the financial or other terms of the merger. In writing its opinion Hopper Soliday considered various factors, including Northern Lehigh's and Harleysville National Corporation's operating results, current financial condition and perceived future prospects. We recommend that you read the Hopper Soliday opinion, which is attached to this proxy statement/prospectus as Annex B. You should read the opinion in its entirety and pay particular attention to the assumptions made and other matters considered by Hopper Soliday in rendering its opinion. See "APPROVAL OF THE MERGER--Opinion of Financial Advisor."

Recommendation of the Board of Directors

     Your Northern Lehigh Board of Directors believes that the merger is in the best interests of you and all shareholders. We recommend that the shareholders vote "FOR" approval of the merger.


                                 END OF SUMMARY

                           FORWARD LOOKING STATEMENTS

     This proxy statement/prospectus contains and incorporates certain statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include certain statements regarding intent, belief or current expectations about matters (including statements as to "beliefs," "expectations," "anticipations," "intentions" or similar words). Forward-looking statements are also statements that are not statements of historical fact. Forward-looking statements are subject to risks, uncertainties and assumptions. These include:

     * trends for the continued growth of the business of Harleysville National Corporation and Northern Lehigh;

     * the realization of anticipated revenues, profitability and cost savings of the combined companies; and

     *    other risks and uncertainties.

If one or more of these risks or uncertainties occurs or if the underlying assumptions prove incorrect, actual results, performance or achievements in 1999 and beyond could differ materially from those expressed in, or implied by, the forward-looking statements.


                           COMPARATIVE PER SHARE DATA

     General

     The following table contains selected combined and equivalent per share data for each of Harleysville National Corporation and Northern Lehigh on a historical basis, and selected unaudited pro forma comparative per share data assuming the transaction had been consummated as of the beginning of the earliest period presented for earnings per share and dividends per share and as of the end of the period presented for book value per share. The information shows how a share of Northern Lehigh stock that you hold would have participated in the income from continuing operations, cash dividends and book value or Harleysville National Corporation if the merger had been complete in 1997. The pro forma data is not necessarily indicative of results that would have been achieved had the transaction been consummated on such date and should not be construed as representative of future operations. The information presented should be read in conjunction with the historical consolidated financial statements, and notes to the financial statements, of Harleysville National Corporation and Northern Lehigh incorporated by reference or appearing elsewhere in this proxy statement/prospectus.


                         SELECTED HISTORICAL, PRO FORMA
                        COMBINED AND EQUIVALENT PER SHARE
                                      DATA


                             As of and for the Nine
                                 Months Ended                As of and for the
                                September  30,          Years Ended December 31,
                              ---------------------    -------------------------
                                 (unaudited)
Harleysville National
 Corporation                  1998         1997       1997        1996            1995        1994       1993
  (HNC)                       ----         ----       ----        ----            ----        ----       ----
---------------------
Historical Per Common Share
 Average Shares Outstanding:
  Basic                   7,026,556    7,000,120   7,005,184    6,993,535        6,949,275   6,789,795  6,533,976
  Diluted                 7,027,038    7,006,084   7,012,279    7,017,402        6,983,099   6,948,892  6,654,600
 Book Value                   17.15        15.23       15.64        14.67            13.67       11.57      11.58
 Cash Dividends                0.73         0.65        0.91         0.80             0.71        0.55       0.45
Income from Operations
  Basic                        1.97         1.79        2.38         2.06             1.79        1.66       1.49
  Diluted                      1.97         1.79        2.38         2.06             1.78        1.62       1.46
HNC, NLB Combined Pro Forma
Per Common Share:(*)
Average Shares Outstanding
  Basic                   7,524,564    7,489,321   7,505,023    7,498,147        7,461,888   7,302,847  7,047,028
  Diluted                 7,533,971    7,501,322   7,517,520    7,525,720        7,498,589   7,463,868  7,168,655
Book Value                    17.12        15.24       15.65        14.73            13.29       11.63      11.00
Cash Dividends                 0.71         0.63        0.88         0.77             0.68        0.52       0.43
Income from Operations
  Basic                        1.93         1.77        2.35         2.04             1.79        1.63       1.40
  Diluted                      1.93         1.77        2.35         2.03             1.78        1.59       1.38

(*) The above combined pro forma per share equivalent information is based on average shares outstanding during the period except for the book value per share which is based on period end shares outstanding. The number of shares in each case has been adjusted for stock dividends and stock splits through the periods. Each share of NLB Common Stock will be exchanged for 3.57 shares of HNC Common Stock.

                                      -10-



                           As of and for the Nine
                                 Months Ended                As of and for the
                                September  30,          Years Ended December 31,
                              ---------------------    -------------------------
Northern Lehigh Bancorp, Inc.
 (NLB)                        1998         1997        1997        1996            1995     1994    1993
----------------------------- ----         ----        ----        ----            ----     ----    ----
Historical Per Common Share
Average Shares Outstanding:
 Basic                      139,498       137,031     140,011     141,348        143,589   143,712  143,712
 Diluted                    141,998       138,722     141,524     142,386        144,395   144,251  143,993
Book Value                    60.08         54.95       56.30       55.66          50.50     43.57    40.42
Cash Dividends                 1.32          1.11        1.51        1.17           0.90      0.78     0.68
Income from Operations
 Basic                         5.06          5.41        7.00        6.08           6.48      4.25     3.21
 Diluted                       4.97          5.34        6.93        6.03           6.45      4.23     3.20
HNC, NLB Combined Pro Forma
Equivalent Per Common Share:(*)
 Book Value                   61.14         54.41       55.86       52.57          47.45     41.52    39.27
 Cash Dividends                2.52          2.24        3.13        2.74           2.41      1.86     1.53
 Income from Operations
   Primary                     6.91          6.33        8.39        7.27           6.39      5.81     5.01
   Fully Diluted               6.90          6.31        8.38        7.24           6.36      5.69     4.93

(*) The above combined pro forma per share equivalent information is based on average shares outstanding during the period except for the book value per share which is based on period end shares outstanding. The number of shares in each case has been adjusted for stock dividends and stock splits through the periods. Each share of NLB Common Stock will be exchanged for 3.57 shares of HNC Common Stock.

Market Value of Securities

     The comparative stock price information included in this section shows that, if the merger had taken place on July 27, 1998, the value of a share of Northern Lehigh common stock would have been approximately $150.00 rather than the bid price of $57.75 on July 27. On July 27, 1998, the last trading date before public announcement of the agreement and related merger, the per share closing bid and asked quotations for Harleysville National Corporation common stock were $42.00 and $42.63, respectively, as reported on the Nasdaq. The pro forma equivalent per share closing bid and asked quotations for that date, based on the exchange ratio of 3.57 shares of Harleysville National Corporation common stock for each share of Northern Lehigh's common stock are $149.94 and $152.19, respectively.

     The most recent sale of Northern Lehigh common stock before public announcement of the agreement and related merger was a trade of 900 shares at $56.00 per share on May 19, 1998. The Northern Lehigh common stock has historically traded on a limited basis in the over-the-counter market, and is quoted and transactions are reported on the OTC Bulletin Board and in privately negotiated transactions.

                            Comparative Stock Prices
                              (as of July 27, 1998)

                                                                                        Pro Forma
                                                              Historical Price       Equivalent Price
                                                                  Per Share              Per Share
                                                              ----------------       ----------------
Harleysville National Corporation  Common Stock
July 27, 1998 Bid                                               $ 42.00                 $  N/A
July 27, 1998 Asked                                             $ 42.63                 $  N/A

Northern Lehigh Common Stock
July 27, 1998 Bid                                               $ 57.75                 $ 149.94
July 27, 1998 Asked                                               None                  $ 152.19


                           SELECTED FINANCIAL DATA AND
                              PRO FORMA INFORMATION

     We provide the following financial information to aid you in your analysis of the financial aspects of the merger. These tables contain certain selected historical consolidated and pro forma summary financial data, for the periods and as of the dates indicated, for Harleysville National Corporation and for Northern Lehigh. This data is derived from and should be read in conjunction with, and is qualified by the consolidated financial statements of Harleysville National Corporation and of Northern Lehigh, including the notes to those financial statements, incorporated by reference or appearing elsewhere in this proxy statement/prospectus. Interim unaudited data for the nine month periods ended September 30, 1998, and 1997 reflects, in the opinion of Harleysville National Corporation 's and Northern Lehigh's respective managements, all adjustments necessary for a fair presentation of the data. Results for the periods ended September 30, 1998, and 1997 are not necessarily indicative of results that may be expected for any other periods or for the fiscal years as a whole. In addition, the pro forma data is not necessarily indicative of results that would have been achieved had the transaction been consummated and should not be construed as representative of future operations.

                       HARLEYSVILLE NATIONAL CORPORATION
                            Selected Financial Data
                                 (In Thousands)
                              As of and for the Nine Months           As of and for the
                                  Ended September 30,               Years Ended December 31,
                              -----------------------------   ------------------------------------------
                                     (unaudited)
                               1998              1997         1997     1996     1995      1994      1993
                              -----              ----         ----     ----     ----      ----      ----


Summary of Operations:
---------------------
 Total Interest Income      $  64,720        $  59,617     $ 80,202  $ 73,718   $ 68,491  $ 58,381  $ 53,980
 Net Interest Income           36,998           34,568       46,351    42,842     39,707    37,280    32,748
 Provision for Loan Losses      1,605            1,670        2,500     2,082      2,172     2,665     3,085
                            ---------        ---------     --------  --------   --------  --------  --------
 Net Interest After Provision
     for Loan Losses           35,393           32,898       43,851    40,760     37,535    34,615    29,663
 Other Operating Income         6,929            5,167        7,391     5,115      4,437     4,746     4,963
 Other Operating Expenses      23,764           20,886       28,529    25,874     24,267    23,314    21,436
                            ---------        ---------     --------  --------   --------   -------  --------
 Income Before Income Taxes    18,558           17,179       22,713    20,001     17,705    16,047    13,190
 Income Taxes                   4,709            4,651        6,051     5,593      5,277     4,767     3,753
                            ---------        ---------     --------  --------   --------   -------  --------
 Income From Continuing
     Operations             $  13,849         $ 12,528     $ 16,662  $ 14,408   $ 12,428  $ 11,280  $  9,437


Average Balance Sheet Totals:
----------------------------
Total Assets              $ 1,181,448      $ 1,064,764  $ 1,075,702 $ 978,899   $894,350  $829,241  $776,419
Investment Securities and
 Money Market Investments     361,796          309,616      314,340   277,432    241,352   246,670   257,924
Loans and Leases (Net of
 Unearned Income)             769,286          699,028      706,643   652,157    607,335   540,030   472,319
Deposits                      958,340          866,070      878,166   821,387    761,089   738,029   697,993
Borrowings                     83,843           74,313       71,034    46,813     37,067     8,348     2,372
Shareholders' Equity          114,855          102,144      103,807    91,687     81,788    74,234    66,355

Period End:
----------
 Total Assets             $ 1,260,619      $ 1,098,488  $ 1,116,254 $1,026,128  $937,345  $862,669  $816,314


                         NORTHERN LEHIGH BANCORP, INC.
                            Selected Financial Data
                                 (In Thousands)

                              As of and for the Nine Months            As of and for the
                                   Ended September 30,               Years Ended December 31,
                              -----------------------------          -----------------------
                                     (unaudited)
                                1998               1997           1997      1996     1995      1994     1993
                                ----               ----           ----      ----     ----      ----     ----
Summary of Operations:
----------------------

Total Interest Income        $ 4,369            $ 4,140        $ 5,625   $ 5,208  $ 5,009   $ 4,500  $ 4,150
Net Interest Income            2,586              2,495          3,390     3,073    2,989     2,710    2,316
Provision for Loan Losses         75                 60             90       115       70        -       108
                             -------            -------        -------   -------  -------   -------   ------

Net Interest After Provision
 for Loan Losses               2,511              2,435          3,300     2,958    2,919     2,710    2,208
Other Operating Income           196                183            200       196      300       121      149
Other Operating Expenses       1,687              1,556          2,097     1,968    1,919     1,953    1,692
                             -------            -------        -------   -------  -------   -------  -------
Income Before Income Taxes     1,020              1,062          1,403     1,186    1,300       878      665
Income Taxes                     314                321            423       327      369       268      204
                             -------            -------        -------   -------  -------   -------  -------
Income From Continuing
 Operations                  $   706            $   741        $   980   $   859  $   931   $   610  $   461


Average Balance Sheet Totals:
----------------------------
Total Assets                $ 74,122            $70,113        $70,871   $68,016  $64,718   $63,508  $59,142
Investment Securities and
 Money Market Investments     12,808             10,381         11,000    12,691   16,501    19,588   17,146
Loans and Leases (Net of
 Unearned Income)             57,849             56,225         56,357    51,875   44,620    40,211   38,405
Deposits                      65,174             61,896         62,572    60,472   57,906    57,400   53,418
Borrowings                        -                  45             33         1       17         1      -
Long-term Debt and Lease
 Obligations                      -                   -              -        -         -        -       -
Shareholders' Equity           8,125              7,411          7,499     6,828    6,138     5,549    5,090


Period End:
-----------
Total Assets                $ 77,262            $72,538        $72,013   $69,839  $68,514    $64,017 $62,165


                                      -15-

                           SELECTED PRO FORMA COMBINED
                                 (In Thousands)
                               September 30, 1998

                              Harleysville    Northern
                                National       Lehigh                 Pro Forma
                             Corporation    Bancorp, Inc. Adjustments  Combined
                             -----------    ------------- ----------- ---------
Average Balance Sheet Totals:
 Total Assets                $ 1,181,448    $   74,122    $     -    $ 1,255,570
Investment Securities and
 Money Market Investments        361,796        12,808          -        374,604
Loans and Leases (Net of
 Unearned Income)                769,286        57,849          -        827,135
Total Deposits                   958,340        65,174          -      1,023,514
Borrowings                        83,843            -           -         83,843
Long-term Debt and Lease
 Obligations                          -             -           -             -
Shareholders' Equity             114,855         8,125          -        122,980

 Total Assets              $   1,260,619    $   77,262     $    -    $ 1,337,881


                      As of and for the Nine Months          As of  and for the
                         Ended September 30,               Years Ended December 31,
                      -----------------------------        ------------------------
                              (unaudited)
                           1998             1997         1997        1996         1995      1994     1993
                           ----            -------       ----        ----         ----      ----     ----
Summary of Operations:
---------------------
Total Interest Income    $ 69,089         $ 63,757     $ 85,827    $ 78,926     $ 73,500 $ 62,881 $ 58,130
Net Interest Income        39,584           37,063       49,741      45,915       42,696   39,990   35,064
Provision for Loan Losses   1,680            1,730        2,590       2,197        2,242    2,665    3,193
                         --------         --------     --------    --------     -------- -------- --------
Net Interest After Provision
 for Loan Losses           37,904           35,333       47,151      43,718       40,454   37,325   31,871
Other Operating Income      7,125            5,350        7,591       5,311        4,737    4,867    5,112
Other Operating Expenses   25,451           22,442       30,626      27,842       26,186   25,267   23,128
                         --------         --------     --------    --------     -------- -------- --------
Income Before Income Taxes 19,578           18,241       24,116      21,187       19,005   16,925   13,855
Income Taxes                5,023            4,972        6,474       5,920        5,646    5,035    3,957
                         --------         --------     --------    --------     -------- -------- --------
Income From Continuing
 Operations              $ 14,555        $  13,269     $ 17,642    $ 15,267     $ 13,359 $ 11,890  $ 9,898

                                      -16-

                                   THE MEETING
General

     The Board of Directors of Northern Lehigh provides this proxy statement/prospectus to Northern Lehigh's shareholders for a meeting that will be held at 510 Main Street, (next to The Citizens National Bank of Slatington's Main Office), Slatington, Pennsylvania 18080 on Thursday, January 14,1999, at 1:00 p.m.

     At the meeting, Northern Lehigh's stockholders will consider and vote on :

     * the approval and adoption of the agreement that provides for the merger;

     * the approval of the adjournment or postponement of the meeting, in the event there are not enough votes to approve the agreement and merger; and

     *    other   matters  that   properly   come  before  the  meeting  or  any
          adjournments of the meeting.

     Northern Lehigh will merge with Harleysville National Corporation North. When the merger is completed Northern Lehigh will cease to exist and Northern Lehigh's shareholders will receive 3.57 shares of Harleysville National Corporation common stock in exchange for each share of Northern Lehigh common stock that they hold. Harleysville National Corporation North, the combined entity, will continue business as a subsidiary of Harleysville National Corporation. A vote for approval of the agreement is a vote for approval of the merger of Northern Lehigh into Harleysville National Corporation North and for the exchange of Northern Lehigh common stock for Harleysville National Corporation common stock.

     To complete the merger, at least 66 2/3% of the outstanding shares of Northern Lehigh Bancorp, Inc. must vote to approve the merger.

Voting, Revocation and Solicitation of Proxies

     At least a majority of the total number of shares of Northern Lehigh common stock outstanding on November 16, 1998 is required for a quorum at the meeting. These shares may be represented by a shareholder in person or by completing and returning the enclosed proxy. As of November 16, 1998, there were 139,498 shares of Northern Lehigh common stock outstanding and entitled to vote. If you execute a proxy, you can revoke it at any time until after the vote on the merger. Unless revoked, shares represented by proxies will be voted at the meeting and at all adjournments or postponements of the meeting. Your attendance at the meeting, will not revoke your proxy. Proxies may be revoked by:

     *    delivery of a notice of revocation or of a later-dated proxy to Andrea
          M. Beltz, Secretary, Northern Lehigh Bancorp, Inc., 502 Main Street, Slatington, Pennsylvania 18080; or

     * your attendance at the meeting and your notification to the person in charge of the meeting that you wish to vote your shares in person.

     If a quorum is not present at the beginning of the meeting, the Board of Directors of Northern Lehigh intends to adjourn the meeting to another place and time without further notice to the shareholders. If for any other reason Northern Lehigh believes additional time should be allowed to obtain proxies, Northern Lehigh may adjourn the meeting with a vote of a majority of the shares outstanding. If Northern Lehigh proposes to adjourn the meeting, the persons named in the enclosed proxy will vote all shares for which they have voting authority in favor of the adjournment. A proxy that withholds authority or that is voted against the merger will not be voted in favor of any adjournment or postponement of the meeting.

     The proxyholders will vote signed and returned proxies as instructed by the shareholders. If no instructions are indicated, the proxyholders will vote the proxies in favor of the merger and in favor of adjournment, if necessary. A proxy also gives the persons named as proxyholders the right to vote on other matters incidental to the conduct of the meeting. Although the Board of Directors knows of no other business to be presented at the meeting, if any other matters are properly brought before the meeting, any proxy given by you will be voted in accordance with the recommendations of the management of Northern Lehigh. Proxies marked as abstentions will not be counted as votes cast. Shares held by brokerage companies or in street name that have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker no-votes:

     * will be treated as shares present for purposes of determining whether a quorum is present; and

     *    will have the same effect as a vote against the merger.

     In connection with the solicitation of proxies, Northern Lehigh will:

     *    bear the cost of soliciting proxies;

     *    reimburse   brokerage  firms  and  other   custodians,   nominees  and
          fiduciaries for their reasonable expenses; and

     * may, if they so decide, solicit proxies personally or by telegraph or telephone.

Voting Securities and Securities Ownership

     Only those shareholders whose ownership appears on the shareholder record of Northern Lehigh Bancorp, Inc. as of the close of business on November 16, 1998, are entitled to vote at the meeting. Each share of Northern Lehigh common stock is entitled to one vote. On November 16, 1998, there were 139,498 shares of Northern Lehigh common stock outstanding. Common stock is the only issued and outstanding class of stock of Northern Lehigh. Northern Lehigh's Board of Directors is not aware of any individual, entity or group that owns more than 10% of the Northern Lehigh common stock.

     The table below shows the amount and percentage of Northern Lehigh common stock beneficially owned by each executive officer, each director, and all executive officers and directors of Northern Lehigh as a group as of September 30, 1998. All shares are individually owned unless otherwise indicated.

                                 Share Ownership
                                 ---------------

                             Shares of Northern Lehigh
                                   Common Stock                   Percent of
                                 Beneficially Owned                  Shares
      Name of Director          September 30, 1998(1)             Outstanding
     -----------------          ---------------------            ------------

   Joseph G. Bechtel               6,236(2)                         4.4702%
   Charles J. Breidinger             467(3)                          .3346%
   Francis P. Burbidge             5,118(4)                         3.6688%
   Henry A. Galio                 11,259(5)                         8.0710%
   Carol J. Simcoe                 1,309                             .9383%
   Charles W. Stopp                1,453(6)                         1.0413%

All directors and executive
officers as a group (8 persons)   27,674(7)                        19.8382%
_______________________________

(1) The Securities "beneficially owned" are determined in accordance with the definitions of "beneficial ownership" as set forth in the regulations of the Commission and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same residence as such individual as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within sixty (60) days after September 30, 1998. Beneficial ownership may be disclaimed as to certain of the securities.

(2) Includes 1,236 shares owned individually by Mr. Bechtel; and 5,000 shares owned individually by his spouse.

(3) Includes 121 shares owned jointly by Mr. Breidinger and his spouse; and 27 shares owned individually by his spouse; 110 shares owned individually, and 209 shares owned under a SEP/IRA Agreement, Jacqueline Breidinger, Trustee.

(4) Includes options to acquire 5,000 shares of Northern Lehigh common stock granted to Mr. Burbidge under the terms of his Employment Agreement with Northern Lehigh .

(5) Includes 8,373 shares owned individually by Mr. Galio; and 2,886 shares owned jointly with his spouse.

(6) Includes 110 shares owned individually by Mr. Stopp; 220 shares owned individually by his spouse; 925 shares owned jointly with his spouse; 49 shares owned under an IRA Trust Agreement for his spouse; and 49 shares owned under an IRA Trust Agreement for Mr. Stopp. Also includes 50 shares in PUTMA Account for David Stopp and 50 shares in PUTMA Account for Peter Stopp.

(7) Includes six (6) directors and Stephanie L. Phillips, Senior Vice President and Chief Loan Officer and Leon Rodenbach, Senior Vice President and Chief Operations Officer.

Interests of Certain Persons in Matters to be Voted Upon

     Except as described in this proxy statement/prospectus, the directors and executive officers of Northern Lehigh have no substantial interest in the proposed merger, other than in their capacity as shareholders of Northern Lehigh. As shareholders, the directors and executive officers are entitled to receive Harleysville National Corporation stock in exchange for their Northern Lehigh common stock on the same terms and conditions as all other shareholders of Northern Lehigh. See "APPROVAL OF THE MERGER--Terms of the Merger, --Interests of Certain Persons in the Merger and -- Management and Operations Following the Merger."

     The directors and officers of Harleysville National Corporation and its subsidiaries have no special interest in the merger, other than in their capacity as shareholders of Harleysville National Corporation. The directors and officers Harleysville National Corporation and its subsidiaries will not receive any special consideration or compensation in connection with the completion of the merger.


                             APPROVAL OF THE MERGER

     In this section of the proxy statement/prospectus we describe the material terms and provisions of the proposed merger. A copy of the agreement that provides for the merger is attached to this proxy statement/prospectus as Annex
A. This is only a discussion of certain terms of the merger and is qualified in its entirety by reference to the full text of the agreement. We urge all shareholders to read the agreement.

     The agreement provides that:

     * Northern Lehigh will be merged into Harleysville National Corporation North, Inc.;

     * The Citizens National Bank of Slatington will merge into The Citizens National Bank of Lansford; and

     * You, as a shareholder of Northern Lehigh will receive 3.57 shares of Harleysville National Corporation common stock for each share of Northern Lehigh that you own when the merger is complete.

     Northern Lehigh Bancorp, Inc. and The Citizens National Bank of Slatington each will cease to exist. Harleysville National Corporation North, Inc., after its merger with Northern Lehigh, will remain as a subsidiary of Harleysville National Corporation. The Citizens National Bank of Lansford, will be the surviving institution and will be a second-tier subsidiary of Harleysville National Corporation. The name of The Citizens National Bank of Lansford, after the merger with The Citizens National Bank of Slatington, will be changed to "Citizens National Bank." This name is subject to necessary regulatory approval. The surviving bank will be regulated by the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation.

     The Board of Directors of Northern Lehigh has unanimously approved and adopted the agreement and the merger and believes the merger is in the best interests of the shareholders of Northern Lehigh Bancorp, Inc. The Board of Directors of Northern Lehigh unanimously recommends that shareholders vote "FOR" the following resolutions that will be presented at the meeting:

          RESOLVED, that the Agreement and Plan of Reorganization dated as of July 28, 1998, by and among Harleysville National Corporation, Harleysville National Corporation North, Inc., The Citizens National Bank of Lansford, Northern Lehigh Bancorp, Inc. and The Citizens National Bank of Slatington (the "Agreement"), entered into among the respective entities, approved and adopted by the Board of Directors of the respective entities, providing, among other things, for the merger of Northern Lehigh Bancorp, Inc. with and into Harleysville National Corporation North, Inc., and for the merger of The Citizens National Bank of Slatington into The Citizens National Bank of Lansford, a national banking association and a subsidiary of Harleysville National Corporation North, Inc., and providing that each outstanding share of the common stock of Northern Lehigh Bancorp, Inc. shall be converted into the right to receive 3.57 shares of Harleysville National Corporation common stock, par value $1.00 per share, in accordance with the terms of the Agreement, is hereby approved, adopted, ratified and confirmed by the shareholders of Northern Lehigh Bancorp, Inc.; and

          BE IT FURTHER RESOLVED, that the proper officers and directors of Northern Lehigh Bancorp, Inc. are hereby authorized, empowered, directed and ordered, in the name and on behalf of Northern Lehigh Bancorp, Inc., to execute all such documents and take all such other actions, as they, in their discretion, may in their discretion deem necessary, appropriate or desirable to carry out the intent and the purposes contemplated by the Agreement and the foregoing resolution.

Background of the Merger, Reasons and Recommendation of the Board of Directors

     Background

     Northern Lehigh's Board of Directors for several years as part of its long-range planning practices, periodically reviewed and evaluated various strategic options and available alternatives to maximize the economic benefits for Northern Lehigh and its shareholders. This review and evaluation included a possible merger. The Board has considered the merits of maintaining Northern Lehigh's independence, Northern Lehigh combining with a smaller or similar size bank or holding company, or merging Northern Lehigh with a larger community or regional financial institution. This long-range plan was done annually in light of current economic, financial and regulatory conditions and their impact and likely future ramifications for Northern Lehigh specifically and the local financial services industry.

     After careful analysis, and based on expert advice, the Board concluded that in today's financial services industry environment Northern Lehigh could compete more effectively in its market area as part of a larger financial institution (which offered Northern Lehigh, its customers, community and employees certain benefits) because Northern Lehigh would be better able to provide larger financial accommodations and additional financial services and products to its customers.

     During its planning and merger analysis, the Board kept clearly in mind the possible increase in the value and liquidity of the stock held by Northern Lehigh's shareholders which would come from arranging a merger in which Northern Lehigh's shareholders would obtain a more widely publicly-traded stock in a larger community bank holding company. In addition, during its deliberations, the Board also was aware of the economic effect that a merger could have on the community of Slatington, Pennsylvania and its geographic contiguous area. The economic and social ramifications of a merger on Northern Lehigh's officers, employees and customers were also of concern to the Northern Lehigh Board of Directors during their merger analysis.

     Thus, Northern Lehigh's Board considered whether in a merger transaction it would be possible to reasonably assure that, for the foreseeable future, The Citizens National Bank of Slatington's banking offices would continue to be open and that the Slatington community and surrounding geographic area would be able to continue to obtain at least similar or improved banking and financial services, the directors, officers and employees would continue to be employed and, if possible, that the "Citizens National Bank" name and tradition of community bank service which The Citizens National Bank of Slatington began at the turn of the century would continue into the next century. It was with the foregoing considerations in mind that the Northern Lehigh Board of Directors examined all possible alternatives and the Harleysville National Corporation merger proposal.

     The Board retained Hopper Soliday, as its investment banker, to aid the Northern Lehigh Board of Directors in its examination and evaluation of possible merger transactions and, if appropriate, take a leading role in the discussions with each potential merger participant and, in certain circumstances, the merger negotiations.

     For the reasons outlined below, the Board unanimously agreed to recommend the Harleysville National Corporation merger transaction for shareholder approval. The Board of Directors has received an opinion from Hopper Soliday to the effect that the terms of the agreement with Harleysville National
Corporation are fair to the shareholders of Northern Lehigh from a financial point of view. See "APPROVAL OF THE MERGER--Opinion of Financial Advisor."

The Board's Determination About the Merger

     While examining the Harleysville National Corporation proposal to merge with Northern Lehigh, the Northern Lehigh Board of Directors determined that:

     * the Harleysville National Corporation operating culture would be consistent and helpful to the continued growth of The Citizens National Bank of Slatington's community banking opportunities;

     * the respective business management philosophies of Northern Lehigh and Harleysville National Corporation were compatible;

     * the Harleysville National Corporation branch bank locations and employment opportunities, due to the lack of necessity for branch consolidation and lack of substantial administrative job overlap, would be very attractive for The Citizens National Bank of Slatington's employees;

     * the significant additional resources that Harleysville National Corporation would bring to face the competitive environment in the financial markets currently served by The Citizens National Bank of Slatington would generally be beneficial to the Northern Lehigh customers, staff and community;

     * Harleysville National Corporation could provide more comprehensive financial services to the markets currently served by The Citizens National Bank of Slatington;

     * projected social and economic benefits would accrue to Northern Lehigh its shareholders and other corporate constituencies, including employees, suppliers and customers in the communities in which Northern Lehigh does business; and

     * the terms of the proposed merger compare favorably to the financial terms of other recent business combinations in the local financial services industry.

     In addition, the Northern Lehigh Board of Directors determined that Harleysville National Corporation had a history of successful acquisitions, an operating culture that is similar to Northern Lehigh's and that Harleysville National Corporation's subsidiaries, branches and business operations are located in a geographic area of significant potential growth.

     In evaluating the proposed merger, the Northern Lehigh Board of Directors, from the Northern Lehigh's shareholders' viewpoint, considered a variety of financial factors, including:

     * the consideration being offered to Northern Lehigh's shareholders in relation to the market value, book value, earnings per share, projected earnings per share of Northern Lehigh and projected increased dividends;

     *    that  the   consideration   to  be  received   by  Northern   Lehigh's
          shareholders reflects a premium over the values at which Northern Lehigh common stock has traded in the market;

     * the quality of a financial investment in and the liquidity of Harleysville National Corporation common stock; and

     * the current operations, financial condition and future prospects of Harleysville National Corporation and Northern Lehigh.

     In examining whether to enter into the merger, the Board of Directors also considered, among other things, the financial terms of the transaction, the structure of the transaction, the historic and financial performance of Harleysville National Corporation , the commitment of

Harleysville National Corporation to the communities its subsidiaries serve, the culture of Harleysville National Corporation, and the opinion of Northern Lehigh's investment banker as to the fairness of the transaction, from a financial point of view, to Northern Lehigh's shareholders.

     In addition to the benefits outlined above, the Board of Directors of Northern Lehigh also determined that Harleysville National Corporation would be an attractive partner for certain additional reasons. The transaction would:

     * provide Northern Lehigh with additional management and support systems that will better enable Northern Lehigh to adapt its operations to the rapidly changing legal and competitive conditions within the banking industry;

     * permit Harleysville National Corporation to share with Northern Lehigh, a strong commitment to the concept of community-oriented banking; and

     * will enable Northern Lehigh's banking offices to offer customers an expanded range of products and services.

     For example, following the merger, Northern Lehigh's offices will be able to provide new and expanded banking services to its customers that are provided currently by The Citizens National Bank of Lansford. The Citizens National Bank of Lansford has offered some innovative products to its marketplace. These products can be easily transferred and implemented, with some modifications for competitive pricing, into Northern Lehigh's marketplace.

     One such product is called Kids Banking. This program concentrates on educating youth in the workings of the economic system, how banks interact within the economy, how to apply for credit, how to write checks and how to budget. The program attempts to involve local schools providing educational materials to teachers to promote a better understanding of banking for students.

     Another program offered by The Citizens National Bank of Lansford that would benefit Northern Lehigh's marketplace is its "Seniors Program." The program requires a deposit relationship of minimum proportions and offers selected free banking services to seniors, along with social activities and educational opportunities.

     In addition, the "Choice Cash" line of credit is another product that will be of great benefit to Northern Lehigh's market. This line of credit can be linked to a checking account affording customers the convenience of worry free overdraft protection. No overdraft fees are incurred when using this product. The customer makes a monthly payment on his or her line or pays the outstanding balance, in full, at any time.

     The Citizens National Bank of Slatington branches will also offer a 30-year fixed rate mortgage product. Unlike the 3-5 year demand notes, the 30-year fixed rate mortgage provides the opportunity to lock in a competitive interest rate that remains the same over the entire term of the mortgage. This will be advantageous to the many consumers in The Citizens National Bank of Slatington's market area who plan to remain in their homes for an indefinite period and who desire a fixed monthly payment.

     The Citizens National Bank of Lansford has a wide range of deposit and loan products that could accommodate Northern Lehigh's customers' borrowing needs. Lending could be expanded in Northern Lehigh's marketplace by adding more competitive and additional products that will benefit Northern Lehigh's community and its citizens. The Citizens National Bank of Lansford's experienced management and greater financial resources are expected to provide a benefit. For example, Northern Lehigh will be able to entertain more small to medium size business loans. Thus, the transaction will enhance the ability of Northern Lehigh's offices to remain competitive and to satisfy their customers' financial needs.

     The proposed transaction will benefit Harleysville National Corporation by strengthening its market presence in Lehigh County, Pennsylvania, thereby improving its ability to compete in that region.

     Northern Lehigh's Board of Directors believes the proposed merger represents an attractive opportunity to acquire access to the additional managerial expertise and specialized services offered by Harleysville National Corporation and its banking subsidiary, The Citizens National Bank of Lansford. This will permit Northern Lehigh's banking offices to provide a broader range of services to their customers in the face of increasing competition from larger financial institutions.

     As we discuss in "Management and Operations Following the Merger," Northern Lehigh's offices will continue to employ and be administered by knowledgeable local residents for the benefit of the local community.

     In light of the careful analysis by the Board, and with the assistance during the negotiations of Hopper Soliday, its investment banker, the Northern Lehigh Board was able to negotiate the agreement to help assure that:

     *    the  value  and  liquidity  of  the  Northern   Lehigh   shareholders'
          investment will increase;

     * The Citizens National Bank of Slatington will continue to have a local identity in Slatington;

     * the current employees of The Citizens National Bank of Slatington's may continue their employment;

     * the service of Northern Lehigh's directors will continue for the near future;

     * the structure of The Citizens National Bank of Slatington's banking offices, after the merger, will provide advantageous financial service to the community and to the customers of The Citizens National Bank of Slatington; and

     *    new products and services will be available to customers.

For example, after the merger, trust services will be available to The Citizens National Bank of Slatington's customers, and the merger will lead to greater financial resources to serve the lending and deposit needs of the local communities presently served by Northern Lehigh.

     Northern Lehigh's Board believes that the surviving bank can expand its resources and its range of products and services on an accelerated timetable as compared to The Citizens National Bank of Slatington when relying on internal growth. In general, Northern Lehigh is entering into the transaction because it believes it can better maximize its shareholders' long-term return through an affiliation with a larger, more diversified community financial institution. Northern Lehigh's Board of Directors believed that Harleysville National Corporation's greater resources would enable The Citizens National Bank of Slatington to offer expanded services to its customers and the communities it serves. In addition, the transaction with Harleysville National Corporation would increase the liquidity of the stock held by Northern Lehigh's shareholders by exchanging it for stock in a larger banking organization that is quoted and traded on the Nasdaq National Market System.

     In summary, the primary reasons that the Board has agreed to the merger with Northern Lehigh is that, as outlined above, in the opinion of the Board, the merger provides a fair financial return to Northern Lehigh's shareholders and increases the liquidity of their stock while maintaining, to the extent possible, the local identity for The Citizens National Bank of Slatington to serve the community, and The Citizens National Bank of Slatington's customers, employees and other constituencies. The Board concluded that the merger will better permit in a rapidly changing, increasingly competitive market for financial services, Northern Lehigh to compete more effectively as a part of a larger banking organization with more resources and a wider range of products and services than those that Northern Lehigh currently offers or in the immediate future could offer, and that Harleysville National Corporation had a community banking orientation, continued the name recognition of "The Citizens National Bank" and a continued presence in the local banking market of Northern Lehigh.

Additional Reasons for the Merger

     In addition to the considerations related directly to the merger, recent changes in federal and state banking laws and regulations have had a major impact upon the banking industry in Pennsylvania and throughout the United States. Recent changes in federal banking laws have significantly increased the severity and complexity of federal banking regulations as well as the costs the banks must incur in complying with those regulations. In response to these changes, many mergers and consolidations involving banks and bank holding companies have occurred to provide the capital and depth of management necessary to comply with the numerous complex laws and regulations applicable to bank holding companies. Further merger activity is likely to occur in the future, resulting in increased concentration levels in banking markets and other significant changes in the competitive environment. These changes are expected to intensify competition in local and regional banking markets.

     The factors discussed above and elsewhere in this proxy statement/prospectus are believed to all of the material factors considered by the Northern Lehigh Board of Directors in evaluating the transaction. In view of the wide variety of material factors considered in connection with its evaluation of the transaction, the Northern Lehigh Board did not find it practical to, and did not, quantify or otherwise attempt to assign any relative weight to the various factors considered, except, however, that liquidity and the size and attributes of Harleysville National Corporation were determined by the Board to be significant factors. In addition, individual Northern Lehigh directors may have given differing weights to different factors. There can be no assurance that any of the potential opportunities considered by the Board will be achieved through consummation of the transaction.

     As stated above, Hopper Soliday has advised the Board of Directors that the terms of the agreement are fair to Northern Lehigh's shareholders from a financial point of view. As noted above, the Northern Lehigh Board of Directors expects that the proposed transaction will benefit the shareholders of Northern Lehigh by providing them with equity ownership in a larger, publicly-traded banking organization and, thereby, increasing the liquidity of their investment. Historically, Northern Lehigh common stock has been traded on a limited basis in the over-the-counter market and is quoted and transactions are reported on the OTC Bulletin Board and in privately negotiated transactions. After the merger, the shareholders of Northern Lehigh will receive Harleysville National Corporation common stock that is more actively traded on the Nasdaq market.

     For the reasons set forth above in this section and elsewhere in this proxy statement/prospectus, the Northern Lehigh Board of Directors had unanimously concluded that the proposed transaction is in the best interests of Northern Lehigh's shareholders, employees, customers and community.

Opinion of Financial Advisor

     General

     The Northern Lehigh Board of Directors engaged Hopper Soliday to provide financial advisory and investment banking services to Northern Lehigh and its sole subsidiary, The Citizens National Bank of Slatington, regarding the possible sale of Northern Lehigh to Harleysville National Corporation. The terms of the engagement were contained in a letter dated October 10, 1997. In this section of the proxy statement/prospectus, Northern Lehigh and The Citizens National Bank of Slatington are referred to together as Northern Lehigh. From time to time during the past ten years Hopper Soliday has provided investment banking services to Northern Lehigh. For these services, Hopper Soliday has received normal and customary compensation. Other than this transaction, Hopper Soliday currently has no other material relationship with Northern Lehigh or Harleysville National Corporation.

     Hopper Soliday is a regional investment banking firm. As a customary part of its investment banking business Hopper Soliday engages in the valuation of bank and bank holding company securities in connection with mergers, acquisitions, underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As an investment banking specialist in the securities of financial institutions, Hopper Soliday has experience in, and knowledge of, the valuation of banking companies like Northern Lehigh. The Northern Lehigh Board selected Hopper Soliday on the basis of Hopper Soliday's:

     * ability to evaluate the fairness of the merger to the shareholders of Northern Lehigh from a financial point of view;

     *    qualifications;

     *    previous experience; and

     *    reputation in the banking and investment communities.

Hopper Soliday has acted exclusively for the Northern Lehigh Board in providing its fairness opinion and will receive a fee from Northern Lehigh for its services.

     Hopper Soliday has given a written opinion to the Northern Lehigh Board, dated July 28, 1998, and confirmed by an updated written opinion to the Northern Lehigh Board, dated November 12, 1998, that the consideration to be received in the merger is fair, from a financial point of view, to the shareholders of Northern Lehigh. The full text of the updated opinion is attached as Annex B to this proxy statement/prospectus. Northern Lehigh shareholders are urged to read the Hopper Soliday opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Hopper Soliday in rendering its opinion. The following discussion of the opinion is qualified by the opinion. The consideration to be received in the merger was determined by negotiation between Northern Lehigh, represented by Hopper Soliday, and Harleysville National Corporation. The consideration to be received in the merger was not determined by Hopper Soliday. See "APPROVAL OF THE MERGER--Background of the Merger, Reasons and Recommendation of the Board of Directors."

     The Hopper Soliday opinion only addresses the consideration to be received in the merger by the Northern Lehigh shareholders. The opinion is not a recommendation to any Northern Lehigh shareholder as to how the shareholder should vote at the meeting.

     In giving its opinion dated July 28, 1998, Hopper Soliday reviewed, among other things:

     * Northern Lehigh's Annual Reports and related financial information for years ended December 31, 1993, through December 31, 1997, and Northern Lehigh's Quarterly FDIC Call Report and related unaudited financial information for the period ending March 31, 1998;

     * Harleysville National Corporation's Annual Reports on Form 10-K and related financial information for years ended December 31, 1993, through December 31, 1997, and Quarterly Report on Form 10-Q for the period ended March 31, 1998;

     * certain information concerning the respective businesses, operations, regulatory condition and prospects of Harleysville National Corporation and Northern Lehigh, including financial forecasts, relating to the business, earnings, assets and prospects of Harleysville National Corporation and Northern Lehigh, furnished to Hopper Soliday by Harleysville National Corporation and Northern Lehigh, which Hopper Soliday discussed with members of senior management of Harleysville National Corporation and Northern Lehigh;

     * historical market prices and trading activity for the Harleysville National Corporation common stock and Northern Lehigh common stock and similar data for certain publicly traded companies which Hopper Soliday deemed to be relevant;

     * the results of operations of Harleysville National Corporation and Northern Lehigh and similar data for certain companies which Hopper Soliday deemed to be relevant;

     *    the financial  terms  contained in the agreement that provides for the
          merger  and  the   financial   terms  of  certain  other  mergers  and
          acquisitions which Hopper Soliday deemed to be relevant;

     * the pro forma impact of the merger on the earnings and book value per share, consolidated capitalization and certain balance sheet and profitability ratios of Harleysville National Corporation;

     *    the  agreement  that  provides  for the merger and the exhibits to the
          agreement;   and

     *    such other matters as Hopper Soliday deemed necessary.

Hopper Soliday also met with certain members of senior management and other representatives of Harleysville National Corporation and Northern Lehigh to discuss the items mentioned above and the details of the transaction. Hopper Soliday also considered financial and other factors that it believed were important under the circumstances and took into account its:

     *    assessment of general economic, market and financial conditions;

     *    experience in similar transactions; and

     * experience in securities valuation and its knowledge of the banking industry generally.

     In giving its updated written opinion dated November 12, 1998, Hopper Soliday confirmed the appropriateness of its reliance on the analyses used to give its July 28, 1998 written opinion. This was done by performing procedures to update certain of the analyses and by reviewing the assumptions upon which the analyses were based and the factors considered. Hopper Soliday's opinion is based upon conditions as they existed and could be evaluated on the respective evaluation on July 28, 1998, and November 12, 1998. The opinion is also based upon the information made available to Hopper Soliday through those dates.

     Hopper Soliday relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by and discussed with it for purposes of its opinion. With respect to the financial forecasts reviewed by Hopper Soliday in rendering its opinion, Hopper Soliday assumed that the financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Northern Lehigh and Harleysville National Corporation as to the future financial performance of Northern Lehigh and Harleysville National Corporation. Hopper Soliday did not make any independent evaluation or appraisals of the assets or liabilities of Harleysville National Corporation nor was it furnished with any such appraisals.

     The discussion below is not intended to be a complete description of the analyses performed by Hopper Soliday in giving its opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. Therefore, an opinion is not easily summarized or discussed. Despite the separate factors disclosed below, Hopper Soliday believes that its analyses must be considered as a whole. Hopper Soliday believes that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. No one of the analyses performed by Hopper Soliday was assigned a greater significance with respect to industry performance, business and economic conditions and other matters, many of which are beyond Northern Lehigh's or Harleysville National Corporation's control. The analyses performed by Hopper Soliday are not necessarily indicative of actual values or future results. Results may be significantly more or less favorable than suggested by the analyses. Additionally, analyses relating to the values of businesses are not appraisals. These analyses do not necessarily reflect the prices at which businesses actually may be sold.

     Transaction Summary

     Hopper Soliday reviewed the key financial terms of the proposed merger with the Northern Lehigh Board, including the expected method of accounting and tax treatment of the Northern Lehigh shareholders, the exchange ratio, the share price of Harleysville National Corporation common stock, as of July 24, 1998, the resulting indicated value per share of Northern Lehigh common stock in the merger and the resulting indicated aggregate consideration to be paid in the merger, as follows:


     * The proposed method of accounting for the merger was a pooling of interests in a tax-free exchange;

     * The indicated value was $151.70 per share of Northern Lehigh common stock, determined by multiplying the exchange ratio by the closing price on the Nasdaq/NMS of Harleysville National Corporation common stock on July 24, 1998; and

     * The indicated aggregate consideration to be paid in the merger was $21.1 million based on 139,498 fully diluted shares of Northern Lehigh common stock outstanding.

Hopper Soliday noted that:

     *    the  value  of  the   consideration  to  be  received  in  the  merger
          represented a 163% premium to Northern Lehigh's market price of $57.75 per share on July 24, 1998; and

     * the $151.70 per share value represented 257% of Northern Lehigh's fully-diluted book value per share as of June 30, 1998, a multiple of
          22.04 times Northern Lehigh's net income for the twelve months ended June 30, 1998 and a premium over tangible book to core deposits of 21.6% as of March 31, 1998.

     Contribution Analysis

     Hopper Soliday reviewed the contribution made by each of Northern Lehigh and Harleysville National Corporation to various balance sheet items and net income of the combined company at the proposed exchange ratio based on balance sheet data at March 31, 1998, and trailing twelve months earnings as of March 31, 1998. This analysis showed that:

     * Northern Lehigh shareholders would own approximately 6.8% of the aggregate shares outstanding of the combined company; and

     * Northern Lehigh was contributing 5.8% of total assets, 7.2% of total loans, 6.2% of total deposits, 6.6% of shareholders' equity and 5.2% of net income, respectively, of the pro forma combined company as of March 31, 1998.

     Summary Comparison of Northern Lehigh, Harleysville National Corporation and Peer Groups

     Hopper Soliday compared selected balance sheet data, asset quality, capitalization and profitability ratios and market statistics using financial data at or for the twelve months ended March 31, 1998 and market data as of July 24, 1998 for Northern Lehigh to a peer group of Pennsylvania banks and bank holding companies consisting of ten institutions each with total assets between $55 million and $145 million and for Harleysville National Corporation to a peer group of Pennsylvania banks and bank holding companies consisting of seven institutions each with total assets between $550 million and $1.3 billion. The analysis included the following ratios:


                                                                                          Harleysville
                                                     Northern                               National
                                                      Lehigh          Harleysville        Corporation
                                   Northern         Peer Group           National          Peer Group
Ratios                              Lehigh            Median           Corporation           Median
------                              ------            ------           -----------           ------
Equity/assets                       11.16%             10.35%              9.61%               9.01%
Noncurrent assets/total assets       1.10%              0.51%              0.46%               0.59%
Allowance for loan losses/
   noncurrent assets                88.12%            125.23%            228.40%             154.60%
Return on average assets             1.33%              1.24%              1.55%               1.30%
Return on average equity            12.24%              9.99%             15.94%              13.78%
Net interest margin                  4.95%              4.24%              4.84%               4.35%
Price/earnings                       8.60x             13.12x             17.20x              20.80x
Price/book                         100.00%            129.00%            258.00%             271.00%


     Summary of Selected Bank Merger and Acquisition Transactions

     Hopper Soliday compared the ratios of price/book, price/trailing 12 months earnings, book/book and tangible book premium/core deposits for the proposed merger to the mean and median ratios for a group of ten transactions announced since January 1, 1996. The selected transactions involved the acquisition of banks and bank holding companies headquartered in Pennsylvania with total assets less than $500 million and announced transaction values between $4.6 million and $137.8 million. This analysis showed that the merger consideration to be received represented:

     * 257.0% of Northern Lehigh's fully-diluted book value versus a median of 255.1% for the selected transactions;

     * a price/trailing 12 months earnings ratio of 22.0x compared to a median of 24.7x for the selected transactions;

     * a book/book of 100.0% compared to a median of 95.6% for selected transactions; and

     * a tangible book premium/core deposits ratio of 21.6% compared to a median of 21.6% for the selected transactions.

     No company or transaction used as a comparison in this analysis is identical to Northern Lehigh, Harleysville National Corporation or the proposed merger transaction. The analysis is not mathematical; rather, it involves complex consideration and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they were compared. The ranges of valuations resulting from any particular analysis described above should not be taken to be Hopper Soliday's view of the actual value of Northern Lehigh or Harleysville National

Corporation. The fact that any specific analysis has been referred to in this discussion is not meant to indicate that the analysis was given more weight than any other analyses.

     In performing its analyses, Hopper Soliday made numerous assumptions. These assumptions included:

          *    industry performance;

          *    general business and economic conditions; and

          *    other matters.

Many of these assumptions are beyond the control of Northern Lehigh or Harleysville National Corporation. The analyses performed by Hopper Soliday are not necessarily indicative of actual values or actual future results. These results may be significantly more or less favorable than suggested by the analyses. The analyses are not appraisals. The analyses do not reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, as described above, the opinion and the presentation to the Northern Lehigh Board is just one of many factors taken into consideration by the Northern Lehigh Board.

     Pursuant to the Hopper Soliday engagement letter, Northern Lehigh agreed to pay Hopper Soliday a fee of 1.00% of the aggregate consideration to be paid in the merger. This fee is contingent upon completion of the merger. Hopper Soliday will also be reimbursed for reasonable out-of-pocket expenses incurred on behalf of Northern Lehigh. Northern Lehigh has agreed to indemnify and hold harmless Hopper Soliday from and against certain liabilities under United States federal securities laws in connection with this engagement.

Dissenters' Rights

General

     Pursuant to the Pennsylvania Business Corporation Law of 1988, you, as a shareholder of Northern Lehigh common stock, have the right to dissent from the merger and to obtain payment of the "fair value" of your shares in the event we complete the merger.

     If you contemplate exercising your right to dissent, we urge you to read carefully the provisions of Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law of 1988, which is attached to this proxy statement/prospectus as Annex C. A discussion of the provisions of the statute is included here. The discussion describes the steps that you must take if you want to exercise your right to dissent. You should read this summary and the full text of the law.

     Before the day of the merger, send any written notice or demand, required concerning your exercise of dissenters' rights to Francis P. Burbidge, First Vice President, Northern Lehigh Bancorp, Inc., 502 Main Street, Slatington, Pennsylvania 18080-0008. After the day of the merger, send correspondence to Jo Ann Bynon, Corporate Secretary, Harleysville National Corporation, 483 Main Street, Harleysville, Pennsylvania 19438.

Fair Value

     The term "fair value" means the value of a share of Northern Lehigh common stock immediately before day of the merger taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the merger.

Notice of Intention to Dissent

     If you wish to dissent, you must:

     * file a written notice of intention to demand payment of the fair value of your shares of Northern Lehigh common stock if the merger is effected with Northern Lehigh, prior to the vote of shareholders on the merger at the meeting;

     * make no change in your beneficial ownership of Northern Lehigh common stock from the date you give notice through the day of the merger; and

     * not vote your Northern Lehigh common stock for approval of the agreement.

Neither a proxy nor a vote against approval of the merger is the necessary written notice of intention to dissent.

     Notice to Demand Payment

     If the merger is approved by the required vote of shareholders, Northern Lehigh or Harleysville National Corporation, as the case may be, will mail a notice to all dissenters who gave due notice of intention to demand payment and who did not vote for approval of the agreement. The notice will state where and when you must deliver a written demand for payment and where you must deposit certificates for Northern Lehigh common stock in order to obtain payment. The notice will include a form for demanding payment and a copy of the law. The time set for receipt of the demand for payment and deposit of stock certificates will be not less than 30 days from the date of mailing of the notice.

     Failure to Comply with Notice to Demand Payment, etc.

     You must take each step in the indicated order and in strict compliance with the statute to keep your dissenters' rights. If you fail to follow the steps, you will lose you right to dissent and you will receive 3.57 shares of Harleysville National Corporation stock.

     Payment of Fair Value of Shares

     Promptly after the merger, or upon timely receipt of demand for payment if the merger already has taken place, Harleysville National Corporation will send dissenters, who have deposited their stock certificates, the amount that Harleysville National Corporation estimates to be the fair value of the Northern Lehigh common stock. The remittance or notice will be accompanied by:

     * a closing balance sheet and statement of income of Northern Lehigh for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements;

     * a statement of Harleysville National Corporation's estimate of the fair value of the Northern Lehigh common stock; and

     * a notice of the right of the dissenter to demand supplemental payment, accompanied by a copy of the law.

     Estimate by Dissenter of Fair Value of Shares

     If a dissenter believes that the amount stated or remitted by Harleysville National Corporation is less than the fair value of the Northern Lehigh common stock, the dissenter may send an estimate of the fair value of the Northern Lehigh common stock to Harleysville National Corporation. If Harleysville National Corporation remits payment of estimated value of a dissenter's Northern Lehigh common stock and the dissenter does not file his or her own estimate within 30 days after the mailing by Harleysville National Corporation of its remittance, the dissenter will be entitled to no more than the amount remitted by Harleysville National Corporation.

     Valuation Proceedings

     If any demands for payment remain unsettled within 60 days after the latest to occur of:

     *    the merger;

     *    timely   receipt  by   Northern   Lehigh  or   Harleysville   National
          Corporation, as the case may be, of any demands for payment; or

     *    timely   receipt  by   Northern   Lehigh  or   Harleysville   National
          Corporation, as the case may be, of any estimates by dissenters of the fair value,

then, Harleysville National Corporation may file an application, in the Court of Common Pleas of Lehigh County, requesting that the court determine the fair value of the Northern Lehigh common stock. If this happens, all dissenters, no matter where they reside, whose demands have not been settled, shall be made parties to the proceeding. In addition, a copy of the application will be delivered to each dissenter.

     If Harleysville National Corporation were to fail to file the an application, then any dissenter, on behalf of all dissenters who have made a demand and who have not settled their claim against Harleysville National
Corporation, may file an application in the name of Harleysville National Corporation at any time within the 30-day period after the expiration of the 60-day period and request that the Lehigh County Court determine the fair value of the shares.

The fair value determined by the Lehigh County Court may, but need not, equal the dissenters' estimates of fair value. If no dissenter files an application, then each dissenter entitled to do so shall be paid Harleysville National Corporation's estimates of the fair value of the Northern Lehigh common stock and no more, and may bring an action to recover any amount not previously remitted, plus interest at a rate the Lehigh County Court finds fair and equitable.

     Harleysville National Corporation intends to negotiate in good faith with any dissenting shareholders. If, after negotiation, a claim cannot be settled, then Harleysville National Corporation intends to file an application requesting that the fair value of the Northern Lehigh common stock be determined by the Lehigh County Court.

     Costs and Expenses

     The costs and expenses of any valuation proceedings in the Lehigh County Court, including the reasonable compensation and expenses of any appraiser appointed by the Court to recommend a decision on the issue of fair value, will be determined by the Court and assessed against Harleysville National Corporation except that any part of the costs and expenses may be apportioned and assessed by the Court against all or any of the dissenters who are parties and whose action in demanding supplemental payment the Court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

Terms of the Merger

     We discuss the material terms of merger as described in the agreement below. Our description is not complete. The discussion is qualified in its entirety by reference to the agreement, a copy of which is attached as Annex A to this proxy statement/prospectus. We urge you to read the agreement.

     Effect of the Merger

     Northern Lehigh will merge into Harleysville National Corporation North. Harleysville National Corporation North will be the surviving corporation under the name "Harleysville National Corporation North, Inc." Northern Lehigh will cease to exist. Immediately thereafter, The Citizens National Bank of Slatington will merge into The Citizens National Bank of Lansford under the name "Citizens National Bank." The Citizens National Bank of Slatington will cease to exist.

     Exchange of Shares

     On the day of the merger, each outstanding share of Northern Lehigh common stock will become the right to receive 3.57 shares of Harleysville National Corporation common stock, subject to adjustment for certain stock dividends, stock splits and similar transactions.

     Harleysville National Corporation will not issue fractional shares of Harleysville National Corporation common stock in the merger. Each former shareholder of Northern Lehigh will receive cash in an amount equal to the fair market value of any fractional share interest.

     Harleysville National Corporation and Northern Lehigh anticipate that the merger will occur during the first quarter of 1999, assuming no difficulties are encountered in obtaining the required regulatory approvals and shareholder approval, and all other conditions to closing are satisfied without unexpected delay. If for any reason, however, the merger does not occur by June 30, 1999, and the parties have not agreed otherwise prior to that date, the agreement will terminate automatically. See, "Business Pending the Merger--Conditions, Amendment and Termination"for a discussion of the various termination provisions.

     Following the merger, former shareholders of Northern Lehigh will be required to surrender their Northern Lehigh common stock certificates to Harleysville National Corporation. Detailed instructions concerning the procedure for surrendering the Northern Lehigh common stock certificates will be sent by Harleysville National Corporation to each former shareholder of Northern Lehigh on or promptly after the merger. Upon proper surrender of stock certificates, each former shareholder of Northern Lehigh will be issued a stock certificate representing the number of whole shares of Harleysville National Corporation common stock into which his or her shares of Northern Lehigh common stock were converted. Each shareholder will also receive a check in the amount of any cash to which he or she is entitled instead of a fractional share. Shareholders of Northern Lehigh should not surrender their Northern Lehigh common stock certificates for exchange until they receive written instructions to do so from Harleysville National Corporation.

     Following the merger and until properly requested and surrendered, each Northern Lehigh common stock certificate will be deemed for all corporate purposes to represent the number of whole shares of Harleysville National Corporation common stock that the holder would be entitled to receive upon its surrender. However, Harleysville National Corporation, at its option, may withhold dividends payable after the merger to any former shareholder of Northern Lehigh who has received written instructions from Harleysville National Corporation but has not surrendered the Northern Lehigh common stock certificates. Any dividends withheld, will be paid without interest to any former shareholder of Northern Lehigh upon the proper surrender of the Northern Lehigh common stock certificates.

     All Northern Lehigh stock certificates must be surrendered to Harleysville National Corporation within two years after the merger. In the event that any former shareholder of Northern Lehigh does not properly surrender his or her Northern Lehigh certificates within that time, the shares of Harleysville National Corporation common stock that would otherwise have been issued may, at the option of Harleysville National Corporation, be sold and the net proceeds of the sale, together with the cash (if any) to which the stockholder is entitled instead of the issuance of a fractional share and any previously accrued and unpaid dividends, will be held in a non-interest bearing account for his or her benefit. After the sale, the sole right of the former shareholder of Northern Lehigh will be the right to collect the net proceeds, cash and accumulated dividends. Subject to laws of escheat, the net proceeds, cash and accumulated dividends will be paid to the former shareholder of Northern Lehigh, without interest, upon proper surrender of his or her Northern Lehigh common stock certificates.

     Stock Options

     As part of the transaction, 5,000 outstanding options to purchase shares of Northern Lehigh common stock issued by Northern Lehigh will be converted, on the day of the merger, into the right to receive options to acquire 17,850 shares, the number of shares of Harleysville National Corporation common stock equal to the number of shares of Northern Lehigh common stock covered by the option multiplied by 3.57, and the exercise price for a whole share of Harleysville National Corporation common stock shall be the stated exercise price for such option divided by 3.57. The shares issuable upon exercise of the options will be issued in accordance with the terms of the respective option agreements of Northern Lehigh under which they were originally issued. See, "Terms of the Merger and -- Accounting Treatment."

Business Pending the Merger

     Northern Lehigh agreed to conduct its business in the usual, regular and ordinary course, consistent with prudent business judgment, pending the merger. Northern Lehigh has agreed to take action in the ordinary course of business or get the prior written consent of Harleysville National Corporation. Northern Lehigh and The Citizens National Bank of Slatington agreed that, among other things, pending the merger, they will:

     *    not amend their Articles of Incorporation or Bylaws;

     * not declare, set aside or pay any dividend or make any other distribution in respect of Northern Lehigh and The Citizens National Bank of Slatington common stock, except as provided in Section 4.9 of the agreement;

     * not authorize, purchase, issue or sell (or authorize, issue or grant options, warrants or rights to purchase or sell) any shares of Northern Lehigh common stock or any other equity or debt securities of Northern Lehigh or any securities convertible into Northern Lehigh common stock;

     * not change the presently outstanding number of shares or effect any capitalization, reclassification, stock dividends, stock split or like change in capitalization;

     * not enter into or substantially modify (except as may be required by applicable law) any pension, retirement, stock option, stock warrant, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, severance, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, or plan or arrangement, or any trust agreement related thereto, in respect to any of their directors, officers, or other employees;

     * not make any loan or other credit facility commitment in excess of $100,000 (including without limitation, lines of credit and letters of credit) to any affiliate or compromise, expand, renew or modify any such outstanding commitment;

     * not enter into any swap or similar commitment, agreement or arrangement which is not consistent with past practice and which increases the credit or interest rate risk over the levels existing at December 31, 1997;

     * not enter into any derivative, cap or floor or similar commitment, agreement or arrangement, except in the ordinary course of business and consistent with past practices;

     *    not  enter  into  any  participation   arrangements  or  approvals  of
          extensions of credit in excess of $350,000, expand or modify any outstanding participation arrangements or approvals; and

     * not sell, exchange or otherwise dispose of any investment securities or loans that are held for sale, prior to scheduled maturity and other than pursuant to policies agreed upon from time to time by the parties.

     There  have  been no  material  contracts  or  other  transactions  between
Northern Lehigh and Harleysville National Corporation since signing the agreement, nor have there been any material contracts, arrangements, relationships or transactions between Northern Lehigh and Harleysville National Corporation during the past five years, other than in connection with the agreement and as described in this proxy statement/prospectus.

Conditions, Amendment and Termination

     The obligations of Harleysville National Corporation and Northern Lehigh to complete the merger are subject to a number of conditions and contingencies. These are stated in the agreement. The most significant of these conditions include:

     *    approval by the shareholders of Northern Lehigh;

     * approval by the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency and the Pennsylvania Department of Banking;

     * receipt of a favorable opinion of Grant Thornton, LLP concerning certain federal income tax consequences relating to the merger;

     * continued effectiveness of the registration statement containing the proxy statement/prospectus;

     * determination that the merger can be accounted for as a pooling of interests for financial reporting purposes;

     * determination of compliance with all applicable federal and state securities and anti-trust laws; and

     * exercise by dissenting shareholders of dissenters' rights with respect to less than 6,975 shares of Northern Lehigh common stock.

     In  connection  with  the  regulatory   approvals,   Harleysville  National
Corporation filed:

     * a Notice with respect to the merger with the Board of Governors of the Federal Reserve System, on October 20, 1998; and

     * an Application with the Pennsylvania Department of Banking, on November 20, 1998.

In addition, on October 20, 1998, The Citizens National Bank of Lansford filed a Business Combination Application - Streamlined, requesting approval of the Office of the Comptroller of the Currency to the merger of the banks. We await action on the applications filed with the Pennsylvania Department of Banking. The Board of Governors of the Federal Reserve System and the Office of the Comptroller of the Currency have approved the transaction.

     Any term or condition of the agreement may be waived by the party that would benefit from the term at any time before the merger, whether before or after the approval of the agreement by Northern Lehigh's shareholders. However, no change in the amount of consideration to be received by the shareholders of Northern Lehigh can be adopted unless the shareholders of Northern Lehigh approve the change.

     The agreement may be terminated at any time before the merger, whether before or after its approval and adoption by the shareholders of Northern Lehigh by:

     *    agreement of all of the parties;

     * unilateral action by each of the parties in the event of a material breach by any other party of any representation, warranty or covenant not cured within thirty (30) days or failure to satisfy any condition precedent to the terminating party's obligation to consummate the merger through no fault of the terminating party; or

     * automatically in the event of a failure to consummate the merger by June 30, 1999, unless extended in writing prior that date.

Effective Date

     The agreement provides that the closing of the transaction will occur at a time and place, after three business days notice to Northern Lehigh, as shall be agreed upon by the parties, but no later than the 30th business day after:

     * the last approval of required governmental authorities is granted and any related waiting periods expire;

     *    the  lifting,   discharge  or  dismissal  of  any  stay  of  any  such
          governmental approval or of any injunction against the merger; and

     *    all shareholder approvals required by the parties are received.

Immediately following the closing, provided the agreement has not been terminated or abandoned, Northern Lehigh and Harleysville National Corporation North will cause Articles of Merger to be prepared, completed and filed with the Secretary of State of the Commonwealth of Pennsylvania. The merger will become effective at 11:59 p.m. on the day on which the Articles of Merger have been duly filed with and accepted by the Pennsylvania Department of State.

     The bank merger will become effective on the day that Northern Lehigh mergers into Harleysville National Corporation North or the date upon which the Office of the Comptroller of the Currency issues a Certificate of Merger with respect to the merger of The Citizens National Bank of Slatington into The Citizens National Bank of Lansford.

     The agreement will automatically terminate and the merger will be canceled if all applicable conditions have not been satisfied by June 30, 1999, unless the parties have agreed prior to that date to extend the termination date of the agreement.


Interests of Certain Persons in the Merger

     Certain members of Northern Lehigh's management and the Northern Lehigh Board may have interests in the transaction in addition to their interests as shareholders of Northern Lehigh generally. These include, among other things, provisions in the agreement relating to indemnification and employment. You will find additional information about certain persons who may have an interest in the merger in the following section entitled "Management and Operations Following the Merger." The Northern Lehigh Board of Directors was aware of these factors and considered them, among other matters, in approving the agreement and the transactions contemplated by the agreement.

     As of November 16, 1998, the directors and executive officers of Northern Lehigh and The Citizens National Bank of Slatington beneficially own approximately 27,674 shares of Northern Lehigh common stock, including 5,000 stock options held by Mr. Burbidge. On the day of the merger, each option will be assumed by Harleysville National Corporation and shall be converted into and become an option to acquire that number of shares of Harleysville National Corporation common stock equal to the number of shares of Northern Lehigh common stock covered by the option multiplied by 3.57, at an exercise price equal to the present stated exercise price of such option divided by 3.57. Shares issuable upon the exercise of these options to acquire Harleysville National Corporation common stock shall be issuable in accordance with the terms of the respective agreements of Northern Lehigh under which they were issued.

     Pursuant to the agreement, Harleysville National Corporation has agreed to indemnify the present and former officers, directors, employees and agents of Northern Lehigh and The Citizens National Bank of Slatington against certain liabilities arising prior to the merger, as permitted by the Articles of Incorporation and Bylaws of Northern Lehigh , the charter and bylaws of The Citizens National Bank of Slatington, each as in effect on the date of the agreement.

     In connection with the transaction, Mr. Burbidge entered into an Executive Employment Agreement and a Consulting Agreement with The Citizens National Bank of Lansford. See "APPROVAL OF THE MERGER--Management and Operations Following the Merger," below, for a description of these agreements and for more information regarding the interests of certain persons in the matters to be voted upon. Also see, "APPROVAL OF THE MERGER--Terms of the Merger" for a description of the 5,000 Northern Lehigh stock options that will be converted into the right to receive 17,850 options to acquire Harleysville National Corporation common stock upon completion of the merger.

Management and Operations Following the Merger

     The Boards of Directors of Harleysville National Corporation and Harleysville National Corporation North following the merger will include the same persons who are members of those Boards of Directors immediately before the merger, each of whom will serve until his or her successor is elected and has qualified. In addition, Joseph G. Bechtel, Charles J. Breidinger, Carol J. Simcoe and Charles W. Stopp, who previously served on the Board of Directors of Northern Lehigh, will be appointed to the Board of Directors of the Citizens National Bank to serve until their successors have been duly elected, qualified or appointed.

     The directors added to the Board of Directors of he Citizens National Bank will receive the same fees and benefits for their membership as the present members of the bank's Board receive. In 1998, the each Director of The Citizens National Bank of Lansford receives a fee of $250.00 for each board meeting attended, an annual retainer of $3,500.00, and receives a fee of $150.00 for each committee meeting attended. All together, as of September 30, 1998, the Board of Directors of The Citizens National Bank of Lansford received $47,025.00.

     Harleysville National Corporation also maintains a Deferred Compensation Plan for its directors. In the past, certain directors elected to defer, with interest, all or part of their compensation for future distribution. Under the terms of the plan, benefits can be paid out to the respective directors over a ten-year period. Should the director die before age 70 or before receiving all of the benefits, those benefits would be paid to his or her beneficiary until age 70 or for 10 years, whichever is greater. The plan is considered an unfunded plan that is subject to substantial risk of forfeiture and the director is not considered vested pursuant to the plan.

     On or promptly after the merger and for a period of at least one year thereafter, the current members of the Board of Directors of The Citizens National Bank of Slatington will become an Advisory Board of Directors for the Slatington Area. Thomas D. Oleksa will serve as a non-voting member of the Advisory Board. For one year following the merger, each of the members of the Advisory Board, will receive $250.00 per quarter as compensation for services rendered in their capacity as a member of the Advisory Board.

     For at least one year following the merger, The Citizens National Bank of Slatington's employees, who are employed in good standing and actively at work on the day of the merger, will be offered employment and retained at current salary levels by the Citizens National Bank, Harleysville National Corporation or an affiliate of Harleysville National Corporation, subject to the ongoing needs of Harleysville National Corporation, the Harleysville National Corporation's affiliate and/or the Citizens National Bank. All continuing employees will be entitled to participate in all benefit plans in effect on the day of the merger, at Harleysville National Corporation or the respective Harleysville National Corporation affiliate, as the case may be, as provided by the terms of the particular plans. All benefits of the continuing employees who are employed by Harleysville National Corporation will be maintained at a level not less than equal to the benefits enjoyed by the employees of Northern Lehigh prior to the merger with changes as may be deemed appropriate by the Board of Directors of The Citizens National Bank of Lansford. The former employees of The Citizens National Bank of Slatington will receive service credit from their respective hire dates for employment at The Citizens National Bank of Slatington for purposes of eligibility and vesting requirements, but not for purposes of benefit accrual, under the respective Harleysville National Corporation affiliate's benefit plans, and service credit from the day of the merger for purposes of benefit calculation under the respective Harleysville National Corporation affiliate's benefit plans.

     As part of the transaction, Harleysville National Corporation, The Citizens National Bank of Lansford, Northern Lehigh, The Citizens National Bank of Slatington and Francis P. Burbidge, President and Chief Executive Officer of The Citizens National Bank of Slatington and a Director of Northern Lehigh, entered into a Release Agreement. In the release agreement, Mr. Burbidge agreed to release any and all rights he might have under his employment agreement with Northern Lehigh. In addition, Mr. Burbidge has entered into an Executive Employment Agreement and a Consulting Agreement with The Citizens National Bank of Lansford. We summarize the major provisions of these contracts below.

     Mr. Burbidge's employment agreement with The Citizens National Bank of Lansford has a one year term, beginning on the day of the merger. He will serve as a Vice President of The Citizens National Bank of Lansford, reporting directly to the President. The employment agreement provides that Mr. Burbidge will receive an annual salary of $98,000. In addition, the agreement provides, among other things, that Mr. Burbidge has a right to participate in any bonus plan approved by the Board of Directors and insurance, vacation, pension and other fringe benefits and perquisites.

     If Mr. Burbidge's employment is terminated without "Cause," as defined in the employment agreement, Mr. Burbidge is entitled to receive his benefits under the agreement. If Mr. Burbidge is terminated for "Cause," as defined in the employment agreement, his benefits terminate as of the date of his termination. Mr. Burbidge's benefits terminate upon his death and, upon his disability. The employment agreement also contains provisions restricting Mr. Burbidge's right to compete with Harleysville National Corporation and The Citizens National Bank of Lansford.

     The Citizens National Bank of Lansford and Mr. Burbidge also entered into a consulting agreement, dated as of July 28, 1998, but effective one year after the merger of his employment agreement (described above). Under the terms of the consulting agreement, Mr. Burbidge will act as an advisor and consultant to The Citizens National Bank of Lansford for a period of one year. Mr. Burbidge's compensation will be $98,000, paid in four equal quarterly installments. In the event of Mr. Burbidge's death or disability, his benefits under the consulting agreement will continue.

     The directors and officers of Harleysville National Corporation and its subsidiaries have no special interest in the merger, other than in their capacity as shareholders of Harleysville National Corporation, and will not receive any special consideration or compensation in connection with its consummation.

Federal Income Tax Consequences

     Grant Thornton, LLP, independent accountant for Harleysville National Corporation, will give an opinion at closing that will state that for federal income tax purposes:

     * Neither Harleysville National Corporation nor Harleysville National Corporation North will recognize gain or loss on the incorporation of Harleysville National Corporation North or the contribution of The Citizens National Bank of Lansford stock to Harleysville National Corporation North in exchange for Harleysville National Corporation North stock.

     * The initial basis and holding period of Harleysville National Corporation in the Harleysville National Corporation North stock it acquires in exchange for The Citizens National Bank of Lansford stock will be equal to its basis and holding period for The Citizens National Bank of Lansford stock delivered in the exchange.

     * The initial basis and holding period of Harleysville National Corporation North in The Citizens National Bank of Lansford stock it receives from Harleysville National Corporation in the transaction will be the same as Harleysville National Corporation's basis and holding period in that stock.

     * The merger of Northern Lehigh with and into Harleysville National Corporation North will constitute a "Reorganization" within the meaning of sections 368(a)(2)(D) of the Code.

     * Harleysville National Corporation, Northern Lehigh and Harleysville National Corporation North will be regarded as "Parties to a Reorganization" within the meaning of section 368(b) of the Code with respect to the merger of Northern Lehigh with and into Harleysville National Corporation North.

     * No gain or loss will be recognized by the former shareholders of Northern Lehigh upon the exchange of their Northern Lehigh common stock for Harleysville National Corporation common stock.

     * The basis and holding periods of former Northern Lehigh shareholders in their Northern Lehigh common stock will carry over to Harleysville National Corporation common stock they receive in the transaction.

     * Former Northern Lehigh shareholders receiving cash in lieu of fractional shares of Harleysville National Corporation common stock will have gain or loss on such exchanges equal to the excess of the cash received in lieu of such fractional shares over their basis in their Northern Lehigh common stock allocable to the fractional interests exchanged therefor. The gain or loss will constitute capital gain or loss, if the shares of Northern Lehigh common stock qualified as capital assets in the hands of the exchanging shareholder within the meaning of section 1221 of the

          Code and the capital gain or loss will be short term or long term depending upon the shareholder's holding period for the shareholder's Northern Lehigh common stock.

     * Former Northern Lehigh shareholders exercising dissenters rights with respect to their Northern Lehigh common stock will have gain or loss on the receipt of cash for their Northern Lehigh common stock equal to the excess of the cash received over their basis in their Northern Lehigh common stock. The gain or loss will constitute capital gain or loss, if the shares of Northern Lehigh common stock qualified as capital assets in the hands of the exchanging shareholder within the meaning of section 1221 of the Code and, the capital gain or loss will be short term or long term depending upon such shareholder's holding period for the shareholder's Northern Lehigh common stock.

     * Stock option holders will not recognize any gain or loss on the exchange of their Northern Lehigh options for Harleysville National Corporation options.

     * Harleysville National Corporation North will succeed to the tax attributes of Northern Lehigh including net operating loss carryovers, credit carryovers and accounting methods subject to any limitations imposed under section 381 and 382 of the Code.

     * Harleysville National Corporation's basis in its Harleysville National Corporation North stock will be increased by the basis of Northern Lehigh in its assets immediately prior to the merger.

     * The bank merger will constitute a "Reorganization" within the meaning of section 368(a)(1)(A) of the Code.

     * Harleysville National Corporation North, The Citizens National Bank of Slatington and The Citizens National Bank of Lansford will be regarded as "Parties to a Reorganization" within the meaning of section 368(b) of the Code in regard to the bank merger.

     * No gain or loss will be recognized by The Citizens National Bank of Slatington or The Citizens National Bank of Lansford in the bank merger.

     * The basis and holding periods of The Citizens National Bank of Slatington in its assets transferred to The Citizens National Bank of Lansford in the bank merger will carryover to The Citizens National Bank of Lansford and become The Citizens National Bank of Lansford's basis and holding periods in those assets.

     * As a result of the bank merger, The Citizens National Bank of Lansford will succeed to the tax attributes of The Citizens National Bank of Slatington including net operating loss carryovers, credit carryovers and accounting methods subject to any limitations imposed under sections 381 and 382 of the Code.

     *    Upon   consummation   of  the  bank  merger,   Harleysville   National
          Corporation North's basis in its The Citizens National Bank of Lansford stock will be increased by the basis in its stock of The Citizens National Bank of Slatington immediately prior to the merger.

     This is intended only as a general discussion of certain federal income tax consequences of the merger under present law. We urge each shareholder of Northern Lehigh to consult his or her own tax advisor concerning the particular tax consequences of the merger as they affect his or her individual circumstances, including the impact of any applicable estate, gift, state, local, foreign or other tax.

Investment  Agreement

     As part of the agreement, Northern Lehigh has entered into an investment agreement with Harleysville National Corporation, pursuant to which Harleysville National Corporation has an option to acquire certain shares of Northern Lehigh. The investment agreement is attached as Exhibit "B" to the agreement, which is attached to this proxy statement/prospectus as Annex A.

     The investment agreement gives Harleysville National Corporation an option to purchase, under certain circumstances, up to 27,760 shares of Northern Lehigh's common stock at an exercise price of $57.00 per share, subject to certain adjustments, which are contained in the investment agreement.

     The option is designed to compensate Harleysville National Corporation for its risks, costs and expenses and the commitment of resources associated with the merger in the event the merger is not completed due to an attempt by a third person to gain control of Northern Lehigh .

     The option also includes provisions giving Northern Lehigh the right to repurchase shares of Northern Lehigh common stock issued under the option in certain limited circumstances and includes provisions for issuance of a substitute option to purchase shares of the surviving or acquiring company in the event of a merger or other acquisition of Northern Lehigh.

     Unless the merger is completed or unless, certain conditions to closing become incapable of occurring or Harleysville National Corporation has breached of the agreement, Harleysville National Corporation's rights under the investment agreement will not terminate until the later of June 30, 1999, or eighteen (18) months after the date of an event ( described in paragraph 2 of the investment agreement) that permits exercise or sale of the option by Harleysville National Corporation. As of the date of this proxy statement/prospectus, the parties to the investment agreement are not aware of any event that would give Harleysville National Corporation the right to exercise the option.

Accounting Treatment

     The agreement contemplates that the merger will be treated as a pooling of interests for financial accounting purposes. This accounting treatment is different from a purchase transaction. Under this accounting method, the assets and liabilities of Northern Lehigh will be carried forward to Harleysville National Corporation North at their historical recorded bases. Results of operations of Harleysville National Corporation North will include the results of both companies for the entire fiscal year in which the merger occurs. The reported balance sheet amounts and results of operations of the separate corporations for prior periods will be combined, reclassified and conformed, as appropriate, to reflect the combined financial position and results of operations for Harleysville National Corporation North.

     If Harleysville National Corporation would be required to purchase more than 10% of the outstanding shares of Northern Lehigh common stock for cash, due to the purchase of fractional shares and the exercise of dissenters' rights by Northern Lehigh shareholders, or if other conditions arise that would prevent the merger from being treated as a pooling of interests for financial accounting purposes, Harleysville National Corporation has the right to terminate the agreement and to cancel the merger.

Restriction on Resale of Stock Held By Affiliates

     The shares of Harleysville National Corporation common stock to be issued upon completion of the merger have been registered with the Commission under the Securities Act. Following the merger, these shares may be freely resold or otherwise transferred by all former shareholders of Northern Lehigh, except those former shareholders who are deemed "affiliates" of Northern Lehigh , within the meaning of Commission Rules 144 and 145. In general terms, any person who is an executive officer, director or 10% shareholder of Northern Lehigh at the time of the meeting may be deemed to be an affiliate of Northern Lehigh for purposes of Commission Rules 144 and 145. This proxy statement/prospectus does not cover resales of shares of Harleysville National Corporation common stock to be issued to affiliates of Northern Lehigh in connection with the transaction.

     Harleysville National Corporation common stock received by persons who are deemed to be affiliates of Northern Lehigh may be resold only:

     *    in compliance with the provisions of Commission Rule 145(d);

     * in compliance with the provisions of another applicable exemption from the registration requirements of the Securities Act; or

     * pursuant to an effective registration statement filed with the Commission.

In general terms, Commission Rule 145(d) would permit an affiliate of Northern Lehigh to sell shares of Harleysville National Corporation common stock received by him or her in ordinary brokerage transactions subject to certain limitations on the number of shares which may be resold in any consecutive three (3) month period. An affiliate of Northern Lehigh may not, as a general rule and subject to an exception in a case of certain de minimis sales:

     * sell any shares of Northern Lehigh common stock during the 30-day period immediately preceding the day of the merger; or

     * sell any shares of Harleysville National Corporation common stock received by him or her in exchange for his or her shares of Northern Lehigh common stock until after the publication of financial results covering at least thirty (30) days of post-merger combined operations.

     The ability of affiliates to resell shares of Harleysville National Corporation common stock received in the transaction under Rule 144 or Rule 145, as summarized herein generally, will be subject to Harleysville National Corporation 's having satisfied its Exchange Act reporting requirements for specified periods prior to the time of sale. Affiliates also would be permitted to resell Harleysville National Corporation common stock received in the transaction pursuant to an effective registration statement under the Securities Act or another available exemption from the Securities Act regulations requirements. This proxy statement/prospectus does not cover any resales of Harleysville National Corporation common stock received by persons who may be deemed to be affiliates of Harleysville National Corporation or Northern Lehigh.

     Each person who may be an affiliate of Northern Lehigh is required, prior to the closing, to provide Harleysville National Corporation with a letter agreeing to abide by the limitations imposed by the Commission regarding the sale or other disposition of the shares of Harleysville National Corporation common stock that the shareholders will receive in the merger.

                     COMPARATIVE STOCK PRICES AND DIVIDENDS
                         AND RELATED SHAREHOLDER MATTERS

Common Stock of Harleysville National Corporation

     Harleysville National Corporation common stock is quoted on the National Market System of Nasdaq under the symbol "HNBC." The table below shows, for the periods indicated, the high and low bid quotations for Harleysville National
Corporation common stock as reported on Nasdaq, and cash dividends paid per share. The quotations in the table represent quotations between dealers, do not include retail markups, markdowns or commissions, and may not represent actual transactions. All information has been adjusted for stock dividends and splits throughout the periods.


                                                              Cash Dividends
     1998                      High               Low         Paid Per Share
     ----                      ----               ---         --------------
First Quarter               $ 43.50            $ 39.00            $ .24
Second Quarter                43.13              40.06              .24
Third Quarter                 42.88              34.50              .25
Fourth Quarter                                      -               .27

                                                             Cash Dividends
     1997                      High               Low        Paid Per Share
     ----                      ----               ---        --------------
First Quarter(1)            $ 27.38            $ 23.10           $ .210
Second Quarter(1)             32.00              25.48             .210
Third Quarter                 38.75              31.25             .230
Fourth Quarter                42.00              36.50             .260


                                                              Cash Dividends
    1996                       High(1)           Low(1)       Paid Per Share
    ----                       ----              ---          --------------
First Quarter(2)            $ 25.85            $ 23.58           $ .181
Second Quarter(2)             25.24              23.33             .181
Third Quarter                 25.24              22.38             .200
Fourth Quarter                24.76              22.38             .238
--------------------

(1)  Adjusted for a 5% stock dividend  effective June 30, 1997.

(2)  Adjusted for a 5% stock dividend effective June 30, 1996.


     On December 2, 1998, the closing bid and asked quotations for Harleysville National Corporation common stock as reported on Nasdaq were, respectively, $38.25 and $38.75. As of November 19, 1998, Harleysville National Corporation common stock was held by 2,775 holders of record. Harleysville National Corporation has in the past paid regular quarterly cash dividends to its shareholders on or about March 31, June 30, September 30, and December 31, of each year.

Common Stock of Northern Lehigh

     The last reported sale price of Northern Lehigh common stock as reported on the OTC Bulletin Board was 100 shares at $101.50 per share on November 10, 1998. Northern Lehigh common stock has historically been traded in the over-the-counter market, and is quoted and transactions are reported on the OTC Bulletin Board and in privately negotiated transactions. Northern Lehigh has in the past paid regular quarterly dividends to its shareholders on or about January 1, April 1, July 1 and October 1, of each year.

                DESCRIPTION OF HARLEYSVILLE NATIONAL CORPORATION
           AND DESCRIPTION OF HARLEYSVILLE NATIONAL CORPORATION COMMON
STOCK

Information Concerning Harleysville National Corporation

     Through its subsidiaries, Harleysville National Corporation engages in the general commercial and retail banking business. Harleysville National Corporation's financial institution subsidiaries operate thirty (30) banking offices in Bucks County, Carbon County, Chester County, and Montgomery County, Schuylkill County and Wayne County, Pennsylvania. As of September 30, 1998, Harleysville National Corporation had consolidated total assets of approximately $1,260,619,000. The banking subsidiaries operate under the primary supervision of the Office of the Comptroller of the Currency. The Harleysville National Bank and Trust Company and The Citizens National Bank of Lansford are also authorized to engage in trust activities.

     As a registered bank holding company, Harleysville National Corporation is subject to regulation under the Bank Holding Company Act of 1956, as amended, and the rules and regulations of the Board of Governors of the Federal Reserve System. Under applicable Board of Governors of the Federal Reserve System policies, a bank holding company such as Harleysville National Corporation, is expected to act as a source of financial strength to each of its subsidiary banks and to commit resources to support each subsidiary bank in circumstances when it might not do so absent such a policy.

     The principal executive offices of Harleysville National Corporation are located in Harleysville, Pennsylvania. As of September 30, 1998, Harleysville National Corporation and its three subsidiary banks had in the aggregate approximately 465 full-time equivalent employees.

Incorporation of Certain Documents by Reference

     Certain  documents  previously filed by Harleysville  National  Corporation
with  the   Commission   are   incorporated   by   reference   into  this  proxy
statement/prospectus as follows:

     * The Definitive Proxy Statement on Schedule 14A for the Annual Meeting of Shareholders on April 14, 1998;

     * Harleysville National Corporation's Annual Report on Form 10-K for the year ended December 31, 1997;

     * Harleysville National Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

     * Harleysville National Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998;

     * Harleysville National Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998; and

     * Harleysville National Corporation's Current Report on Form 8-K dated August 4, 1998.

     All documents filed by Harleysville National Corporation pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and prior to the merger, are incorporated by reference into this proxy statement/prospectus and are deemed a part of the proxy statement/prospectus from the date of filing of each document. Any statement contained in a document incorporated by reference is deemed to be modified or superseded for purposes of this proxy statement/prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes the statement. Any statement so modified or superseded should not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus. All information appearing in this proxy statement/prospectus should be read in conjunction with, and is qualified in its entirety by, the information, financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in this paragraph

Acquisitions by Harleysville National Corporation

     Harleysville National Corporation was incorporated in June, 1982. On January 1, 1983, Harleysville National Corporation became the parent bank holding company of The Harleysville National Bank and Trust Company, a wholly-owned subsidiary of Harleysville National Corporation. On February 13, 1991, Harleysville National Corporation acquired all of the outstanding common stock of The Citizens National Bank of Lansford. On June 1, 1992, the Corporation acquired all of the outstanding stock of Summit Hill Trust Company. On September 25, 1992, Summit Hill merged into and is now operating as a branch office of The Citizens National Bank of Lansford. On July 1, 1994, Harleysville National Corporation acquired all of the outstanding stock of Security National Bank. On March 1, 1996, Harleysville National Corporation acquired all of the outstanding common stock of Farmers & Merchants Bank (Honesdale, P.A.). Farmers & Merchants Bank was merged into The Citizens National Bank of Lansford and is now operating as a branch office of The Citizens National Bank of Lansford. On March 17, 1997, Harleysville National Corporation Financial Company was incorporated as a Delaware corporation. Harleysville National Corporation Financial Company's principal business function is to expand the investment opportunities of Harleysville National Corporation. Harleysville National Corporation is primarily a bank holding company which provides financial services through its three bank subsidiaries. Since commencing operations, Harleysville National Corporation's business has consisted primarily of managing its subsidiary banks, and its principal source of income has been dividends paid by the banks. Harleysville National Corporation is registered as a bank holding company under the Bank Holding Company Act of 1956.

Loans

     Harleysville National Corporation, through its subsidiaries, grants loans and makes other credit available to the general public. These extensions of credit are structured to meet the varying needs of businesses, individuals, and institutional customers and include mortgages, lines of credit, term loans, leases and letters of credit. This activity comprises a major source of revenue for Harleysville National Corporation's subsidiaries and it also exposes Harleysville

National Corporation and its subsidiaries to potential losses upon borrower default. In order to minimize the occurrence of loss, Harleysville National Corporation's subsidiaries follow strict loan underwriting and risk weighing policies. While collateral continues to play an important part in lending decisions, primary emphasis is placed upon borrowers' underlying ability to pay. Harleysville National Corporation's subsidiaries confine their lending activity to customers who live or are based in their respective market areas. By limiting lending activities to a specific geographic area, the staff of each subsidiary becomes more knowledgeable about local market conditions and can thereby make better credit risk assessments and consequently more prudent lending decisions. Harleysville National Corporation believes that this local knowledge, when combined with prudent underwriting standards, overcomes the risks associated with the geographic concentration of loans.

Description of Harleysville National Corporation Common Stock

     Harleysville National Corporation is authorized to issue 30,000,000 shares of Harleysville National Corporation common stock of which 7,037,814 shares were issued and outstanding as of September 30, 1998. Harleysville National
Corporation also has 3,000,000 shares of preferred stock authorized for issuance. No preferred stock is outstanding as of September 30, 1998.

Dividends

     The holders of Harleysville National Corporation common stock are entitled to receive dividends when, as and if declared by the Board of Directors out of legally available funds. Harleysville National Corporation has historically paid quarterly cash dividends to its shareholders on or about March 31, June 30, September 30, and December 31, of each year.

     The ability of Harleysville National Corporation to pay dividends to its shareholders is dependent primarily upon the earnings and financial condition of The Harleysville National Bank and Trust Company, The Citizens National Bank of Lansford, and Security National Bank. Harleysville National Corporation expects to obtain funds for the payment of dividends on Harleysville National Corporation Stock, for the foreseeable future, primarily from dividends paid to Harleysville National Corporation by its subsidiaries. These dividends are subject to certain statutory limitations.

     Under applicable federal laws, the dividends that Harleysville National Corporation's banking subsidiaries may pay without prior regulatory approval are subject to certain prescribed limitations. Because Harleysville National Corporation's banking subsidiaries are national banks, the approval of the Office of the Comptroller of the Currency is required under federal law if the total of all dividends declared during any calendar year exceed the total of the net profits of the respective bank for the year, combined with its retained net profits, for the two preceding years. In addition to the foregoing statutory restrictions on dividends, the Office of the Comptroller of the Currency also has general authority to prohibit a national bank from engaging in an unsafe or unsound banking practice. The Office of the Comptroller of the Currency could consider a bank's payment of a dividend, depending upon the financial condition of the bank involved and other factors, to be an unsafe or unsound practice.

     Harleysville National Corporation paid cash dividends of $0.91 per share in 1997, adjusted to reflect a 5% stock dividend effective on June 30, 1997. Harleysville National Corporation paid cash dividends of $.24, $.24 and $.25, respectively, for each of the first three quarters of 1998.

Liquidation

     In the event of liquidation, dissolution or winding up of Harleysville National Corporation , Harleysville National Corporation shareholders are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of Harleysville National Corporation preferred stock, if any, then outstanding. On September 30, 1998, no shares of Harleysville National Corporation preferred stock were issued or outstanding under the Articles of Incorporation of Harleysville National Corporation.

Dividend Reinvestment Plan

     Harleysville National Corporation has a Dividend Reinvestment and Stock Purchase Plan. Shareholders of Harleysville National Corporation may elect to participate in the plan. The plan is administered by American Stock Transfer and Trust Company, as plan agent. Under the plan, dividends payable to participating shareholders are paid to the plan agent and are used to purchase, on behalf of the participating shareholders, additional shares of Harleysville National
Corporation common stock either in the market or from Harleysville National Corporation's authorized but unissued shares of common stock. Participating shareholders may make additional voluntary cash payments that are also used by the plan agent to purchase additional shares of stock. Shares of Harleysville National Corporation common stock held for the account of participating shareholders and are voted by the plan agent as instructed by each participating shareholder.

Securities Laws

     Harleysville National Corporation, as a business corporation, is subject to the registration and prospectus delivery requirements of the Securities Act. Harleysville National Corporation is also subject to similar requirements under state securities laws. The Harleysville National Corporation common stock is registered with the Commission under Section 12(g) of the Exchange Act, and Harleysville National Corporation is subject to the periodic reporting, proxy solicitation and insider trading requirements of the Exchange Act. The executive officers, directors and those who are beneficial owners of more than 10 percent of the issued and outstanding shares of Harleysville National Corporation common stock are subject to certain restrictions affecting their right to sell shares of Harleysville National Corporation common stock owned beneficially by them. Specifically, each such person is subject to the beneficial ownership reporting requirements under the short-swing profit recapture provisions of Section 16 of the Exchange Act and may sell shares of Harleysville National Corporation common stock only:

     *    in compliance with the provisions of Commission Rule 144;

     * in compliance with the provisions of another applicable exemption from the registration requirements of the Securities Act; or

     * pursuant to an effective registration statement filed with the Commission under the Securities Act.

Anti-takeover Provisions

     The Pennsylvania Business Corporation Law of 1988 and Harleysville National Corporation's amended Articles of Incorporation and amended Bylaws provide numerous provisions that may be deemed to be anti-takeover in nature, both as to purpose and effect. There are four major anti-takeover provisions under Pennsylvania law relating to corporations that have their securities registered with the Commission under Section 12 of the Securities Act.

     The overall effect of the various provisions described herein might be to deter a tender offer that a majority of the shareholders might possibly view to be in their best interest as the offer might include a substantial premium over the market price of Harleysville National Corporation's common stock at that time. In addition, these provisions may have the effect of assisting Harleysville National Corporation's current management in retaining its position and placing it in a better position to resist changes that the shareholders might want to make if dissatisfied with the conduct of Harleysville National Corporation's business.

     Two of these statutory provisions have the effect of eliminating the rights of the shareholders of registered corporations to:

     *    call a special meeting of shareholders; and

     *    propose an amendments to the Articles of Incorporation.

One effect of these provisions may be to prevent the calling of a special meeting of shareholders for the purpose of considering a merger, consolidation or other corporate combination which does not have the approval of a majority of the members of Harleysville National Corporation's Board of Directors. This provision may have the effect of making Harleysville National Corporation less attractive as a potential takeover candidate by depriving shareholders of the opportunity to initiate special meetings at which a possible business combination might be proposed.

     These two  provisions  may discourage  attempts by  shareholders  to call a special meeting of shareholders. They also provide a greater time for consideration of any shareholder proposal to the extent that the proposal must be deferred until the next annual meeting of shareholders. Also, when made, shareholder proposals must comply with certain notice requirements and proxy solicitation rules. These provisions of Pennsylvania law do not affect the calling of a special meeting by the Chairman of the Board or by a majority of the members of the Board of

Directors or of its Executive Committee if, in their judgment, there are matters to be acted upon which are in the best interest of Harleysville National Corporation and its shareholders.

     Harleysville National Corporation's Articles of Incorporation and amended Bylaws contain a number of additional provisions that could be considered anti-takeover in purpose and effect. These provisions include:

     *    authorization   of   30,000,000   shares  of   Harleysville   National
          Corporation common stock and 3,000,000 shares of preferred stock;

     * lack of preemptive rights for shareholders to subscribe to purchase additional shares of stock on a pro rata basis;

     * the necessity for the affirmative vote of the holders of 80 percent of Harleysville National Corporation's common stock to approve an amendment to Harleysville National Corporation's Bylaws or to change an amendment to its Bylaws that was approved by the Board of Directors; and

     * the necessity for the affirmative vote of the holders of 80 percent of Harleysville National Corporation's common stock to approve a merger, consolidation, liquidation, or sale of substantially all assets unless the transaction has received prior approval of at least 75 percent of all members of the Board of Directors, in which case a majority of the outstanding shares of common stock is required for approval.

These provisions could give the holders of a minority of Harleysville National Corporation's outstanding shares a veto power over any merger, consolidation, dissolution or liquidation of Harleysville National Corporation, the sale of all or substantially all of its assets or an amendment to its Bylaws unless 75 percent of all members of the Board of Directors and a majority of the shareholders believes that the transaction is desirable and beneficial. Without these provisions in Harleysville National Corporation's Articles of
Incorporation and Bylaws, the affirmative vote of at least a majority of Harleysville National Corporation's common stock outstanding entitled to vote would be required to approve any merger, consolidation, dissolution, liquidation, the sale of all of its assets or an amendment to the Bylaws.

     Provisions for a classified or staggered board are included in the amended Bylaws of Harleysville National Corporation. A classified board has the effect of moderating the pace of any change in control of the Board of Directors by extending the time required to elect a majority of the directors to at least two successive annual meetings. However, this extension of time also tends to discourage a tender offer or takeover bid. This provision may also be deemed to be anti-takeover in nature. In addition, a classified board makes it more difficult for a majority of the shareholders to promptly change the composition of the board of directors even though such prompt change may be considered desirable for them.

     Harleysville National Corporation's amended Articles of Incorporation contain an additional anti-takeover provision that enables the Board of Directors to oppose a tender offer on the basis of factors other than economic benefit. Based on the Board's responsibilities to certain constituent groups, including Harleysville National Corporation's subsidiaries and the communities that they serve, the Board may consider factors such as:

     * the impact the acquisition of Harleysville National Corporation would have on the community;

     *    the  effect  of  the   acquisition   upon   shareholders,   employees,
          depositors, suppliers and customers; and

     *    the reputation and business practices of the tender offeror.

Indemnification

     The Bylaws of Harleysville National Corporation provide for indemnification of its directors, officers, employees and agents to the fullest extent permitted under the laws of the Commonwealth of Pennsylvania, provided that the person seeking indemnification acted in good faith, in a manner he or she reasonably believed to be in the best interest of Harleysville National Corporation , and without willful misconduct or recklessness.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Harleysville National Corporation, Harleysville National Corporation has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Comparison of Shareholder Rights

     After the merger, the shareholders of Northern Lehigh will become shareholders of Harleysville National Corporation. There are certain differences in the rights of shareholders of these two companies These differences arise out of differences in the articles of incorporation and bylaws of the two companies. The most significant of these differences are those relating to anti-takeover protection and public registration.

     The Bylaws of Harleysville National Corporation provide for a classified Board of Directors under which there are four classes of directors and, accordingly, one-fourth of the directors are elected each year for a term of four years. The Northern Lehigh Board of Directors is classified and divided into three classes of directors and, accordingly, approximately one-third of the directors are elected each year for a term of three years. The classification of the Board of Directors of a company makes it more difficult for the shareholders of the company to change a majority of the directors, even when the only reason for such a change may be the performance of the existing directors. It would normally  take three  annual  meetings of  Harleysville  National  Corporation's shareholders in order to replace a majority of Harleysville National Corporation's directors, whereas it would take two annual meetings of Northern Lehigh's shareholders to replace a majority of Northern Lehigh's Board of Directors.

     In addition to the classification of the Board of Directors, the Articles of Incorporation and Bylaws of Harleysville National Corporation include a number of provisions that are intended to protect the shareholders of Harleysville National Corporation (including the present shareholders of Northern Lehigh , who will become shareholders of Harleysville National Corporation following the merger), but which may be considered to be anti-takeover in nature and may serve to entrench the current management of Harleysville National Corporation. See "DESCRIPTION OF HARLEYSVILLE NATIONAL CORPORATION AND DESCRIPTION OF HARLEYSVILLE NATIONAL CORPORATION COMMON STOCK--Anti-takeover Provisions."

     Harleysville National Corporation common stock, unlike Northern Lehigh common stock, is registered with the Commission under Section 12(g) of the Exchange Act. As a result, Harleysville National Corporation is subject to the periodic reporting, proxy solicitation and insider trading requirements of the Exchange Act, which do not apply to Northern Lehigh. Pursuant to these requirements, Harleysville National Corporation makes available to shareholders, potential investors and the general public a significant amount of information regarding Harleysville National Corporation in the form of proxy statements, periodic reports and other Commission filings. In addition, directors, executive officers and beneficial shareholders of more than 10 percent of the issued and outstanding shares of Harleysville National Corporation common stock are subject to the insider trading reporting requirements and short-swing profit recapture provisions of Section 16 of the Exchange Act.

     The material differences between Northern Lehigh common stock and Harleysville National Corporation common stock and the rights of their respective holders, as of September 30, 1998, are summarized in the following table:

                                                           Northern Lehigh                   Harleysville National Corporation
                                                           ---------------                  ---------------------------------
Title                                        Common stock, $10.00 par value per share    Common stock, $1.00 par value per share

Shares Authorized                            500,000                                     30,000,000

Shares Issued and Outstanding                139,498                                     7,037,814

Preferred Stock                              None authorized                             3,000,000 shares authorized, none issued

Preemptive Rights                            None                                        None

Voting:  Election of Directors               Non-cumulative                              Non-cumulative

Classification of Board of Directors         Board of Directors divided into 3 classes   Board of Directors divided into 4 classes
                                             with 3 year terms; approximately 1/3        with 4 year terms; approximately 1/4 of
                                             elected each year                           directors elected each year

Voting:  Other Matters                       One vote for each share owned of record     One vote for each share owned of record

Mergers, Consolidations, Liquidations        Approval by a vote of at least 66 2/3% of   Approval by a vote of 80% of outstanding
Sales of Substantially All Assets            outstanding shares of common stock is       shares of common stock.  If such
                                             required                                    transaction has received prior approval
                                                                                         of at least 75% of all members of the
                                                                                         Board of Directors, then a majority of
                                                                                         the outstanding shares of common stock
                                                                                         would be required

                                      -58-


Special Shareholder Meetings                 Upon request of Chairman of the Board of    Upon request by the Chairman of the
                                             Directors, the Executive Vice President or  Board, President, the Executive Vice
                                             a majority of the Board of Directors.  In   President, if any, or a majority of the
                                             addition, the holders of not less than 40%  Board of Directors, or by its Executive
                                             of the outstanding shares may call a        Committee.
                                             special meeting

Authorization to Issue Additional Shares     Approval by a majority of the Board of      Approval by a majority vote of the Board
                                             Directors                                   of Directors

Repurchase of Additional Shares              Stock can be repurchased up to the extent   Stock can be repurchased up to the extent
                                             of unrestricted or unreserved undivided     of unrestricted or unreserved undivided
                                             profits and as much of its unrestricted     profits and as much of its unrestricted
                                             surplus as has been made available for      surplus as has been made available for
                                             such purpose by the prior affirmative vote  such purpose by the prior affirmative vote
                                             of shareholders; stock cannot be            of shareholders; stock cannot be
                                             repurchased when Northern Lehigh is         repurchased when Harleysville National
                                             insolvent or would be made insolvent by     Corporation is insolvent or would be made
                                             the purchase; and no more than 10 percent   insolvent by the purchase; and no more
                                             of the outstanding shares can be            than 10 percent of the outstanding shares
                                             repurchased in any twelve (12) month        can be repurchased in any twelve (12)
                                             period without prior regulatory approval;   month period without prior regulatory
                                             and provisions of the Securities Act        approval; and provisions of the Securities
                                             restrict the timing, nature and amount of   Act restrict the timing, nature and amount
                                             repurchases.                                of repurchases.

Stock Incentive Plan                         None                                        Yes

Dissenters' Rights                           Yes                                         Yes

Dividend Reinvestment Plan                   None                                        Yes

Market                                       Listed for quotation on the OTC Bulletin    Listed for quotation on National Market
                                             Board.                                      System of Nasdaq

Registered Under Exchange Act                No                                          Yes


              INFORMATION CONCERNING NORTHERN LEHIGH BANCORP, INC.

Description of Business and Property

     Northern Lehigh was incorporated on April 27, 1983, to act as a holding company for The Citizens National Bank of Slatington. The Citizens National Bank of Slatington commenced operations on February 1, 1902 as a national banking association chartered under the laws of the United States of America by the Office of the Comptroller of the Currency. As a national bank, The Citizens National Bank of Slatington is subject to regulation and periodic examination by the Office of the Comptroller of the Currency. The Citizens National Bank of Slatington's deposits are insured by the Federal Deposit Insurance Corporation. The Citizens National Bank of Slatington's principal executive offices are located at 502 Main Street, Slatington, Pennsylvania 18080-0008.

     Below is a schedule of all The Citizens National Bank of Slatington's properties, all of which are owned by the bank.

     Nature of Bank Office
        or Facility                               Address                            Date Acquired
      ---------------                             -------                            -------------
     Main Office                            502 Main Street                         July 1, 1907
                                            Slatington, PA 18080

     Handi-Bank Office                      705 Main Street                         January 15, 1979
                                            Slatington, PA 18080

     Lehigh Twp. Office                     4421 Lehigh Drive                       December 19, 1985
                                            Walnutport, PA 18088

     The Citizens National Bank of Slatington is a full service commercial bank that offers a large range of commercial and retail banking services to its customers, including personal and business checking, NOW accounts, money market accounts, savings accounts, IRA accounts, and certificates of deposit. The bank also offers installment loans, home equity loans, lines of credit, letters of credit, revolving credit, term loans and commercial mortgage loans, as well as residential and commercial construction loans.

     In addition, The Citizens National Bank of Slatington provides safe deposit boxes, traveler checks, money orders, wire transfers of funds, lock box collections and direct deposits of social security and payroll checks. The bank also provides credit card processing services to local merchants and retailers and is a member of "MAC" system and provides customers with access to this automated teller machine at work.

     In the event that loan requests may exceed The Citizens National Bank of Slatington's lending limit to any one customer, bank seeks to arrange such loans on a participation basis with other financial institutions. The offering or continuation of the above enumerated services are periodically evaluated.

     The Citizens National Bank of Slatington competes with other commercial banks and savings and loan associations, most of which are larger than The Citizens National Bank of Slatington. The bank also competes with major regional banking and financial institutions headquartered elsewhere. The Citizens National Bank of Slatington generates the overwhelming majority of its deposit and loan volume within its primary service area, i.e. Lehigh County, Pennsylvania. The majority of the residents and business and employees within The Citizens National Bank of Slatington's primary service area are within driving time - thirty (30) minutes from The Citizens National Bank of Slatington's office. There are 178 offices of commercial banks headquartered or which have a presence in the greater metropolitan Allentown area where The Citizens National Bank of Slatington is located. The bank also competes with branch offices of numerous banks and financial institutions that are headquartered elsewhere.

     The primary service area constitutes the community delineated for The Citizens National Bank of Slatington's Community Reinvestment Act Statement which states the bank intends to meet the credit needs of the entire local community. It is the policy of The Citizens National Bank of Slatington to evaluate all applications for credit without regard to the applicant's race, color, creed, sex, age or marital status.

     The primary service area includes a wide variety of residential neighborhoods, commercial businesses, retail stores, industrial complexes and service institutions. The Allentown/Lehigh County area has a large number of established businesses and a substantial employment base.

Employees

     As of September 30, 1998, Northern Lehigh had 27 full-time equivalent employees.

Legal Proceedings

     The nature of the business of Northern Lehigh and The Citizens National Bank of Slatington generates a certain amount of litigation involving matters in the ordinary course of business. In the opinion of management of Northern Lehigh and The Citizens National Bank of Slatington, there are no proceedings pending to which Northern Lehigh and The Citizens National Bank of Slatington is a party or to which their property is subject, which, if determined adversely to them, would be material in relation to Northern Lehigh's or The Citizens National Bank of Slatington's undivided profits or financial condition, nor are there any proceedings pending, other than ordinary routine litigation, incident to the business of Northern Lehigh or The Citizens National Bank of Slatington. In addition, no material proceedings are pending or are known to be threatened or contemplated against Northern Lehigh or The Citizens National Bank of Slatington by government authorities or others.

Northern Lehigh Common Stock Market Price and Dividends

     The Northern Lehigh common stock has historically been traded on a limited basis in the over-the-counter market, and is quoted and transactions are reported on the OTC Bulletin Board, and in privately negotiated transactions. The last reported sale of Northern Lehigh common stock before public announcement of the agreement and related merger was a trade of 900 shares at $56.00 per share on May 19, 1998. The last reported sale of Northern Lehigh common stock, prior to the date of this proxy statement/prospectus, as reported on the OTC Bulletin Board was 100 shares at $101.50 per share on November 10, 1998. There were 268 holders of record of Northern Lehigh common stock as of September 30, 1998.

     Northern Lehigh shareholders are entitled to receive the dividends when, as and if declared by the Board of Directors out of legally available funds. Northern Lehigh has historically paid quarterly cash dividends to its shareholders on or about April 1, July 1, October 1, and January 1 of each year. The ability of Northern Lehigh to pay dividends to its shareholders is dependent upon receipt of dividends from The Citizens National Bank of Slatington.

     Under federal law, the approval of the Office of the Comptroller of the Currency is required for the payment of dividends in any calendar year by a subsidiary national bank if the total of all dividends declared by the bank in a calendar year exceeds that bank's net profits for that year combined with its retained net profits for the preceding two calendar years. Moreover, no dividends may be paid by a national bank if its "losses" equal or exceed its undivided profits account, and no dividend may be paid in an amount in excess of its "net profits then on hand." In addition, the Office of the Comptroller of the Currency may find a dividend payment which otherwise meets the criteria specified in the law, nonetheless to constitute an unsafe or unsound practice.

     In accordance with the regulatory restrictions described above, as of December 31, 1997, The Citizens National Bank of Slatington had approximately $984,784 available for the payment of dividends. The agreement permits Northern Lehigh to make normal dividend payments, not in excess of $0.44 per share during the fourth quarter of 1998 to its shareholders, consistent with past practice, prior to the day of the merger.

     Northern Lehigh paid cash dividends of $1.51 per share in 1997, and $.44 for the first, second and third quarters of 1998.

Year 2000 Issue

     The Year 2000 Problem

     The following section contains forward-looking statements which involve risks and uncertainties. Northern Lehigh's actual impact of the Year 2000 issue could materially differ from that which is anticipated in these forward-looking statements as a result of certain factors identified below.

     The Year 2000 problem issue is the result of potential problems with software and computer systems or any equipment with computer chips (collectively "systems") that store the year portion of the date as just two digits (e.g. 98 for 1998). Systems using this two-digit approach will not be able to determine whether "00" represents the year 2000 or 1900. The problem, if not corrected, will make those systems fail altogether or, even worse, allow them to generate incorrect calculations causing a disruption of normal computer and related operations.

     Readiness Efforts

     In 1997, a comprehensive project plan to address the Year 2000 problem and related issues as those relate to The Citizens National Bank of Slatington's and its affiliates(1) operations was developed, approved by the Board of Directors and implemented. The scope of the plan includes five phases of Awareness, Assessment, Renovation, Validation and Implementation as defined by Federal Financial Institutions Examination Council and the banking regulatory agencies which regulate Northern Lehigh and The Citizens National Bank of Slatington.

     A project team that consists of key members of The Citizens National Bank of Slatington's technology staff, representatives of functional business units and senior management was developed. Additionally, the duties of the Senior Vice President and Chief Operations Officer were aligned to serve primarily as the Year 2000 project manager.

     As assessment of the impact of the Year 2000 issue on The Citizens National Bank of Slatington's computer systems has been completed. The scope of the project also includes other operational and environmental systems since they may be impacted if embedded computer chips control the functionality of those systems. From the assessment, The Citizens National Bank of Slatington has identified and prioritized those systems deemed to be mission critical or those that have a significant impact on normal operations.

     Slatington relies on third party vendors and service providers for its data processing capabilities and to maintain its computer systems. Formal communications with those providers of data processing capabilities and other external counterparties were initiated in 1997 and 1998 to assess the Year 2000 readiness of their products and services. Their progress in meeting their targeted schedules is being monitored for any indication that they may not be able to address the problems in time. Thus far, responses indicate that most of the significant providers currently have compliant versions available or are well into the renovation and testing phases with completion scheduled for sometime in 1998. However, The Citizens National Bank of Slatington can give no guarantee that the systems of these service providers and vendors on which The Citizens National Bank of Slatington's systems rely will be timely renovated.

     Additionally, The Citizens National Bank of Slatington has implemented a plan to manage the potential risk posed by the impact of the Year 2000 issue on its major customers.

------------------------

(1) Slatington, the only subsidiary of Northern Lehigh, is addressing the Year 2000 issues for Northern Lehigh .

Formal communications have been initiated, and the assessment is scheduled to be significantly completed by December 31, 1998.

     Current Status

     The project team estimates that The Citizens National Bank of Slatington's Year 2000 readiness project is 53% complete and that the activities involved in assessing external risks and operational issues are 69% completed overall. The following table provides a summary of the current status of the five phases involved and a projected timetable for completion.

                                                            Projected
Project Phase              % Completed                      Completion              Comments
-------------              -----------                     ------------             --------
Awareness                     100%                                                 Completed
Assessment                    100%                                                 Completed
Renovation                     80%                        March 31, 1999
Critical systems
Validation                     50%                        March 31, 1999
Implementation                 80%                        March 31, 1999

OVERALL                        75%


     Costs

     Slatington has thus far primarily used and expects to continue to primarily use internal resources to implement its readiness plan and to upgrade or replace and test systems affected by the Year 2000 issue. The total cost to The Citizens National Bank of Slatington of these Year 2000 compliance activities has not been and is not anticipated to be material to its financial position or results of operations in any given year. In total, The Citizens National Bank of Slatington estimates that its costs, excluding personnel expenses, for Year 2000 remediation and testing of its computer systems will amount to less than $50,000 over the three-year period from 1997 through 1999. Not included in this estimate is the cost to replace fully depreciated systems during this period, which occurs in the normal course of business and is not directly attributable to the Year 2000 issue.

     The costs and the timetable in which The Citizens National Bank of Slatington plans to complete the Year 2000 readiness activities are based on management's best estimates, which were derived using numerous assumptions of future events including the continued availability of certain resources, third party readiness plans and other factors. The Citizens National Bank of Slatington can make no guarantee that these estimates will be achieved, and actual results could differ from such plans.

     Risk Assessment

     Based upon current information related to the progress of its major vendors and service providers, management has determined that the Year 2000 issue will not pose significant operational problems for its computer systems. This determination is based on the ability of those vendors and service providers to renovate, in a timely manner, the products and services on which The Citizens National Bank of Slatington's systems rely. However, The Citizens National Bank of Slatington can give no guarantee that the systems of these suppliers will be timely renovated.

     Contingency Plan

     Realizing that some disruption may occur despite its best efforts, The Citizens National Bank of Slatington is in the process of developing contingency plans for each critical system in the event that one or more of those systems fail. While this is an ongoing process, The Citizens National Bank of Slatington expects to have the plan substantially documented by December 31, 1998.

                            IMPACT OF YEAR 2000 ISSUE

     The following section contains forward-looking statements that involve risks and uncertainties. Harleysville National Corporation's actual impact of the Year 2000 issue could materially differ from that which is anticipated in these forward-looking statements as a result of certain factors identified below.

     The "Year 2000 Issue" is the result of computer programs having been written using two digits rather than four to define the applicable year. Any of Harleysville National Corporation's computer systems that have date-sensitive software or date- sensitive hardware may recognize a date using "00" as the Year 1900 rather than the Year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send statements, or engage in similar normal business activities.

     Based on an ongoing assessment, Harleysville National Corporation has determined that it will be required to modify or replace portions of its software and hardware so that its computer systems will properly use dates beyond December 31, 1999. Harleysville National Corporation presently believes that as a result of modifications to existing software and hardware and conversions to new software and hardware, the Year 2000 Issue can be mitigated. However, if such modifications and conversions are not made, or are not completed on a timely basis, the Year 2000 Issue could have a material adverse impact on the operations of Harleysville National Corporation.

     Harleysville National Corporation has initiated formal communications with all of its vendors and large commercial customers to determine the extent to which Harleysville National Corporation is vulnerable to those third parties' failure to remediate their own Year 2000 Issue. Harleysville National Corporation's estimated Year 2000 project costs include the costs and time associated with the impact of a third party's Year 2000 Issue, and are based on presently available information.

     For significant vendors, Harleysville National Corporation is validating that they are Year 2000 compliant. If Harleysville National Corporation has not validated their compliance by December 31, 1998, Harleysville National Corporation will make plans to switch to a new vendor or system that is compliant. For insignificant vendors, Harleysville National Corporation is not necessarily validating that they are Year 2000 compliant. However, for any insignificant vendor who responds that they will not be compliant by December 31, 1998, Harleysville National Corporation will seek a new vendor or system that is compliant. For large commercial loan customers, Harleysville National Corporation will take appropriate action based upon the customer's response.

     Harleysville National Corporation has used both internal and external resources to reprogram, or replace, and test its software and hardware for Year 2000 modifications. Harleysville National Corporation plans to complete the Year 2000 project within 9 months or no later than June 30, 1999, for all critical systems. The total cost of the Year 2000 and systems conversion projects is estimated at $300,000. Of the total projects' cost, approximately $100,000 is attributable to the purchase of new software and hardware which will be capitalized. We have expensed $125,000 to date, and we plan to expense $75,000 more before December 31, 1999. These costs are not expected to have a material effect on the results of operations of Harleysville National Corporation.

     The costs of the projects and the date on which Harleysville National Corporation plans to complete both the Year 2000 modifications and systems conversions are based on management's best estimates, which were derived utilizing numerous assumptions of future events including the continued availability of certain resources, third party modification plans and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those plans. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer codes, and similar uncertainties.

     As a bank holding company, Harleysville National Corporation and its subsidiaries are subject to the regulation and oversight of various banking regulators. Their oversight includes the provision of specific timetables, programs and guidance regarding Year 2000 issues. Regulatory examination of the holding company and its subsidiaries' Year 2000 programs are conducted on a quarterly basis and reports are submitted by Harleysville National Corporation to the banking regulators on a periodic basis.

                          NORTHERN LEHIGH BANCORP, INC.
                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On the following pages of this proxy statement/prospectus we present management's discussion and analysis of the consolidated financial condition and results of operations of Northern Lehigh, and its wholly-owned subsidiary, The Citizens National Bank of Slatington. Management's discussion and analysis discusses the significant changes in the results of operations, capital resources and liquidity presented in its accompanying consolidated financial statements for Northern Lehigh. Northern Lehigh's consolidated financial condition and results of operations consist almost entirely of The Citizens National Bank of Slatington's financial condition and results of operations. Current performance does not guarantee, assure, or may not be indicative of similar performance in the future.

     The following discussion focuses on and highlights certain information regarding Northern Lehigh. We recommend that you read this discussion in conjunction with the Consolidated Financial Statements and related notes appearing elsewhere in this proxy statement/prospectus.

     We caution you not to place undue reliance on forward-looking statements in this section, they reflect management's analysis only as of this date. Northern Lehigh undertakes no obligation to publicly revise or update these forward-looking statements to reflect subsequent events or circumstances.

                          NORTHERN LEHIGH BANCORP, INC.
                             SELECTED FINANCIAL DATA


(Dollars in thousands,
  except per share data)     September 30,                     December 31,
                          -----------------       ----------------------------------------------
                             (unaudited)

                           1998        1997        1997        1996       1995    1994     1993
                           ----        ----        ----        ----       ----    ----     ----
Income & Expense:
Interest income        $  4,369    $   4,140   $  5,625     $  5,208   $  5,009  $ 4,500  $ 4,149
Interest expense          1,783        1,645      2,235        2,135      2,020    1,790    1,833
                       --------    ---------   --------     --------   --------  -------  -------
Net interest income       2,586        2,495      3,390        3,073      2,989    2,710    2,316
Loan loss provision          75           60         90          115         70        -      108
                       --------    ---------   --------     --------   --------  -------  -------
Net interest income
 after loan loss
 provision                2,511        2,435      3,300        2,958      2,919    2,710    2,208
Noninterest income          196          183        200          196        300      121      149
Noninterest expense       1,687        1,556      2,097        1,968      1,919    1,953    1,692
                       --------    ---------   --------     --------   --------  -------  -------
Income before income
 taxes                    1,020        1,062      1,403        1,186      1,300      878      665
Income taxes                314          321        423          327        369      268      204
                       --------    ---------   --------     --------   --------  -------  -------
Net income             $    706    $     741   $    980     $    859   $    931  $   610  $   461
                       ========    =========   ========     ========   ========  =======  =======

Per share:
Basic                  $   5.06    $    5.41   $   7.00     $   6.08   $   6.48  $  4.25  $  3.21
Diluted                    4.97         5.34       6.93         6.03       6.45     4.23     3.20
Cash dividends paid        1.32         1.11       1.51         1.17       0.90     0.78     0.68


Weighted average number
 of common shares:
 Basic                  139,498      137,031    140,011      141,348    143,589  143,712  143,712
 Diluted                141,998      138,722    141,524      142,386    144,395  144,251  143,993
Book Value                60.08        54.95      56.30        55.66      50.50    43.57    40.42

Average Balance Sheet:
Total Assets           $ 74,122     $ 70,113    $70,871     $ 68,016    $64,718 $ 63,508  $59,142
Investments & Money
 Market Investments      12,808       10,381     11,000       12,691     16,501   19,588   17,146
Loans(Net of Unearned
 Income)                 57,849       56,225     56,357       51,875     44,620   40,211   38,405
Deposits                 65,174       61,896     62,572       60,472     57,906   57,400   53,418
Borrowings                    -           45         33            1         17        1        -
Shareholders' equity      8,125        7,411      7,499        6,828      6,138    5,549    5,090

Balance Sheet at
 Period End:
Total assets           $ 72,262     $ 72,538    $72,013     $ 69,839    $68,514 $ 64,017  $62,165
Investments & Money
 Market Investments      16,919       14,477      9,732       10,566     18,193   17,732   19,228
Loans(Net of Unearned
 Income)                 56,886       55,751     58,853       55,684     46,502   42,168   39,305
Deposits                 68,166       64,209     63,458       62,047     61,317   57,787   56,427
Borrowings                    -            -          -            -          -        -        -
Shareholders' equity      8,381        7,665      7,854        7,162      6,498    5,710    5,296

Selected Operating
 Ratios:
Return on average
 assets (annualized)      1.27%        1.41%      1.38%        1.26%      1.44%    0.96%   0.78%
Return on average
 shareholders' equity    11.59%       13.33%     13.07%       12.58%     15.17%   10.99%   9.06%
Leverage (assets
 divided by
 shareholders' equity)    8.62X        9.46X      9.17X        9.75X     10.54X  11.21X   11.74X

Average total loans
 as a percentage of
 average deposits           89%          91%        90%          86%        77%     70%      72%
Interest income/Average
 Earning Assets*          8.35%        8.43%      8.49%        8.27%      8.40%   7.62%    7.56%
Interest expense/Average
 Dep. & Borrowings        3.65%        3.54%      3.57%        3.53%      3.49%   3.12%    3.43%
Net interest income/
 Average Earn. Assets*    4.99%        5.14%      5.17%        4.96%      5.09%   4.63%    4.26%

* Tax Equivalent Basis

Balance Sheet Analysis

The table below presents the major asset and liability categories on an average daily basis for the periods presented, along with interest income and expense, and key rates and yields. During the first nine months of 1998, the assets showing the greatest increase were loans. On the liability side, the most significant source of new funds was time deposits.


DISTRIBUTION OF ASSETS,  LIABILITIES AND SHAREHOLDERS EQUITY, INTEREST RATES AND
INTEREST DIFFERENTIAL:
(Dollars in thousands)                               Period Ended September 30,
                                             ----------------------------------
                                           1998                                     1997
                                           ----                                     ----
                              Average    Average                      Average      Average
Assets                        Balance     Rate         Interest       Balance        Rate      Interest
                             --------    -------       --------       -------      -------     --------
Investment securities:
 Taxable investments         $ 7,687     5.95%        $    457        $ 6,212        5.99%      $   372
 Nontaxable investments (1)      204     6.86               14            743        9.02            67
                             -------     ----         --------        -------        -----      -------
 Total investment securities   7,891     5.97              471          6,955        6.31           439

Loans (1)(2)                  57,849     8.92            5,162         56,225        8.87         4,987
Other rate-sensitive assets    4,917     5.47              269          3,426        5.52           189
                             -------    -----        ---------        -------        -----     --------
 Total earning assets         70,657     8.35            5,902         66,606        8.43         5,615


Noninterest-earning assets     3,465      -              -              3,507           -           -
                             -------    ----         ---------        -------        -----     --------
 Total assets                $74,122    7.96%        $   5,902        $70,113        8.01%     $  5,615
                             =======    ====         =========        =======        =====     ========

Liabilities and
 Shareholders' Equity
Deposits:
 Demand                     $  7,858     - %         $  -             $ 6,783          - %     $   -
 Savings                      34,452    3.37            1,161          33,909        3.22        1,092
 Time                         22,864    5.32            1,216          21,204        5.18        1,099
                            --------    ----         --------         -------        ----      -------
  Total                     $ 65,174    3.65            2,377          61,896        3.54        2,191

Borrowings and other
 interest- bearing
 liabilities                    -        -             -                   45        6.67            3
Other liabilities                823     -             -                  761          -            -
                           ---------    ----        ---------         -------        -----     -------
  Total liabilities           65,997    3.60           2,377           62,702        3.50        2,194

Shareholders' equity           8,125     -             -                7,411          -            -
                         -----------    ----        ---------         -------        -----     -------
  Total liabiliites and
   shareholders' equity    $  74,122    3.21%       $ 2,377           $70,113        3.13%     $ 2,194
                         ===========    =====       =======           =======        =====     =======

Average effective rate on
 interest-bearing
 liabilities              $  57,316     4.15%       $ 2,377           $55,158        3.98%     $ 2,194
                         ===========    =====      ========           =======        =====     =======

Interest Income/Earning
 Assets                   $  70,657     8.35%       $ 5,902           $66,606        8.43%     $ 5,615
Interest Expense/Earning
 Assets                   $  70,657     3.36        $ 2,377           $66,606        3.29      $ 2,194
                                        ----                                         -----
Effective Interest
  Differential                          4.99%                                        5.14%
                                        =====                                        =====

                                      -69-


                                          Year ended December 31,
                                          -----------------------
(Dollars in thousands)                     1998                                     1997
                                           ----                                     ----
                              Average    Average                      Average      Average
Assets                        Balance     Rate         Interest       Balance        Rate      Interest
                             --------    -------       --------       -------      -------     --------
Investment securities:
 Taxable investments         $ 6,621     6.01%        $    398        $ 6,230        6.02%      $   375
 Nontaxable investments (1)      609    10.18               62          1,965        8.04           158
                             -------    ------        --------        -------        -----      -------
 Total investment securities   7,230     6.36              460          8,195        6.50           533

Loans (1)(2)                  56,357     8.96            5,050         51,875        8.80         4,567
Other rate-sensitive assets    3,770     5.52              208          4,496        5.32           239
                             -------    -----        ---------        -------        -----     --------
 Total earning assets         67,357     8.49            5,718         64,566        8.27         5,339


Noninterest-earning assets     3,514      -              -              3,450           -           -
                             -------    ----         ---------        -------        -----     --------
 Total assets                $70,871    8.07%        $   5,718        $68,016        7.85%     $  5,339
                             =======    ====         =========        =======        =====     ========

Liabilities and
 Shareholders' Equity
Deposits:
 Demand                     $  7,048     - %         $  -             $ 6,650          - %     $   -
 Savings                      34,174    3.29            1,123          32,895        3.15        1,035
 Time                         21,350    5.20            1,110          20,927        5.26        1,100
                            --------    ----         --------         -------        ----      -------
  Total                       62,572    3.57            2,233          60,472        3.53        2,135

Borrowings and other
 interest- bearing
 liabilities                      33    6.06                2               1          -           -
Other liabilities                767     -               -                715          -           -
                           ---------    ----        ---------         -------        -----     -------
  Total liabilities           63,372    3.53            2,235          61,188        3.49        2,135

Shareholders' equity           7,499     -              -               6,828          -            -
                         -----------    ----        ---------         -------        -----     -------
  Total liabiliites and
   shareholders' equity    $  70,871    3.15%        $ 2,235          $68,016        3.14%     $ 2,135
                         ===========    =====        =======          =======        =====     =======

Average effective rate on
 interest-bearing
 liabilities              $  55,557     4.02%        $ 2,235          $53,823        3.97%     $ 2,135
                         ===========    =====       ========          =======        =====     =======

Interest Income/Earning
 Assets                   $  67,357     8.49%        $ 5,718          $64,566        8.27%     $ 5,339
Interest Expense/Earning
 Assets                   $  67,357     3.32         $ 2,235          $64,566        3.31      $ 2,135
                                        ----                                         -----
Effective Interest
  Differential                          5.17%                                        4.96%
                                        =====                                        =====

(1) The interest earned on nontaxable investment securities and loans is shown on a tax equivalent basis.

(2) Nonaccrual loans have been included in the appropriate average loan balance category, but interest on nonaccrual loans has not been included for purposes of determining interest income.

Investment Securities

     Total securities of $8,355,000 increased $2,876,000 from September 30, 1997 to September 30, 1998. This increase is the result of The Citizens National Bank of Slatington increasing the securities held to maturity portfolio by $4,205,000 and reducing the securities available for sale portfolio by $1,329,000. The primary increase in the held to maturity portfolio was in corporate debt securities. The September 30, 1998 securities portfolio did not change significantly from the December 31, 1997 and 1996 portfolios of $8,336,000 and $8,426,000, respectively.

     The September 30, 1998 federal funds sold of $8,564,000 was $434,000 lower than the September 30, 1997 balance of $8,998,000. Federal funds sold at September 30, 1998 were higher than the December 31, 1997 balance of $1,396,000 and the December 31, 1996 balance of $2,140,000.

     There are no significant concentrations of securities (greater than 10% of shareholders' equity) in any individual security issuer, except for five corporate debt securities. These corporate debt securities mature within a three month period and have an aggregate book value of $4,963,000 and a market value of $4,959,000. The maturity analysis of investment securities held to maturity, including the weighted average yield for each category as of September 30, 1998, is as follows:

                                              Under        1 - 5         5 - 10         Over
                                              1 year       years         years       10 years      Total
                                              ------       -----         -----       --------      -----
(Dollars in thousands)
Obligations of other U.S. Government
   agencies and corporations:
   Carrying value                            $   298      $   -         $   -       $   -         $  298
   Weighted average yield                       6.78%        0.00%        0.00%       0.00%         6.78%
   Weighted average maturity                                                                 0 yrs 3 mos

Corporate Debt Securities:
   Carrying value                              4,963          -             -           -          4,963
   Weighted average yield                       5.81%        0.00%        0.00%       0.00%         5.81%
   Weighted average maturity                                                                 0 yrs 2 mos
Total:
   Carrying value                              5,261          -             -           -          5,261
   Weighted average yield                       5.87%        0.00%        0.00%       0.00%         5.87%
   Weighted average maturity                                                                 0 yrs 2 mos


The maturity analysis of securities available for sale, including the weighted average yield for each category, as of September 30, 1998 is as follows:


                              Under     1 - 5     5 - 10      Over
                              1 year    years     years      10 years   Total
                             -------    -----     ------     --------   -----
(Dollars in thousands)
 Obligations of other U.S.
 Government agencies and
 corporattions:
 Amortized cost               1,941       2         -           934     2,877
 Weighted average yield        5.83%    6.99%     0.00%        6.15%     5.94%
 Weighted average maturity                                      8 yrs 6 mos

Obligations of states and
 political subdivisions:
  Amortized cost                -        -         200           -       200
  Weighted average yield       0.00%   0.00%      11.17%       0.00%    11.17%
  Weighted average maturity                                     9 yrs 2 mos

Equity Securities:
  Amortized cost               -         -          34           -        34
  Weighted average yield      0.00%    0.00%       5.51%       0.00%     5.51%
  Weighted average maturity                                     10 yrs 0 mos

Total:
  Amortized Cost              1,941       2         234         934     3,111
  Weighted average yield      5.83%    6.99%      10.35%       6.15%     6.27%
  Weighted average maturity                                      8 yrs 7 mos


Weighted average yield is commuted by dividing the annualized interest income, including the accretion of discounts and the amortization of premiums, by the carrying value. Tax-exempt securities were adjusted to a tax-equivalent basis and are based on the federal statutory tax rate of 34%.

The amortized cost and fair value of investment securities are as follows:

                                          September 30, 1998
                                         --------------------
Available for Sale
------------------
                                       Gross           Gross          Estimated
                      Amortized       Unrealized      Unrealized        Market
                         Cost            Gains         (Losses)         Value
                      ---------       ----------      ----------       --------
Obligations of other
 U.S. Governmental
 agencies and
 corporations        $   2,877       $     -          $   (7)        $   2,870
Obligations of
 states and
 political
 subdivisions              200             -             (10)              190
Equity securities           34             -               -                34
                     ----------       --------        --------       ----------
 Totals              $   3,111      $      -          $   (17)        $   3,094
                    ==========      =========        =========       ==========

                                        September 30, 1998
                                        ------------------

Held to Maturity
----------------

                                           Gross         Gross        Estimated
                             Amortized   Unrealized    Unrealized       Market
                               Cost        Gains        (Losses)        Value
                             --------    ----------    ----------     ---------

Obligations of other U.S.
 Government agencies
 and corporations           $   298      $   -        $     -        $     298
Corporate debt securities     4,963          -             (4)           4,959
                            -------      ---------    -----------    ---------
Totals                      $ 5,261      $   -        $    (4)       $   5,257
                            =======      =========    ===========    =========

                                     September 30, 1997
                                     ------------------

Available for Sale
------------------

                                            Gross        Gross       Estimated
                           Amortized     Unrealized   Unrealized       Market
                             Cost           Gains      (Losses)        Value
                           ---------     ----------   ----------     ---------

U.S. Treasury Notes       $   251        $    -       $    -         $     251
Obligations of other
 U.S.Government agencies
 and corporations           3,970             -           (23)           3,947
Obligations of states and
 political subdivisions       200             -            (9)             191
Equity securities              34             -            -                34
                          --------      ---------    ---------       ----------
  Totals                  $ 4,455       $     -       $   (32)       $   4,423
                          =======       =========     ========       ==========

                                          September 30, 1997
                                          ------------------
Held to Maturity
----------------
                                           Gross        Gross         Estimated
                          Amortized      Unrealized   Unrealized       Market
                            Cost           Gains       (Losses)        Value
                         ----------      ----------   ---------       --------
Obligations of other U.S.
 Government agencies
 and corporations       $    250        $    -        $    -          $    250
Obligations of states
 and political
 subdivisions                 20             -             -                20
Corporate debt securities    786             -             -               786
                        --------        --------     ----------       --------
 Totals                 $  1,056        $    -        $    -          $  1,056
                        ========        ========      =========       ========

                                      -73-

                                          December 31, 1997
                                          -----------------

Available for Sale
------------------
                                          Gross         Gross        Estimated
                        Amortized       Unrealized    Unrealized       Market
                          Cost            Gains        (Losses)        Value
                        ---------       ----------    ----------     ---------
Obligations of other U.S.
 Government agencies
 and corporations      $   5,678        $     1      $    (10)        $  5,669
Obligations of states
 and political
 subdivisions                200              -           (16)             184
Equity securities             34              -             -               34
                        --------        ---------    ---------        --------
Totals                 $   5,912        $     1      $    (26)        $  5,887
                       =========        =========    =========        ========

                                  December 31, 1997
                                  -----------------

Held to Maturity
----------------

                                         Gross         Gross        Estimated
                      Amortized       Unrealized    Unrealized        Market
                        Cost            Gains        (Losses)         Value
                     ----------       ----------    -----------     ---------

Obligations of states
 and political
 subdivisions        $     20        $     -         $     -         $     20
Corporate debt
 securities             2,429              -              (4)           2,425
                     --------        ----------      ---------       --------
Totals               $  2,449        $     -         $    (4)        $  2,445
                     ========        =========       ========        ========


                                   December 31, 1996
                                   -----------------

Available for Sale
------------------
                                         Gross         Gross         Estimated
                        Amortized      Unrealized     Unrealized       Market
                          Cost           Gains         (Losses)        Value
                        --------        --------      ---------       -------

U.S. Treasury Notes     $ 2,005      $       3      $       -        $  2,008
Obligations of other
 U.S. Government
 agencies and
 corporations             1,238              -            (18)          1,220
Obligations of states
 and political
 subdivisions               200              -            (20)            180
Equity securities            34              -              -              34
                        -------      -----------    ----------       ---------
   Totals               $ 3,477      $       3      $     (38)       $  3,442
                       ========      ===========    ==========       =========

                                   December 31, 1996
                                   -----------------

Held to Maturity
----------------

                                       Gross          Gross        Estimated
                       Amortized     Unrealized     Unrealized       Market
                         Cost          Gains         (Losses)        Value
                       ---------     ----------     -----------     --------

Obligations of other U.S.                                                 -
 Government agencies
 and coporations      $  2,232     $        -      $      (3)        $ 2,229
Obligations of states
 and political
 subdivisions              964              3              -             967
Corporate debt
 securities              1,788              1              -           1,789
                      --------     -----------     ------------      ---------
Totals                $  4,984     $        4      $      (3)        $ 4,985
                      ========     ==========      ==========        =======

Loans

     Slatington grants commercial loans, residential mortgages, and consumer loans to customers located primarily within the Lehigh Valley. The Citizens National Bank of Slatington has a concentration of credit in commercial loans and exposure to credit loss can be adversely impacted by downturns in local economic and employment conditions.

     Loans grew  $1,119,000,  or 2.0% from  $56,055,000 at September 30, 1997 to
$57,174,000 at September 30, 1998. This growth was primarily the result of an increase in real estate related loans. The September 30, 1998 loan balance was 3.5% lower than the December 31, 1997 loan balance and 2.0% higher than the December 31, 1996 loan balance. The reduction in loans from December 31, 1997 to September 30, 1998 was primarily the result of lower real estate related loans.

Major classifications of loans are summarized as follows at September 30, 1998 and 1997, and December 31, 1997 and 1996:

                                       September 30,            December 31,
                                     ----------------       ------------------
                                     1998        1997         1997        1996
                                     ----        ----         ----        ----
Real estate loans - construction    $ 2,328     $ 2,100      $ 2,665    $ 3,135
Real estate loans - other            43,748      42,935       44,718     42,866
Commercial & industrial loans         4,573       4,244        4,675      4,143
Installment loans                     2,507       2,888        2,850      3,212
Municipal loans                         806         829          823        848
All other loans                       3,212       3,059        3,461      1,824
                                    -------     --------    --------    -------
 Total                               57,174      56,055       59,192     56,028

Less:
Unearned discount                       288         304          339        344
Allowance for possible loan losses      743         636          667        518
                                   --------     --------    ---------   -------
          Loans, Net               $ 56,143     $55,115      $58,186    $55,166
                                   ========     =======      =======    =======

A loan is generally classified as nonaccrual when principal or interest has consistently been in default for a period of 90 days or more or because of a deterioration in the financial condition of the borrower or payment in full of principal or interest is not expected. Delinquent loans past due 90 days or more and still accruing interest are generally well-secured and expected to be restored to a current status in the near future. The following table details those loans that were placed on nonaccrual status, were accounted for as troubled debt restructurings or were delinquent 90 days or more and still accruing interest:

                                   September 30,            December 31,
(Dollars in thousands)           1998        1997         1997        1996
                                 ----        ----         ----        ----

Nonaccrual loans                $  -         $ 1,186     $   925     $ 2,107
Trouble debt restructurings        -             777       1,308          -
Delinquent loans                  153            376          88         205
                                ------       -------     -------    --------
     Total                      $ 153        $ 2,339     $ 2,321     $ 2,312
                                =====        =======     =======     =======

Allowance for Possible Loan Losses
----------------------------------

A summary of the allowance for loan losses is as follows:

                                September 30,            December 31,
                               --------------      --------------------
(Dollars in thousands)       1998        1997      1997      1996      1995
                            -----        ----      ----      ----      ----
Average loans             $ 57,849     $ 56,225   $ 53,357  $ 51,875  $ 44,620
                         =========     ========   ========  ========  ========

Allowance, beginning of
 period                  $    667      $    518   $    518  $    462  $    442
                         --------      --------   --------  --------  --------
Loans charged off:
 Commercial and industrial     -             -          -         61       -
 Installment and other         -             19         19         1         9
 Real estate                   -             -          -          -        51
 Lease financing               -             -          -          -       -
                         --------      --------   --------  --------  --------
Total loans charged off        -             19         19        62        60
                         --------      --------   --------  --------  --------

Recoveries:
 Commercial and industrial    -              -         -         -         -
 Installment and other         1             19         20        3         10
 Real estate                  -              58         58       -         -
 Lease financing              -              -         -         -         -
                         -------       --------   --------  --------  --------
 Total recoveries              1             77         78        3         10
                         -------       --------   --------  --------  --------
Net loans charged off        (1)            (58)       (59)      59         50
                         -------       --------   --------  --------  --------
Provision for loan losses    75              60         90      115         70
                         -------       --------   --------  --------  --------
Allowance, end of period $  743         $   636   $    667  $   518   $    462
                         =======       ========   ========  ========  ========
Ratio of net charge offs
 to average loans
 outstanding              0.00%          -0.10%    -0.11%     0.11%      0.11%
                         =======       ========   ========  ========  ========

                                          December 31,
                                     --------------------
(Dollars in thousands)               1994            1993
                                     ----            ----
Average loans                        $ 40,211        $ 38,405
                                     ========         ========

Allowance, beginning of
 period                              $    452        $    397
                                     --------        --------
Loans charged off:
 Commercial and industrial                 -               -
 Installment and other                      5               3
 Real estate                                7              59
 Lease financing                           -               -
                                       --------       --------
Total loans charged off                    12              62
                                       --------       --------

Recoveries:
 Commercial and industrial                 -                1
 Installment and other                     2                8
 Real estate                               -               -
 Lease financing                           -               -
                                       --------       --------
 Total recoveries                          2                9
                                       --------       --------
Net loans charged off                     10               53
                                       --------       --------
Provision for loan losses                  -              108
                                       --------       --------
Allowance, end of period              $  442         $    452
                                      =========      =========
Ratio of net charge offs
 to average loans
 outstanding                            0.02%            0.14%
                                      ========       =========

     The provision for loan losses is based upon a credit review of the loan portfolio, past loan loss experience, current economic conditions and other pertinent factors which form a basis for determining the adequacy of the allowance for possible loan losses. In the opinion of management, the aggregate amount reserved is deemed to be adequate to absorb future loan losses.

     The allowance for possible loan losses of $743,000 at September 30, 1998 was 1.30% of loans, compared to 1.13% of loans at September 30, 1997. This increase is due to The Citizens

National Bank of Slatington adding $75,000 to the allowance and recovering $1,000 of loans previously charged off, during the first nine months of 1998. The Citizens National Bank of Slatington did not charge off any loans during the first nine months of 1998. The $667,000 allowance for possible loan losses at December 31, 1997 was 1.13% of loans and the $518,000 allowance for loan losses at December 31, 1996 was .92% of loans.

Transactions in the allowance for possible loan losses account for the periods ending September 30, 1998 and 1997, and the years ended December 31, 1997 and 1996 are summarized as follows:


                                       September 30,         December  31,
                                      ---------------       ---------------
                                      1998       1997       1997        1996
                                      ----       ----       ----        -----
Beginning balance                  $    667    $  518      $ 518       $  462
Provision charged to operations          75        60         90          115
Recovery of loans previously
 charged off                              1        77         77            3
                                   --------    ------      -----       -------
                                        743       655        685          580
Loans charged off                         -        19         18           62
                                   --------    ------      -----       -------
Ending balance                     $    743    $  636      $ 667       $  518
                                   ========    ======      =====       =======

Slatington premises and equipment are summarized as follows at September 30, 1998 and 1997, and Decemer 31, 1997 and 1996:

                                 September 30,                   December 31,
                              ----------------              ------------------
                               1998       1997                1997        1996
                               ----       ----                ----        ----
Land                         $  166     $  166              $  166      $  166
Bank premises                 1,324      1,260               1,308       1,212
Furniture & Equipment         1,122      1,105               1,112       1,061
                             ------     ------              ------      ------
                              2,612      2,531               2,586       2,439

Less accumulated
 depreciation                 1,941      1,822               1,854       1,740
                             ------     ------              ------      ------
Bank premises and
 equipment, net              $  671     $  709              $  732      $  699
                             ======     ======              ======      ======

Deposits

     The following table is a distribution of average balances and average rates paid on the deposit categories for September 30, 1998 and 1997, and December 31, 1997 and 1996.

                                   September 30,               December 31,
                               1998          1997         1997             1996
                         ---------------------------------------------------------------------------------------
(Dollars in thousands)   Amount    Rate      Amount     Rate    Amount     Rate     Amount     Rate
                         ------    ----      ------    ------    ----     ------   --------    ----
Noninterest-bearing      $  7,858    -- %   $  6,783    -- %   $  7,048     -- %    $  6,650    -- %
Interest-bearing
 checking accounts          8,968   2.70%      8,622   2.67%      8,554    2.68%       8,607   2.65%
Money market accounts       4,004   4.14%      4,441   3.01%      4,798    3.39%       5,435   2.65%
Savings                    21,480   3.51%     20,846   3.50%     20,822    3.51%      18,853   3.52%
Time-under $100,000        20,359   5.27%     19,587   5.11%     19,539    5.14%      19,378   5.22%
Time-over $100,000          2,505   5.74%      1,617   5.84%      1,811    5.87%       1,549   5.75%
                         --------  ------  ---------   -----   --------    -----   ---------   -----
   Total                 $ 65,174           $ 61,896           $ 62,572            $  60,472
                         ========           ========           ========            =========


A maturity distribution of certificates of deposit of $100,000 and over is as follows:

                                        September 30,           December 31,
(Dollars in thousands)              1998          1997       1997         1996
                                    ----          ----       ----         ----
Three months or less              $  390         $  100     $  821       $  300
Over three months to six months    1,131            400        500          100
Over six months to twelve months     100            714        290           -
Over twelve months                   800            910        910        1,002
                                  ------         ------     ------       ------
     Total                        $2,421         $2,124     $2,521       $1,402
                                  ======         ======     ======       ======

     Total deposits of $68,166,000 at September 30, 1998 were $3,957,000, or 6.2% higher than the September 30, 1997 balance of $64,209,000. This increase was primarily the result of increases in time deposits, money market deposits and interest-bearing checking accounts. These increases were partially offset by decreases in savings and noninterest-bearing checking accounts. The September 30, 1998 deposit balance grew $4,708,000 from the December 31, 1997 balance of $63,458,000 and $6,119,000 from the December 31, 1996 deposit balance of $62,047,000.

Deposits are summarized as follows at September 30, 1998 and 1997, and December 31, 1997 and 1996:

(Dollars in thousands)                     September 30,        December 31,
                                        -----------------     ---------------
                                         1998        1997     1997       1996
                                         ----        ----     ----       ----

Noninterest-bearing                 $    7,793    $ 7,900    $ 7,875   $ 6,699
Interest-bearing checking accounts       8,949      7,724      7,853     8,767
Money market accounts                    6,178      4,147      5,925     6,642
Savings                                 21,383     22,554     19,790    19,295
Time, under $100,000                    21,442     19,760     19,494    19,242
Time, over $100,000                      2,421      2,124      2,521     1,402
                                    ----------    -------    -------   -------
    Total Deposits                  $   68,166    $64,209    $63,458   $62,047
                                    ==========    =======    =======   =======

Capital

     Quantitative measures established by regulation to ensure capital adequacy require the maintenance of minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets. Management believes, as of September 30, 1998 that Northern Lehigh and The Citizens National Bank of Slatington meet all capital adequacy requirements to which they are subject.

     The minimum for the Tier 1 ratio is 4.0%, and the total capital ratio (Tier 1 plus Tier 2 capital divided by risk-adjusted assets) minimum is 8.0%. At September 30, 1998, Northern Lehigh's Tier 1 risk-adjusted capital ratio was 14.0%, and the total risk-adjusted capital ratio was 15.3%, both well above the regulatory requirements. The risk-based capital ratio of The Citizens National Bank of Slatington also exceed regulatory requirements at September 30, 1998.

                                   September 30,            December 31,
                                1998         1997        1997         1996
                                ----         ----        ----         -----

Tier 1 Capital Ratio            14.0%        14.1%       14.0%        13.8%
Total Capital Ratio             15.3%        15.3%       15.1%        14.8%
Leverage Ratio                  11.3%        11.0%       11.1%        10.7%


Results of Operations

     Consolidated net income for the first nine months of 1998 was $706,000, or 4.7% below the first nine months of 1997. Basic and diluted earnings per share for the first nine months of 1998 were $5.06 and $4.97, respectively. The Basic and diluted earnings per share for the same period in 1997 were $5.41 and $5.34, respectively. The decrease in net income is the result of higher operating expenses experienced during 1998. The December 31, 1997 net income of $980,000 was 14.1% higher than the December 31, 1996 net income of $859,000 and 5.3% higher than the December 31, 1995 net income of $931,000.

     On January 1, 1998, Northern Lehigh adopted the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income." Comprehensive income is the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Other comprehensive income consists of net unrealized gains on investment securities available for sale. Subsequent to the adoption date, all prior-period amounts are required to be restated to conform to the provision of SFAS No. 130. Comprehensive income for the first nine months of 1998 was $712,000, compared to $742,000 for the first nine months of 1997. Comprehensive income for December 31, 1997, 1996 and 1995 was $986,000, $831,000 and $1,019,000, respectively.

Net Interest Income

     Net interest income at September 30, 1998 of $2,586,000 was 3.6% higher than the September 30, 1998 net interest income of $2,495,000. This increase was the result of a 6.1% increase in earning assets during this period. Partially offsetting this increase was a reduction in the net interest margin during the first nine months of 1998, compared to the same period in 1997. The net interest margin for the first nine months of 1998 and 1997 was 4.99% and 5.13%, respectively. This reduction in the net interest margin was due to both a decrease in the yield on average earning assets and an increase in the interest rate paid on average deposits and borrowings.

     Net interest income at December 31, 1997 of $3,390,000 was higher than the December 31, 1996 and 1995 net interest income of $3,073,000 and $2,989,000, respectively. The net interest margin for the twelve-month period ending December 31, 1997 of 5.41% was higher than the 4.96% at December 31, 1996 and the 5.10% at December 31, 1995.

For analytical purposes, the following table reflects tax-equivalent net interest income in recognition of the income tax savings on tax-exempt items such as interest on municipal securities and tax-exempt loans. Adjustments are made using a statutory federal tax rate of 34%.

                         September 30,             December 31,
(Dollars in thousands)      1998          1997       1997      1996      1995
                            ----          ----       ----      ----      ----
Interest income          $  4,369       $  4,140   $  5,625  $  5,208  $ 5,009
Interest expense            1,783          1,645      2,235     2,135    2,020
                         --------       --------   --------  --------  -------
Net interest income         2,586          2,495      3,390     3,073    2,989
Tax equivalent adjustment      58             70         93       131      125
                         --------       --------   --------  --------  -------
Net Interest income
 (fully taxable
  equivalent)            $  2,644       $  2,565   $  3,483  $  3,204  $ 3,114
                         ========       ========   ========  ========  =======

                      Sept. 1998 over (under) Sept.      1997 over (under) 1996
                      ----------------------------      -----------------------
                      1997
                      ----
                                due to changes in            due to changes in
                                -----------------            ------------------
(Dollars in           Net                              Net
  thousands)          Change    Rate       Volume      Change    Rate    Volume
                     -------    ----       ------      ------    ----    ------
Interest Income:
 Investment
 securities (1)      $  32     $  (24)     $  56      $  (73)  $  (12)   $  (61)

Loans (1)               80         (2)        82         (31)       9       (40)
Other Assets           175         30        145         483       81       402
                     -----     -------     -----      -------  ------    -------
  Total              $ 287          4        283         379       78       301
                    ------     -------     -----      -------  ------    -------

Interest Expense:
 Savings deposits       69         51         18          88       46        42
 Time deposits         117         29         88          10      (12)       22
 Borrowings and other
  interest-bearing
  liabilities           (3)        (3)         -           2       -          2
                   --------   --------    -------     -------  -------   -------
   Total               183         77        106         100       34        66
                   --------   --------    -------     -------  -------   -------
Changes in net
 interest income    $  104    $   (73)     $ 177      $  279    $  44    $  235
                    ======    ========     =====      ======    =====    ======

                                      1996 over (under) 1995
                                     -----------------------
                                        due to changes in
                                       ------------------
(Dollars in                      Net
  thousands)                   Change            Rate               Volume
                               ------           ------              ------
Interest Income:
 Investment
 securities (1)               $ (226)          $   35               $  (261)

Loans (1)                        (15)             (26)                   11
Other Assets                     446             (193)                  639
                              -------          -------               -------
  Total                        $ 205             (184)                  389
                              -------          -------               -------

Interest Expense:
 Savings deposits                 -                (7)                    7
 Time deposits                   116               30                    86
 Borrowings and other
  interest-bearing
  liabilities                     (1)              (1)                   -
                             --------          -------               -------
   Total                         115               22                    93
                             --------          -------               -------
Changes in net
 interest income              $   90           $ (206)              $   296
                             ========          =======              ========

(1) The interest earned on nontaxable investment securities and loans is shown on a tax equivalent basis.

                                      -81-

Provision for Loan Losses

     The provision for loan losses for the first nine months of 1998 was $75,000, compared to $60,000 for the same period in 1997. The Citizens National Bank of Slatington experienced a $1,000 net recovery of loans during the first nine months of 1998, compared to a net recovery of $58,000 during the same period in 1997. The provision for loan losses for the year ended December 31, 1997, 1996 and 1995 were $90,000, $115,000 and $70,000, respectively.

Other Income

     Other income grew 7.1% from $183,000 during the first nine months of 1997, to $196,000 during the same period in 1998. The increase was primarily due to both higher credit card fees and ATM surcharges. Other income for the entire year of 1997 of $200,000 was $4,000 higher than the 1996 other income of $196,000, and $100,000 lower than the 1995 other income of $300,000. Other income in 1995 included two non-recurring items that amounted to approximately $140,000.

Other Operating Expenses

     Other operating expenses of $1,687,000 for the first nine months of 1998, was $131,000 higher than the same period in 1997. This increase was the result of higher salaries, wages and employee benefits and other expenses. The rise in other expenses was due to an increase in expenses related to other real estate owned, advertising and supplies. Other operating expenses for the entire year of 1997 of $2,097,000, was $121,000 and $49,000 higher than the same periods in 1996 and 1995, respectively.

                              NORTHERN LEHIGH BANCORP, INC.
                                    BALANCE SHEET


(Dollars in thousands)         As of September 30,          As of December 31,
                              --------------------          ------------------
                                  (unaudited)

Assets                        1998            1997         1997           1996
                              ----            ----         ----           ----
Cash and due from banks    $  2,160        $   852      $  2,074       $  2,531
Federal Funds Sold            8,564          8,998         1,396          2,140
Securities available
 for sale                     3,094          4,423         5,887          3,442
Securities held to maturity
 (fair value $5,257 at
  Sept. 30, 1998, $1,056
  at Sept. 30, 1997
  $2,445 at December 31,
  1997 and), $4,985 at
  December 31, 1996)          5,261          1,056        2,449           4,984

Loans                        57,174         56,055       59,192          56,028
Unearned income                (288)          (304)        (339)           (344)
Allowance for loan losses      (743)          (636)        (667)           (518)
                             -------        -------      -------      ----------
     Net loans               56,143         55,115       58,186          55,166
                             -------        -------      -------      ---------

Bank premises and equipment,
 net                            671            709          732             699
Other real estate owned         559            676          560              93
Other assets                    810            709          729             784
                             ------        -------      -------       ---------
    Total assets           $ 77,262        $72,538      $72,013       $  69,839
                           ========        =======      =======       =========

Liabilities and
 Shareholders' Equity
Deposits:
 Noninterest-bearing       $ 7,793         $ 7,900      $ 7,875       $   6,699
 Interest-bearing:
   Checking accounts         8,949           7,724        7,853           8,767
   Money market accounts     6,178           4,147        5,925           6,642
   Savings                  21,383          22,554       19,790          19,295
   Time, under $100,000     21,442          19,760       19,494          19,242
   Time, Over $100,000       2,421           2,124        2,521           1,402
                           -------        --------     --------      ----------
     Total deposits         68,166          64,209       63,458          62,047

Other liabilities              715             664          701             630
                            ------        --------     --------       ---------
     Total liabilities      68,881          64,873       64,159          62,677
                           -------        --------     --------       ---------
Shareholder's Equity:
Common Stock, par value
 $10 per share;  authorized
 500,000  shares;  143,712
 shares issued and 139,498
 shares  outstanding  in
 September  30, 1998 and
 1997 and  December  31,  1997;
 131,040 shares issued and
 128,676 shares outstanding
 in December 31, 1996       1,437           1,437        1,437            1,310

Additional paid in capital    507             507          507                0

Retained earnings           6,636           5,930        6,115            5,974

Net unrealized gain on
 securities available
 for sale                     (11)            (21)         (17)             (23)
                           -------         -------     --------       ---------
                            8,569           7,853        8,042            7,261
Treasury stock at cost        188             188          188               99
                           -------         -------     --------       ----------
Total shareholders' equity  8,381           7,665        7,854            7,162
                           -------         -------     --------       ----------
Total liabilities and
 shareholders' equity    $ 77,262        $ 72,538     $ 72,013         $ 69,839
                         ========        ========     ========         ========

                          NORTHERN LEHIGH BANCORP, INC.
                              STATEMENTS OF INCOME


(Dollars in thousands)        For the nine months ended     For the years ended
except average number of          September 30,              December 31,
common shares and per share   -------------------------     -------------------
information)                      (unaudited)

Interest Income                   1998          1997       1997           1996       1995
                                  ----          ----       ----           ----       ----
Loans, including fees          $  3,817      $ 3,686     $ 4,978        $ 4,490    $ 4,035
Investment securities:
 Taxable                            343          279         398            375        644
 Exempt from federal taxes            7           33          41            104         76
Federal funds sold                  202          142         208            239        254
                              ---------      -------     -------        -------    -------
 Total interest income            4,369        4,140       5,625          5,208      5,009
                              ---------      -------     -------        -------    -------

Interest Expense
Savings deposits                    871          819       1,123          1,035      1,035
Time, under $100,000                804          753       1,004          1,011        905
Time, over $100,000                 108           71         106             89         79
Borrowed funds                        0            2           2              0          1
                             ----------      --------   --------       --------    -------
Total interest expense            1,783        1,645       2,235          2,135      2,020
                             ----------      --------   --------       --------    -------
Net interest income               2,586        2,495       3,390          3,073      2,989
Provision for loan losses            75           60          90            115         70
                             ----------      --------   --------       --------    -------
 Net interest income after
  provision for loan losses      2,511         2,435       3,300          2,958      2,919
                             ----------      --------   --------       --------    -------
Other Operating Income
Service charges                     63            68          52             64         52
Other income                       133           115         148            132        248
                             ---------       -------   ---------       --------    -------
 Total other operating
  income                           196           183         200            196        300
                             ---------       -------   ---------       --------    -------
Net interest income after
 provision for loan losses
And other operating income       2,707         2,618       3,500          3,154      3,219
                             ---------      --------   ---------        -------    -------
Other Operating Expenses
Salaries, wages and
 employee benefits                 801           717         974            955        916
Occupancy                          261           265         354            332        312
Other expenses                     625           574         769            681        691
                             ---------      --------    --------       --------    -------
 Total other operating
  expenses                       1,687         1,556       2,097          1,968      1,919
                             ---------      --------    --------       --------    -------
 Income before income
  tax expense                    1,020         1,062       1,403          1,186      1,300
Income tax expense                 314           321         423            327        369
                             ---------      --------    --------       --------    -------
Net income                   $     706      $    741    $    980       $    859    $   931
                             =========      ========    ========       ========    =======

Weighted average number
 of common shares:
  Basic                        139,498       137,031     140,011        141,348    143,589
                             =========      ========   =========       ========    =======
  Diluted                      141,998       138,722     141,524        142,386    144,395
                             =========      ========   =========       ========    =======
Net Income per share
 information:
  Basic                     $    5.06       $   5.41    $   7.00       $   6.08    $  6.48
                            =========       ========   =========       ========    =======
  Diluted                   $    4.97       $   5.34    $   6.93       $   6.03    $  6.45
                            =========       ========   =========       ========    =======
Cash Dividend per share     $    1.32       $   1.11    $   1.51       $   1.17    $  0.90
                            =========       ========   =========       ========    =======



                          NORTHERN LEHIGH BANCORP, INC.

                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
               For the years ended December 31, 1997, 1996 and the
                        period ending September 30, 1998
                                   UNAUDITED
                                                                 Net Unrealized
                                                                 Gain (Loss) on
(Dollars in thousands)                                             Investment
                                     Additional                    Securities                    Total
                         Common       Paid in       Retained        Available     Treasury    Shareholders'
                         Stock        Capital       Earnings        for Sale        Stock        Equity
                        -------      ----------     --------     --------------   --------    -------------
Balance,
 January 1, 1996        $ 1,310       $   -        $   5,282      $       5      $    (99)    $   6,498
Net Income                   -            -              859              -             -           859
Cash Dividends
 ($1.30 per share)           -            -             (167)             -             -          (167)
Net unrealized loss
 on investment
securities available
 for sale                    -            -                -            (28)            -           (28)
                        -------      ---------     ----------    ------------    ----------   ----------
Balance, December
 31, 1996                1,310            -            5,974            (23)          (99)        7,162
Net Income                   -            -              980              -             -           980
Cash Dividends
 ($1.51 per share)           -            -             (206)             -             -          (206)
Stock dividend declared    127           507            (633)             -             -             1
Net unrealized loss
 on investment
 securities available
 for sale                    -            -                -              6             -             6
Purchases of treasury
 stock                       -            -                -              -           (89)          (89)
                       --------     ---------     -----------    ------------    ----------    ---------
Balance, December
 31, 1997                1,437           507           6,115            (17)         (188)        7,854
Net Income                   -            -              706              -             -           706
Cash Dividends
 ($1.32 per share)           -            -             (185)             -             -          (185)
Net unrealized loss
 on investment               -            -               -               -             -             -
securities available
 for sale                    -            -               -               6             -             6
                     ---------     ---------     ------------    -----------     ----------     -------
Balance,
 September, 30 1998     1,437           507           6,636             (11)         (188)        8,381
                     =========     =========     ============    ===========     ==========     =======



                  NORTHERN LEHIGH BANCORP, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


(Dollars in thousands)
                         Nine Months Ended Sept. 30,    Year Ended December 31,
                               (unaudited)
                         ---------------------------    ----------------------
Operating Activities:      1998             1997        1997              1996
                           ----             ----        ----              ----
Net Income             $  706            $   741      $  980            $  859
Adjustments to
 reconcile net income
 to net cash provided
 by operating activities:
  Provision for loan
  losses                   75                60          90                115
  Depreciation             86                83         115                105
  Net gain on sale of
   other real estate
   owned                   -                (11)        (11)                (2)
  Net amortization
   of investment
Securities discount
  /premiums              (124)               31         16                 104
(Increase) decrease
 in accrued income
 receivable                (1)               88         92                  10
Net increase in
 other assets             (80)              (13)       (38)                 (8)
Increase (decrease)
 in accrued interest
 payable                   24                26         24                 (10)
Net (decrease) increase
 in other liabilities     (14)                8         46                 (60)
                       -------            ------    ------            ---------
Net cash provided by
 operating activities     672             1,013      1,314               1,113
                       ------            -------    ------            ---------

Investing Activities:
 Proceeds from sales of
 securities available
 for sale                  -                 -       5,265                  -
 Purchases of securities
 available for sale    (1,950)           (2,276)   (14,954)            (2,009)
 Purchases of securities
 held to maturity     (15,435)           (6,241)    (3,899)            (5,130)
 Proceeds, maturity
 or calls of securities
 available for sale     4,734             5,221      7,208              4,321
 Proceeds, maturity
 or calls of securities
 held to maturity      12,766             6,214      6,464              4,715
Net (decrease) increase
 in loans               1,968              (685)    (3,672)            (9,470)
Purchases of premises
 and equipment            (25)              (93)      (147)               (79)
Proceeds from sales of
 other real estate          1               104        104                 84
                       ------           -------    -------            --------
Net cash used in
 investing activities   2,059             2,244     (3,631)            (7,568)
                       ------           -------   ---------           --------
Financing Activities:
 Net increase in
  deposits              4,708             2,162      1,411                730
 Cash dividends &
  fractional shares      (185)             (151)      (206)              (167)
 Purchase of treasury
  stock                     -               (89)       (89)                 -
                       -------         ---------  ---------           --------
 Net cash provided by
  financing activities  4,523             1,922      1,116                563
                       -------         ---------  ---------           --------
 Increase in cash and
  cash equivalents      7,254             5,179     (1,201)            (5,892)
 Cash and cash
  equivalents
  at beginning
  of period             3,470             4,671      4,671             10,563
                      -------          --------   --------           --------
 Cash and cash
  equivalents at
  end of the period  $ 10,724          $  9,850    $ 3,470            $ 4,671
                     ========          ========    =======            =======

Supplemental disclosures
 of cash flow information
Cash paid during the period for:
  Interest           $  1,759          $  1,619    $ 2,210            $ 2,146
                     ========          ========   ========            =======

Non-cash transactions:
 Transfer from loans
 to other real estate
 owned              $     -            $    676    $   676            $   168
                    =========          ========   ========            =======

See accompanying notes to consolidated financial statements.

                                      -86-

                  NORTHERN LEHIGH BANCORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the consolidated financial position of Northern Lehigh Bancorp, Inc. (the "Corporation") and its wholly-owned subsidiary - The Citizens National Bank of Slatington (the "Bank")
- as of September 30, 1998, the results of its operations for the nine month periods ended September 30, 1998 and 1997 and the cash flows for the nine month periods ended September 30, 1998 and 1997. It is suggested that these unaudited consolidated financial statements be read in conjunction with the audited consolidated financial statements of the Corporation and the notes thereto set forth in the Corporation's 1997 annual report.

The results of operations for the nine month periods ended September 30, 1998 and 1997 are not necessarily indicative of the results to be expected for the full year.

Note 2 - Income tax expense is less than the amount calculated using the statutory tax rate, primarily the result of tax exempt income earned from state and municipal securities and loans.

Note 3 - During 1997, the Corporation adopted the provisions of the Financial Accounting Standards Board issued Statement of Financial Accounting Standards
(SFAS) No. 128, "Earnings per Share." SFAS No. 128 eliminates primary and fully diluted earnings per share and requires presentation of basic and diluted earnings per share (EPS) in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings per share exclude dilution and are computed by dividing income available to common shareholders by the weighted-average common shares outstanding during the period. Diluted earnings per share take into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock. Prior periods' earnings per share calculations have been restated to reflect the adoption of SFAS No. 128.

Note 4 - On June 2, 1997, the Corporation distributed 12,672 shares of common stock in connection with a 10% stock dividend. As a result of the stock dividend, common stock was increased by $126,720, additional paid-in capital was increased $506,880, and retained earnings was decreased by $633,600.

Note 5 - On January 1, 1998, the Corporation adopted the Financial Accounting Standards Board issued SFAS No. 129, Disclosure Information about Capital Structure. SFAS No. 129 summarizes previously issued disclosure guidance contained within APB Opinion No. 10 and 15, as well as SFAS No. 47. The Corporation's current disclosures were not affected by the adoption of SFAS No. 129.

Note 6 - On January 1, 1998, the Corporation adopted the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards to provide prominent disclosure of comprehensive income items. Comprehensive income is the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Other comprehensive income consists of net unrealized gains on investment securities available for sale. Subsequent to the adoption date, all priorperiod amounts are required to be restated to conform to the provision of SFAS No. 130. Comprehensive income for the first nine months of 1998 was $712,000, compared to $742,000 for the first nine months of 1997. Comprehensive income for December 31, 1997, 1996 and 1995 was $987,000, $831,000 and $1,018,000, respectively. The adoption of SFAS No. 130 did not have a material impact on the Corporation's financial position or results of operation.

Note 7 - On January 1, 1998, the Corporation adopted the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 requires that public business enterprises report certain information about operating segments in complete sets of financial statements of the enterprise and in condensed financial statements of interim periods issued to shareholders. It also requires that public business enterprises report certain information about their products and services, the geographic areas in which they operate and their major customers. The adoption of SFAS No. 131 did not have an impact on the Corporation's financial position or results of operation.

Note 8 - The American Institute of Certified Public Accountants (AICPA) issued Statement of Position (SOP) 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." The SOP was issued to provide authoritative guidance on the subject of accounting for the costs associated with the purchase or development of computer software. The statement is effective for fiscal years beginning after December 15, 1998. This statement is not expected to have a material impact on the Corporation's financial position or results of operations.

Note 9 - In June, 1998, the Financial Accounting Standard Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activity." SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments imbedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge. The accounting for changes in the fair value of derivative (gains or losses) depends on the intended use of the derivative and resulting designation. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Earlier application is permitted only as of the beginning of any fiscal quarter. The company is currently reviewing the provisions of SFAS No.133.

                           ADJOURNMENT OF THE MEETING

     If there are not enough votes cast at the meeting to approve the agreement, the Northern Lehigh Board of Directors intends to adjourn the meeting to a later date to permit further solicitation of votes in favor of the agreement. The affirmative vote of a majority of the shares outstanding is required in order to approve any such adjournment. At the meeting, Northern Lehigh will announce the place and date to which the meeting would be adjourned. Under the Northern Lehigh Bylaws, it is not be necessary to give any notice of the time and place of the adjourned meeting other than the announcement at the meeting.

     The Northern Lehigh Board of Directors recommends that you vote "FOR" the proposal to adjourn the meeting if necessary to permit further solicitation of proxies to approve the agreement.

                                     EXPERTS

     The consolidated financial statements of Harleysville National Corporation and subsidiaries as of December 31, 1997, and 1996, and for each of the years in the three-year period ended December 31, 1997, have been incorporated by reference herein and in the registration statement in reliance upon the report of Grant Thornton, LLP, independent certified public accountants, and upon the authority of the firm as experts in accounting and auditing.

     The financial statements of Northern Lehigh as of December 31, 1997, 1996 and 1995, included in this proxy statement/prospectus have been audited by Stokes Kelly & Hinds, LLC, independent public accountants, as indicated in its reports with respect thereto, and are included herein in reliance upon the authority of the firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

     The legality of the shares of Harleysville National Corporation common stock to be issued in connection with the merger and certain other legal matters relating to the transaction will be passed upon by the law firm of Shumaker
Williams, P.C., Camp Hill, Pennsylvania, Special Counsel to Harleysville National Corporation.

                                  OTHER MATTERS

     Northern Lehigh's Board of Directors knows of no other matters, other than those discussed in this proxy statement/prospectus, that will be presented at the meeting. However, if any other matters are properly brought before the meeting and any adjournment thereof, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the management of Northern Lehigh.

                              AVAILABLE INFORMATION

     Harleysville National Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, and, accordingly, files reports, proxy statements and other information with the Securities and Exchange Commission. The reports, proxy statements and other information filed with the Commission are available for inspection and copying at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at World Trade Center, Suite 1300, New York, New York 10048. Copies of these documents may also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Harleysville National Corporation is an electronic filer with the Commission. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission Web site is: http://www.sec.gov.

     You may also inspect materials and other information concerning Harleysville National Corporation at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C., because Harleysville National Corporation common stock is authorized for quotation on the National Market System of The National Association of Securities Dealers Automated Quotation System.

     Northern Lehigh is not subject to the information requirements of the Exchange Act and Northern Lehigh common stock is not authorized for quotation on the Nasdaq or on any stock exchange, but is traded on a limited basis in the over-the-counter market and is quoted and transactions are reported on the OTC Electronic Bulletin Board.

     This proxy statement/prospectus forms a part of a Registration Statement that Harleysville National Corporation has filed with the Commission under the Securities Act of 1933, with respect to the Harleysville National Corporation common stock that Harleysville National Corporation intends to issue in the merger. This proxy statement/prospectus does not contain all of the information in the Registration Statement. The Commission's rules and regulations permit omission of certain information. You may inspect and copy the Registration Statement, including any amendments and exhibits at the locations mentioned above. Statements contained in this proxy statement/prospectus as to the contents of any contract or other document are not necessarily complete. We refer you to the copy of the contract or other document, filed as an exhibit to the Registration Statement. We also qualify our discussions by these documents.

     All information in this proxy statement/prospectus that relates to Harleysville National Corporation has been provided or verified by Harleysville National Corporation. All information which relates to Northern Lehigh has been provided or verified by Northern Lehigh.

                          NORTHERN LEHIGH BANCORP, INC.

                        INDEX TO FINANCIAL STATEMENTS AND

                       SUPPLEMENTARY FINANCIAL INFORMATION

                                                                       Page

Selected Financial Data and Pro Forma Information                       13
Management's Discussion and Analysis                                    66
Interim Statements
  Balance Sheet                                                         82
  Statements of Income                                                  83
  Statements of Cash Flows                                              84
  Statement of Changes in Shareholders' Equity                          85

YEARS ENDED DECEMBER 31, 1997 AND 1996
  Independent Auditor's Report                                         F-2
  Consolidated Balance Sheets                                          F-3
  Consolidated Statements of Income                                    F-4
  Consolidated Statements of Changes in Shareholders' Equity           F-5
  Consolidated Statements of Cash Flows                                F-6
  Notes to Consolidated Financial Statements                           F-7

YEARS ENDED DECEMBER 31, 1996 AND 1995
  Independent Auditor's Report                                        F-28
  Consolidated Balance Sheets                                         F-29
  Consolidated Statements of Income                                   F-30
  Consolidated Statements of Changes in Shareholders' Equity          F-31
  Consolidated Statements of Cash Flows                               F-32
  Notes to Consolidated Financial Statements                          F-33

                  NORTHERN LEHIGH BANCORP, INC. AND SUBSIDIARY

                      CONSOLIDATED FINANCIAL STATEMENTS AND
                          INDEPENDENT AUDITOR'S REPORT

                           DECEMBER 31, 1997 AND 1996

                     [STOKES KELLY & HINDS, LLC LETTERHEAD]


                          INDEPENDENT AUDITOR'S REPORT


Board of Directors
Northern Lehigh Bancorp, Inc.
Slatington, Pennsylvania

We have audited the accompanying consolidated balance sheets of Northern Lehigh Bancorp, Inc. and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Northern Lehigh Bancorp, Inc. and subsidiary as of December 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                                /s/ Stokes Kelly & Hinds, LLC
                                                ------------------------------
                                                STOKES KELLY & HINDS, LLC

Pittsburgh, Pennsylvania
January 29, 1998

                  NORTHERN LEHIGH BANCORP, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS

                                                           December 31,
                                                      -------------------------
                                                      1997                 1996
                                                      ----                 ----

ASSETS
      Cash and due from banks                 $  2,073,961         $  2,531,407
      Federal Funds sold                         2,396,000            2,140,000
      Securities available for sale              5,887,669            3,441,623
      Securities held to maturity, market
        value of $2,444,857
        and $4,985,063 in 1997 and 1996          2,448,742            4,983,527

      Loans                                     59,191,748           56,028,053
            Unearned income                       (338,994)            (334,225)
            Allowance for loan losses             (666,608)            (518,226)
                                             --------------       --------------
                  Net loans                     58,186,146           55,165,602

      Premises and equipment, net                  731,542              699,107
      Other real estate owned                      560,034               93,314
      Other assets                                 728,684              784,387
                                            --------------       --------------
                  TOTAL ASSETS                 $72,012,778          $69,838,867
                                               ============         ===========
LIABILITIES
      Deposits
            Non-interest bearing              $  7,874,861         $  6,699,020
            Interest bearing                    55,583,345           55,348,057
                                              -------------        ------------
                  Total  deposits               63,458,206           62,047,077
      Other liabilities                            700,782              629,689
                                            ---------------      --------------
                  Total liabilities             64,158,988           62,676,766

SHAREHOLDERS' EQUITY
      Common stock,  par value $10,
       authorized  500,000  shares;
       143,712  shares  issued and
       139,498  shares outstanding
       in 1997; 131,040 shares issued
       and 128,676 shares
       outstanding in 1996                       1,437,120            1,310,400
      Additional paid-in capital                   506,880                    -
      Retained earnings                          6,114,488            5,973,485
      Unrealized loss on securities
       available for sale -
       net of deferred taxes of
       $(8,507) and $(11,895) in 1997
       and 1996                                   (16,513)             (23,087)
      Treasury stock at cost; 4,214
       shares in 1997 and
       2,364 shares in 1996                      (188,185)             (98,697)
                                            --------------      ---------------

            Total shareholders' equity          7,853,790            7,162,101
                                            --------------       -------------

  TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY  $72,012,778          $69,838,867
                                              ===========          ===========

     The accompanying notes are an integral part of these consolidated financial statements.

                  NORTHERN LEHIGH BANCORP, INC. AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME

                                                   Years Ended December 31,
                                                   ------------------------
                                                    1997             1996
                                                    ----             ----
INTEREST INCOME
      Interest and fees on loans                 $4,977,715        $4,490,488
      Interest and dividends on securities:
          Taxable                                   398,498           375,297
          Exempt from federal income taxes           40,732           103,833
      Interest on federal funds sold                208,420           238,754
                                                 ----------        ----------
          Total interest income                   5,625,365         5,208,372

INTEREST EXPENSE
      Interest on deposits                        2,232,708         2,134,930
      Interest on short-term borrowings               1,836                55
                                                 ----------         ---------
         Total interest expense                   2,234,544         2,134,387
                                                  ---------         ---------

NET INTEREST INCOME                               3,390,821         3,073,387

PROVISION FOR LOAN LOSSES                            90,000           115,000
                                                 ----------         ---------
     Net interest income after
      provision for loan losses                   3,300,821         2,958,387

OTHER OPERATING INCOME
     Service charges on deposit accounts             52,023            63,671
     Other service charges and fees                 107,094            87,797
     Other income                                    40,024            44,484
     Net security gains                                 446              -
                                                 ----------     -------------
     Total other operating income                   199,587           195,952

OTHER OPERATING EXPENSES
     Salaries and employee benefits                 973,701           955,496
     Occupancy expense                              353,730           331,711
     Other operating expense                        770,136           681,673
                                                 ----------        ----------
     Total other operating expenses               2,097,567         1,968,880
                                                  ---------         ---------
INCOME BEFORE INCOME TAXES                        1,402,841         1,185,459

  INCOME TAX EXPENSE                                422,602           326,627
                                                 ----------        ----------
  NET INCOME                                    $   980,239        $  858,832
                                                ===========        ==========

PER SHARE DATA
      Net Income                              $        7.00      $       6.08
                                              =============      ============
      Net Income - assuming dilution          $        6.93      $       6.03
                                              =============      ============

     The accompanying notes are an integral part of these consolidated financial statements.


                  NORTHERN LEHIGH BANCORP, INC. AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY


                                                  Additional                         Unrealized                           Total
                                     Common         Paid-in        Retained      Loss on Securities     Treasury      Shareholders'
                                      Stock         Capital        Earnings      Available for Sale      Stock           Equity
                                     ------       ----------       --------      ------------------      -----          --------

Balance - January 1, 1996           $1,310,400        -            $5,281,932        $ 4,679          $ (98,697)      $ 6,498,314
    Net income                               -        -               858,832           -                                 858,832
    Cash dividends declared
    ($1.30 per share)                        -        -              (167,279)          -                 -              (167,279)
    Net change in unrealized loss
       on securities available
       for sale - Net of
       deferred taxes                        -        -                   -          (27,766)             -               (27,766)
                                ---------------      ---       ----------------      --------         ----------       -----------

Balance - December 31, 1996          1,310,400                      5,973,485        (23,087)          (98,697)         7,162,101
    Net income                               -        -               980,239           -                 -               980,239
    Cash dividends declared
    ($1.51 per share)                        -        -             (205,636)           -                 -              (205,636)
    Stock dividend declared            126,720     506,880          (633,600)           -                 -                   -
    Net change in unrealized loss
      on securities available
      for sale - Net of deferred taxes       -        -                  -             6,574              -                 6,574
    Purchases of treasury stock              -        -                  -              -              (89,488)           (89,488)
                               ----------------      ---     ------------------      --------        ----------        -----------

Balance - December 31, 1997         $1,437,120    $506,880         $6,114,488       $(16,513)        $(188,185)        $7,853,790
                                    ==========    ========         ==========       =========         ==========       ==========

     The accompanying notes are an integral part of these consolidated financial statements

                                      F-5

                  NORTHERN LEHIGH BANCORP, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                     Years Ended December 31,
                                                      1997             1996
                                                      ----             ----
OPERATING ACTIVITIES
     Net income                                    $  980,239       $  858,832
     Adjustments to reconcile net income to
     net cash provided by operating activities:
          Provision for loan losses                    90,000          115,000
          Depreciation                                114,944          104,664
          Net security gains                             (446)             -
          Net gain on sale of assets                  (10,976)          (1,687)
          Net amortization of securities and loan fees 16,188          103,582
          Deferred income tax benefit                 (44,481)         (12,051)
          Decrease in accrued interest receivable      92,302           10,429
          Decrease in other assets                      6,836            3,587
          Increase (decrease) in accrued interest
           payable                                     24,292          (9,969)
          Decrease in income taxes payable             (2,342)        (116,926)
          Increase in other liabilities                46,801           58,320
                                                   ------------     -----------
          Net cash provided by operating
           activities                               1,313,357        1,113,781

INVESTING ACTIVITIES
     Proceeds from sales of securities available
           for sale                                 5,265,200                -
     Purchases of securities available for sale   (14,953,912)      (2,009,275)
     Purchases of securities held to maturity      (3,898,971)      (5,130,099)
     Maturities and calls of securities available
           for sale                                 7,207,997        4,321,031
     Maturities and calls of securities held to
           maturity                                 6,464,000        4,715,000
     Net increase in loans                         (3,671,933)      (9,470,266)
     Purchases of premises and equipment             (147,379)         (79,112)
     Proceeds from sales of assets                    104,190           84,457
                                                 -------------   --------------
         Net cash used in investing activities     (3,630,808)      (7,568,364)

FINANCING ACTIVITIES
     Net increase in deposits                       1,411,129          730,126
     Dividends paid                                  (205,636)        (167,279)
     Purchases of treasury stock                      (89,488)              -
                                                   -----------   --------------

      Net cash provided by financing activities     1,116,005          562,847
                                                    ----------    ------------

     Net decrease in cash and cash equivalents     (1,201,446)      (5,891,736)
     Cash and cash equivalents at beginning of year 4,671,407       10,563,143
                                                   -----------      ----------
     Cash and cash equivalents at end of year      $3,469,961       $4,671.407
                                                   ==========       ==========

     Supplemental disclosures of cash flow
      information Cash paid during the year
          for:
             Interest                              $2,210,252       $2,145,755
                                                   ==========       ==========
             Income taxes                         $   465,000      $   458,225
                                                  ===========      ===========
          Non-cash transactions:
             Transfer from loans to other
                real estate owned                 $   676,210       $  168,214
                                                  ===========       ==========

     The accompanying notes are an integral part of these consolidated financial statements.

                  NORTHERN LEHIGH BANCORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     General:

     The accompanying consolidated financial statements include the accounts of Northern Lehigh Bancorp, Inc. (the "Corporation") and its wholly owned subsidiary, The Citizens National Bank of Slatington (the "Bank"). All material intercompany transactions have been eliminated.

     The following summary of accounting and reporting policies is presented to aid the reader in obtaining a better understanding of the financial statements and related financial data of the Corporation and the Bank contained in this report. Such policies conform to generally accepted accounting principles ("GAAP") and to general practice within the banking industry. In preparing financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and income and expenses during the reporting period. Actual results could differ from those estimates.

     Certain items of the consolidated financial statements, as of December 31, 1996, have been reclassified to conform with the December 31, 1997 presentation. None of these reclassifications affected net income.

     Securities:

     The Corporation has adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." This statement addresses the accounting and reporting for investments in equity securities that have readily determinable fair values and for all investments in debt securities. Those investments are to be classified in three categories and accounted for as follows (a) securities held to maturity, (b) trading securities and (c) securities available for sale.

     Debt securities that the Corporation has the positive intent and ability to hold to maturity are classified as securities held to maturity and are reported at amortized cost. Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized gains and losses included in earnings. Debt and equity securities not classified as either held to maturity securities or trading securities are classified as securities available for sale and are reported at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of shareholders' equity.

                  NORTHERN LEHIGH BANCORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Securities (Continued):

     Net gain or loss on the sale of securities is determined using the specific identification method.

     Loans:

     Loans are stated at the principal amount outstanding. When a loan becomes past due and doubt exists as to the ultimate collection of principal and interest, the accrual of income is discontinued and is only recognized at the time payment is received.

     The Corporation has adopted Financial Accounting Standards Board Statement No. 114 "Accounting by Creditors for Impairment of a Loan" ("FAS 114"), as amended by Statement No. 118 "Accounting By Creditors for Impairment of a Loan Income Recognition and Disclosures", ("FAS 118"). These statements address the accounting by creditors, such as banks, for the impairment of certain loans. The Corporation considers a loan to be impaired when, based on current information and events, it is probable that the Corporation will be unable to collect principal or interest due according to the contractual terms of the loan. Loan impairment is measured based on the present value of expected cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loans observable market price or the fair value of the collateral if the loan is collateral dependent.

     Payment received on impaired loans are applied against the recorded investment in the loan. For loans other than those that the Corporation expects repayment through liquidation of the collateral, when the remaining recorded investment in the impaired loan is less than or equal to the present value of the expected cash flows, income is recorded on a cash basis.

     Loan Origination Fees and Costs:

     The net fees and costs directly related to the origination of a loan are deferred and amortized over the life of the loan as an adjustment of the loan yield.

     Other Real Estate Owned:

     Real estate, other than bank premises, is recorded at the lower of cost or market at the time of acquisition. Expenses related to holding the property, net of rental income, are generally charged against earnings in the current period.

                  NORTHERN LEHIGH BANCORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Allowance for Loan Losses:

     The allowance for loan losses represents management's estimate of an amount adequate to provide for losses which may be incurred on loans currently held. Management determines the adequacy of the allowance based on reviews of individual credits, historical patterns of loan charge-offs and recoveries, industry experience, current economic trends, and other factors relevant to the collectibility of the loans currently in the portfolio. The allowance is increased by provisions charged to operating expense and reduced by net charge-offs.

     Premises and Equipment:

     Premises and equipment are carried at cost less accumulated depreciation and amortization. For financial statement reporting and income tax purposes, depreciation is computed both on the straight-line and accelerated methods over the estimated useful lives of the premises and equipment. Charges for maintenance and repairs are expensed as incurred.

     Income Taxes:

     Certain income and expense items are accounted for in different years for financial reporting purposes than for income tax purposes. Deferred taxes are provided to recognize these temporary differences. The principal items involved are discount accretion on securities, provision for possible loan losses and accrued benefits. Income tax expense is not proportionate to earnings before taxes, principally because income from obligations of states and political subdivisions is nontaxable.

     Earnings per Share:

     Earnings per common share have been computed based upon the number of weighted average number of shares outstanding during each of the years. Stock options granted were not considered in the computation because their effect was not material. The weighted average shares outstanding was 140,011 for 1997 and 141,348 for 1996. The weighted average shares outstanding for 1996 has been adjusted for a 10% stock dividend declared in April 1997.

                  NORTHERN LEHIGH BANCORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Earnings per Share (Continued):

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("FAS 128"). This statement redefines the standards for computing earnings per share (EPS) previously found in Accounting Principles board opinion No. 15, "Earnings Per Share." FAS 128 establishes new standards for computing and presenting EPS and requires dual presentation of "basic" and "diluted" EPS on the face of income statement for all entities with complex capital structures. Under FAS 128, basic EPS is to be computed based upon income available to common shareholders and the weighted average number of common shares outstanding for the period. Diluted EPS is to reflect the potential dilution exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Corporation. FAS 128 also requires the restatement of all prior-period EPS data presented.

     Comprehensive Income:

     On January 1, 1998, the Corporation adopted the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards to provide prominent disclosure of comprehensive income items. Comprehensive income is the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Other comprehensive income consists of net unrealized gains on investment securities available for sale. Subsequent to the adoption date, all prior-period amounts are required to be restated to conform to the provision of SFAS No. 130. Comprehensive income for December 31, 1997 and 1996 was $987,000 and $831,000, respectively. The adoption of SFAS No. 130 did not have a material impact on the Corporation's financial position or results of operation.

     Employee Benefit Plan:

     The Bank has a non-contributory defined contribution pension plan covering all employees over 21 years of age and having at least one year of service (Note 9).

     The Bank also has a deferred compensation plan involving directors of the Bank. The plan requires defined annual payments for ten years beginning at age 65 or death. The annual benefit is based upon the amount deferred plus interest. The present value of these deferred compensation liabilities was approximately $207,177 and $183,588 at December 31, 1997 and 1996, respectively.

                  NORTHERN LEHIGH BANCORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Employee Benefit Plan (Continued):

     In October 1995 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" ("FAS 123"). This new standard defines a fair value based method of accounting for an employee stock option or similar equity instrument. This statement gives entities a choice of recognizing related compensation expense by adopting the new fair value method or to continue to measure compensation using the intrinsic value approach under Accounting Principles Board (APB) Opinion No. 25, the former standard.

     The Corporation has elected, as permitted by FAS 123, to apply APB Opinion 25 and related Interpretations in accounting for its plan. Accordingly, no compensation cost has been recognized for its stock options outstanding. Had compensation cost for the Corporation's stock option plan been determined based upon the fair value at the grant dates for awards under the plan consistent with the method of FAS 123, the effect on the Corporation's net income and earnings per share would not be material.

     Cash and Cash Equivalents:

     For purposes of reporting cash flows, the Corporation has defined cash and cash equivalents as those amounts included in the balance sheet captions "Cash and cash equivalents" and "Federal funds sold."

2.   CASH AND DUE FROM BANKS

     Regulations of the Board of Governors of the Federal Reserve System impose uniform reserve requirements on all depository institutions with transaction accounts (checking accounts, NOW accounts, etc.). Reserves are maintained in the form of vault cash or a non-interest bearing balance held with the Federal Reserve Bank. The Bank also, from time to time, maintains deposits with the Federal Reserve Bank and other banks for various services such as check clearing. The Bank's reserve requirement was $285,000 and $269,000 at December 31, 1997 and 1996, respectively.

                  NORTHERN LEHIGH BANCORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

3.   SECURITIES

     The amortized cost and estimated market values of securities are as follows:

                                                                  Gross            Gross         Estimated
                                              Amortized        Unrealized        Unrealized        Market
                                                Cost             Gains            Losses            Value
                                             ----------        ----------        ----------       ---------
Securities Available for Sale:

December 31, 1997
------------------
  Obligations of U. S. Government
    corporations and agencies                $5,678, 689         $1,418          $(10,438)      $5,669,669
  Obligations of states and political
    subdivisions                                 200,000            -             (16,000)         184,000
  Equity securities                               34,000            -               -               34,000
                                           -------------      -----------        ---------      ----------
                                              $5,912,689         $1,418          $(26,438)      $5,887,669
                                              ==========      ===========        =========      ==========
December 31, 1996
-----------------
  U. S. Treasury securities                   $2,004,809         $2,652          $  -           $3,441,623
  Obligations of U. S. Government
    corporations and agencies                  1,237,796            -             (17,634)       1,220,162
  Obligations of states and political
    subdivisions                                 200,000            -             (20,000)         180,000
  Equity securities                               34,000            -               -               34,000
                                          --------------      -----------        ---------     -----------
                                              $3,476,605         $2,652          $(37,634)      $3,441,623
                                          ==============      ===========        =========     ===========
Securities Held to Maturity:

December 31, 1997
-----------------
  Obligations of states and
     political subdivisions                $     20,000          $  -            $  -          $   20,000
  Corporate debt securities                   2,428,742             -              (3,885)      2,424,857
                                            -----------      -----------         ---------     ----------
                                             $2,448,742          $  -            $ (3,885)     $2,444,857
                                             ==========      ===========         =========     ==========
December 31, 1996
------------------
  Obligations of U. S. Government
    corporations and agencies                $2,231,673        $    98           $ (2,667)     $2,229,104
  Obligations of states and
    political subdivisions                      964,049          3,229                (96)        967,182
  Corporate debt securities                   1,787,805            972               -          1,788,777
                                            -----------       --------           ----------    ----------
                                             $4,983,527         $4,299           $ (2,763)     $4,985,063
                                             ==========         ======           =========     ==========

                                      F-12

                  NORTHERN LEHIGH BANCORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

3.   SECURITIES (CONTINUED)

     The amortized cost and estimated market values of securities at December 31, 1997, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                   Securities Available for Sale    Securities Held to Maturity
                   ---------------------------     ----------------------------
                     Amortized      Estimated       Amortized       Estimated
                      Cost        Market Value       Cost         Market Value
                     --------     ------------      --------      ------------

Due within 1 year   $   265,486   $   265,482      $2,428,742      $2,424,857
Due after 1 but
 within 5 years       4,333,310     4,334,469           -                -
Due after 5 but
 within 10 years        213,790       197,753           -                -
Due after 10 years    1,066,103     1,055,965         20,000           20,000
Equity securities        34,000        34,000           -                -
                  -------------   -------------  ------------      ----------

                     $5,912,689    $5,887,669     $2,448,742       $2,444,857
                     ==========    ==========     ==========       ==========


     Included in equity securities are Federal Reserve Bank and Atlantic Central Bankers Bank stock in the amount of $34,000 at December 31, 1997 and 1996.

     Proceeds from the sales of securities during 1997 were $5,265,200. Gross gains of $446 were realized on sales of securities in 1997. There are no sales of securities in 1996.

     Securities with amortized cost and estimated market values of approximately $7,047,537 and $7,044,808 at December 31, 997, and $6,988,336 at December
     31, 1996, were pledged to secure public deposits and for other purposes required or permitted by law.

     The Corporation did not hold any derivative financial instruments such as futures, forwards, swap or option contracts at December 31, 997 and 1996.

     The changes in net unrealized holding loss on securities available for sale that has been included in the separate component of shareholders' equity for the years ended December 31, is as follows:

                  NORTHERN LEHIGH BANCORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

3.   SECURITIES (CONTINUED)

                                                  1997                   1996
                                                  ----                   ----
Gross change in unrealized loss
  on securities available for sale               $9,962              $(42,070)

Deferred taxes                                    3,388               (14,304)
                                                  -----               --------

Net change in unrealized loss
  on securities available for sale               $6,574              $(27,766)
                                                 ======              =========

4.   LOANS

     The composition of the Bank's loan portfolio at December 31, is as follows:

                                                   1997                  1996
                                                   ----                  ----

Real estate loans - construction              $2,664,804            $3,134,691
Real estate loans - other                     44,717,674            42,866,459
Commercial and industrial loans                4,674,518             4,142,561
Installment loans                              2,850,260             3,212,011
Municipal loans                                  823,019               847,785
All other loans                                3,461,473             1,824,546
                                           -------------         -------------
                                             $59,191,748           $56,028,053
                                             ===========           ===========

     The Bank grants commercial loans, residential mortgages, and consumer loans to customers located primarily within the Lehigh Valley. The Bank has a concentration of credit in commercial loans and exposure to credit loss can be adversely impacted by downturns in local economic and employment conditions.

                  NORTHERN LEHIGH BANCORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996


5.   ALLOWANCE FOR LOAN LOSSES

     Transactions in the allowance for loan losses are summarized as follows:

                                                     1997               1996
                                                     ----               ----

Balance at January l,                             $ 518,226          $ 462,128

Loans charged against allowance                     (19,604)           (61,583)
Recoveries on previously charged off loans           76,986              2,681
Provision charged to operating expense               90,000             15,000
                                                 -----------        ----------

Balance at December 31,                           $ 666,608          $ 518,226
                                                  =========          =========

     Impairment of loans having recorded investments of $2,145,594 and $1,927,506 at December 31, 1997 and 1996 has been recognized in conformity with FAS 114 as amended by FAS 188. The average recorded investment in impaired loans during 1997 and 1996 was $2,408,336 and $1,989,623, respectively. There was no allowance for loan losses related to these loans at December 31, 1997 and 1996, respectively. Additions charged to expense for the allowance for impaired loans amounted to $60,000 in 1996 and direct write-downs charged against the allowance amounted to $60,000 in 1996. There was no addition charged to expense for the allowance for impaired loans and there were no direct write-downs charged against allowance in 1997. Interest income on impaired loans of $33,320 and $44,774 was recognized for cash payments received in 1997 and 1996.

6.   FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

     The Corporation is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The contract or notional amounts of these instruments reflect the extent of involvement the Corporation has in particular classes of financial instruments. The Corporation does not issue any other instruments with significant off-balance-sheet risk.

     The Corporation's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit written is represented by the contract or notional amount of those instruments. The Corporation uses the same credit policies in making commitments and conditional obligations as it does for on-balancesheet instruments. The following table identifies the contract or notional amount of those instruments at December 31,:

                  NORTHERN LEHIGH BANCORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996


6.   FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK (CONTINUED)

                                                   1997              1996
                                                   ----              ----
    Financial instruments whose contract
     amounts represent credit risk:
        Commitments to extend credit            $7,163,272        $8,691,684
        Standby letters of credit               $  674,243        $  609,327


     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Corporation evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Corporation upon extension of credit is based on management's credit evaluation of the counter party. Collateral held varies but may include accounts receivable, inventory, property, plant, and equipment, and income-producing commercial properties.

     Standby letters of credit written are conditional commitments issued by the Corporation to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

                  NORTHERN LEHIGH BANCORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996


7.   PREMISES AND EQUIPMENT

     The depreciation provision charged to operating expense amounted to $114,944 in 1997 and $104,664 in 1996. The composition of premises and equipment at December 31, is as follows:

                                                   1997              1996
                                                   ----              ----

         Premises                                $1,278,882        $1,212,088
         Furniture and fixtures                   1,112,201         1,061,116
         Leasehold improvements                      29,500               -
                                              -------------       -----------
                                                  2,420,583         2,273,204

         Less accumulated depreciation            1,854,580         1,739,636
                                              --------------        ---------
                                                    566,003           533,568

         Land                                       165,539           165,539
                                               ------------      ------------

                                                $   731,542       $   699,107
                                                ===========       ===========

8.   INTEREST BEARING DEPOSITS

     Interest bearing deposits include certificates of deposit issued in denominations of $100,000 or greater which amounted to $2,520,686 and $1,402,187 at December 31, 1997 and 1996. Interest expense related to certificates of $100,000 or greater was $106,239 and $89,006 for the years ended December 31, 1997 and 1996, respectively.

     Interest bearing deposits at December 31, are further detailed as follows:

                                                    1997              1996
                                                    ----              ----

         Savings accounts                       $19,790,499        $19,295,25
         NOW accounts                             7,852,920         8,767,068
         Money Market accounts                    5,924,696         6,642,328
         Certificates and other time deposits    22,015,230        20,643,409
                                               ------------      ------------

                                                $55,583,345       $55,348,057
                                                ===========       ===========

                      NORTHERN BANCORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

8.   INTEREST BEARING DEPOSITS (CONTINUED)

     Included in interest bearing deposits at December 31, 1997 were time deposits with the following scheduled maturities:

                1998                             $13,614,831
                1999                               3,724,128
                2000                               3,267,737
                2001                                 667,620
                2002                                 740,914
                                              --------------
                                                 $22,015,230
                                                ============

9.   PENSION PLAN

     The Bank has a non-contributory defined benefit pension plan covering all employees over 21 years of age and having at least one year of service. The plan calls for benefits to be paid to eligible employees at retirement based primarily upon years of service with the Bank and compensation rates near retirement. Contributions to the plan reflect benefits attributed to employees' services to date, as well as services expected to be earned in the future. Plan assets consist of primarily common and preferred stock, investment-grade corporate bonds, and U.S. government obligations. The following table sets forth the plan's funded status at December 31, as follows:

                                                 1997               1996
                                                 ----               ----

         Vested benefit obligation             $596,348           $572,187
         Nonvested benefits                       8,336              6,575
                                            -----------        -----------
         Accumulated benefit obligation         604,684            578,762
         Effect of projected future
           compensation levels                  185,788            201,234
                                              ---------          ---------
         Projected benefit obligation ("PBO")   790,472            779,996
         Plan assets at fair value              707,359            575,669
                                              ---------          ---------
         PBO in excess of plan assets            83,113            204,327
         Unrecognized prior service cost         (5,545)            (5,897)
         Unamortized transition asset            57,472             62,422
         Unrecognized net gain (loss)            77,999            (60,908)
                                             ----------          ---------

         Accrued pension cost included in
              other liabilities                $213,039           $199,944
                                               ========           ========

                  NORTHERN LEHIGH BANCORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

9.   PENSION PLAN (CONTINUED)

     Net pension cost for 1997 and 1996, included the following components:

                                                  1997               1996
                                                  ----               ----

                  Service cost                  $  51,127         $   48,126
                  Interest cost                    49,549             49,142
                  Return on plan assets          (132,998)           (64,094)
                  Net amortization and deferral    82,346             16,288
                                               ----------          ----------

                  Net periodic pension cost     $  50,024          $  49,462
                                                =========          =========

     The discount rate and average rate of increase in future compensation levels used in determining the actuarial present value of projected benefit obligation and the expected return on the plan assets are summarized as follows:

                                                   1997               1996
                                                   ----               ----

          Discount rate                            7.0%               7.0%
          Increase in future compensation levels   5.0%               6.0%
          Expected return on plan assets           8.0%               8.0%


10.  STOCK OPTION PLANS

     On July 26, 1989, the Corporation adopted an Incentive Stock Option Plan whereby, the Corporation entered into Incentive Stock Option Agreements with an officer of the Bank. The maximum number of shares of common stock that may be optioned or sold under the Plan is 5,000 shares. The options may be exercised at any time from the period commencing one year and ending ten years from the date of the agreements. The options expire beginning in 1999 through 2004. The Corporation had 5,000 shares of outstanding stock options at December 31, 1997 and 1996, respectively, with a weighted average exercise price of $34.87 per share. There were no shares granted, exercised, or forfeited in 1997 or 1996.

11.  INCOME TAXES

     The balance sheet includes a net deferred tax asset of approximately $267,104 and $226,011 at December 31, 1997 and 1996, respectively. The Corporation has not established a valuation allowance as it is management's belief that it has adequate taxable income and carrybacks to realize the net deferred tax asset. The components of the net deferred tax asset at December 31, 1997 and 1996 are as follows:

                  NORTHERN LEHIGH BANCORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996


11.  INCOME TAXES (CONTINUED)

                                                1997                 1996
                                                ----                 ----

Deferred compensation                       $   70,440           $   62,419
Allowance for loan losses                      140,440              109,510
Unrealized loss on securities available
    for sale                                     8,507               11,894
Pension reserve                                 72,434               67,982
                                            -----------          -----------

    Total deferred tax assets                  291,491              251,805

Securities accretion                             1,200                2.147
Deferred loan fees                              23,187               23,647
                                           -----------          -----------
    Total deferred tax liabilities              24,387               25,794
                                           -----------          -----------
            Net deferred tax asset at
            December 31,                     $ 267,104            $ 226,011
                                             ==========           =========
Applicable income tax expense components:
    Current                                  $ 467,083            $ 338,678
    Deferred benefit                           (44,481)             (12,051)
                                            -----------          -----------
            Total income tax expense         $ 422,602            $ 326,627
                                             ==========           =========

Tax at statutory rate                        $ 476,966            $ 403,056
Increase (decrease) resulting from:
            Nontaxable interest income         (61,201)             (86,022)
            Other                                6,837                9,593
                                          -------------        ------------
            Total tax provision             $  422,602           $  326,627
                                            ===========          ==========

                  NORTHERN LEHIGH BANCORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996


12.  EARNINGS PER SHARE

     The   following  is  a   reconciliation   of  the  basic  and  diluted  EPS
computations.

                                              Income                       Per-
                                            (Numerator)      Shares       Share
                                          (In Thousands)  (Denominator)  Amount
                                          --------------  -------------  ------

For the Year Ended December 31, 1997
  Net Income Per Common Share
   Income available to common stockholders    $980,239       140,011     $7.00
                                                                         =====
  Effect to Dilutive Securities
   Options                                       -             1,513
                                             ---------    ----------
  Net Income Per Common Share-Assuming
      dilutions
   Income available to common stockholders
      assuming conversions                    $980,239       141,524     $6.93
                                              ========       =======     =====
For the Year Ended December 31, 1996
  Net Income Per Common Share
   Income available to common stockholders    $858,832       141,524     $6.08
                                                                         =====
  Effect to Dilutive Securities
   Options                                       -             1,038
                                             ---------    ----------

  Net Income Per Common Share-Assuming
      dilutions
   Income available to common stockholders
   assuming conversions                       $858,832       142,386     $6.03
                                              ========       =======     =====

13.  STOCK DIVIDEND

     On June 2, 1997, the Corporation distributed 12,672 shares of common stock in connection with 10% stock dividend. As a result of the stock dividend, common stock was increased by $126,720, additional paid-in capital was increased by $506,880, and retained earnings was decreased by $633,600. All references in the accompanying consolidated financial statements to the number of common shares and per share amounts for 1996 have been restated to reflect the stock dividend.

                  NORTHERN LEHIGH BANCORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996


14.  CONTINGENCIES AND COMMITMENTS

     There are no legal proceedings to which the Corporation or the Bank are a party, except proceedings which arise in the normal course of business and, in the opinion of management, will not have any material effect on the consolidated financial position of the Corporation and the Bank.

15.  DIVIDEND RESTRICTIONS

     The amount of funds available to a parent from its subsidiary bank is limited for all national banks by restrictions imposed by the Comptroller of the Currency. At December 31, 1997, dividends were restricted not to exceed $2,657,197. These restrictions have not had, and are not expected to have, a significant impact on the Corporation's ability to meet its cash obligations.

16.  RELATED PARTY TRANSACTIONS

     Some of the Corporation's or its Bank's directors, principal officers, principal shareholders, and their related interests had transactions with the Bank in the ordinary course of business during 1997. All loans and commitments to loans in such transactions were made on substantially the same terms, including collateral and interest rates, as those prevailing at the time for comparable transactions. In the opinion of management, these transactions do not involve more than normal risk of collectibility or present other unfavorable features. It is anticipated that further such extensions of credit will be made in the future.

     The aggregate amount of credit extended to these directors and principal officers was $1,137,358 and $1,052,972 at December 31, 1997 and 1996,
     respectively.

     The following is an analysis of loans to these parties during 1997:

       Balances at January 1, 1997                          $1,052,972
       Advances                                                162,218
       Repayments                                              (77,832)
                                                          -------------

       Balances at December 31, 1997                        $1,137,358
                                                            ==========

                  NORTHERN LEHIGH BANCORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996


17.  CAPITAL REQUIREMENTS

     The Corporation and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Corporation and the Bank must meet specific capital guidelines that involve quantitative measures of the assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weighting, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the maintenance of minimum amounts of ratios (set forth in the tables below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined). Management believes, as of December 31, 1997, that the Corporation and the Bank meet all capital adequacy requirements to which they are subject.

     As of December 31, 1997 the most recent notification from the regulatory agencies categorized the Corporation and the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Corporation and the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since those notifications that management believes have changed those categories.

                  NORTHERN LEHIGH BANCORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996


17.  CAPITAL REQUIREMENTS (CONTINUED)

                                                                                                             To be Well
                                                                                                           Capitalized Under
                                                                                   For Capital             Prompt Corrective
                                                      Actual                     Adequacy Purposes         Action Provisions
                                              ----------------------             -------------------       -------------------
                                              Amount           Ratio             Amount        Ratio       Amount        Ratio
                                              ------           -----             ------        -----       ------       ------
As of December 31, 1997:
  Total Capital (to Risk Weighted Assets)

  Northern Lehigh Bancorp, Inc.                $8,536,911          15.1%         $4,511,043     >8.0%    $5,638,305     >10.0%
  Citizens National Bank                        8,533,787          14.9%          4,574,907     >8.0%     5,718,634     >10.0%

Tier I Capital (to Risk Weighted Assets)

  Northern Lehigh Bancorp, Inc.                $7,870,303          14.0%         $2,255,322     >4.0%    $3,382,983      >6.0%
  Citizens National Bank                        7,867,179          13.8%          2,287,454     >4.0%     3,431,180      >6.0%

Tier I Capital (to Average Assets)

  Northern Lehigh Bancorp, Inc.                $7,870,303          11.1%         $2,834,488     >4.0%    $3,543,110      >5.0%
  Citizens National Bank                        7,867,179          11.1%          2,834,423     >4.0%     3,543,029      >5.0%

As of  December 31, 1996:
  Total Capital (to Risk Weighted Assets)

  Northern Lehigh Bancorp, Inc.                $7,802,111          14.8%         $4,210,704     >8.0%    $5,263,379     >10.0%
  Citizens National Bank                        7,695,745          14.4%          4,268,850     >8.0%     5,336,063     >10.0%

Tier I Capital (to Risk Weighted Assets)

  Northern Lehigh Bancorp, Inc.                $7,283,885          13.8%         $2,105,352     >4.0%    $3,158,028      >6.0%
  Citizens National Bank                        7,177,519          13.5%          2,134,425     >4.0%     3,201,638      >6.0%

Tier I Capital (to Risk Weighted Assets)

  Northern Lehigh Bancorp, Inc.                $7,283,885          10.7%         $2,712,186     >4.0%    $3,390,232      >5.0%
  Citizens National Bank                        7,177,519          10.6%          2,712,088     >4.0%     3,390,110      >5.0%


                  NORTHERN LEHIGH BANCORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

18.  CONDENSED FINANCIAL INFORMATION - PARENT COMPANY ONLY

     Condensed financial statements of Northern Lehigh Bancorp, Inc., follow:

Condensed Balance Sheets                              December 31,
                                                   ------------------
(Dollars in thousands)                             1997          1996
                                                   ----          ----
Assets:
     Cash                                         $    1         $   2
     Investments in subsidiaries                   7,851         7,154
     Other assets                                      2             6
                                                   -----         -----
          Total assets                           $ 7,854       $ 7,162

Liabilities and shareholders' equity:
Other liabilities                                $    -        $   -
                                                 -------       -------
          Total liabilities                           -            -
                                                 -------       -------

Shareholders' equity:
     Common Stock                                  1,437         1,310
     Additional-paid-in-capital                      507           -
     Retained earnings                             6,115         5,974
     Net unrealized gains on investment
      securities available for sale                  (17)          (23)
     Treasury Stock                                 (188)          (99)
                                                ---------      --------
          Total shareholders' equity               7,854         7,162
                                                 --------      --------
          Total liabilities and shareholders'
           equity                                $ 7,854       $ 7,162
                                                 =======       =======

                                                       Years Ended
Condensed Statements of Income                         December 31,
                                                       ------------
(Dollars in thousands)                             1997          1996
                                                   ----          ----
Dividends from banks                             $    295      $    280
Other income                                           -             -
                                                 --------      --------
          Total operating income                      295           280
Operating expense                                       7            17
                                                 --------    ----------
Income before income taxes and equity
 in undistributed net income of banks                 288           263
Income taxes                                           (2)           (6)
                                                 ---------   -----------
Income before equity in undistributed net
 income of banks                                      290           269
Equity in undistributed net income of banks           690           590
                                                 ---------   -----------
Net income                                      $     980      $    859
                                                 =========      ========

                                                        Years Ended
Condensed Statements of Cash Flows                      December 31,
                                                    ------------------
(Dollars in thousands)                              1997          1996
                                                   -------------------

Operating activities:
     Net income                                  $   980      $    859
     Adjustments to reconcile net income
      to net cash provided by operating
      activities:
     Equity in undistributed net income
      of banks                                     (690)         (590)
        Net (increase) decrease in other assets       4            (4)
                                                 ------      ---------
Net cash provided by operating activities           294           265
                                                 ------      ---------

Financing activities:
     Cash dividends and fractional shares         (206)         (167)
     Increase in loans payable                      -            (99)
     Purchase of Treasury Stock                    (89)           -
                                            -----------   -----------
Net cash used in financing activities:            (295)         (266)
                                             ----------   -----------
Increase (decrease) in cash                         (1)           (1)
Cash at beginning of year                            2             3
                                           ------------   -----------
Cash at end of year                          $       1    $        2
                                            ===========    ==========

                  NORTHERN LEHIGH BANCORP, INC. AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL STATEMENTS
                                       AND
                          INDEPENDENT AUDITOR'S REPORT

                                DECEMBER 31, 1996

                             JARRETT STOKES & KELLY
                          CERTIFIED PPUBLIC ACCOUNTANTS


                          INDEPENDENT AUDITOR'S REPORT


Board of Directors
Northern Lehigh Bancorp, Inc.
Slatington, Pennsylvania


We have audited the accompanying consolidated balance sheets of Northern Lehigh Bancorp, Inc. and subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Northern Lehigh Bancorp, Inc. and subsidiary as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                             /s/ Jarrett Stokes & Kelly
                                             -------------------------------
                                             JARRETT STOKES & KELLY


Allison Park, Pennsylvania
February 6, 1997

                  NORTHERN LEHIGH BANCORP, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS

                                                             December 31,
                                                       -----------------------
                                                        1996              1995
                                                        ----              ----

  ASSETS
     Cash and due from banks                    $  2,531,407      $  2,776,143
     Federal funds sold                            2,140,000         7,787,000
     Securities available for sale                 3,441,623         5,777,054
     Securities held to maturity, market
       value of $4,985,063 and
       $4,635,203 in 1996 and 1995                 4,983,527         4,628,729

     Loans                                        56,028,053        46,991,782
         Unearned income                            (344,225)         (489,528)
         Reserve for possible loan losses           (518,226)         (462,128)
                                                -------------     -------------
              Net loans                           55,165,602        46,040,126

     Premises and equipment, net                     699,107           732,429
     Other real estate owned                          93,214               -
     Other assets                                    784,387           772,048
                                               --------------    --------------

              TOTAL ASSETS                       $69,838,867       $68,513,529
                                                 ===========       ===========


  LIABILITIES
     Deposits
      Non-interest bearing                      $  6,699,020       $ 6,195,503
      Interest bearing                            55,348,057        55,121,448
                                                ------------        -----------

              Total deposits                      62,047,077        61,316,951

     Other liabilities                               629,689           698,264
                                              --------------     -------------

              Total liabilities                   62,676,766        62,015,215

  SHAREHOLDERS' EQUITY
     Common stock, par value $10;
      authorized 500,000 shares;
      131,040 shares issued;
      128,676 shares outstanding                   1,310,400         1,310,400
     Retained earnings                             5,973,485         5,281,932
     Unrealized gain (loss) on
      securities available for sale -
      net of deferred taxes of
     ($11,894) and $2,410 in 1996 and 1995           (23,087)            4,679
     Treasury stock at cost; 2,364 shares            (98,697)          (98,697)
                                              ---------------    --------------

              Total shareholders' equity           7,162,101         6,498,314
                                               --------------    -------------


 TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY      $69,838,867       $68,513,529
                                                 ===========       ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                  NORTHERN LEHIGH BANCORP, INC. AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME

                                                    Years Ended December 31,
                                                    ------------------------
                                                    1996               1995
                                                    ----               ----
INTEREST INCOME
   Interest and fees on loans                     $4,490,488       $4,035,405
   Interest and dividends on securities:
        Taxable                                      375,297          644,415
        Exempt from federal income taxes             103,833           76,326
   Interest on federal funds sold                    238,754          253,483
                                                 ------------     ------------

              Total interest income                5,208,372        5,009,629

INTEREST EXPENSE
   Interest on deposits                            2,134,930        2,018,573
   Interest on short-term borrowings                      55            1,038
                                              ----------------   --------------

              Total interest expense               2,134,985        2,019,611
                                                 -----------      -----------

NET INTEREST INCOME                                3,073,387        2,990,018

PROVISION FOR POSSIBLE LOAN LOSSES                   115,000           70,000
                                                ------------    -------------

   Net interest income after provision for
   possible loan losses                            2,958,387        2,920,018


OTHER OPERATING INCOME
   Service charges on deposit accounts                63,671           51,978
   Other service charges and fees                     87,797           85,288
   Other income                                       44,484          161,968
   Net security gains                                   -                 294
                                           ------------------  ---------------
    Total other operating income                     195,952          299,528


OTHER OPERATING EXPENSES
   Salaries and employee benefits                    955,496          915,635
   Occupancy expense                                 331,711          311,940
   Other operating expense                           681,673          691,848
                                                ------------     ------------
    Total other operating expenses                 1,968,880        1,919,423
                                                 -----------      -----------

INCOME BEFORE INCOME TAXES                         1,185,459        1,300,123

INCOME TAX EXPENSE                                   326,627          369,272
                                                ------------      -----------

              NET INCOME                         $   858,832      $   930,851
                                                 ===========      ===========


PER SHARE DATA
   Net income                                    $     6.08       $      6.48
                                                 ===========      ===========
   Net income - assuming dilution                      6.03              6.45
                                                 ===========      ===========

     The accompanying notes are an integral part of these consolidated financial statements.



      NORTHERN LEHIGH BANCORP, INC. AND SUBSIDIARY CONSOLIDATED STATEMENTS
                       OF CHANGES IN SHAREHOLDERS' EQUITY

                                   Unrealized
                                                             Gain (Loss) on                       Total
                               Common         Retained          Securities          Treasury    Shareholders'
                               Stock          Earnings      Available  For Sale      Stock         Equity
                               -----          --------      -------------------      -----      -------------

Balance - January 1, 1995    $1,310,400      $4,482,121          $(82,895)         $    -       $5,709,626

   Net income                    -              930,851              -                  -          930,851

   Cash dividends declared
    ($1.00 per share)            -             (131,040)             -                  -         (131,040)

   Net change in unrealized gain
   (loss) on securities available
    for sale - net of
    deferred taxes               -                -                87,574               -           87,574

   Purchases of treasury
    stock                        -                -                  -             (98,697)        (98,697)
                           -------------    ------------        ----------        ----------    -----------

Balance -
  December 31, 1995          1,310,400        5,281,932             4,679          (98,697)      6,498,314

   Net income                    -              858,832              -                 -           858,832

   Cash dividends declared
    ($1.30 per share)            -            (167,279)              -                 -          (167,279)

   Net change in unrealized gain
    (loss) on securities
    available for sale -
    net of deferred taxes        -                -               (27,766)             -           (27,766)
                          --------------    -----------      -------------        ----------    -----------

Balance -
  December 31, 1996         $1,310,400      $5,973,485       $    (23,087)       $ (98,697)     $7,162,101
                            ==========      ==========      ================        ========    ==========

     The accompanying notes are an integral part of these consolidated financial statements

                  NORTHERN LEHIGH BANCORP, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                  Years Ended December 31,
                                                  ------------------------
                                                   1996              1995
                                                   ----              ----
 OPERATING ACTIVITIES
  Net income                                  $   858,832         $  930,851
     Adjustments to reconcile net income
     to net cash provided by operating
     activities
      Provision for loan losses                   115,000             70,000
       Depreciation                               104,664             96,101
       Net security (gains) losses                   -                  (294)
       Net gain on sale of assets                  (1,687)           (38,966)
       Net amortization of securities
        and loan fees                             103,582             77,286
       Deferred income tax benefit                (12,051)           (25,653)
       (Increase) decrease in accrued
        interest receivable                        10,429             56,621
       Decrease in other assets                     3,587             65,437
       Increase (decrease) in accrued
        interest payable                           (9,969)            66,211
       Increase in income taxes payable          (116,926)            31,740
       Increase in other liabilities               58,320             80,868
                                             -------------   ---------------

                Net cash provided by
                 operating activities           1,113,781          1,410,202

INVESTING ACTIVITIES
     Purchases of securities available
      for sale                                 (2,009,375)             -
     Purchases of securities held
      to maturity                              (5,130,099)       (2,956,230)
     Maturities and calls of securities
      available for sale                        4,321,031         2,958,148
     Maturities and calls of securities
      held to maturity                          4,715,000         7,279,494
     Net increase in loans                     (9,470,266)       (4,336,701)
     Purchases of premises and equipment          (79,112)          (82,399)
     Proceeds from sales of assets                 84,457           177,111
                                             -------------    --------------

  Net cash provided by (used in)
    investing activities                       (7,568,364)        3,039,423

FINANCING ACTIVITIES
     Net increase in deposits                     730,126         3,529,519
     Dividends paid                              (167,279)         (131,040)
     Purchases of treasury stock                     -              (98,697)
                                            --------------    --------------

  Net cash provided by financing
    activities                                    562,847         3,299,782
                                             ------------     -------------

     Net increase (decrease) in
     cash and cash equivalents                 (5,891,736)        7,749,407

     Cash and cash equivalents at
      beginning of year                        10,563,143         2,813,736
                                              -----------     -------------

     Cash and cash equivalents at
      end of year                             $ 4,671,407       $10,563,143
                                              ===========       ===========

     Supplemental disclosures of cash
     flow information Cash paid during
      the year for:
          Interest                           $  2,145,755      $  2,085,822
                                              ===========      ============
          Income taxes                       $    458,225      $    363,510
                                             ============      ============

        Non-cash transactions:
          Transfer from loans to other
          real estate owned                  $   168,214      $       -
                                             ============     =============

     The accompanying notes are an integral part of these consolidated financial statements.

                  NORTHERN LEHIGH BANCORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1996 AND 1995


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     General:

     The accompanying consolidated financial statements include the accounts of Northern Lehigh Bancorp, Inc. (the "Corporation") and its wholly owned subsidiary, The Citizens National Bank of Slatington (the "Bank"). All material intercompany transactions have been eliminated.

     The following summary of accounting and reporting policies is presented to aid the reader in obtaining a better understanding of the financial statements and related financial data of the Corporation and the Bank contained in this report. Such policies conform to generally accepted accounting principles ("GAAP") and to general practice within the banking industry. In preparing financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and income and expenses during the reporting period. Actual results could differ from those estimates.

     Certain items of the consolidated financial statements, as of December 31, 1995, have been reclassified to conform with the December 31, 1996 presentation. None of these reclassifications affected net income.

     Securities:

     In May 1993, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 115 ("FAS No. 115"), "Accounting for Certain Investments in Debt and Equity Securities." This statement addresses the accounting and reporting for investments in equity securities that have readily determinable fair values and for all investments in debt securities. Those investments are to be classified in three categories and accounted for as follows (a) securities held to maturity, (b) trading securities and (c) securities available for sale.

     Debt securities that the Corporation has the positive intent and ability to hold to maturity are classified as securities held to maturity and are reported at amortized cost. Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized gains and losses included in earnings. Debt and equity securities not classified as either held to maturity securities or trading securities are classified as securities available for sale and are reported at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of shareholders' equity.

     Loans:

     Loans are stated at the principal amount outstanding. When a loan becomes past due and doubt exists as to the ultimate collection of principal and interest, the accrual of income is discontinued and is only recognized at the time payment is received.

     Loan Origination Fees and Costs:

     The net fees and costs directly related to the origination of a loan are deferred and amortized over the life of the loan as an adjustment of the loan yield.

     Other Real Estate Owned:

     Real estate, other than bank premises, is recorded at the lower of cost or market at the time of acquisition. Expenses related to holding the property, net of rental income, are generally charged against earnings in the current period.

                  NORTHERN LEHIGH BANCORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1996 AND 1995


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Reserve for Possible Loan Losses:

     The reserve for possible loan losses represents management's estimate of an amount adequate to provide for losses which may be incurred on loans currently held. Management determines the adequacy of the reserve based on reviews of individual credits, historical patterns of loan charge-offs and recoveries, industry experience, current economic trends, and other factors relevant to the collectibility of the loans currently in the portfolio. The reserve is increased by provisions charged to operating expense and reduced by net charge-offs.

     Premises and Equipment:

     Premises and equipment are carried at cost less accumulated depreciation and amortization. For financial statement reporting and income tax purposes, depreciation is computed both on the straight-line and accelerated methods over the estimated useful lives of the premises and equipment. Charges for maintenance and repairs are expensed as incurred.

     Income Taxes:

     Certain income and expense items are accounted for in different years for financial reporting purposes than for income tax purposes. Deferred taxes are provided to recognize these temporary differences. The principal items involved are discount accretion on securities, provision for possible loan losses and accrued benefits. Income tax expense is not proportionate to earnings before taxes, principally because income from obligations of states and political subdivisions is nontaxable.

     Earnings per Share:

     During 1997, the Corporation adopted the provisions of the Financial Accounting Standards Board issued Statement of Financial Accounting
     Standards (SFAS) No. 128, "Earnings per Share." SFAS No. 128 eliminates primary and fully diluted earnings per share and requires presentation of basic and diluted earnings per share (EPS) in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings per share exclude dilution and are computed by dividing income available to common shareholders by the weighted-average common shares outstanding during the period. Diluted earnings per share take into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock. Prior periods' earnings per share calculations have been restated to reflect the adoption of SFAS No. 128.

     Comprehensive Income:

     On January 1, 1998, the Corporation adopted the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards to provide prominent disclosure of comprehensive income items. Comprehensive income is the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Other comprehensive income consists of net unrealized gains on investment securities available for sale. Subsequent to the adoption date, all prior-period amounts are required to be restated to conform to the provision of SFAS No. 130. Comprehensive income for December 31, 1996 and 1995 was $831,000 and
     $1,018,000, respectively. The adoption of SFAS No. 130 did not have a material impact on the Corporation's financial position or results of operation.

     Employee Benefit Plan:

     The Bank has a non-contributory defined contribution pension plan covering all employees over 21 years of age and having at least one year of service (Note 9).

     The Bank also has a deferred compensation plan involving directors of the Bank. The plan requires defined annual payments for ten years beginning at age 65 or death. The annual benefit is based upon the amount deferred plus interest. The present value of these deferred compensation liabilities was approximately $183,588 and $162,702 at December 31, 1996 and 1995, respectively.

     Cash and Cash Equivalents:

     For purposes of reporting cash flows, the Corporation has defined cash and cash equivalents as those amounts included in the balance sheet captions "Cash and cash equivalents" and "Federal funds sold."

2.   CASH AND DUE FROM BANKS

     Regulations of the Board of Governors of the Federal Reserve System impose uniform reserve requirements on all depository institutions with transaction accounts (checking accounts, NOW accounts, etc.). Reserves are maintained in the form of vault cash or a non-interest bearing balance held with the Federal Reserve Bank. The Bank also, from time to time, maintains deposits with the Federal Reserve Bank and other banks for various services such as check clearing. The Bank's reserve requirement was $269,000 and $316,000 at December 31, 1996 and 1995, respectively.

3.   SECURITIES

     The amortized cost and estimated market values of securities are as follows:

                  NORTHERN LEHIGH BANCORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                            Gross         Gross       Estimated
                             Amortized     Unrealized   Unrealized     Market
                               Cost          Gains        Losses       Value
                             --------     ----------    ----------    --------

Securities Available
 for Sale:

December 31, 1996
-----------------
U.S. Treasury securities      $2,004,809    $2,652    $       -     $2,007,461
Obligations of U.S. Government
 corporations and agencies     1,237,796       -         (17,634)    1,220,162
Obligations of states and
 political subdivisions          200,000       -         (20,000)      180,000
Equity securities                 34,000       -              -         34,000
                           -------------  ----------  -----------   -----------
                              $3,476,605    $2,652    $  (37,634)   $3,441,623
                              ==========    ======    ==========    ==========

December 31, 1995
-----------------
U.S. Treasury securities     $4,102,240    $11,824    $    (962)    $4,113,102
Obligations of U.S.
 Government corporations
 and agencies                 1,458,726      9,354         (128)     1,467,952
Obligations of states and
 political subdivisions         175,000        -        (13,000)       162,000
Equity securities                34,000        -             -          34,000
                          -------------  ---------   -----------    ----------

                             $5,769,966    $21,178   $  (14,090)    $5,777,054
                             ==========    =======   ==========     ==========

                  NORTHERN LEHIGH BANCORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1996 AND 1995


3.   SECURITIES (CONTINUED)


                                          Gross          Gross       Estimated
                           Amortized    Unrealized     Unrealized      Market
                             Cost          Gains         Losses        Value
                           ---------    ----------     ---------      -------
Securities Held to Maturity:

December 31, 1996
-----------------
Obligations of
 U.S. Government
 corporations and
 agencies                $2,231,673   $       98      $    (2,667)  $2,229,104
Obligations of states
 and political
 subdivisions               964,049        3,229             (96)      967,182
Corporate debt
 securities               1,787,805          972              -      1,788,777
                        -----------   ----------     ------------  -----------

                        $4,983,527     $  4,299     $    (2,763)   $4,985,063
                         ==========     ========     ============   ==========

December 31, 1995
-----------------
Obligations of
 U.S. Government
 corporations and
 agencies               $1,012,224     $    516     $       -       $1,012,740
Obligations of states
 and political
 subdivisions            2,500,800        4,953           (864)      2,504,889
Corporate debt
 securities              1,115,705        1,869             -        1,117,574
                       -----------    ---------    -----------     -----------

                        $4,628,729     $  7,338    $      (864)     $4,635,203
                        ==========     ========    ============    ===========

The amortized cost and estimated market values of securities at December 31, 1996, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                      Securities Available for Sale Securities Held to Maturity
                      ----------------------------- ---------------------------
                           Amortized      Estimated     Amortized    Estimated
                              Cost       Market Value     Cost     Market Value
                           ---------     -----------    ---------  ------------

Due within 1 year         $2,004,809     $2,007,461    $4,023,862    $4,022,143
Due after 1 but within
 5 years                      -              -            808,316       811,420
Due after 5 but within
 10 years                    237,304       217,096        151,349       151,500
Due after 10 years         1,200,492     1,183,066           -              -
Equity securities             34,000        34,000           -              -
                        -------------    ---------     ----------    ----------

                          $3,476,605    $3,441,623     $4,983,527    $4,985,063
                          ==========    ==========     ==========    ==========


Included in equity securities are Federal Reserve Bank and Atlantic Central Bankers Bank stock in the amount of $34,000 at December 31, 1996 and 1995.

Gross gains of $0 and $294 were realized on calls and maturities of securities in 1996 and 1995, respectively. In November 1995, the Financial Accounting Standards Board issued a special report "A Guide to Implementation of FAS 115 on Accounting for Certain Investments in Debt and Equity Securities - Questions and Answers." As permitted by the Guide, the Bank transferred securities from the held to maturity classification to the available for sale classification in November 1995. The amortized cost of these securities as of the date of transfer was $175,000 with a fair market value of $150,000.

                  NORTHERN LEHIGH BANCORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

3    SECURITIES (CONTINUED)

     Securities with amortized cost and market values of approximately $6,988,336 and $6,992,562 at December 31, 1996, and $8,129,902 and
     $8,143,484 at December 31, 1995, were pledged to secure public deposits and for other purposes required or permitted by law.

     The Corporation did not hold any derivative financial instruments such as futures, forwards, swap or option contracts at December 31, 1996.

     The changes in net unrealized holding gain or loss on securities available for sale that has been included in the separate component of shareholders' equity for the year ended December 31, is as follows:

                                                       1996             1995
                                                       ----             ----

       Gross change in unrealized gain (loss)
        on securities available for sale             $(42,070)        $132,688

        Deferred taxes                                (14,304)          45,114
                                                    ----------      ----------

       Net change in unrealized gain (loss)
        on securities available for sale             $(27,766)       $  87,574
                                                     =========       =========

4.   LOANS

     The composition of the Corporation's loan portfolio at December 31, is as follows:

                                                        1996             1995
                                                        ----             ----

     Real estate loans - construction             $  3,134,691     $  2,208,479
     Real estate loans - other                      42,866,459       35,767,340
     Commercial and industrial loans                 4,142,561        3,317,669
     Installment loans                               3,212,011        3,068,558
     Municipal loans                                   847,785          931,222
     All other loans                                 1,824,546        1,698,514
                                                 -------------    -------------
                                                   $56,028,053      $46,991,782
                                                   ===========      ===========


     The Corporation grants commercial loans, residential mortgages, and consumer loans to customers located primarily within the Lehigh Valley. Although the Corporation has a diversified portfolio, exposure to credit loss can be adversely impacted by downturns in local economic and employment conditions.

                  NORTHERN LEHIGH BANCORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1996 AND 1995


5.   RESERVE FOR POSSIBLE LOAN LOSSES

     Transactions in the reserve for possible loan losses are summarized as follows:

                                                       1996              1995
                                                       ----              ----

      Reserve balance at January 1,                 $462,128          $442,125

      Loans charged against reserve                  (61,583)          (60,078)
      Recoveries on previously charged off loans       2,681            10,081
      Provision charged to operating expense         115,000            70,000
                                                   ---------        ----------
     Reserve balance at December 31,                $518,226          $462,128
                                                    ========          ========

5.   RESERVE FOR POSSIBLE LOAN LOSSES (CONTINUED)

     In May 1993, the Financial Accounting Standards Board issued Statement No. 114 "Accounting by Creditors for Impairment of a Loan" ("FAS 114") which was amended in October 1994 by Statement No. 118 "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures" ("FAS 118") which addresses the disclosure of certain loans where it is probable that the creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. Additionally, FAS 118 requires the disclosure of how the creditor recognizes interest income related to these impaired loans. The Corporation adopted FAS 114, as amended by FAS 118, beginning January 1, 1995. The effect of adoption was not material.

     Impairment of loans having recorded investments of $1,927,506 and $1,230,868 at December 31, 1996 and 1995 has been recognized in conformity with FAS 114 as amended by FAS 118. The average recorded investment in impaired loans during 1996 and 1995 was $1,989,623 and $1,247,324, respectively. The total reserve for loan losses related to these loans was $0 at December 31, 1996 and 1995, respectively. Additions charged to expense for the reserve for impaired loans amounted to $60,000 and $41,458 in 1996 and 1995. Direct write-downs charged against the reserve amounted to $60,000 and $51,458 in 1996 and 1995. Interest income on impaired loans of $44,774 and $33,295 was recognized for cash payments received in 1996 and 1995.

6.   FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

     The Corporation is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The contract or notional amounts of these instruments reflect the extent of involvement the Corporation has in particular classes of financial instruments. The Corporation does not issue any other instruments with significant off-balance-sheet risk.

     The Corporation's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit written is represented by the contract or notional amount of those instruments. The Corporation uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. The following table identifies the contract or notional amount of those instruments at December 31,:

                                                          1996          1995
                                                         ------        -----
      Financial instruments whose contract amounts
       represent credit risk:
         Commitments to extend credit                 $8,691,684    $5,409,799
         Standby letters of credit                    $  609,327    $  767,988


     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Corporation evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Corporation upon extension of credit is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant, and equipment, and income-producing commercial properties.

     Standby letters of credit written are conditional commitments issued by the Corporation to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.


7.   PREMISES AND EQUIPMENT

     The depreciation provision charged to operating expense amounted to $104,664 in 1996, and $96,101 in 1995. The composition of premises and equipment at December 31, is as follows:

                                                         1996           1995
                                                         ----           ----

     Premises                                     $1,212,088        $1,189,257
     Furniture and fixtures                        1,061,116         1,022,814
                                                 -----------       -----------
                                                   2,273,204         2,212,071

     Less accumulated depreciation                 1,739,636         1,645,181
                                                 -----------       -----------
                                                     533,568           566,890

     Land                                            165,539           165,539
                                                ------------      ------------
                                                 $   699,107       $   732,429
                                                 ===========       ===========

8.   DEPOSITS

     Interest bearing deposits include certificates of deposit issued in denominations of $100,000 or greater which amounted to $1,402,187 and $1,703,134 at December 31, 1996 and 1995. Interest expense related to certificates of $100,000 or greater was $89,006 and $78,851 for the years ended December 31, 1996 and 1995, respectively.

                  NORTHERN LEHIGH BANCORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

     Interest bearing deposits at December 31, are further detailed as follows:

                                                      1996            1995
                                                      ----            ----

          Savings accounts                      $19,295,252       $18,200,377
          NOW accounts                            8,767,068         8,864,057
          Money Market accounts                   6,642,328         7,267,698
          Certificates and other time deposits   20,643,409        20,789,316
                                                ------------      ------------
                                                $55,348,057       $55,121,448
                                                ===========       ===========


9.   PENSION PLAN

     The Bank has a non-contributory defined benefit pension plan covering all employees over 21 years of age and having at least one year of service. The plan calls for benefits to be paid to eligible employees at retirement based primarily upon years of service with the Bank and compensation rates near retirement. Contributions to the plan reflect benefits attributed to employees' services to date, as well as services expected to be earned in the future. Plan assets consist of primarily common and preferred stock, investment-grade corporate bonds, and U.S. government obligations. The following table sets forth the plan's funded status at December 31, as follows:

                                                   1996               1995
                                                   ----               ----

      Vested benefit obligation                   $572,187          $476,142
      Nonvested benefits                             6,575             6,430
                                                -----------       -----------
      Accumulated benefit obligation               578,762           482,572
      Effect of projected future
        compensation levels                        201,234           121,963
                                                 ---------         ---------
      Projected benefit obligation ("PBO")         779,996           604,535
      Plan assets at fair value                    575,669           545,862
                                                 ---------         ---------
      PBO in excess of plan assets                 204,327            58,673
      Unrecognized prior service cost               (5,897)           (6,249)
      Unamortized transition asset                  62,422            67,372
      Unrecognized net gain (loss)                 (60,908)           32,611
                                                  ---------       ----------

      Accrued pension cost included in
        other liabilities                         $199,944          $152,407
                                                  ========          ========

Net pension cost for 1996 and 1995, included the following components:

                                                    1996              1995
                                                    ----              ----

      Service cost                               $  48,126         $  43,051
      Interest cost                                 49,142            37,046
      Return on plan assets                        (64,094)         (100,330)
      Net amortization and deferral                 16,288            57,418
                                                  --------         ---------

      Net periodic pension cost                  $  49,462         $  37,185
                                                 =========         =========

The discount rate and average rate of increase in future compensation levels used in determining the actuarial present value of projected benefit obligation and the expected return on the plan assets are summarized as follows:

                  NORTHERN LEHIGH BANCORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1996 AND 1995


                                                   1996               1995
                                                   ----               ----

      Discount rate                                7.0%               7.0%
      Increase in future compensation levels       6.0%               6.0%
      Expected return on plan assets               8.0%               8.5%


10.  STOCK OPTION PLANS

     In October 1995 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 123 "Accounting for
     Stock-Based Compensation." This new standard defines a fair value based method of accounting for an employee stock option or similar equity instrument. This statement gives entities a choice of recognizing related compensation expense by adopting the new fair value method or to continue to measure compensation using the intrinsic value approach under Accounting Principles Board (APB) Opinion No. 25, the former standard.

     On July 26, 1989, the Corporation adopted an Incentive Stock Option Plan whereby, the Corporation entered into Incentive Stock Option Agreements with an officer of the Bank. The maximum number of shares of common stock that may be optioned or sold under the Plan is 5,000 shares. The options may be exercised at any time from the period commencing one year and ending ten years from the date of the agreements.

     The Corporation has elected, as permitted by FASB Statement 123, to apply APB Opinion 25 and related Interpretations in accounting for its plan. Accordingly, no compensation cost has been recognized for its stock options outstanding. Had compensation cost for the Corporation's stock option plan been determined based upon the fair value at the grant dates for awards under the plan consistent with the method of SFAS No. 123, the effect on the Corporation's net income and earnings per share would not be material.

     A summary of the status of the Corporation's outstanding stock options as of December 31, 1996 and changes for the year ending on that date is presented below:

                                                    Weighted-Average Exercise
                                        Shares            Price Per Share
                                        ------         -----------------------

     Outstanding 1/1/96                 5,000                  $34.87
     Granted                              -                       -
     Exercised                            -                       -
     Forfeited                            -                       -
                                      --------                 -------
     Outstanding 12/31/96               5,000                  $34.87


11.  EMPLOYEE STOCK OWNERSHIP PLAN

     The Corporation  established an Employee Stock Ownership Plan in 1985 which
     allows  all  qualified   employees  to  invest  plan  assets  primarily  in
     securities of the Corporation. In 1995, this plan was formally dissolved.

                  NORTHERN LEHIGH BANCORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1996 AND 1995


12.  INCOME TAXES

     The balance sheet includes a net deferred tax asset of approximately $226,011 and $199,656 at December 31, 1996 and 1995, respectively. The components of the net deferred tax asset at December 31, 1996 and 1995 are as follows:

                                                      1996               1995
                                                      ----               ----

      Deferred compensation                       $  62,419          $  55,318
      Reserve for possible loan losses              109,510             90,437
      Unrealized loss on securities available
           for sale                                  11,894                -
      Pension reserve                                67,982             51,819
          Reserve for securities losses                -                 8,500
                                                  ---------         ----------

             Total deferred tax assets              251,805            206,074

       Unrealized gain on securities available
           for sale                                    -                 2,410
       Securities accretion                           2,147              3,933
       Deferred loan fees                            23,647                 75
                                                  ----------      -------------

        Total deferred tax liabilities               25,794              6,418
                                                  ----------        -----------

        Net deferred tax asset at December 31,     $226,011           $199,656
                                                   ========           ========

       Applicable income tax expense components:
         Current                                    338,678           $394,925
         Deferred benefit                           (12,051)           (25,653)
                                                   ---------         ---------

        Total income tax expense                   $326,627           $369,272
                                                   ========           ========

                  NORTHERN LEHIGH BANCORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1996 AND 1995


13.  EARNINGS PER SHARE

     The   following  is  a   reconciliation   of  the  basic  and  diluted  EPS
computations.

                                           Income
                                        (Numerator)      Shares       Per-Share
                                      (In Thousands)  (Denominator)     Amount
                                      --------------   -----------    ---------

For the Year Ended December 31, 1996
 Net Income Per Common Share
   Income available to common
      stockholders                        $858,832        141,348       $6.08
                                                                        =====
 Effect to Dilutive Securities
   Options                                    -             1,038
                                    --------------    -----------

 Net Income Per Common Share
   - Assuming dilutions
  Income available to common
   stockholders assuming conversions      $858,832        142,386       $6.03
                                                                        =====
For the Year Ended December 31, 1995
 Net Income Per Common Share
  Income available to common stockholders $930,851        143,589       $6.48
                                                                        =====
 Effect of Dilutive Securities
  Options                                     -              806
                                          --------      ---------

 Net Income Per Common Share
 - Assuming dilutions
 Income available to common
  stockholders assuming conversions      $930,851       $144,395        $6.45
                                         ========       ========        =====


14.  STOCK DIVIDEND

     On June 2, 1997, the Corporation distributed 12,672 shares of common stock in connection with 10% stock dividend. As a result of the stock dividend, common stock was increased by $126,720, additional paid-in capital was increased by $506,880, and retained earnings was decreased by $633,600. All references in the accompanying consolidated financial statements to the per share amounts for 1996 and 1995 have been restated to reflect the stock dividend.

15.  CONTINGENCIES AND COMMITMENTS

     There are no legal proceedings to which the Corporation or the Bank are a party, except proceedings which arise in the normal course of business and, in the opinion of management, will not have any material effect on the consolidated financial position of the Corporation and the Bank.

                  NORTHERN LEHIGH BANCORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1996 AND 1995


16.  CONTINGENCIES AND COMMITMENTS

     There are no legal proceedings to which the Corporation or the Bank are a party, except proceedings which arise in the normal course of business and, in the opinion of management, will not have any material effect on the consolidated financial position of the Corporation and the Bank.

17.  RELATED PARTY TRANSACTIONS

     Some of the Corporation's or its Bank's directors, principal officers, principal shareholders, and their related interests had transactions with the Bank in the ordinary course of business during 1996. All loans and commitments to loans in such transactions were made on substantially the same terms, including collateral and interest rates, as those prevailing at the time for comparable transactions. In the opinion of management, these transactions do not involve more than normal risk of collectibility or present other unfavorable features. It is anticipated that further such extensions of credit will be made in the future.

     The aggregate amount of credit extended to these directors and principal officers was $1,052,972 and $1,072,751 at December 31, 1996 and 1995,
     respectively.

     The following is an analysis of loans to these parties during 1996:

          Balances at January 1, 1996               $1,072,751
          Advances                                      80,000
          Repayments                                   (99,779)
                                                   ------------

          Balances at December 31, 1996             $1,052,972
                                                    ==========

18.  CAPITAL REQUIREMENTS

     The Corporation and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Corporation and the Bank must meet specific capital guidelines that involve quantitative measures of the assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weighting, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the maintenance of minimum amounts and ratios (set forth in the tables below) of total and Tier I capital (as defined in the regulations) to riskweighted assets (as defined). Management believes, as of December 31, 1996, that the Corporation and the Bank meet all capital adequacy requirements to which they are subject.

     As of December 31, 1996, the most recent notification from the regulatory agencies categorized the corporation and the bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Corporation and the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since those notifications that management believes have changed those categories.

                  NORTHERN LEHIGH BANCORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1996 AND 1995


18.  CAPITAL REQUIREMENTS (CONTINUED)


                                                                 To Be Well
                                                              Capitalized Under
                                              For Capital     Prompt Corrective
                                 Actual    Adequacy Purposes  Action Provisions:
                                -------    -----------------  ------------------
                            Amount  Ratio   Amount     Ratio  Amount      Ratio
                           -------  -----   -----      -----  ------      -----
As of December 31, 1996:
 Total Capital
  (to Risk Weighted Assets)

 Northern Lehigh
  Bancorp, Inc.          $7,802,111  14.8% $4,210,704  >8.0% $5,263,379  >10.0%
                                                       -                 -
 Citizens National Bank   7,695,745  14.4%  4,268,850  >8.0%  5,336,063  >10.0%
                                                       -                 -

Tier I Capital
 (To Risk Weighted Assets)

 Northern Lehigh
  Bancorp, Inc.          7,283,885  13.8%   2,105,352  >4.0% 3,158,028    >6.0%
                                                       -                  -
 Citizens National Bank  7,177,519  13.5%   2,134,425  >4.0% 3,201,638    >6.0%
                                                       -                  -

Tier I Capital
 (to Average Assets)

 Northern Lehigh
  Bancorp, Inc.         7,283,885  10.7%   2,712,186  >4.0%  3,390,232   >5.0%
                                                      -                  -
 Citizens National
  Bank                  7,177,519 10.6%    2,712,088  >4.0%  3,390,110   >5.0%
                                                      -                  -

As of December 31, 1995:
 Total Capital
 (to Risk Weighted
  Assets)

Northern Lehigh
 Bancorp, Inc.        7,054,460   16.2%   3,489,833  >8.0%  4,362,291   >10.0%
                                                     -                  -
Citizens National
 Bank                 7,049,454   15.8%   3,562,972  >8.0%  4,453,715   >10.0%
                                                     -                  -

Tier I Capital
(to Risk Weighted
 Assets)

Northern Lehigh
 Bancorp, Inc.        6,592,332  15.1%   1,744,916  >4.0%  2,617,375     >6.0%
                                                    -                    -
Citizens National
 Bank                 6,587,325  14.8%   1,781,486  >4.0%  2,672,229     >6.0%
                                                    -                    -

Tier I Capital
(to Average Assets)

Northern Lehigh
 Bancorp, Inc.        6,592,332 10.2%   2,580,700  >4.0%   3,225,875     >5.0%
                                                    -                    -
Citizens National
 Bank                 6,587,325 10.2%   2,580,448  >4.0%   3,225,560     >5.0%
                                                    -                    -

                  NORTHERN LEHIGH BANCORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1996 AND 1995


19.  CONDENSED FINANCIAL INFORMATION - PARENT COMPANY ONLY

     Condensed financial statements of Northern Lehigh Bancorp, Inc., follow:

Condensed Balance Sheets                                 December 31,
                                                        -------------
(Dollars in thousands)                                1996          1995
                                                      ----          ----
Assets:
     Cash                                          $     2       $     3
     Investments in subsidiaries                     7,154         6,592
     Other assets                                        6             2
                                                   -------       -------
          Total assets                             $ 7,162       $ 6,597
                                                   =======       =======

Liabilities and shareholders' equity:
Loan payable to bank subsidiary                    $   -         $   99
                                                   -------       -------
          Total liabilities                            -             99
                                                   -------       -------

Shareholders' equity:
     Common Stock                                   1,310         1,310
     Additional-paid-in-capital                        -             -
     Retained earnings                              5,974         5,282
     Net unrealized gains on investment
      securities available for sale                   (23)            5
     Treasury Stock                                   (99)          (99)
                                                  --------      --------
          Total shareholders' equity                7,162         6,498
                                                  --------      --------
          Total liabilities and shareholders'
           equity                                 $ 7,162       $ 6,597
                                                  =======       =======

                                                        Years Ended
Condensed Statements of Income                          December 31,
                                                        ------------
(Dollars in thousands)                             1996          1995
                                                   ----          ----
Dividends from bank                               $   280      $   131
Other income                                          -             -
                                                 --------      --------
          Total operating income                      280           131
Operating expense                                      17             6
                                                 --------      --------
Income before income taxes and
 equity in undistributed net income of banks          263           125
Income taxes                                           (6)           (2)
                                                 ---------     ---------
Income before equity in undistributed net
 income of banks                                      269           127
Equity in undistributed net income of banks           590           804
                                                 ---------     ---------
Net income                                      $     859      $    931
                                                =========      ========

                  NORTHERN LEHIGH BANCORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

Condensed Statements of Cash Flows
                                                            Years Ended
                                                            December 31,
                                                            -------------
(Dollars in thousands)                                   1996          1995
                                                         ----          ----
Operating activities:
     Net income                                     $     859      $    931
     Adjustments to reconcile net income
      to net cash provided by operating activities:
        Equity in undistributed net income of banks      (590)         (804)
        Net (increase) decrease in other assets            (4)           (1)
                                                    -----------    ----------
Net cash provided by operating activities                 265           126
                                                    -----------    ----------
Financing activities:
     Cash dividends and fractional shares                (167)          (131)
     Increase in loans payable                            (99)            99
     Purchase of Treasury Stock                            -             (99)
                                                    -----------   -----------
Net cash used in financing activities:                   (266)          (131)
                                                    -----------   -----------
Increase (decrease) in cash                                (1)           (5)
Cash at beginning of year                                   3             8
                                                    ------------   -----------
Cash at end of year                                  $      2      $      3
                                                    ============   ===========

                                     ANNEXES

A        Agreement and Plan of Reorganization

B        Hopper Soliday & Co., Inc. Fairness Opinion

C        Statute Regarding Dissenters' Rights

                                     ANNEX A


                      AGREEMENT AND PLAN OF REORGANIZATION
                     DATED AS OF THE 28TH DAY OF JULY, 1998
                                  BY AND AMONG
                       HARLEYSVILLE NATIONAL CORPORATION,
                                 HNC NORTH, INC.
                     THE CITIZENS NATIONAL BANK OF LANSFORD,
                          NORTHERN LEHIGH BANCORP, INC.
                                       AND
                    THE CITIZENS NATIONAL BANK OF SLATINGTON

                                TABLE OF CONTENTS
                                -----------------
                                                                      Page(s)
                                                                      -------

ARTICLE I
THE PLAN OF MERGER
  SECTION 1.1 The Merger, Closing: Effective Time.........................2

ARTICLE II
CONVERSION OF SHARES AND
EXCHANGE OF STOCK CERTIFICATES
  SECTION 2.1  Conversion of Shares.......................................3
  SECTION 2.2  Exchange of Stock Certificates.............................5
  SECTION 2.3  Other Matters..............................................8

ARTICLE III
REPRESENTATIONS AND WARRANTIES
  SECTION 3.1  Representations and Warranties of NLBI and Slatington......9
  SECTION 3.2  Representations and Warranties of HNC.....................26
  SECTION 3.3  Representations and Warranties of HNC North...............29
  SECTION 3.4  Representations And Warranties Of CNB.....................29

ARTICLE IV
COVENANTS OF NLBI AND SLATINGTON
  SECTION 4.1  Conduct of Business.......................................30
  SECTION 4.2  Best Efforts..............................................33
  SECTION 4.3  Access to Properties and Records..........................34
  SECTION 4.4  Subsequent Financial Statements...........................34
  SECTION 4.5  Board and Committee Minutes...............................35
  SECTION 4.6  Update Schedule...........................................35
  SECTION 4.7  Notice....................................................35
  SECTION 4.8  Other Proposals...........................................35
  SECTION 4.9  Dividends.................................................36
  SECTION 4.10  Core Deposits............................................36
  SECTION 4.11  Affiliate Letters........................................36
  SECTION 4.12  No Purchases or Sales of HNC Common
                 Stock During Price Determination Period.................36
  SECTION 4.13  Accounting Treatment.....................................36
  SECTION 4.14  Press Releases...........................................37
  SECTION 4.15  Professional Fees........................................37
  SECTION 4.16  Phase I Environmental Audit..............................37

ARTICLE V
COVENANTS OF HNC, HNC NORTH AND CNB
  SECTION 5.1  Best Efforts..............................................37
  SECTION 5.2  Access to Properties and Records..........................38
  SECTION 5.3  Subsequent Financial Statements...........................38
  SECTION 5.4  Update Schedule...........................................38
  SECTION 5.5  Notice....................................................38
  SECTION 5.6  No Purchase or Sales of HNC Common Stock
                During Price Determination Period........................39
  SECTION 5.7 Publicity..................................................39

ARTICLE VI
CONDITIONS TO CONSUMMATION
  SECTION 6.1  Common Conditions.........................................39
  SECTION 6.2  Conditions to Obligations of HNC and HNC North............41
  SECTION 6.3  Conditions to the Obligations of NLBI and Slatington......44

ARTICLE VII
TERMINATION
   SECTION 7.1  Termination..............................................44
   SECTION 7.2  Effect of Termination....................................45
   SECTION 7.3  Expenses.................................................45

ARTICLE VIII
POST MERGER AGREEMENTS
   SECTION 8.1   Employees.  ............................................46
   SECTION 8.2   Directors...............................................47
   SECTION 8.3   Advisory Board of Directors.............................47
   SECTION 8.4   Benefits................................................47

ARTICLE IX
OTHER MATTERS
   SECTION 9.1  Certain Definitions; interpretation......................48
   SECTION 9.2  Survival.................................................48
   SECTION 9.3  Parties in Interest......................................49
   SECTION 9.4  Captions.................................................49
   SECTION 9.5  Severability.............................................49
   SECTION 9.6  Access; Confidentiality..................................49
   SECTION 9.7  Waiver and Amendment.....................................49
   SECTION 9.8  Counterparts.............................................50
   SECTION 9.9  Governing Law............................................50
   SECTION 9.10  Expenses................................................50
   SECTION 9.11  Notices.................................................50
   SECTION 9.12  Entire Agreement: Etc...................................52

     AGREEMENT AND PLAN OF REORGANIZATION dated as of the 28th day of July, 1998 (this 'Plan" or this "Agreement"), is entered into by and among Harleysville National Corporation, a Pennsylvania corporation ("HNC"), HNC North, Inc. Pennsylvania corporation, ("HNC North"), The Citizens National Bank of Lansford, a national banking association ("CNB"), Northern Lehigh Bancorp, Inc., a Pennsylvania corporation ("NLBI"), and The Citizens National Bank of Slatington, a national banking association ("Slatington").

                                    RECITALS:

     WHEREAS, HNC is a Pennsylvania chartered, multi-institution bank holding company; and

     WHEREAS, HNC North is a wholly-owned subsidiary of HNC; and

     WHEREAS, CNB is a wholly-owned national bank subsidiary of HNC North; and

     WHEREAS, NLBI is a Pennsylvania bank holding company; and

     WHEREAS,  Slatington is the wholly-owned  national bank subsidiary of NLBI;
and

     WHEREAS, the boards of directors of HNC, HNC North, CNB, NLBI and Slatington have each determined that it is in the best interests of their respective shareholders for NLBI to statutorily merge with and into HNC North (the "Merger"), and for the subsequent, immediate merger of Slatington with and into CNB (the "Bank Merger"), all upon the terms and subject to the conditions set forth herein and in the Agreement and Plan of Merger of even date herewith by and between CNB and Slatington (the "Bank Merger Agreement"); and

     WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and to set forth the conditions to the Merger and the Bank Merger; and

     WHEREAS, NLBI and HNC North desire to merge in the manner provided for herein and to adopt this Agreement as a plan of reorganization and to consummate such plan in accordance with the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, concurrently with the execution and delivery of this Agreement, CNB and Slatington have entered into an Agreement and Plan of Merger of even date herewith (the "Bank Merger Agreement") attached hereto as Exhibit "A", providing for the merger of Slatington with and into CNB in accordance with the terms and conditions set forth therein; and

     WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to HNC's willingness to enter into this Agreement, NLBI and HNC have entered into a stock option agreement of even date herewith (the "Investment Agreement") attached hereto as Exhibit "B", granting HNC an option to purchase from NLBI authorized and unissued shares equal to 19.9% of the shares of NLBI's common stock outstanding on the date of the Investment Agreement, subject to the terms and conditions set forth therein.

     NOW, THEREFORE, in consideration of their mutual promises and obligations hereunder, the parties hereto, intending to be legally bound hereby, adopt and make this Agreement and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:

                                    ARTICLE I
                               THE PLAN OF MERGER

SECTION 1.1 The Merger, Closing: Effective Time.

(a) Subject to the terms and conditions of this Agreement and in accordance with the applicable laws of the Commonwealth of Pennsylvania, at the Effective Time (as defined in Section 1. 1 (d)), NLBI shall be merged with and into HNC North and the separate corporate existence of NLBI shall thereupon cease. HNC North shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the Commonwealth of Pennsylvania and shall be a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and the separate corporate existence of HNC North with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The name of the Surviving Corporation shall be "HNC North, Inc.". The Merger shall have the effects specified in the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL"').

(b) Subject to the terms and conditions of this Agreement, Slatington shall merge with and into CNB (the " Bank Merger") in accordance with the Agreement and Plan of Merger attached hereto as Exhibit "A" ("Bank Merger Agreement") and pursuant to the provisions of The National Bank Merger Act, 12 U.S.C.ss.215a (the "Bank Merger Act"). CNB shall be the surviving corporation in the Bank Merger (sometimes hereinafter referred to as the "Surviving Bank") and shall continue to be a national banking association and the separate corporate existence of CNB with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Bank Merger. The name of the Surviving Bank shall be "The Citizens National Bank", "Citizens Bank, N.A." or "The Citizens National Bank of Pennsylvania", subject to any necessary prior regulatory approval.

(c) The closing of the Merger (the "Closing") shall take place at such place and time and on such date, following three (3) business days' notice to NLBI, as shall be agreed upon by all parties, which date shall not be later than the 30th business day after (i) the last approval of required governmental authorities is granted and any related waiting periods expire,
     (ii) the lifting, discharge or dismissal of any stay of any such governmental approval or of any injunction against the Merger and (iii) all shareholder approvals required by the parties hereunder are received.

(d) Immediately following the Closing, and provided that this Agreement has not been terminated or abandoned pursuant to Article VII hereof, HNC North and NLBI will cause articles of merger (the "Articles of Merger") to be delivered and properly filed with the Department of State of the Commonwealth of Pennsylvania (the "Department of State"). The Merger shall become effective on 11:59 p.m. on the day on which the Closing occurs and Articles of Merger are filed with the Department of State or such later date and time as may be specified in the Articles of Merger (the "Effective Time"). The "Effective Date" when used herein means the day on which the Effective Time for the Merger occurs. The Bank Merger of Slatington with and into CNB shall become effective and the Bank Merger Agreement shall be consummated on the Effective Date or the date upon which the OCC issues a Certificate of Merger, whichever is later (the "Bank Merger Effective Date"). On the Bank Merger Effective Date, Slatington shall cease to exist as a separate banking institution, and CNB shall become the surviving institution of the Bank Merger.

(e) At the Effective Time, the articles of incorporation and bylaws of HNC North in effect immediately prior to the Effective Time shall be the articles of incorporation and bylaws of the Surviving Corporation. At the Effective Time, the directors and officers of HNC North immediately prior to the Effective Time shall be and become the directors and officers of the Surviving Corporation with such additions or deletions as HNC, in its sole discretion, may determine.

                                   ARTICLE II
                            CONVERSION OF SHARES AND
                         EXCHANGE OF STOCK CERTIFICATES

SECTION 2.1 Conversion of Shares.

     On the Effective Date (as defined in Section 1.1(d) of this Agreement) the shares of NLBI Common Stock (defined below) then outstanding shall be converted into shares of HNC Common Stock (defined below), as follows:

(a)  General.
     -------

     Subject to the provisions of this Article II, each share of NLBI Common Stock, par value $10.00 per share ("NLBI Common Stock") issued and outstanding immediately before the Effective Date shall, on the Effective Date, be converted into and become, without any action on the part of the holder thereof, the right to receive 3.57 shares of HNC Common Stock, par value, $1.00 per share ("HNC Common Stock") (the "Exchange Ratio"). Subject to the provisions of Section 2.1(b), the aggregate number of shares of HNC Common Stock to be issued under this Agreement shall not exceed 498,008 shares and the Exchange Ratio shall be 3.57.

(b)  Anti-dilution Provision.
     ------------------------

     In the event that HNC shall at any time before the Effective Date: (i) declare or pay a dividend in shares of HNC Common Stock, (ii) combine the outstanding shares of HNC Common Stock into a smaller number of shares, or
     (iii) subdivide the outstanding shares of HNC Common Stock into a greater number of shares, or (iv) reclassify the shares of HNC stock, then the Exchange Ratio shall be proportionately adjusted accordingly.

(c)  Assumption of Stock Options.
     ----------------------------

     HNC shall assume the obligations of NLBI under the stock options, outstanding as of the date of this Agreement, to purchase 5,000 shares of NLBI Common Stock which remain unexercised on the Effective Date (the "NLBI Options"). The holder of the NLBI Options shall receive stock options to purchase, on the same terms and conditions as were applicable under the assumed NLBI Options, a number of shares of HNC Common Stock equal to the product of the Exchange Ratio and the number of shares of NLBI Common Stock subject to such NLBI Option. The option exercise price per share of HNC Common Stock shall be equal to the option exercise price per share of NLBI Common Stock divided by the Exchange Ratio (the option price per share, as so determined, being rounded upward to the nearest full cent). Such options to be received by the NLBI Option holder shall be subject to proportional adjustment under Section 2.1(b) of this Agreement. Provided, however, that the obligation to assume the NLBI Options by HNC is conditioned upon receipt of copies of all executed outstanding options as disclosed on Annex 2.1(c).

(d)  No  Fractional  Shares.
     -----------------------

     No fractional shares of HNC Common Stock, and no scrip or certificates therefor, shall be issued in connection with the Merger. In lieu of the issuance of any fractional share to which he would otherwise be entitled, each former shareholder of NLBI shall receive in cash an amount equal to the fair market value of his fractional interest, which fair market value shall be determined by multiplying such fraction by the Closing Market Price (as defined in Section 2.1(e) of this Article II).

(e)  Closing Market Price.
     ---------------------

     For purposes of this Agreement, the Closing Market Price shall be the arithmetic average of the per share closing prices for HNC Common Stock for the twenty (20) trading days immediately preceding the date which is five
     (5) business days before the Effective Date, as reported on the National Market System of the National Association of Securities Dealers Automated Quotation System (NASDAQ/NMS), the foregoing twenty (20) trading days being hereinafter sometimes referred to as the "Price Determination Period". (For example, if November 2, 1998 were to be the Effective Date, then the Price Determination Period would be September 28, 29, 30, October 1, 2, 5, 6, 7, 8, 9, 12, 13, 14, 15, 16, 19, 20, 21, 22, 23, 1998.) In the event that
     NASDAQ/NMS shall fail to report a closing price for HNC Common Stock for any trading day during the Price Determination Period, then the closing price for that day shall be equal to the average of the closing bid price and the closing asked price as quoted on NASDAQ/NMS for that day. In the event that NASDAQ/NMS shall fail to report a closing price, closing bid price and closing asked price, respectively, for HNC Common Stock for any trading day during the Price Determination Period, then the closing price for that day shall be equal to the average of the closing bid prices and the closing asked prices as quoted: (i) by two market makers in HNC Common Stock listed in HNC's 1998 Annual Report to Shareholders; or, in the event that neither of these firms is then making a market in HNC Common Stock,
     (ii) by two brokerage firms then making a market in HNC Common Stock to be selected by HNC and approved by NLBI.

(f) NLBI Treasury Stock.
     --------------------

     Each share of NLBI Common Stock issued and held in the treasury of NLBI as of the Effective Date, if any, shall be canceled, and no cash, stock, or other property shall be delivered in exchange therefor.

(g) HNC Common Stock.
     -----------------

     (i) Each share of HNC Common Stock issued and outstanding immediately prior to the Effective Date, shall, on and after the Effective Date, continue to be issued and outstanding as an identical share of HNC Common Stock.

     (ii) Each share of HNC Common Stock issued and held in the treasury of HNC as of the Effective Date, if any, shall, on and after the Effective Date, continue to be issued and held in the treasury of HNC.

     (h) HNC North Common Stock. Each share of HNC North Common Stock issued and outstanding immediately prior to the Effective Date, shall, on and after the Effective Date, continue to be issued and outstanding as an identical share of HNC North Common Stock.

SECTION 2.2 Exchange of Stock Certificates.

     NLBI Common Stock certificates shall be exchanged for HNC Common Stock certificates in accordance with the following procedures:

(a)  Exchange Agent.
     ---------------

     The transfer agent of HNC shall act as exchange agent (the "Exchange Agent") to receive NLBI Common Stock certificates from the holders thereof and to exchange such stock certificates for HNC Common Stock certificates and (if applicable) to pay cash for fractional shares of NLBI Common Stock pursuant to Section 2.1(d) above. The Exchange Agent shall, on or promptly after the Effective Date, mail to each former shareholder of NLBI a notice specifying the procedures to be followed in surrendering such shareholder's NLBI Common Stock certificates.

(b) Surrender of Certificates.
     ---------------------------

     As promptly as possible after receipt of the Exchange Agent's notice, each former shareholder of NLBI shall surrender his NLBI Common

     Stock certificates to the Exchange Agent; provided, that if any former shareholder of NLBI shall be unable to surrender his NLBI Common Stock certificates due to loss or mutilation thereof, he may make a constructive surrender by following procedures comparable to those customarily used by HNC for issuing replacement certificates to HNC shareholders whose HNC Common Stock certificates have been lost or mutilated. Upon receiving a proper actual or constructive surrender of NLBI Common Stock certificates from a former NLBI shareholder, the Exchange Agent shall issue to such shareholder, in exchange therefor, a HNC Common Stock certificate representing the whole number of shares of HNC Common Stock into which such shareholder's shares of NLBI Common Stock have been converted in accordance with this Article II, together with a check in the amount of any cash to which such shareholder is entitled, pursuant to Section 2.1(d) of this Agreement, in lieu of the issuance of a fractional share.

(c)  Dividend Withholding.
     --------------------

     Dividends, if any, payable by HNC after the Effective Date to any former shareholder of NLBI who has not prior to the payment date surrendered his NLBI Common Stock certificates may, at the option of HNC, be withheld. Any dividends so withheld shall be paid, without interest, to such former shareholder of NLBI upon proper surrender of his NLBI Common Stock certificates.

(d)  Failure to Surrender Certificates.
     ----------------------------------

     All NLBI Common Stock certificates must be surrendered to the Exchange Agent within two (2) years after the Effective Date. In the event that any former shareholder of NLBI shall not have properly surrendered his NLBI Common Stock certificates within two (2) years after the Effective Date, the shares of HNC Common Stock that would otherwise have been issued to him may, at the option of HNC, be sold and the net proceeds of such sale, together with the cash (if any) to which he is entitled in lieu of the issuance of a fractional share and any previously accrued dividends, shall be held in a non-interest bearing account for his benefit. From and after any such sale, the sole right of such former shareholder of NLBI shall be the right to collect such net proceeds, cash and accumulated dividends. Subject to all applicable laws of escheat, such net proceeds, cash and accumulated dividends shall be paid to such former shareholder of NLBI, without interest, upon proper surrender of his NLBI Common Stock certificates.

(e)  Expenses of Share Surrender and Exchange.
     -----------------------------------------

     All costs and expenses associated with the foregoing surrender and exchange procedure shall be borne by HNC. Notwithstanding the foregoing, no party hereto will be liable to any holder of NLBI Common Stock for any amount paid in good faith to a public official or agency pursuant to any applicable abandoned property, escheat or similar law.

(f)  Exchange  Procedures.
     ---------------------

     Each certificate for shares of NLBI Common Stock delivered for exchange under this Article II must be endorsed in blank by the registered holder thereof or be accompanied by a power of attorney to transfer such shares endorsed in blank by such holder. If more than one certificate is surrendered at one time and in one transmittal package for the same shareholder account, the number of whole shares of HNC Common Stock for which certificates will be issued pursuant to this Article II will be computed on the basis of the aggregate number of shares represented by the certificates so surrendered. If shares of NLBI Common Stock or payments of cash are to be issued or made to a person other than the one in whose name the surrendered certificate is registered, the certificate so surrendered must be properly endorsed in blank, with signature(s) guaranteed, or otherwise in proper form for transfer, and the person to whom certificates for shares of HNC Common Stock is to be issued or to whom cash is to be paid shall pay any transfer or other taxes required by reason of such issuance or payment to a person other than the registered holder of the certificate for shares of NLBI Common Stock which are surrendered. As promptly as practicable after the Effective Date, HNC shall send, or cause to be sent, to each shareholder of record of NLBI Common Stock, transmittal materials for use in exchanging certificates representing NLBI Common Stock for certificates representing HNC Common Stock into which the former have been converted in the Reorganization and Merger.

(g)  Closing of Stock Transfer Books;  Cancellation of NLBI  Certificates.
     ---------------------------------------------------------------------

     Upon the Effective Date, the stock transfer books for NLBI Common Stock will be closed and no further transfers of shares of NLBI Common Stock will thereafter be made or recognized. All certificates for shares of NLBI Common Stock surrendered pursuant to this Article II will be canceled by HNC.

(h)  Rights Evidenced by Certificate.
     --------------------------------

     Each certificate for shares of HNC Common Stock issued in exchange for certificates of NLBI Common Stock pursuant to Section 2.2(f) hereof will be dated as of the Effective Date and be entitled to dividends and all other rights and privileges pertaining to such shares of HNC Common Stock from the Effective Date. Until surrendered, each certificate theretofore evidencing shares of NLBI Common Stock will, from and after the Effective Date, evidence solely the right to receive certificates for shares of HNC Common Stock pursuant to Section 2.2(f) hereof. If certificates for shares of NLBI Common Stock are exchanged for HNC Common Stock at a date following one or more record dates for the payment of dividends or of any other distribution on the shares of HNC Common Stock subsequent to the Effective Date, HNC will pay cash in an amount equal to dividends theretofore payable on such HNC Common Stock and pay or deliver any other distribution to which holders of shares of HNC Common Stock have theretofore become entitled. No interest will accrue or be payable in respect of dividends or cash otherwise payable under this Section 2.2 upon surrender of certificates for shares of HNC Common Stock. Notwithstanding the foregoing, no party hereto will be liable to any holder of NLBI Common Stock for any amount paid in good faith to a public official or agency pursuant to any applicable abandoned property, escheat or similar law. Until such time as certificates for shares of NLBI Common Stock are surrendered by a NLBI shareholder to HNC for exchange, HNC shall have the right to withhold dividends or any other distributions, without interest, on the shares of the HNC Common Stock issuable to such shareholder.

(i)  Payment  Procedures.
     --------------------

     As soon as practical after the Effective Date, HNC shall make payment of the cash consideration provided for in Section 2.1(d) to each person entitled thereto.

(j)  Unclaimed  Shares.
     ------------------

     In the event that any certificates for shares of NLBI Common Stock have not been surrendered for exchange in accordance with this Section on or before the second anniversary of the Effective Time, HNC may at any time thereafter, with or without notice to the holders of record of such certificates, sell for the accounts of any or all of such holders any or all of the shares of HNC Common Stock which such holders are entitled to receive under Section 2.1(a) hereof (the "Unclaimed Shares"). Any such sale may be made by public or private sale or sale at any broker's board or on any securities exchange in such manner and at such times as HNC shall determine. If, in the opinion of counsel for HNC, it is necessary or desirable, any Unclaimed Shares may be registered for sale under the Securities Act of 1933, as amended (the "Securities Act") and applicable state laws. HNC shall not be obligated to make any sale of Unclaimed Shares if it shall determine not do so, even if notice of sale of the Unclaimed Shares has been given. The net proceeds of any such sale of Unclaimed Shares shall be held for holders of the unsurrendered certificates for shares of NLBI Common Stock whose Unclaimed Shares have been sold, to be paid to them upon surrender of the certificates for shares of NLBI Common Stock. From and after any such sale, the sole right of the holders of the unsurrendered certificates for shares of NLBI Common Stock whose Unclaimed Shares have been sold shall be the right to collect the net sale proceeds held by HNC for their respective accounts, and such holders shall not be entitled to receive any interest on such net sale proceeds held by HNC.

SECTION 2.3 Other Matters.

(a) Notwithstanding any term of this Agreement to the contrary, HNC may, in its discretion at any time prior to the Effective Time, designate a direct or indirect wholly-owned subsidiary to substitute for HNC North as the constituent corporation in the Merger by written notice to NLBI so long as the exercise of this right does not cause a material delay in consummation of the transactions contemplated herein. HNC shall also have the right to cause NLBI or such substitute to be the Surviving Corporation of the Merger described at Section 1.1(a), so long as the exercise of such right does not have a material adverse effect on the interests of the NLBI shareholders or cause a material delay in, or otherwise adversely affect, consummation of the transactions contemplated herein; if such right is exercised, this Agreement shall be deemed to be modified to accord such change.

(b) Nothing set forth in this Agreement or any Exhibit hereto shall be construed:

     (i) to preclude HNC or HNC North from acquiring or assuming, or to limit in any way the right of HNC or HNC North to acquire or assume, prior to or following the Effective Date, the stock, or assets or liabilities of any other financial services institution or other corporation or entity, whether by issuance or exchange of HNC Common Stock, or otherwise;

     (ii) to preclude HNC or HNC North from issuing, or to limit in any way the right of either of them to issue, prior to or following the Effective Date, HNC Common Stock, HNC Preferred Stock or other securities;

     (iii)to preclude HNC from granting employee, director or compensatory options at any time with respect to HNC Common Stock, HNC Preferred Stock or other securities;

     (iv) to preclude option holders of HNC from exercising options at any time with respect to HNC Common Stock, HNC Preferred Stock or other securities; or

     (v) to preclude HNC or HNC North from taking, or to limit in any way the right of either of them to take, any other action not expressly and specifically prohibited by the terms of this Agreement.


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

SECTION 3.1 Representations and Warranties of NLBI and Slatington.

     NLBI and Slatington represent and warrant to HNC and HNC North (and the word "it" in this Article III refers to NLBI, Slatington and each subsidiary of either) that, as of even date herewith and except as specifically disclosed in the Annex of disclosure schedules included herewith, as follows:

(a)  Corporate  Organization  and  Qualification.
     --------------------------------------------

     NLBI is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by NLBI requires such qualification, except for such failure to qualify or be in such good standing which, when taken together with all other such failures, would not have a Material Adverse Effect on NLBI and its subsidiaries, taken as a whole. NLBI is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. NLBI owns, directly or indirectly all of the issued and outstanding shares of capital stock of Slatington. Slatington is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America. NLBI and Slatington each have the requisite corporate and other power and authority (including all federal, state, local and foreign governmental authorizations) to carry on their respective businesses as now being conducted and to own its properties and assets. NLBI has made available to HNC a complete and correct copy of the articles of incorporation and bylaws of NLBI, and Slatington has made available to HNC and HNC North a complete and correct copy of the charter and bylaws of Slatington and such charter or articles, as applicable, and such bylaws are in full force and effect as of the date hereof.

(b)  Authorized  Capital.
     --------------------

     The authorized capital stock of NLBI consists of 500,000 shares of NLBI Common Stock of which 139,498 shares were issued and outstanding as of the date of this Agreement and 4,214 shares were issued and held as treasury shares as of the date of this Agreement. The stock of Slatington consists of 16,500 shares of common stock, $10.00 par value per share, of which 16,500 shares of common stock were issued and outstanding as of the date of this Agreement; all of these are held by NLBI. All of the outstanding shares of capital stock of NLBI and Slatington have been duly authorized and are validly issued, fully paid and nonassessable. Neither NLBI nor Slatington has any shares of capital stock reserved for issuance except pursuant to the Investment Agreement. Neither NLBI nor Slatington has any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with shareholders on any matter. The shares of Slatington's common stock owned by NLBI are owned free and clear of all liens, pledges, security interests, claims or other encumbrances. The outstanding shares of capital stock of NLBI and Slatington have not been issued in violation of any preemptive rights. Except as set forth in Annex 3.1 (b) and in Annex 3.1(m), and as provided in the Investment Agreement, there are no outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of NLBI and Slatington. After the Effective Time, NLBI will have no obligation which is being assumed by HNC or HNC North which will result in any obligation to issue, transfer or sell any shares of capital stock pursuant to any Employee Plan (as defined in Section 3.1 (m)).

(c)  Subsidiaries.
     -------------

     The only subsidiaries of NLBI are as listed and described at Annex 3.l(c). The only subsidiaries of Slatington are as listed and described at Annex 3.1(c). Each such subsidiary is duly organized and existing as a corporation, is in good standing under the laws of the jurisdiction in which it was organized, and has adequate corporate power to carry on its business as now conducted. All of the outstanding capital stock of all such subsidiaries has been validly issued, is fully paid and nonassessable (other than as provided at 12 U.S.C.Section 55) and is owned by NLBI or Slatington, free and clear of all liens, security interests and encumbrances. All such subsidiaries are organized under Pennsylvania law and make no use of fictitious names in the conduct of their respective businesses.

(d)  Corporate  Authority.
     --------------------

     Subject only to approval of this Agreement by the holders of the number of votes required by NLBI's articles of incorporation or bylaws cast by all holders of NLBI Common Stock (without any minority, class or series voting requirement), and, subject to the regulatory approvals specified in Section 6.1(b) hereof, NLBI and Slatington each has the requisite corporate power and authority, and legal right, and has taken all corporate action necessary in order to execute and deliver this Agreement and to consummate the transactions applicable to either NLBI or Slatington contemplated hereby. This Agreement has been duly and validly executed and delivered by NLBI and Slatington and constitutes the valid and binding obligations of NLBI and Slatington enforceable against each, in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency and other similar laws affecting creditors' rights or the application by a court of equitable principles.

(e)  No Violations.
     --------------

     The execution, delivery and performance of this Agreement by it does not, the execution, delivery and performance of the Investment Agreement by it will not, and the consummation of the transactions contemplated hereby by it will not, constitute (i) subject to receipt of the required regulatory approvals specified in Section 6.1(b), a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, to which it (or any of its respective properties) is subject, which breach, violation or default would have a Material Adverse Effect on it, or enable any person to enjoin the Merger,
     (ii) a breach or violation of, or a default under NLBI's articles of incorporation, the charter of Slatington, or the bylaws of either of them, or (iii) except as disclosed in Annex 3.1(e), a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of it under any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which it is a party, or to which any of its respective properties or assets may be bound, or affected, except for any of the foregoing that, individually or in the aggregate, would not have a Material Adverse Effect on it or enable any person to enjoin the Merger; and the consummation of the transactions contemplated hereby or, upon its execution and delivery, the Investment Agreement, will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than (w) all required approvals, consents and waivers of governmental authorities, (x) the approval of its shareholders referred to in Section 6.1(a), (y) any such approval, consent or waiver that already has been obtained, and (z) any other approvals, consents or waivers, the absence of which, individually or in the aggregate, would not result in a Material Adverse Effect on it or enable any person to enjoin the Merger.

(f)  Reports.

     (i) NLBI's consolidated statement of financial condition as of December 31, 1997 previously provided to HNC and each statement of financial condition provided after the date hereof to HNC (including in each case any related notes and schedules) as required by Section 4.4 hereof fairly presents or will fairly present the financial position of it as of its date and each of the statements of income and shareholders' equity and of cash flows provided therewith (including in each case any related notes and schedules), fairly presents or will fairly present the results of operations, shareholders' equity and cash flows, as the case may be, of it for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as maybe noted therein.

     (ii) Except as set forth in Annex 3.1(f), it has timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since January 1, 1998 with (A) the Office of the Comptroller of the Currency (the "OCC"), (B) the Federal Deposit Insurance Corporation (the "FDIC"), (C) the Board of Governors of the Federal Reserve System (the "Board"), (D) the Securities and Exchange Commission (the "SEC"),
          (E) any state banking department or commission or other regulatory authority ("State Regulator") and collectively with the SEC, the OCC, the FDIC, and the Board, the "NLBI Regulatory Agencies", and (F) any other regulatory authority, and all other material reports and statements required to be filed by it since January 1, 1998 including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States or any NLBI Regulatory Agency, and has paid all fees and assessments due and payable in connection therewith, and no such report, registration or statement contains any material misstatement or omission or is otherwise in material noncompliance with any law, regulation or requirement.

     (g) Absence of Certain Changes or Events. Since January 1, 1998 to the date hereof, it has not incurred any material liability, except in the ordinary course of its business consistent with past practice, nor has there been any change in the financial condition, properties, assets, business, results of operations or prospects of it which, individually or in the aggregate, has had, or might reasonably be expected to result in, a Material Adverse Effect on it.

     (h) Taxes. Its federal income tax returns have been examined and closed or otherwise closed by operation of law through 1988. All federal, state, local and foreign tax returns, including, but not limited to, any and all Pennsylvania tax filings arising under the Bank Shares Tax, Single Excise Tax and the Amended 1989 Bank Shares Tax and/or similar taxes, required to be filed by it or on its behalf, have been timely filed, or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and, to the knowledge of management, all such filed returns are complete and accurate in all material respects. All taxes shown on such returns, and all taxes required to be shown on returns for which extensions have been granted, have been paid in full or adequate provision has been made for any such taxes on its balance sheet (in accordance with generally accepted accounting principles) other than those taxes which are being contested in appropriate forums in proceedings which are being diligently pursued. Adequate provision has been made on its balance sheet (in accordance with generally accepted accounting principles consistently applied) for all federal, state, local and foreign tax liabilities for periods subsequent to those for which returns have been filed. There is no audit examination, deficiency, or refund litigation pending or, to the knowledge of NLBI or Slatington, threatened, with respect to any taxes that could result in a determination that would have a Material Adverse Effect on it. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to it have been paid in full or adequate provision has been made for any such taxes on its balance sheet (in accordance with generally accepted accounting principles). It has not executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

     (i) Litigation and Liabilities.
          ---------------------------

          Except as set forth in Annex 3.1(i), there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings before any court, governmental agency or otherwise pending or, to the knowledge of management, threatened against it or (ii) obligations or liabilities, whether or not accrued (contingent or otherwise, including, without limitation, those relating to environmental and occupational safety and health matters, or any other facts or circumstances of which its management is aware that could reasonably be expected to result in any claims against or obligations or liabilities of it), that, alone or in the aggregate, are reasonably likely to have a Material Adverse Effect on it or to hinder or delay, in any material respect, consummation of the transactions contemplated by this Agreement.

     (j)  Absence of Regulatory Actions.
          ------------------------------

          It is not a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, federal or state governmental authorities, including, without limitation, the NLBI Regulatory Agencies, charged with the supervision or regulation of financial or depository institutions or engaged in the insurance of bank deposits, nor has it been advised by any NLBI Regulatory Agency that such body is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolution or similar undertaking.

     (k)  Agreements.
          -----------

          (i) Except for the Investment Agreement and as set forth in Annex 3.1(k) attached hereto, as of the date of this Agreement, it is not a party to, or bound by, any oral or written:

               (A)  "material   contract"  as  such  term  is  defined  in  Item
                    601(b)(10) of Regulation S-K promulgated by the SEC;

               (B) consulting agreement not terminable on thirty (30) days or less notice involving the payment of more than $10,000 per annum, in the case of any such agreement;

               (C) agreement with any officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction of the nature contemplated by this Agreement;

               (D) agreement with respect to any officer providing any term of employment or compensation guarantee extending for a period longer than one year or for a payment in excess of $10,000;

               (E) agreement or plan, including any stock option plan, stock appreciation rights plan, employee stock ownership plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

               (F) agreement containing covenants that limit its ability to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, it may carry on its business (other than as may be required by law or any regulatory agency);

               (G)  agreement,  contract  or  understanding,   other  than  this
                    Agreement, and the Investment Agreement, regarding the capital stock of NLBI and/or Slatington or committing to dispose of some or all of the capital stock or substantially all of the assets of NLBI and/or Slatington; or

               (H)  collective   bargaining   agreement,   contract,   or  other
                    agreement or understanding with a labor union or labor organization.

          (ii) It is not in default under or in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or to which any of its respective properties or assets is subject, other than such defaults or violations as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on it.

     (1)  Labor Matters.
          --------------

          It is not the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is there any strike, other labor dispute or organizational effort involving it pending or threatened.

     (m)  Employee  Benefit Plans.
          ------------------------

          Annex 3.1(m) contains a complete list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other employee benefits, incentive and welfare policies, contracts, plans and arrangements, and all trust agreements related thereto, in respect to any of its present or former directors, officers or other employees (hereinafter referred to collectively as the "Employee Plans").

          (i) All of the Employee Plans comply in all material respects with all applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and other applicable laws; it has not engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Employee Plan which is likely to result in any material penalties, taxes or other events under Section 502(i) of ERISA or Section 4975 of the Code which would have a Material Adverse Effect on it.

          (ii) No liability to the Pension Benefit Guaranty Corporation has been or is expected by it to be incurred with respect to any Employee Plan which is subject to Title IV of ERISA ("Pension Plan"), or with respect to any "singleemployer plan" (as defined in Section 4001 (a)(15) of ERISA) currently or formerly maintained by it or any entity which is considered one employer with NLBI or Slatington under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate").

          (iii)No Pension Plan or single-employer plan of an ERISA Affiliate had an "accumulated funding deficiency" (as defined in Section 302 of ERISA (whether or not waived)) as of the last day of the end of the most recent plan year ending prior to the date hereof; all contributions to any Pension Plan or single-employer plan of an ERISA Affiliate that were required by Section 302 of ERISA and were due prior to the date hereof have been made on or before the respective dates on which such contributions were due; the fair market value of the assets of each Pension Plan or single-employer plan of an ERISA Affiliate exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such Pension Plan or single employer plan of an ERISA Affiliate as of the end of the most recent plan year with respect to the respective Pension Plan or single-employer plan of an ERISA Affiliate ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Pension Plan or single-employer plan of an ERISA Affiliate as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Pension Plan or single-employer plan of an ERISA Affiliate within the 12-month period ending on the date hereof.

          (iv) Neither has it provided, nor is it required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

          (v) Neither it nor any ERISA Affiliate has contributed to any "multi-employer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980.

          (vi) Each Employee Plan of it which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the Code (a "Qualified Plan") has received a favorable determination letter from the Internal Revenue Service ("IRS") covering the requirements of the Tax Equity and Fiscal Responsibility Act of 1982, the Retirement Equity Act of 1984 and the Deficit Reduction Act of 1984 and the Tax Reform Act of 1986; it is not aware of any circumstances likely to result in revocation of any such favorable determination letter; each such Employee Plan has been amended to reflect the requirements of subsequent legislation applicable to such plans; and each Qualified Plan has complied at all relevant times in all material respects with all applicable requirements of Section 401(a) of the Code.

          (vii)Each Qualified Plan which is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the Code) has at all relevant times satisfied all of the applicable requirements of Sections 409 and 4975(e)(7) of the Code and the regulations thereunder.

          (viii) Neither it nor any ERISA Affiliate has committed any act or omission or engaged in any transaction that has caused it to incur, or created a material risk that it may incur, liability for any excise tax under Sections 4971 through 4980B of the Code, other than excise taxes which heretofore have been paid and fully reflected in its financial statements.

          (ix) There is no pending or threatened litigation, administrative action or proceeding relating to any Employee Plan, other than routine claims for benefits.

          (x) There has been no announcement or legally binding commitment by it to create an additional Employee Plan, or to amend an Employee Plan, except for amendments required by applicable law which do not materially increase the cost of such. Employee Plan, and it does not have any obligations for retiree health and life benefits under any Employee Plan that cannot be terminated without incurring any liability thereunder.

          (xi) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment or series of payments by NLBI or Slatington to any person which is an "excess parachute payment" (as defined in Section 280G of the Code) under any Employee Plan, increase any benefits payable under any Employee Plan, or accelerate the time of payment or vesting of any such benefit.

          (xii)All annual reports have been filed timely with respect to each Employee Plan, it has made available to HNC a true and correct copy of (A) reports on the applicable form of the Form 5500 series filed with the IRS for plan years beginning after 1987,
               (B) such Employee Plan, including amendments thereto, (C) each trust agreement and insurance contract relating to such Employee Plan, including amendments thereto, (D) the most recent summary plan description for such Employee Plan, including amendments thereto, if the Employee Plan is subject to Title I of ERISA, (E) the most recent actuarial report or valuation if such Employee Plan is a Pension Plan and (F) the most recent determination letter issued by the IRS if such Employee Plan is a Qualified Plan.

          (xiii) There are no retiree health benefit plans except as required to be maintained by COBRA.

     (n) Title to Assets.
          ----------------

          It has good and marketable title to its properties and assets (other than property as to which it is lessee), except for (i) such items shown in the NLBI consolidated financial statements or notes thereto;
          (ii) liens on real property for current real estate taxes not yet delinquent, or (iii) such defects in title which would not, individually or in the aggregate, have a Material Adverse Effect on it. With respect to any property leased by it, there are no defaults by it, or any of the other parties thereto, or any events which, with the giving of notice or lapse of time or both, would become defaults by it or any of the other parties thereto, under any of such leases, except for such defaults or events which would not, individually or in the aggregate, have a Material Adverse Effect on it; and all such leases are in full force and effect and are enforceable against it, as the case may be, and there is no circumstance existing as of the date of this Agreement which causes or would cause such leases to be unenforceable against any of the other parties thereto except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally as well as principles of equity to the extent enforcement by a court of equity is required.

          (o)  Compliance with Laws.
               ---------------------

               It has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted and the absence of which could, individually or in the aggregate, have a Material Adverse Effect on it; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and no suspension or cancellation of any of them is threatened.

          (p)  Fees.
               -----

               Except as set forth in Annex 3.1(p) attached hereto, neither it nor any of its respective officers, directors, employees or agents have employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for it in connection with this Agreement or the transactions contemplated hereby.

          (q)  Environmental Matters.
               ----------------------

               For purposes of this Section 3.1, the following terms shall have the indicated meaning:

               "Environmental  Law"  means  any  federal,  state or  local  law, statute,  ordinance,  rule,  regulation,  code, license,  permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to: the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource); and the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. The term Environmental Law includes without limitation: the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss.9601, et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901, et seq., the Clean Air Act, as amended, 42 U.S.C. ss.7401, et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.1251, et seq., the Toxic Substances Control Act, as amended, 15 U.S.C. ss.9601, et seq., the Emergency

               Planning and Community Right to Know Act, 42 U.S.C. ss.11001, et seq., the Safe Drinking Water Act, 42 U.S.C. ss.300f, et seq., and all comparable state and local laws; and any common law (including without limitation common law that may impose strict liability) that may impose liability or obligation for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance.

               "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous or otherwise regulated under any Environmental Law, whether by type or by quantity, including any material containing any such substance as a component. Hazardous Substances include without limitation petroleum or any derivative or by-product thereof, asbestos, radioactive material, and polychlorinated biphenyls.

               "Slatington Loan Portfolio Properties and Other Properties Owned" means those properties serving as collateral for loans in Slatington's loan portfolio, or properties owned or operated by Slatington (including, without limitation, in a fiduciary capacity).

         Except as set forth on Annex 3.1(q) hereto:

               (i) Neither NLBI nor Slatington has been or is in violation of or liable under any Environmental Law.

               (ii) To  the  knowledge  of  NLBI  and  Slatington,  none  of the
                    Slatington Loan Portfolio Properties and Other Properties Owned have been or are in violation of or liable under any Environmental Law.

               (iii)Neither  NLBI  nor  Slatington  has any  knowledge  that any environmental contaminant, pollutant, toxic or hazardous waste or other similar substance has been generated, used, stored, processed, disposed of or discharged onto any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by Slatington, except as disclosed on Annex 3.1(q). In particular, without limiting the generality of the foregoing sentence, except as disclosed on Annex 3.1(q), neither NLBI nor Slatington have any knowledge that: (i) any materials containing asbestos have been used or incorporated in any building or other structure or improvement located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by NLBI or Slatington; (ii) any electrical transformers, fluorescent light fixtures with ballasts or other equipment containing PCB's are or have been located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by NLBI or Slatington;
                    (iii) any underground storage tanks for the storage of gasoline, petroleum products or other toxic or hazardous substances are or have ever been located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by NLBI or Slatington.

               (iv) Except as previously  disclosed in Annex 3.1(q), there is no legal, administrative, arbitration or other proceeding, claim, action, cause of action or governmental investigation of any nature seeking to impose, or that, to the knowledge of NLBI and Slatington, could result in the imposition on NLBI or Slatington of any liability arising under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, pending or threatened against NLBI or Slatington; to the knowledge of NLBI and Slatington, there is no reasonable basis for any such proceeding, claim, action or governmental investigation; and neither NLBI nor Slatington is subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

          (r)  Allowance.
               ---------

               The allowance for loan and lease losses shown on NLBI's consolidated statement of financial condition as of December 31, 1997 was, and the allowance for loan and lease losses shown on NLBI's consolidated statement of financial condition for periods ending after the date of this Agreement will be, in the opinion of management of NLBI and Slatington, adequate, as of the date thereof, under generally accepted accounting principles applicable to commercial banks and all other applicable regulatory requirements for all losses reasonably anticipated in the Ordinary Course of Business as of the date thereof based on information available as of such date. It has disclosed to HNC in writing prior to the date hereof the amounts of all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of it that it has classified internally as "Other Loans Specially Mentioned,"
               "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Credit Risk Assets," "Concerned Loans" or words of similar import, and it shall disclose promptly to HNC after the end of each quarter after the date hereof and on the Effective Date the amount of each such classification. It has disclosed to HNC in writing prior to the date hereof the amounts of all overdrafts occurring since January 1, 1998 and it shall disclose promptly to HNC after the end of each quarter after the date hereof and on the Effective Date the amount of such overdrafts. The OREO and in-substance foreclosures included in any of its non-performing assets are carried net of reserves at the lower of cost or market value based on current independent appraisals or current management appraisals.

          (s)  Anti-takeover Provisions Applicable.
               ------------------------------------

               The provisions of Chapter 25 of the PBCL relating to protection of shareholders do not apply to NLBI, this Agreement, the Investment Agreement, the Merger and the transactions contemplated hereby.

          (t)  Material Interests of Certain Persons.
               --------------------------------------

               Except as noted in Annex 3.1(t), none of its respective officers or directors, or any "associate" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the "Exchange Act")) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to its business.

          (u)  Insurance.
               ---------

               It is presently insured, and has been insured, in the amounts, with the companies and since the periods set forth in Annex 3.1(u). All of the insurance policies and bonds maintained by it are in full force and effect, it is not in default thereunder and all material claims thereunder have been filed in due and timely fashion. In the judgment of its management, such insurance coverage is adequate.

          (v)  Dividends.
               ---------

               The only dividends or other distributions which it has made on its capital stock since January 1, 1997 are set forth in Annex 3.1(v).

          (w)  Books and  Records.
               -------------------

               Its books and records have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of events and transactions that should be included therein.

          (x)  Board  Action.
               --------------

               Its board of directors (at a meeting duly called and held) has been duly convened and by the requisite vote of the directors (a) determined that the Merger is advisable and in the best interests of it and its shareholders, (b) approved this Agreement, the Bank Merger Agreement, the Investment Agreement and the transactions contemplated hereby and thereby and (c) directed that the Agreement be submitted for consideration by its shareholders at the NLBI Shareholders' Meeting (as hereafter defined) with the recommendation of the board of directors that the shareholders approve the merger and the transactions contemplated thereby.

          (y)  Fairness Opinions.
               ------------------

               Its board of directors has received a written opinion, a copy of which has been furnished to HNC, to the effect that the consideration to be received by its shareholders pursuant to this Agreement, at the time of its execution, is fair to such holders from a financial point of view.

          (z)  Fidelity Bonds.
               --------------

               Since at least December 31, 1990, Slatington has continuously maintained fidelity bonds insuring it against acts of dishonesty by its employees in such amounts as is customary for a bank of its size. Since December 31, 1990, the aggregate amount of all potential claims under such bonds has not exceeded $50,000 and neither NLBI nor Slatington is aware of any facts which would reasonably form the basis of a claim under such bonds. Neither NLBI nor Slatington has reason to believe that its fidelity coverage will not be renewed by its carrier on substantially the same terms as its existing coverage.

               (aa) Condition of Tangible Assets.
                    -----------------------------

                    Except as set forth in Annex 3.1(aa), all buildings, structures and improvements on the real property owned or leased by it are in good condition, ordinary wear and tear excepted, and are free from structural defects in all material respects. The equipment, including heating, air conditioning and ventilation equipment owned by it, is in good operating condition, ordinary wear and tear excepted. The operation and use of the property in the business conform in all material respects to all applicable laws, ordinances, regulations, permits, licenses and certificates.

               (bb) Loans by Slatington.
                    --------------------

                    Since December 31, 1990 and except as shown on Annex 3.1(bb), in the aggregate, the loans by Slatington have been lawfully made, constitute valid debts of the obligors, have been incurred in the Ordinary Course of Business, are subject to the terms of payment as shall have been agreed upon between Slatington and each customer, and Slatington does not know of any applicable set-off or counterclaim which in the aggregate would have a Material Adverse Effect on it. A list of all loans thirty (30) days or more past due as of April 30, 1998, and as of the last day of each month for each of the preceding twelve (12) months thereto is attached hereto as Annex 3.1(bb)-A. No part of the amount collectible under any loan is contingent upon performance by Slatington of any obligation and no agreement for participation, in which Slatington has relinquished or agreed to share control with a participation in management of the facility, or agreement providing for deductions or discounts have been made with respect to any part of such debts, except as expressly disclosed in Annex 3.1(bb). Slatington does not know of any pending, threatened or expected actions in connection with any material loans or commitments presently or previously made by Slatington relating to claims based on theories of "lenders' liability" or any other basis.

               (cc) Regulatory  Compliance - OCC.
                    -----------------------------

                    Slatington is in compliance in all material respects with the applicable rules and regulations of the OCC, except as noted in Annex 3.1(cc).

               (dd) Regulatory  Compliance  - FDIC.
                    -------------------------------

                    Except as noted on Annex 3.1(dd) hereto and except where the failure to comply would not have a Material Adverse Effect on it, it is in compliance in all material respects with the rules and regulations of the FDIC to the extent such rules and regulations are deemed applicable by regulatory determination.

               (ee) Capital  Compliance.
                    --------------------

                    As of the date of this Agreement, Slatington was in compliance with the minimum capital requirements applicable to national banking associations, including as to leverage ratio requirements, tangible capital requirements and risk based capital requirements.

               (ff) Year 2000 Compliance.
                    ---------------------

                    NLBI and Slatington are in compliance with all requirements announced or promulgated by the NLBI Regulatory Agencies and by the Federal Financial Institutions Examination Council in connection with Year 2000 preparedness and compliance.

               (gg) Assessments  Fully  Paid.
                    -------------------------

                    All payments, fees and charges assessed by appropriate state and federal agencies against Slatington, and due on or prior to the date of this Agreement, have been paid in full.

               (hh) Annual Reports and Financial Statements.
                    ----------------------------------------

                    NLBI has delivered to HNC true and complete copies of (i) its Balance Sheets, Statements of Earnings, Statements of Stockholders' Equity and Statements of Cash Flows of NLBI for the years ended December 31, 1997, 1996 and 1995, certified by independent public accountants, and (ii) NLBI's Quarterly Reports for the quarter ended June 30, 1998, containing unaudited consolidated balance sheets of NLBI as at such dates and unaudited consolidated statements of earnings and cash flows of NLBI for the three month period reflected therein. NLBI has also delivered to HNC true and correct copies of its annual reports to shareholders for the years 1997, 1996 and 1995. All such reports (collectively, the "NLBI Reports") (i) comply in all material respects with the requirements of the Financial Accounting Standards Board ("FASB") and the American Institute of Certified Public Accountants, (ii) do not contain any untrue statement of a material fact and (iii) do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No documents to be filed by NLBI with the SEC or any regulatory agency in connection with this Agreement, or the transactions contemplated hereby will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. All documents which NLBI is responsible for filing with the SEC or any regulatory agency in connection with the Merger will comply as to form in all material respects with the requirements of applicable law.

               (ii) Proxy Statement/Prospectus., Etc.
                    ----------------------------------

                    Except for information relating to HNC and its subsidiaries and pro forma financial information reflecting the combined operations of HNC and NLBI, neither (i) the Proxy Statement/Prospectus (as defined herein at Section 5.1(b)) or any amendment or supplement thereto, at the time it is filed with the SEC, at the time the Registration Statement (as defined hereinafter at Section 5.1(b)) is declared effective, at the time the Proxy Statement/Prospectus is mailed to the shareholders of NLBI or at the date of the meeting of the NLBI shareholders at which the shareholders will consider this Agreement (the "NLBI Shareholders' Meeting") nor (ii) any other documents to be filed by NLBI with the SEC or any regulatory agency in connection with this Agreement, or the transactions contemplated hereby, will contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

               (jj) Significant Customers.
                    ----------------------

                    All significant customers of NLBI are identified in Annex 3.1(jj). For purposes of this Section 3.1, a "significant customer" shall mean any customer who, at any time between January 1, 1997 and the date of this Agreement, had or has
                    (i) aggregate outstanding loans in the amount of $50,000 or more, or (ii) aggregate daily deposits in the amount of $50,000 or more.

               (kk) Complete and Accurate Disclosure.
                    ---------------------------------

                    Neither this Agreement (insofar as it relates to NLBI, NLBI Common Stock and NLBI's involvement in the transactions contemplated hereby) nor any financial statement, schedule (including without limitation the Annexes attached hereto, certificate, or other statement or document delivered by NLBI to HNC and HNC North in connection herewith contains any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omits to state any material fact necessary to make the statements contained herein or therein not false or misleading. In particular, without limiting the generality of the foregoing sentence, the information provided and the representations made by NLBI to HNC in connection with the Registration Statement (as defined in Section 5.1(b) of this Agreement), both at the time such information and representations are provided and made and at the time of the Closing, will be true and accurate in all material respects and will not contain any false or misleading statement with respect to any material fact or omit to state any material fact necessary (i) to make the statements made therein not false or misleading, or
                    (ii) to correct any statement contained in an earlier communication with respect to such information or representations which has become false or misleading.

               (ll) Beneficial  Ownership  of HNC  Common  Stock.
                    ----------------------------------------------

                    Prior to the Effective Date, NLBI and its officers and directors will not in the aggregate own beneficially (within the meaning of SEC Rule 13d-3(d)(1)) more than five percent (5%) of the outstanding shares of HNC Common Stock.

               (mm) Non-Registration  Under the 1934 Act.
                    -------------------------------------

                    NLBI Common Stock is neither registered nor required to be registered under Section 12 of the Securities Exchange Act of 1934 (the "1934 Act") and is not subject to the periodic reporting requirements imposed by Section 13 or 15(d) of the 1934 Act.

               (nn) Deposit Insurance.
                    ------------------

                    The deposits of Slatington are insured by the Bank Insurance Fund, as administered by the Federal Deposit Insurance Corporation ("FDIC") in accordance with the Federal Deposit Insurance Act, and Slatington has paid all assessments and filed all reports required by the Federal Deposit Insurance Act.

               (oo) Repurchase   Agreements.
                    -----------------------

                    With respect to any agreement pursuant to which NLBI has purchased securities subject to an agreement to resell, if any, NLBI has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby. Except as disclosed on Annex 3.1(oo), which identifies location and type of securities, NLBI maintains physical possession of purchased securities that are subject to an agreement to resell.

               (pp) Assumability of Contracts and Leases.
                    -------------------------------------

                    Except as disclosed on Annex 3.1(pp), all Material Contracts between NLBI or Slatington and any other entity or person are assumable and assignable and do not contain any term or provision that would accelerate or increase payments that would otherwise be due by NLBI or Slatington to such person or entity, or change or modify the provisions or terms of such leases, contracts and agreements by reason of this Agreement or the transactions contemplated hereby. Except as disclosed on Annex 3.1(pp), each lease pursuant to which NLBI or Slatington, as lessee, leases real or personal property is valid and in effect in accordance with its respective terms, and there is not, under any of such leases, on the part of the lessee any material existing default or any event which with notice or lapse of time, or both, would constitute such a default, other than defaults which would not individually or in the aggregate have a material adverse effect on the financial condition, business, prospects, or operating results of NLBI.

               (qq) Absence of  Questionable  Payments.
                    -----------------------------------

                    From and after December 31, 1992 neither NLBI nor Slatington has, nor, to the knowledge of NLBI or Slatington, has any director, officer, agent, employee, consultant or other person associated with or acting on behalf of, NLBI or Slatington (i) used any NLBI or Slatington corporate funds for unlawful contributions, gifts, entertainment or unlawful expenses relating to political activity; or (ii) made any direct or indirect unlawful payments to governmental officials from any NLBI or Slatington corporate funds, or established or maintained any unlawful or unrecorded accounts with funds received from NLBI or Slatington.

               (rr) Powers of Attorney; Guarantees.
                    -------------------------------

                    Except as set forth on Annex 3.1(rr), Slatington does not have any power of attorney outstanding, or any obligation or liability either actual, constructive or contingent, as guarantor, surety, cosigner, endorser, co-maker or indemnitor in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity, except for letters of credit issued in the Ordinary Course of Business which are listed on Annex 3.1(rr)

               (ss) Adjustable Rate Mortgages.
                    -------------------------

                    Slatington has made all interest rate adjustments to any mortgage loan according to the terms of said mortgage loan and has complied and is in compliance in all material respects with all federal, state and other applicable laws, rules and regulations, including orders, writs, decrees, injunctions and other requirements of any court or governmental authorities having jurisdiction over adjustable rate mortgages.

               (tt) CRA  Compliance.
                    ---------------

                    Slatington has received a satisfactory compliance rating and has received a satisfactory Community Reinvestment Act rating. Slatington has no knowledge of any facts or circumstances which would prevent it from receiving such satisfactory ratings upon its next appropriate examination.

               (uu) Derivatives.
                    ------------

                    Except as set forth on Annex 3.1(uu), Slatington does not own or hold any derivatives, "caps", or "floors", in its investment portfolio.

               (vv) Accuracy of Representations.
                    ---------------------------

                    Until and as of Closing, NLBI will promptly notify HNC if any of the representations contained in this Section 3.1 cease to be true and correct subsequent to the date hereof. Further, no representations made by NLBI or Slatington pursuant to this Agreement contain any untrue statement of material fact or omit to state a material fact necessary to make the statements not misleading.

SECTION 3.2 Representations and Warranties of HNC.

     HNC represents and warrants to NLBI and Slatington that, as of even date herewith and except as specifically disclosed in the Annex of disclosure schedules included herewith, as follows:

(a)  Authority.
     ---------

     The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of HNC, and no other corporate action on the part of HNC is necessary to authorize the approval of this Agreement or the consummation of the transactions contemplated herein. This Agreement has been duly executed and delivered by HNC and, assuming due authorization, execution and delivery by NLBI, receipt of required regulatory approvals and the approval of the NLBI shareholders, constitutes a valid and binding obligation of HNC, enforceable against HNC in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency and other similar laws affecting creditor's rights or principles of equity. Assuming regulatory approval, the execution, delivery and consummation of this Agreement will not constitute a violation or breach of or default under the Articles of Incorporation or the Bylaws of HNC or any statute, rule, regulation, order, decree, directive, agreement, indenture or other instrument to which HNC is a party or by which HNC or any of its properties are bound.

(b) Organization and Standing.
     ----------------------------

     HNC is a business corporation that is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. HNC is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and has full power and lawful authority to own and hold its properties and to carry on its present business. HNC owns, directly or indirectly all of the issued and outstanding shares of capital stock of Harleysville

     National Bank and Trust Company, HNC North, Inc., The Citizens National Bank of Lansford and Security National Bank. Harleysville National Bank & Trust Company, The Citizens National Bank of Lansford and Security National Bank are national banking associations validly existing and in good standing under the laws of the United States, and are duly authorized to engage in the banking business as insured banks under the Federal Deposit Insurance Act, as amended. Harleysville National Bank and Trust Company and The Citizens National Bank of Lansford are authorized to engage in trust activities.

(c)  Capitalization.
     ---------------

     The authorized capital stock of HNC consists of Thirty Million (30,000,000) shares of common stock, par value One Dollar ($1.00) per share ("HNC Common Stock") of which, as of the date of this Agreement, 7,028,960 shares were issued and outstanding. All outstanding shares of HNC Common Stock have been duly issued and are validly outstanding, fully paid and nonassessable. The shares of HNC Common Stock to be issued in connection with the Merger have been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable.

(d) Articles of Incorporation and Bylaws.
     -----------------------------------------

     The copies of the Articles of Incorporation, as amended, and of the Bylaws, as amended, of HNC which have been delivered to NLBI are true, correct, and complete in all material respects.

(e)  Annual Reports and Financial Statements.
     ----------------------------------------

     HNC has delivered to NLBI true and complete copies of (i) HNC's Annual Report on Form 10-K for HNC's fiscal year ended December 31, 1997, containing consolidated balance sheets of HNC at December 31, 1997 and December 31, 1996 and consolidated statements of earnings, changes in shareholders' equity and cash flows of HNC for the three years ended December 31, 1997, 1996 and 199,5 and such financial statements have been certified by Grant Thornton LLP, and (ii) HNC's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, containing unaudited consolidated balance sheets of HNC as at such date and unaudited consolidated statement of earnings and cash flows of HNC for the three-month period reflected therein. HNC has also delivered to NLBI true and correct copies of its annual reports on Form 10-K for the years 1997, 1996 and 1995, together with its annual reports to shareholders for the same periods. All such reports (collectively, the "HNC Reports") (i) comply in all material respects with the requirements of the rules and regulations of the SEC,
     (ii) do not contain any untrue statement of a material fact and (iii) do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No documents to be filed by HNC with the SEC or any regulatory agency in connection with this Agreement, or the transactions contemplated hereby will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. All documents which HNC is responsible for filing with the SEC or any regulatory agency in connection with the Merger will comply as to form in all material respects with the requirements of applicable law.

(f)  Absence of Undisclosed Liabilities.
     ----------------------------------

     Except as disclosed in Annex 3.2(f) or as reflected noted or adequately reserved against in the HNC Balance Sheet, at June 30, 1998, HNC had no material liabilities (whether accrued, absolute, contingent or otherwise) which are required to be reflected, noted or reserved against therein under generally accepted accounting principles or which are in any case or in the aggregate material. Except as described in Annex 3.2(f), since June 30, 1998, HNC has not incurred any such liability other than liabilities of the same nature as those set forth in the HNC Balance Sheet, all of which have been reasonably incurred in the Ordinary Course of Business.

(g) Absence of Changes.
     -------------------

     Since June 30, 1998, there has not been any material and adverse change in the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of HNC or CNB.

(h)  Litigation.
     -----------

     Except as disclosed in Annex 3.2(h): (i) there is no litigation, investigation or proceeding pending, or to the knowledge of HNC threatened, that involves HNC or its properties and that, if determined adversely to HNC, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of HNC; (ii) there are no outstanding orders, writs, injunctions, decrees, consent agreements, memoranda of understanding or other directives of any federal, state or local court or governmental authority or of any arbitration tribunal against HNC which materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of HNC or restrict in any manner the right of HNC to conduct its business as presently conducted; and (iii) HNC is not aware of any fact or condition presently existing that might give rise to any litigation, investigation or proceeding which, if determined adversely to HNC, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of HNC. For purposes of this Section 3.2(h), HNC shall be deemed to include CNB.

(i) Proxy Statement/Prospectus.
     --------------------------

     At the time the Proxy Statement/Prospectus (as defined in Section 5.1 of this Agreement) is mailed to the shareholders of NLBI and at all times subsequent to such mailing, up to and including the Effective Date, the Proxy Statement/Prospectus (including any pre- and post-effective amendments and supplements thereto), with respect to all information relating to HNC, HNC North and CNB, HNC Common Stock, and actions taken and statements made by HNC, HNC North and CNB in connection with the transactions contemplated herein (other than information provided by NLBI to HNC, HNC North and CNB), will: (i) comply in all material respects with applicable provisions of the 1933 Act and the 1934 Act and the pertinent rules and regulations thereunder; and (ii) not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact that is necessary to be stated therein in order (A) to make the statements therein not false or misleading, or (B) to correct any statement in an earlier communication with respect to the Proxy Statement/Prospectus which has become false or misleading.

SECTION 3.3 Representations and Warranties of HNC North.

(a)  Organization.
     ------------

     HNC North is a corporation duly organized, validly existing and duly subsisting under the laws of the Commonwealth of Pennsylvania. All of the outstanding shares of capital stock of HNC North have been validly issued, are fully paid and nonassessable and are owned directly by HNC free and clear of any lien, charge or other encumbrance.

(b)  Authority.
     ----------

     HNC North has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by HNC North and the consummation of the transactions described herein have been duly and validly authorized by all necessary corporate actions (including without limitation shareholder action) in respect thereof on the part of HNC North. This Agreement is a valid and binding obligation of HNC North, enforceable against HNC North in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency and other similar laws affecting creditor's rights or general principles of equity.

(c)  Capitalization.
     ---------------

     The authorized capital stock of HNC North consists of ten million (10,000,000) shares of common stock, par value $1.00 per share ("HNC North Common Stock"). All outstanding shares of HNC North Common Stock have been duly issued and are validly outstanding, fully paid and nonassessable and are owned by HNC as sole shareholder.

(d)  Approval.
     ---------

     HNC will, as the sole shareholder of HNC North, vote to approve this Agreement and the Merger.

SECTION 3.4  Representations And Warranties Of CNB

     CNB represents and warrants to NLBI and Slatington as of even date herewith as follows:

(a)  Capital   Structure  of  CNB.
     ----------------------------

     CNB is authorized to issue One Million (1,000,000) shares of capital stock, par value One Dollar ($1.00) per share, of which all shares outstanding are owned by HNC.

(b) Organization and Standing.
     -------------------------

     CNB is a national banking association which is duly organized, validly existing and in good standing under the laws of the United States.

     CNB has full power and lawful authority to own and hold its properties and to carry on its present business.

(c)  Authorized and Effective Agreement.
     ----------------------------------

     The execution, delivery and performance of this Agreement and the Bank Merger Agreement have been duly and validly authorized by the Board of Directors of the CNB. Subject to appropriate shareholder and regulatory approvals, neither the execution and delivery of this Agreement or the Bank Merger Agreement nor the consummation of the transactions provided for herein or therein will violate any agreement to which CNB is a party or by which it is bound or any law, regulation, order, decree or any provision of its Articles of Incorporation or By-laws.


                                   ARTICLE IV
                        COVENANTS OF NLBI AND SLATINGTON

SECTION 4.1 Conduct of Business.

     Except as otherwise consented to by HNC, HNC North and CNB in writing, NLBI and Slatington shall each:

(a) use all reasonable efforts to carry on its business in, and only in, the ordinary course of business consistent with customary business practices of prudently managed banks (hereinafter referred to as "Ordinary Course of Business");

(b) to the extent consistent with prudent business judgment, use all reasonable efforts to preserve its present business organization, to retain the services of its present officers and employees, to maintain good relationships with its employees, and to maintain its relationships with customers, suppliers and others having business dealings with NLBI or Slatington;

(c) maintain all of NLBI's and Slatington's structures, equipment and other real property and tangible personal property in good repair, order and condition, except for ordinary wear and tear and damage by unavoidable casualty;

(d) use all reasonable efforts to preserve or collect all material claims and causes of action belonging to NLBI and Slatington;

(e) keep in full force and effect all insurance policies now carried by NLBI and Slatington;

(f)  perform  in  all  material   respects  each  of  NLBI's  and   Slatington's
     obligations under all material agreements, contracts, instruments and other commitments to which

     NLBI or Slatington is a party or by which NLBI or Slatington may be bound or which relate to or affect its properties, assets and business;

(g) maintain its books of account and other records in the Ordinary Course of Business;

(h) comply in all material respects with all statutes, laws, ordinances, rules and regulations, decrees, orders, consent agreements, examination reports, memoranda of understanding and other federal, state, county, local and municipal governmental directives applicable to NLBI and Slatington and to the conduct of its business;

(i) not amend NLBI's or Slatington's Articles of Incorporation or Bylaws;

(j) not enter into or assume any material contract, incur any material liability or obligation, make any material commitment, acquire or dispose of any property or asset or engage in any transaction or subject any of NLBI or Slatington's properties or assets to any material lien, claim, charge, or encumbrance of any kind whatsoever;

(k) not take or permit to be taken any action which would constitute a breach of any representation, warranty or covenant set forth in this Agreement;

(l) not declare, set aside or pay any dividend or make any other distribution in respect of NLBI and Slatington Common Stock, except as provided in
     Section 4.9 of this Article IV;

(m) not authorize, purchase, issue or sell (or authorize, issue or grant options, warrants or rights to purchase or sell) any shares of NLBI Common Stock or any other equity or debt securities of NLBI or any securities convertible into NLBI Common Stock;

(n) not increase the rate of compensation of, pay a bonus or severance compensation to, or enter into any employment, severance, deferred compensation or other agreement with any officer, director, employee or consultant of NLBI or Slatington; except that NLBI or Slatington may grant general salary increases and year-end bonuses to individual employees in the ordinary course of business consistent with past practice;

(o)  not enter into any related party  transaction of the kind  contemplated  in
     Section 3.1(k) of this Agreement except such related party transactions relating to extensions of credit made in accordance with all applicable laws, regulations and rules and in the Ordinary Course of Business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable arm's length transactions with other persons that do not involve more than the normal risk of collectability or present other unfavorable features and after disclosure of such to HNC;

(p) not change the presently outstanding number of shares or effect any capitalization, reclassification, stock dividends, stock split or like change in capitalization;

(q) not enter into or substantially modify (except as may be required by applicable law) any pension, retirement, stock option, stock warrant, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, severance, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, or plan or arrangement, or any trust agreement related thereto, in respect to any of its directors, officers, or other employees;

(r) not merge with or into, or consolidate with, or be purchased or acquired by, any other corporation, financial institution, entity, or person (or agree to any such merger, consolidation, affiliation, purchase or acquisition) or permit (or agree to permit) any other corporation, financial institution, entity or person to be merged with it or consolidate or affiliate with any other corporation, financial institution, entity or person; acquire control over any other firm, financial institution, corporation or organization or create any subsidiary; acquire, liquidate, sell or dispose (or agree to acquire, liquidate, sell or dispose) of any assets other than in the Ordinary Course of Business and consistent with prior practice;

(s) not solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning any acquisition or purchase of all or a substantial equity interest or portion of the assets in or of NLBI or Slatington or any business combination with NLBI or Slatington other than as contemplated by this Agreement, or authorize or permit any officer, director, agent or affiliate of it to do any of the above; or fail to notify HNC immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations are sought to be initiated with NLBI or Slatington;

(t) not change any method, practice or principle of accounting except as may be required by generally accepted accounting principles or any applicable regulation or take any action that would preclude satisfaction of the condition to closing contained in Section 6.2(e) relating to financial accounting treatment of the Merger;

(u) not make any loan or other credit facility commitment in excess of $100,000 (including without limitation, lines of credit and letters of credit) to any affiliate or compromise, expand, renew or modify any such outstanding commitment;

(v) not enter into any swap or similar commitment, agreement or arrangement which is not consistent with past practice and which increases the credit or interest rate risk over the levels existing at December 31, 1997;

(w) not enter into any derivative, cap or floor or similar commitment, agreement or arrangement, except in the Ordinary Course of Business and consistent with past practices;

(x) not enter into any participation arrangements or approvals of extensions of credit in excess of $350,000.00 or renew, expand or modify any outstanding participation arrangements or approvals;

(y) not take any action which would result in any of the representations and warranties of NLBI or Slatington set forth in this Agreement becoming untrue as of any date after the date hereof;

(z) not sell, exchange or otherwise dispose of any investment securities or loans that are held for sale, prior to scheduled maturity and other than pursuant to policies agreed upon from time to time by the parties;

     (aa) not purchase any security for its investment portfolio except in conformance with its investment policy in effect as of July 24, 1998;

     (bb) not waive, release, grant or transfer any rights of value or modify or change in any material respect any existing agreement to which NLBI or Slatington is a party, other than in the Ordinary Course of Business consistent with past practice;

     (cc) not knowingly take any action that would, under any statute, regulation or administrative practice of any regulatory agency, materially or adversely affect the ability of any party to this Agreement to obtain any required approvals for consummation of the transaction; and

     (dd) not agree to any of the foregoing items (i) through (cc).

SECTION 4.2 Best Efforts.

     NLBI and Slatington shall cooperate with HNC, HNC North and CNB and shall each use its best efforts to do or cause to be done all things necessary or appropriate on its part in order to fulfill the conditions precedent set forth in Article VI of this Agreement and to consummate this Agreement and the Bank Merger Agreement. In particular, without limiting the generality of the foregoing sentence, NLBI and Slatington shall:

(a) cooperate with HNC, HNC North and CNB in the preparation of all required applications for regulatory approval of the transactions contemplated by this Agreement and in the preparation of the Registration Statement (as defined in Section 5.1(b) of this Agreement);

(b) call a special or annual meeting of its shareholders and take, in good faith, all actions which are necessary or appropriate on its part in order to secure the approval and adoption of this Agreement and the Bank Merger Agreement by its shareholders at that meeting, including recommending the approval of such agreements by the shareholders of NLBI and Slatington;

(c) after receipt of all required regulatory approvals, cooperate with HNC, HNC North and CNB in making Slatington's employees reasonably available for training by CNB prior to the Effective Date, to the extent that such training is deemed reasonably necessary by CNB to ensure that Slatington's offices will be properly operated as a part of CNB after the Merger;

(d) make additions to loan loss reserves and make loan write-offs, write-downs and other adjustments that reasonably should be made by Slatington in light of generally accepted accounting principles, directives of governmental authorities, and all regulations, rules and directives of the OCC and FDIC;

(e) execute and deliver the Investment Agreement in the form attached hereto as Exhibit "B";

(f) suspend any dividend reinvestment and/or stock repurchase plan, as soon as practicable; and

(g) modify the Articles of Incorporation or Bylaws or any other documents of NLBI or Slatington reasonably requested by HNC necessary to effectuate the transactions contemplated hereby.

(h) vote all shares of Slatington common stock held by NLBI affirmatively to approve and adopt this Agreement and the Bank Merger Agreement.

SECTION 4.3 Access to Properties and Records.

     NLBI and Slatington shall give to HNC, HNC North and CNB and their authorized representatives (including without limitation their counsel, accountants, economic and environmental consultants and other designated representatives) reasonable access during normal business hours to all properties, books, contracts, documents and records of NLBI or Slatington as HNC, HNC North or CNB may reasonably request, subject to the obligations of HNC, HNC North and CNB and their authorized representatives to maintain the confidentiality of all non-public information concerning NLBI or Slatington obtained by reason of such access.

SECTION 4.4  Subsequent Financial Statements.

     Between the date of execution of this Agreement and the Effective Date, NLBI shall promptly prepare and deliver to HNC, HNC North and CNB as soon as practicable all internal monthly and quarterly financial statements, reports to shareholders and reports to regulatory authorities prepared by or for NLBI, including all audit reports submitted to NLBI by independent auditors in connection with each annual, interim or special audit of the books of NLBI made by such accountants. In particular, without limiting the generality of the foregoing sentence, NLBI shall deliver to HNC, HNC North and CNB as soon as practicable a balance sheet as of June 30, 1998 and a related statement of income for the three (3) months then ended (which financial statements are hereinafter referred to as the " June 30, 1998 Financial Statements"). The representations and warranties set forth in
Section 3.1(hh) of this Agreement shall apply to the June 30, 1998 Financial Statements.

SECTION 4.5 Board and Committee Minutes.

     NLBI and Slatington shall provide to HNC, within 10 days after any meeting of the Board of Directors, or any committee thereof, or any senior or executive management committee, a copy of the minutes of such meeting.

SECTION 4.6 Update Schedule.

     NLBI and Slatington shall promptly disclose to HNC, HNC North and CNB in writing any change, addition, deletion or other modification to the information set forth in the Annexes to this Agreement. Notwithstanding the foregoing, disclosures made subsequent to the date of this Agreement shall not relieve NLBI or Slatington from any and all liabilities for prior statements and disclosures to HNC, HNC North and CNB.

SECTION 4.7  Notice.

     NLBI and Slatington shall promptly notify HNC, HNC North and CNB in writing of any actions, claims, investigations, proceedings or other developments which, if pending or in existence on the date of this Agreement, would have been required to be disclosed to HNC, HNC North and CNB in order to ensure the accuracy of the representations and warranties set forth in this Agreement or which otherwise could materially and adversely affect the condition (financial or otherwise), assets, liabilities, business operations or future prospects of NLBI or Slatington.

SECTION 4.8 Other Proposals.

     NLBI and Slatington shall not, nor shall either of them permit any officer, director, employee, agent, consultant, counsel or other representative to, directly or indirectly, solicit, encourage, initiate or engage in discussions or negotiations with, or respond to requests for information, inquiries or other communications from any persons other than HNC, HNC North or CNB concerning the fact of, or the terms and conditions of, this Agreement, or concerning any acquisition of NLBI or Slatington, or any assets or business thereof (except that NLBI officers may respond to inquiries from analysts, regulatory authorities and holders of NLBI Common Stock in the Ordinary Course of Business); and NLBI shall notify HNC immediately if any such discussions or negotiations are sought to be initiated with NLBI by any such person other than HNC or if any such requests for information, inquiries, proposals or communications are received from any person other than HNC.

SECTION 4.9  Dividends.

     Between the date of this Agreement and the Effective Date, NLBI shall only declare and pay cash dividends as provided herein. NLBI shall only pay regular quarterly cash dividends in an amount not in excess of $0.44 per share during each of the third and fourth calendar quarters of 1998.

SECTION 4.10 Core Deposits.

     Slatington shall use commercially reasonable efforts to maintain deposits.

SECTION 4.11 Affiliate Letters.

     NLBI shall deliver or cause to be delivered to HNC, HNC North and CNB, at or before the Closing (as defined in Section 1.1(c) of this Agreement), a letter or agreement from each officer, director and shareholder of NLBI who may be deemed to be an "affiliate" (as that term is defined for purposes of Rules 145 and 405 promulgated by the SEC under the 1933 Act) of NLBI, in form and substance satisfactory to HNC, HNC North and CNB, under the terms of which each such officer, director or shareholder acknowledges and agrees to abide by all limitations imposed by the 1933 Act and by all rules, regulations and releases promulgated thereunder with respect to the sale or other disposition of the shares of HNC Common Stock to be received by such person pursuant to this Agreement.

SECTION 4.12 No Purchases or Sales of HNC Common Stock During Price Determination Period.

     Neither NLBI, Slatington nor any executive officer or director of NLBI or Slatington nor any shareholder of NLBI who may be deemed to be an "affiliate" (as that term is defined for purposes of Rules 145 and 405 promulgated by the SEC under the 1933 Act) of NLBI shall purchase or sell on NASDAQ, or submit a bid to purchase or an offer to sell on NASDAQ, directly or indirectly, any shares of HNC Common Stock or any options, rights or other securities convertible into shares of HNC Common Stock during the Price Determination Period.

SECTION 4.13 Accounting Treatment.

     NLBI acknowledges that HNC presently intends to treat the business combination contemplated by this Agreement as a "pooling of interests" for financial reporting purposes. Neither NLBI nor Slatington shall take (and shall use its best efforts not to permit any of its directors, officers, employees, shareholders, agents, consultants or other representatives to take) any action which would preclude HNC from treating such business combination as a "pooling of interests" for financial reporting purposes.

SECTION 4.14 Press Releases.

     Neither NLBI nor Slatington shall issue any press release related to this Agreement and the Bank Merger Agreement or the transactions contemplated hereby or thereby as to which HNC has not given its prior written consent, and shall consult with HNC as to the form and substance of other public disclosures related thereto; provided, however, that nothing contained herein shall prohibit NLBI or Slatington from making any disclosure which its counsel deems reasonably necessary.

SECTION 4.15 Professional Fees.

     NLBI shall not incur professional expenses in connection with the transactions contemplated by this Agreement in excess of $275,000, unless NLBI and HNC mutually agree in writing to increase such amount because of unique and unforeseen circumstances. Such professional expenses shall include those paid and payable to attorneys, accountants, consultants and investment bankers.

SECTION 4.16 Phase I Environmental Audit.

     NLBI and Slatington shall permit, if HNC elects to do so at its own expense, a "phase I environmental audit" to be performed at any physical location owned or occupied on the date hereof by NLBI or Slatington.


                                    ARTICLE V
                       COVENANTS OF HNC, HNC NORTH AND CNB

     From the date of this Agreement until the Effective Date (as defined in Section 1.1(d) of this Agreement), HNC, HNC North and CNB covenant and agree to do the following:

SECTION 5.1 Best Efforts.

     HNC, HNC North and CNB shall cooperate with NLBI and Slatington and shall use their best efforts to do or cause to be done all things necessary or appropriate on their part in order to fulfill the conditions precedent set forth in Article VI of this Agreement and to consummate this Agreement. In particular, without limiting the generality of the foregoing sentence, HNC, HNC North and CNB agree to do the following:

(a) Applications for Regulatory Approval. HNC, HNC North and CNB shall promptly prepare and file, with the cooperation and assistance of NLBI and Slatington, all required applications for regulatory approval of the transactions contemplated by this Agreement and the Bank Merger Agreement.

(b) Registration Statement. HNC shall promptly prepare, with the cooperation and assistance of NLBI, and file with the SEC, a registration statement under the 1933 Act (the "Registration Statement") for the purpose of registering the shares of HNC

     Common Stock to be issued under the provisions of this Agreement. HNC may rely upon all information provided to it by NLBI in this connection and HNC shall not be liable for any untrue statement of a material fact or any omission to state a material fact in the Registration Statement or in the proxy statement and prospectus (the "Proxy Statement/Prospectus") which is prepared as a part thereof, if such statement is made by HNC in reliance upon any information provided to HNC by NLBI or by its agents and representatives. HNC will advise NLBI, after it receives notice thereof, of the time when the Registration Statement or any Pre- or PostEffective Amendment thereto has become effective or any supplement or amendment has been filed.

(c) State Securities Laws. HNC, HNC North and CNB, with the cooperation of NLBI and Slatington, shall promptly take all such actions as may be necessary or appropriate in order to comply with all applicable securities laws of any state having jurisdiction over the transactions contemplated by this Agreement.

SECTION 5.2 Access to Properties and Records.

     HNC, HNC North and CNB shall give to NLBI and Slatington and to its authorized representatives (including without limitation counsel, accountants, economic and environmental consultants and other designated representatives) reasonable access during normal business hours to all properties, books, contracts, documents and records of HNC, HNC North and CNB as they may reasonably request, subject to their obligation and the obligation of their authorized representatives to maintain the confidentiality of all non-public information concerning HNC, HNC North or CNB obtained by reason of such access.

SECTION 5.3  Subsequent Financial Statements.

     Between the date of execution of this Agreement and the Effective Date, HNC shall promptly prepare and deliver to NLBI as soon as practicable each Quarterly Report to HNC's shareholders and any Annual Report to HNC's shareholders normally prepared by HNC. The representations and warranties set forth in Sections 3.2 of this Agreement shall apply to the financial statements set forth in the foregoing Quarterly Reports and any Annual Report to HNC's shareholders.

SECTION 5.4 Update Schedule.

     HNC, HNC North and CNB shall promptly disclose to NLBI and Slatington in writing any change, addition, deletion or other modification to the information set forth in its Annexes to this Agreement.

SECTION 5.5  Notice.

     HNC, HNC North and CNB shall promptly notify NLBI and Slatington in writing of any actions, claims, investigations or other developments which, if pending or in existence on the date of this Agreement, would have been required to be disclosed to them in order to ensure the accuracy of the representations and warranties set forth in this Agreement or which otherwise could materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of HNC, HNC North or CNB.

SECTION     5.6  No  Purchase  or  Sale  of  HNC  Common   Stock   During  Price
            Determination Period.

     Neither HNC nor any subsidiary of HNC, nor any executive officer or director of HNC or any subsidiary of HNC, nor any shareholder of HNC who may be deemed to be an "affiliate" (as that term is defined for purposes of Rules 145 and 405 promulgated by the SEC under the 1933 Act) of HNC, shall purchase or sell on NASDAQ, or submit a bid to purchase or an offer to sell on NASDAQ, directly or indirectly, any shares of HNC Common Stock or any options, rights or other securities convertible into shares of HNC Common Stock during the Price Determination Period; provided, however, that HNC may purchase shares of HNC Common Stock in the Ordinary Course of Business during the Price Determination Period pursuant to HNC's employee benefit plans, stock option plans or HNC's dividend reinvestment and stock purchase plan.

SECTION 5.7 Publicity.

     HNC shall provide to NLBI, for review and comment, copies of any public disclosure or press releases related to this Agreement and the Bank Merger Agreement and the transactions contemplated hereby or thereby, prior to any public release of such disclosure or press release.


                                   ARTICLE VI
                           CONDITIONS TO CONSUMMATION

SECTION 6.1 Common Conditions.

     The respective obligations of the parties to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following conditions:

(a) The Agreement, the Bank Merger Agreement and the transactions contemplated hereby and thereby shall have been approved by the requisite vote of the shareholders of NLBI and HNC (if applicable) in accordance with applicable law.

(b) All approvals, consents or waivers required by any of the NLBI Regulatory Agencies or the HNC Regulatory Agencies with respect to this Agreement (including the Merger) and the Bank Merger Agreement and the transactions contemplated hereby and thereby including, without limitation, the approvals, notices to, consents or waivers of (i) the Board, and (ii) the Pennsylvania Department of Banking (the NLBI Regulatory Agencies and the HNC Regulatory Agencies, are, collectively the "Regulatory Agencies") shall have been obtained and shall remain in full force and effect, and all applicable statutory waiting periods (including without limitation all applicable statutory waiting periods relating to the Merger and the Bank Merger) shall have expired; and the parties shall have procured all other regulatory approvals, consents or waivers of governmental authorities or other persons that are necessary or appropriate to the consummation of the transactions contemplated by this Agreement and the Bank Merger Agreement except those approvals, consents or waivers, if any, of which failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on HNC, HNC North, NLBI or Slatington (after giving effect to the transaction contemplated hereby); provided, however, that no such approval shall have imposed any condition or requirement which in the opinion of the board of directors of HNC, HNC North or CNB renders consummation of the Merger or the Bank Merger inadvisable.

(c) All other requirements prescribed by law which are necessary to the consummation of the transactions contemplated by this Agreement shall have been satisfied.

(d) No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger or any other transaction contemplated by this Agreement, and no litigation or proceeding shall be pending against any of the parties herein or any of their subsidiaries brought by any governmental agency seeking to prevent consummation of the transactions contemplated hereby.

(e) No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority which prohibits, restricts or makes illegal consummation of the Merger or the Bank Merger or any other transaction contemplated by this Agreement.

(f) The Registration Statement shall have been filed (the date of which is referred to herein as the "Filing Date") by HNC with the SEC under the 1933 Act, and shall have been declared effective prior to the time the Proxy Statement/ Prospectus is first mailed to the shareholders of NLBI, and no stop order with respect to the effectiveness of the Registration Statement shall have been issued; the HNC Common Stock to be issued pursuant to this Agreement shall be duly registered or qualified under the securities or "blue sky" laws of all states in which such action is required for purposes of the initial issuance of such shares and the distribution thereof to the shareholders of NLBI entitled to receive such shares.

(g) A ruling from the IRS or an opinion of Shumaker Williams, P.C., counsel to HNC and HNC North, or from an accounting firm acceptable to HNC to the effect that:

     (i)  The Merger  will  constitute  a  reorganization  within the meaning of
          Section 368(a) of the Code and NLBI, HNC and HNC North will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code;

     (ii) No gain or loss will be recognized by NLBI, HNC or HNC North by reason of the Merger;

     (iii)Except for cash received in lieu of fractional shares and cash received by NLBI Shareholders who exercise their dissenter's rights, no gain or loss will be recognized by the shareholders of NLBI who receive solely HNC Common Stock upon the exchange of their shares of NLBI Common Stock for shares of HNC Common Stock;

     (iv) The tax basis of the HNC Common Stock to be received by the NLBI shareholders will be, in each instance, the same as the basis of the NLBI Common Stock surrendered in exchange therefor;

     (v) The holding period of the HNC Common Stock received by a NLBI shareholder receiving HNC Common Stock will include the period during which the NLBI Common Stock surrendered in exchange therefor was held;

     (vi) Cash received by a NLBI shareholder in lieu of a fractional share interest of HNC Common Stock or upon exercise of dissenter's rights will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of HNC Common Stock, or the tax basis in the shares surrendered, as the case may be, which he would otherwise be entitled to receive and will qualify as capital gain or loss; and

     (vii)Subject to any limitations imposed under Sections 381 and 382 of the Code, HNC North, as the survivor to the Merger, will carry-over and take into account all accounting items and tax attributes of NLBI, including but not limited to earning and profits, methods of accounting, and tax basis and holding periods of NLBI.

          In case a ruling from the IRS is sought, NLBI and HNC shall cooperate and each shall furnish to the other and to the IRS such information and representations as shall, in the opinion of counsel for HNC and NLBI, be necessary or advisable to obtain such ruling.

SECTION 6.2 Conditions to Obligations of HNC and HNC North.

     The obligations of HNC and HNC North to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following additional conditions:

(a) Each of the representations and warranties of NLBI and Slatington contained in this Agreement shall be true and correct in all material respects as of the Effective Date as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); each of NLBI and Slatington shall have performed each of its covenants and agreements contained in this Agreement; and HNC and HNC North shall have received certificates signed by the President and the Cashier of Slatington and the President and Secretary of NLBI, dated as of the date of the Closing, to the foregoing effect.

(b) Stokes, Kelly & Hinds, LLC or such other accounting firm as is acceptable to the parties, shall have furnished to HNC an "agreed upon procedures" letter, dated the Effective Date, in form and substance satisfactory to HNC to the effect that, based upon a procedure performed with respect to the financial condition of NLBI, Slatington and affiliates, for the period from December 31, 1997 to a specified date not more than five (5) days prior to the date of such letter, including but not limited to (a) their inspection of the minute books of NLBI, Slatington and affiliates, (b) inquiries made by them of officers and other employees of NLBI, Slatington and affiliates responsible for financial and accounting matters as to transaction, and events during the period, as to consistency of accounting procedures with prior periods and as to the existence and disclosure of any material contingent liabilities, and (c) of other specified procedures and inquiries performed by them, nothing has come to their attention that would indicate that (A) during the period from December 31, 1997 to a specified date not more than five (5) days prior to the date of such letter, there was any change in the capitalization of NLBI or Slatington on a consolidated basis, or (B) any material adjustments would be required to the audited financial statements for the period ended December 31, 1997 in order for them to be in conformity with generally accepted accounting principles applied on a consistent basis with that of prior periods.

(c) HNC shall have received an opinion or opinions dated as of the Effective Date, from Monteverde, McAlee, Fitzpatrick, Tanker & Hurd, substantially in the form attached hereto as Exhibit C.

(d) There shall not have occurred any change in the financial condition, properties, assets, business or results of operation of NLBI or Slatington which, individually or in the aggregate, has had or might reasonably be expected to result in a Material Adverse Effect on NLBI or Slatington.

(e) The Merger shall as of the date of the Closing meet the requirements for pooling-of-interests accounting treatment under generally accepted accounting principles and under the accounting rules of the SEC, and HNC shall have received a letter from Grant Thornton LLP in form and substance reasonably satisfactory to HNC as to the matters specified in Section 6.2(e).

(f) HNC shall have received from each of the persons identified by NLBI pursuant to Section 4.11 hereof an executed counterpart of an affiliate's agreement in the form contemplated by such Section.

(g) Except as otherwise provided in this Agreement, prior to Closing, all issued and outstanding options, warrants or rights to acquire NLBI Common Stock or any capital stock of Slatington ("Slatington Common Stock") shall have been canceled. No compensation or other rights will be payable or exchangeable in the Merger in respect of any such rights which remain unexercised at the Effective Time.

(h) Dissenting Shareholders. Holders of no more than five percent (5%) of the issued and outstanding shares of NLBI (6,975 shares) shall have exercised their statutory appraisal or Dissenters' Rights.

(i)  Environmental Matters. No environmental problem of the kind contemplated in
     Section 3.1(q) of Article III of this Agreement and not previously disclosed on Annex 3.1(q) shall have been discovered which would, or which potentially could, materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of NLBI or Slatington; provided, that for purposes of determining the materiality of an undisclosed environmental problem or problems, the definition of "material" shall be governed by the proviso to Section 9.1 of this Agreement. The result of any "phase I environmental audit" conducted pursuant to Section 4.16 with respect to owned or occupied bank premises shall be reasonably satisfactory to HNC.

(j) NLBI's Shareholders Equity. The total shareholders' equity of NLBI on a generally accepted accounting basis on the Effective Date shall be no less than $8,000,000.

(k) Benefit Plans. HNC and CNB shall have determined within forty-five (45) days of the execution of this Agreement that the medical, health, insurance, and employee benefit plans or programs of NLBI and/or Slatington shall not contain any provision or term which upon assumption by HNC or CNB on the Effective Date would require HNC or CNB to provide benefits or incur material costs in excess of those provided or paid by HNC or CNB to or on behalf of its existing employees.

(l) Financial Confirmation. Within sixty (60) days of the execution of this Agreement, HNC and CNB (and their accountants if the advice of such accountants is deemed necessary or desirable by HNC and CNB) shall have established to their satisfaction that NLBI's Balance Sheet fairly presents the financial condition, assets and liabilities of NLBI as at June 30, 1998, and that, since June 30, 1998 there has not been any material and adverse change in the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of NLBI or Slatington.

(m) Litigation. All litigation pending against NLBI or Slatington which, individually or in the aggregate, would have a Material Adverse Effect on NLBI's consolidated operations, business or future prospects, shall have been settled or otherwise resolved on terms satisfactory to HNC.

SECTION 6.3 Conditions to the Obligations of NLBI and Slatington.

     The obligations of NLBI to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following additional conditions:

(a) Each of the representations, warranties and covenants of HNC and HNC North contained in this Agreement shall be true and correct in all material respects on the Effective Date as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); HNC and HNC North shall have performed each of its covenants and agreements, which are material to its operations and prospects, contained in this Agreement; and NLBI shall have received certificates signed by the President or Vice President and Secretary or Assistant Secretary of HNC and HNC North.

(b) NLBI shall have received an opinion dated as of the Effective Date, from Shumaker Williams, P.C., Camp Hill, Pennsylvania, counsel to HNC and HNC North, substantially in the form attached hereto as Exhibit D.

(c) There shall not have occurred any change in the financial condition, properties, assets or business or results of operation of HNC and HNC North which, individually or in the aggregate, has had or might reasonably be expected to result in a Material Adverse Effect on HNC or the Material Subsidiaries taken as a whole.

(d) The status of all Material pending litigation that might reasonably be expected to result in a Materially Adverse Effect to HNC or the Material Subsidiaries taken as a whole, shall be satisfactory to NLBI.

(e) NLBI shall have received an updated opinion from Hopper, Soliday & Co., Inc. as of a date no later than the date of the Proxy Statement/Prospectus mailed to the NLBI shareholders in connection with the Merger to the effect that the Merger consideration is fair to NLBI's shareholders from a financial point of view.

(f) The shares of HNC Common Stock to be issued in the Merger shall have been authorized to be listed for quotation on the NASDAQ National Market System.


                                   ARTICLE VII
                                   TERMINATION

SECTION 7.1  Termination.

     This Agreement and the Bank Merger Agreement may be terminated, and the Merger and the Bank Merger abandoned, prior to the Effective Date, either before or after its approval by the shareholders of NLBI:

(a) by the mutual, written consent of NLBI and HNC if the board of directors of each so determines by a vote of a majority of the members of the entire Board;

(b) by NLBI if (i) by written notice to HNC that there has been a material breach by HNC of any representation, warranty, covenant or agreement contained herein and such breach is not cured or not curable within thirty
     (30) days after  written  notice of such  breach is given to HNC by NLBI or
     (ii) by written notice to HNC that any condition precedent to NLBI's obligations as set forth in Article VI of this Agreement has not been met or waived by NLBI at such time as such condition can no longer be satisfied through no fault of NLBI or Slatington, on June 30, 1999.

(c) by HNC by written notice to the other parties, in the event (i) of a material breach by NLBI or Slatington of any representation, warranty, covenant or agreement contained herein and such breach is not cured or not curable within thirty (30) days after written notice of such breach is given to NLBI by HNC or (ii) any condition precedent to HNC's obligations as set forth in Article VI of this Agreement has not been met or waived by HNC at such time as such condition can no longer be satisfied, through no fault of HNC, HNC North or CNB, on June 30, 1999.

(d) by HNC or NLBI by written notice to the other, in the event that the Merger is not consummated by June 30, 1999, unless the failure to so consummate by such time is due to the breach of any representation, warranty or covenant contained in this Agreement by the party seeking to terminate, provided, however, that such date may be extended by the written agreement of the parties hereto.

SECTION 7.2 Effect of Termination.

     In the event of the termination of this Agreement and the Bank Merger Agreement as provided above, this Agreement and the Bank Merger Agreement shall thereafter become void and have no effect, except that the provisions of Section 3.1(p) (Fees), Sections 4.3 and 5.2 (relating to confidentiality and return of documents), Section 4.14 and 5.7 (Press Releases and Publicity) and Sections 7.3 and 9.10 (Expenses) of this Agreement shall survive any such termination and abandonment.

SECTION 7.3  Expenses.

     Any termination of this Agreement pursuant to Sections 7.1(a) or 7.l(d) hereof shall be without cost, expense or liability on the part of any party to the others. Any termination of this Agreement pursuant to Section 7.1(b) or 7.1(c) hereof shall also be without cost, liability or expense on the part of any party to the others, unless the breach of a representation or warranty or covenant is caused by the willful conduct or gross negligence of a party or the circumstances of, in which event said party shall be liable to the other parties for all out-of pocket costs and expenses, including without limitation, reasonable legal, accounting and investment banking fees and expenses, incurred by such other party in connection with their entering into this Agreement and their carrying out of any and all acts contemplated hereunder ("Expenses").


                                  ARTICLE VIII
                             POST MERGER AGREEMENTS

SECTION 8.1   Employees.

(a) Except as may be otherwise specifically agreed to in writing by the parties, for at least one (1) year following the Effective Date, Slatington's employees who are employed in good standing and actively at work as of the Effective Date (the "Continuing Employees") will be offered employment and retained at current salary levels by CNB, HNC or an HNC affiliate, subject to the ongoing needs of HNC, any HNC affiliate and/or CNB, or any successor, with such changes in the future as may be appropriate, as determined by HNC's, HNC affiliate's and/or CNB's governing body. Notwithstanding the foregoing, HNC and/or CNB shall retain the right to terminate any of the Continuing Employees at any time following the Effective Date for "Good Reason", as that term shall be defined by HNC and/or CNB in its sole and absolute discretion.

(b) Immediately following the Effective Date, former Slatington employees who are employed by CNB, HNC or an HNC affiliate (collectively, the "HNC Affiliates") as provided in Section 8.1(a) as Continuing Employees shall be entitled to participate in any and all benefit plans in effect at such time for employees of the respective HNC Affiliate in accordance with the terms of such plans. Subject to the terms and conditions of the Plans, former Slatington employees who are employed by the respective HNC Affiliate shall receive service credit from their respective hire dates for employment at Slatington for purposes of eligibility and vesting requirements (but not for purposes of benefit accrual) under the respective HNC Affiliate's benefit plans, and service credit from the Effective Date for purposes of benefit calculation under the respective HNC Affiliate's benefit plans.

(e) CNB, HNC and HNC North reserve any and all rights they may have regarding modification, amendment or termination of Slatington's present pension and profit sharing plans.

(d) After the Effective Date, those current employees of Slatington who are employed by CNB will, subject to the terms of the applicable plans and policies, receive service credit for purposes of satisfying waiting periods in CNB's health and welfare benefit plans.

SECTION 8.2   Directors.

     On the Effective Date, four (4) persons who are acceptable to HNC, HNC North and CNB and who previously served as directors of NLBI shall be appointed to the board of directors of CNB and shall serve until such time as their successors have been duly elected, qualified, or appointed.

SECTION 8.3 Advisory Board of Directors.

(a) Composition; Term; Duties. Immediately following the Effective Date and for a period of at least one (1) year thereafter, there shall be established an Advisory Board of Directors for the Slatington Area (the "Advisory Board of Directors") comprised of the members of the Board of Directors of Slatington as of the Effective Date and Thomas D. Oleksa, who shall serve on the Advisory Board of Directors as an ex-officio member. Except as provided herein, the Advisory Board of Directors shall serve at the will and direction of the Board of Directors of CNB. Except as provided herein, the Board of Directors of CNB shall determine from time to time, among other things, the duties, obligations, responsibilities, compensation and subsequent terms of the Advisory Board of Directors.

(b) Compensation. For one (1) year following the Effective Date, members of the Advisory Board of Directors, shall receive Board Fees of two hundred and fifty dollars ($250.00) per quarter as compensation for services rendered in their capacity as an Advisory Director. After the expiration of the one
     (1) year term following the Effective Date, compensation of the Advisory Board of Directors shall be determined by the Board of Directors of CNB in accordance with Section 8.3(a).

SECTION 8.4   Benefits.

     For six (6) months following the Effective Date, and subject to the terms and conditions of the applicable health insurance policy, CNB shall pay the health insurance premiums for the individuals who were members of the Slatington Board of Directors and had health insurance coverage through Slatington prior to the Effective Date. CNB shall, subject to the terms and conditions of its health insurance contracts, attempt to provide group health insurance which has benefits and terms reasonably comparable to CNB or HNC. Should group health insurance be unavailable to Slatington's board members through CNB's or HNC's health insurance carrier, CNB shall, for each of the six (6) months following the Effective Date, in lieu of providing continued health insurance coverage through CNB, pay to those members of the Slatington board of directors who obtained health care coverage through Slatington prior to the Effective Date an amount equal to the monthly group health insurance premium paid for that individual board member in 1997.

                                   ARTICLE IX
                                  OTHER MATTERS

SECTION 9.1 Certain Definitions; interpretation.

     As used in this Agreement, the following terms shall have the meanings indicated:

          "Material" means material to the party in question (as the case may be) and its respective subsidiaries, taken as a whole.

          "Material Adverse Effect," with respect to a person, means any condition, event, change or occurrence that has or results in an effect which is material and adverse to (A) the financial condition, properties, assets, business or results of operations of such person and its subsidiaries, taken as a whole, or (B) the ability of such person to perform its obligations under, and to consummate the transactions contemplated by, this Agreement. In the case of Slatington, receipt of a CAMELS rating in connection with a safety and soundness examination which is lower than the rating given to Slatington in connection with the safety and soundness examination most recently reported prior to the date of this Agreement shall be deemed to have a "Material Adverse Effect" on Slatington.

          "Person"   includes   an   individual,    corporation,    partnership,
          association, trust or unincorporated organization.

          "Subsidiary," with respect to a person, means any other person controlled by such person.

     When a reference is made in this Agreement to Exhibits, Sections, Annexes or Schedules, such reference shall be to a Section of, or Annex or Schedule to, this Agreement unless otherwise indicated. The table of contents, tie sheet and headings contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation". Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.

SECTION 9.2  Survival.

     The representations, warranties and agreements of the parties set forth in this Agreement shall not survive the Effective Time, and shall be terminated and extinguished at the Effective Time, and from and after the Effective Time none of the parties hereto shall have any liability to the other on account of any breach or failure of any of those representations, warranties and agreement; provided, however, that the foregoing clause shall not (i) apply to agreements of the parties which by their terms are intended to be performed either in whole or in part after the Effective Time, and (ii) shall not relieve any person of liability for fraud, deception or intentional misrepresentation.

SECTION 9.3 Parties in Interest.

     This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and, other than the right to receive the consideration payable in the Merger pursuant to Article II hereof, is not intended to and shall not confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

SECTION 9.4  Captions.

     The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

SECTION 9.5  Severability.

     If any provision of this Agreement or the application thereof to any party or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

SECTION 9.6 Access; Confidentiality.

     The parties hereby agree to conduct the investigations and discussions contemplated by Section 4.3 and Section 5.2 of this Agreement in a manner so as to not interfere unreasonably with normal operations and customer and employee relationships. If the transactions contemplated by this Agreement are not consummated, the parties hereby agree to destroy or return all documents and records obtained from the other or their respective representatives during the course of any investigation and will cause all information with respect to the other party obtained pursuant to this Agreement or preliminarily thereto to be kept confidential, except to the extent such information becomes public through no fault of the party which has obtained such information or any of its respective representatives or agents and except to the extent disclosure of any such information is legally required. Each party hereby agrees to give the other party prompt notice of any contemplated disclosure where such disclosure is so legally required.

SECTION 9.7 Waiver and Amendment.

     Prior to the Effective Time, any provision of this Agreement may be: (i) waived by the party benefitted by the provision; or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto approved by their respective boards of directors, except that no amendment or waiver may be made that would change the form or the amount of the merger consideration or otherwise have the effect of prejudicing the NLBI shareholders' interest in the merger consideration following the NLBI Shareholders' Meeting.

SECTION 9.8  Counterparts.

     This Agreement may be executed in counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

SECTION 9.9 Governing Law.

     This Agreement shall be governed by, and interpreted in accordance with, the laws of the Commonwealth of Pennsylvania, or, to the extent it may control, federal law, without reference to the choice of law principles thereof.

SECTION 9.10  Expenses.

     Subject to the provisions of Section 7.3 hereof, each party hereto will bear all Expenses incurred by it in connection with this Agreement and the transactions contemplated hereby; provided, however, that all filing and other fees (other than federal and state income taxes) required to be paid to any governmental agency or authority in connection with the consummation of the transactions contemplated hereby shall be paid by HNC.

SECTION 9.11  Notices.

     All notices, requests, acknowledgments and other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, telecopy, telegram or telex (confirmed in writing) to such party at its address set forth below or such other address as such party may specify by notice to the other party hereto.

         If to NLBI, to:

                  Northern Lehigh Bancorp, Inc.
                  502 Main Street
                  P.O. Box 8
                  Slatington, PA 18080-0008
                  Attention:        Francis P. Burbidge
                                    First Vice President

         With copies to:

                  Monteverde, McAlee, Fitzpatrick, Tanker & Hurd
                  One Penn Center at Suburban Station, Suite 1500
                  1617 John F. Kennedy Boulevard
                  Philadelphia, PA 19103-1815
                  Attention: Lawrence E. McAlee, Esquire

         If to Slatington, to:

                  The Citizens National Bank of Slatington
                  502 Main Street
                  P.O. Box 8
                  Slatington, PA 18080-0008
                  Attention:        Francis P. Burbidge
                                    President and Chief Executive Officer

         With copies to:

                  Monteverde, McAlee, Fitzpatrick, Tanker & Hurd
                  One Penn Center at Suburban Station, Suite 1500
                  1617 John F. Kennedy Boulevard
                  Philadelphia, PA 19103-1815
                  Attention: Lawrence E. McAlee, Esquire


         If to HNC, to:

                  Harleysville National Corporation
                  P. O. Box 195
                  Harleysville, PA 19438
                  Attention:    Walter E. Daller, Jr.
                                President and Chief Executive Officer

         With copies to:

                  Shumaker Williams, P.C.
                  3425 Simpson Ferry Road
                  Camp Hill, PA 17011
                  Attention: Nicholas Bybel, Jr., Esquire

         If to HNC North, to:

                  HNC North, Inc.
                  c/o Harleysville National Corporation
                  P. O. Box 195
                  Harleysville, PA 19438
                  Attention:     Walter E. Daller, Jr.
                                 President and Chief Executive Officer

         With copies to:

                  Shumaker Williams, P.C.
                  3425 Simpson Ferry Road
                  Camp Hill, PA 17011
                  Attention: Nicholas Bybel, Jr., Esquire

SECTION 9.12  Entire Agreement: Etc.

     This Agreement, together with such other agreements as are executed by the parties in connection herewith, on the date hereof, represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersede any and all other oral or written agreements heretofore made. All terms and provisions of this Agreement, together with such other agreements as are executed by the parties in connection herewith, on the date hereof, shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement except as expressly provided.

     IN WITNESS WHEREOF, the parties hereto have caused this to be executed by their duly authorized officers as of the day and year first above written.

                                            HARLEYSVILLE NATIONAL CORPORATION


/s/ Jo Ann M. Bynon                   By:   /s/ Walter E. Daller, Jr.
--------------------------                  ---------------------------------
Jo Ann M. Bynon, Secretary                  Walter E. Daller, Jr.
                                     Title: President and Chief Executive
                                            Officer



                                            HNC NORTH, INC.


/s/ Jo Ann M. Bynon                   By:   /s/ Walter E. Daller, Jr.
--------------------------                  --------------------------------
Jo Ann M. Bynon, Secretary                  Walter E. Daller, Jr.
                                     Title: President and Chief Executive
                                            Officer


                                             THE CITIZENS NATIONAL BANK
                                             OF LANSFORD


/s/ Martha A. Rex                     By:    /s/ Thomas D. Oleksa
-------------------------                    -------------------------------
Martha A. Rex, Cashier                       Thomas D. Oleksa
                                      Title: President


                                             NORTHERN LEHIGH BANCORP, INC.


Andrea M. Beltz                       By:   /s/ Joseph G. Bechtel
------------------------                    --------------------------------
Andrea M. Beltz                             Joseph G. Bechtel
Secretary                            Title: President and Chairman of the
                                            Board of Directors


                                             THE CITIZENS NATIONAL BANK OF
                                                  SLATINGTON


Andrea M. Beltz                       By:   /s/ Francis P. Burbidge
-----------------------                    -------------------------------
Andrea M. Beltz                             Francis P. Burbidge
Assistant Cashier                  Title:   President and Chief Executive
                                            Officer

                                   EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER

                          AGREEMENT AND PLAN OF MERGER

                                       OF

                  THE CITIZENS NATIONAL BANK OF SLATINGTON, PA

                                  with and into

                     THE CITIZENS NATIONAL BANK OF LANSFORD

                              under the charter of

                     THE CITIZENS NATIONAL BANK OF LANSFORD

     THIS AGREEMENT AND PLAN OF MERGER ("Bank Merger Agreement") is dated as of July 28, 1998, by and between THE CITIZENS NATIONAL BANK OF LANSFORD, a national banking association, having its principal office at 13-15 W. Ridge Street, P.O. Box 128, Lansford, Pennsylvania 18232 ("CNB"), and THE CITIZENS NATIONAL BANK OF SLATINGTON, PA., a national banking association, having its principal office at 502 Main Street, Slatington, Pennsylvania 18080 ("Slatington") (the two parties being sometimes collectively referred to as the "Constituent Banks") each acting pursuant to resolutions approved and adopted by the vote of a majority of its directors.

                                   WITNESSETH:

     WHEREAS, Slatington and CNB are parties to an Agreement and Plan of Reorganization of even date herewith (the "Reorganization Agreement") which provides, among other things, for the execution of the Bank Merger Agreement and the merger of Slatington with and into CNB (the "Bank Merger") in accordance with the terms and conditions set forth therein and herein; and

     WHEREAS, the respective Boards of Directors of Slatington and CNB deem the Bank Merger in accordance with the Reorganization Agreement and pursuant to the terms and conditions herein set forth or referred to, desirable and in the best interests of the Constituent Banks and their respective shareholders; and

     WHEREAS, the respective Boards of Directors of Slatington and CNB have adopted resolutions approving and adopting this Bank Merger Agreement, and the respective Boards of Directors of Slatington, CNB and HNC North, Inc., the parent bank holding company of CNB ("HNC North") have adopted resolutions approving and adopting the Reorganization Agreement, and the Boards of Directors of Slatington and CNB have directed that this Bank Merger Agreement and the Reorganization Agreement be submitted to their respective shareholders; and

     WHEREAS, the approval of this Bank Merger Agreement and the Reorganization Agreement requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of Slatington Common Stock and the holders of at least two-thirds of the outstanding shares of CNB Common Stock;

     NOW, THEREFORE, in consideration of their mutual covenants and agreements contained herein and in the Reorganization Agreement, and for the purpose of stating the method, terms and conditions of the Bank Merger, including the rights of the shareholders of Slatington, and such other details and provisions as are deemed desirable, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. The Bank Merger. Subject to the terms and conditions of this Bank Merger Agreement and the Reorganization Agreement, and in accordance with the provisions of the Act of November 7, 1918, as amended (12 U.S.C. ss.215a) (the "Bank Merger Act") (as defined in Section 1.1 of the Reorganization Agreement), Slatington shall be merged with and into CNB under the Bank Merger Act, and CNB shall be the surviving association. On the Effective Date, the separate existence of Slatington shall cease, and CNB shall be the surviving association (the "Surviving Association"), the principal and branch offices of Slatington shall become authorized branch offices of CNB ; and all the property (real, personal and mixed), rights, powers, duties, and obligations of Slatington and CNB shall be taken and deemed to be transferred to and vested in the Surviving Association, CNB, without further act or deed, as provided by applicable laws and regulations.

     2. Name and Location of Principal Office. Subject to any necessary prior regulatory approval, the name of the Surviving Association shall be The Citizens National Bank, Citizens Bank, N. A. or The Citizens National Bank of Pennsylvania, and the location of its principal office shall be 13-15 W. Ridge Street, Lansford, Pennsylvania 18232.

     3. Articles of Association. The Articles of Association of CNB as in effect immediately prior to the Effective Date, at the Effective Date and thereafter, shall be the Articles of Association of the Surviving Association, until amended in accordance with applicable law.

     4. Bylaws. The Bylaws of CNB as in effect immediately prior to the Effective Date, at the Effective Date and thereafter, shall be the Bylaws of the Surviving Association, until amended in accordance with applicable law.

     5. Conversion of Shares. The manner and basis of converting shares of common stock of the Constituent Banks shall be as follows:

     5.1. Conversion of Slatington Common Stock. On the Effective Date (as defined in Section 1.1(d) of the Reorganization Agreement), the shares of Slatington Common Stock then outstanding and eligible for conversion shall, by virtue of the merger and without any action on the part of the holder thereof, be converted into shares of CNB Common Stock in accordance with the terms of and as provided in this Bank Merger Agreement. From and after the Effective Date, each certificate which, prior to the Effective Time, represented shares of Slatington Common Stock shall evidence ownership of shares of CNB Common Stock on the basis set forth herein.

     5.2. Stock of CNB. The shares of CNB Common Stock issued and outstanding immediately prior to the Effective Date shall continue to be issued and outstanding shares of Common Stock of the Surviving Association. From and after the Effective Date, each certificate that, prior to the Effective Date, represented shares of CNB Common Stock, shall evidence ownership of shares of such Common Stock of the Surviving Association.

     6. Surrender and Exchange of Slatington Certificates. On the Effective Date, Slatington Common Stock certificates shall be exchanged for CNB Common Stock certificates.

     7. Effect of Bank Merger. On the Effective Date, the Surviving Association shall succeed, without further act or deed, to all of the property, rights, powers, duties and obligations of the Constituent Banks in accordance with the Bank Merger Act. Any claim existing or action pending by or against either of the Constituent Banks may be prosecuted to judgment as if the Bank Merger had not taken place, and the Surviving Association may be substituted in its place.

     8. Continuation of Business. The Surviving Association shall continue in business with the assets and liabilities of each of the Constituent Banks. The Surviving Association shall be a national banking association organized and having perpetual existence under the laws of the United States. Any branch offices of the Surviving Association shall consist of CNB's and Slatington's present principal and branch offices and any other branch office or offices that CNB and Slatington may be authorized to have as of the Effective Date. As of the Effective Date, the separate existence of Slatington shall cease.

     9. Board of Directors and Officers. The directors of CNB as in effect immediately prior to the Effective Date shall be the directors of the Surviving Association, and four (4) persons appointed by Slatington and who are acceptable to CNB shall be appointed to serve as directors of CNB until such time as their successors have been duly elected, qualified, or appointed. The officers of CNB as in effect immediately prior to the Effective Date shall be the officers of the Surviving Association, with such changes as shall be made from time to time by the Board of Directors of CNB.

     10. Effective Date of the Bank Merger. The Effective Date of the Bank Merger shall be as defined and provided for in Section 1.1(d) of the Reorganization Agreement.

     11. Further Assurances. If at any time the Surviving Association shall consider or be advised that any further assignments, conveyances or assurances are necessary or desirable to vest, perfect or confirm in the Surviving Association title to any property or rights of Slatington, or otherwise carry out the provisions hereof, the proper officers and directors of Slatington, as of the Effective Date, on behalf of Slatington shall execute and deliver any and all proper assignments, conveyances and assurances, and do all things necessary or desirable to vest, perfect or confirm title to such property or rights in the Surviving Association and otherwise carry out the provisions hereof.

     12. Shareholder Approval. This Bank Merger Agreement shall be approved and adopted by the affirmative vote of shareholders of each of the Constituent Banks owning at least two-thirds of its common stock outstanding.

     13. Termination and Amendment. This Bank Merger Agreement may be terminated as provided in Section 7.1 of the Reorganization Agreement. This Bank Merger Agreement shall be terminated and the Bank Merger shall be abandoned in the event that prior to the Effective Date the Reorganization Agreement is terminated as provided therein. Since time is of the essence to this Bank Merger Agreement, if for any reason the transaction shall not have been consummated by June 30, 1999, this Bank Merger Agreement shall terminate automatically as of that date unless extended, in writing, prior to said date by mutual action of the Boards of Directors of the parties. If there is termination after approval of the Bank Merger by the Office of the Comptroller of the Currency (the "OCC"), the parties shall execute and file with the OCC prior to the Effective Date a statement of termination of the Bank Merger. Notwithstanding prior approval by the shareholders of Slatington, this Bank Merger Agreement may be amended in any respect in the manner and subject only to the limitations set forth in Section
8.7 of the Reorganization Agreement.

     14. Notwithstanding any term of this Bank Merger Agreement to the contrary, CNB may, in its discretion at any time prior to the Effective Time, designate a direct or indirect wholly-owned subsidiary to substitute for CNB as the constituent association in the Bank Merger by written notice to Slatington so long as the exercise of this right does not cause a material delay in consummation of the transactions contemplated herein. CNB shall also have the right to cause Slatington to be the Surviving Corporation of the Bank Merger described so long as the exercise of such right does not have a material adverse effect on the interests of the Slatington shareholder or cause a material delay in, or otherwise adversely affect, consummation of the transactions contemplated herein; if such right is exercised, this Bank Merger Agreement shall be deemed to be modified to accord such change.

     15.  Obligations.  The obligations of CNB and Slatington to effect the Bank
Merger  shall  be  subject  to  all  terms  and  conditions   contained  in  the
Reorganization Agreement, except as may be provided by applicable law.

     16. Extensions; Waivers. Each party, by a written instrument signed by a duly authorized officer, may extend the time for the performance of any of the obligations or other acts of the party hereto, and may waive compliance with any obligations of the other party contained in this Bank Merger Agreement.

     17. Notices. Any notice or other communication required or permitted under this Bank Merger Agreement shall be given, and shall be effective, in accordance with the provisions of the Reorganization Agreement.

     18. Counterparts; Headings. This Bank Merger Agreement may be executed in several counterparts, and by the parties hereto on separate counterparts, each of which will constitute an original. The headings and captions contained herein are for reference purposes only and do not constitute a part hereof.

     19. Governing Law. This Bank Merger Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, except to the extent governed or controlled by federal law.

     IN WITNESS WHEREOF, the signatures and seals of said merging banks this 28th day of July, 1998, each hereunto set by its President or a Vice President and attested by its duly authorized officer, pursuant to a resolution of its Board of Directors, acting by a majority thereof, and witness the signatures hereto of a majority of each of said Boards of Directors.


ATTEST:                                   CITIZENS NATIONAL BANK OF SLATINGTON


By:  /s/ Andrea M. Beltz
----------------------------------     By:   /s/ Francis P. Burbidge
Andrea M. Beltz, A.C.                        --------------------------------
                                             Francis P. Burbidge, President

[BANK SEAL]

                                             /s/ Joseph G. Bechtel
_____________________________                -------------------------------
                                             Joseph G. Bechtel

                                             /s/ Francis P. Burbidge
_____________________________                -------------------------------
                                             Francis P. Burbidge

                                             /s/ Henry A. Galio
                                             -------------------------------
                                             Henry A. Galio

                                             /s/ C. W. Stopp
                                             -------------------------------
                                             C. W. Stopp

                                             /s/ Carol J. Simcoe
                                             -------------------------------
                                             Carol J. Simcoe

                                             /s/ C. J. Breidinger
                                             -------------------------------
                                             C. J. Breidinger


                     Directors of Citizens National Bank of
                     Slatington, Lehigh County, Pennsylvania

                                          THE CITIZENS NATIONAL BANK
                                           OF LANSFORD
ATTEST:


BY: /s/ Martha A. Rex                 By:  /s/ Thomas D. Oleksa
    --------------------                   -------------------------------
    Martha A. Rex, Cashier                 Thomas D. Oleksa, President



[BANK SEAL]



/s/ Thomas S. McCready                     /s/ Walter E. Daller, Jr.
------------------------                   ------------------------------
Thomas S. McCready, Esq.                   Walter E. Daller, Jr.



/s/ Mark Fegley                           /s/ Thomas D. Oleksa
-----------------------                   --------------------------------
Mark Fegley                               Thomas D. Oleksa


/s/ Walter E. Kruczek                      /s/ Demetra M. Takes
-----------------------                   --------------------------------
Walter E. Kruczek                          Demetra M. Takes


/s/ Richard A. Koch                        /s/ Freddie J. Lesher
-----------------------                   --------------------------------
Richard A. Koch                            Freddie J. Lesher


/s/ Joseph J. Velitsky                     /s/ Joseph M. Porvaznik
-----------------------                    -------------------------------
Joseph J. Velitsky, Esq.                   Joseph M. Porvaznik


                     The Directors of The Citizens National
                  Bank of Lansford, Carbon County, Pennsylvania

COMMONWEALTH OF PENNSYLVANIA          :
                                      : SS.
COUNTY OF LEHIGH

     On this 28th day of July, 1998, before me, a Notary Public for the Commonwealth and County aforesaid, personally came Francis P. Burbidge, as President, and Andrea M. Beltz, as Assistant Cashier, of Citizens National Bank of Slatington, and each in his said capacity acknowledged the foregoing instrument to be the act and deed of said banking institution and the seal affixed thereto to be its seal; and came also Joseph G. Bechtel, Henry A. Galio, Charles W. Stopp, Carol J. Simcoe, Charles J. Breidinger being a majority of the Board of Directors of said banking institution, and each of them acknowledged said instrument to be the act and deed of said banking institution and of himself as director thereof.

     WITNESS my official seal and signature this day and year aforesaid.

                                            /s/ Janice C. Hofmann
                                            --------------------------------
                                            Janice C. Hofmann
(Seal of Notary)                            Notary Public, Lehigh County

                                            My commission expires:

                                            August 7, 1999
                                            -------------------------------

COMMONWEALTH OF PENNSYLVANIA          :
                                      : SS.
COUNTY OF CARBON                      :

     On this 21th day of July, 1998, before me, a Notary Public for the Commonwealth and County aforesaid, personally came Thomas D. Oleksa, as President, and Martha A. Rex, as Cashier, of The Citizens National Bank of Lansford, and each in his capacity acknowledged the foregoing instrument to be the act and deed of said national banking association and the seal affixed thereto to be its seal; and came also Thomas D. Oleksa, Demetra M. Takes, Thomas
S. McCready, Esq., Mark Fegley, Richard A. Koch, Walter E. Kruczek, Freddie J. Lesher, Joseph J. Velitsky, Esq, Joseph M. Porvaznik and Walter E. Daller, Jr. being a majority of the Board of Directors of said national banking association and each of them acknowledged said instrument to be the act and deed of said national banking association and of himself as a director thereof.

     WITNESS my official seal and signature this day and year aforesaid.


                                               Judith N. Johnson
                                               ----------------------------
                                               Judith N. Johnson
(Seal of Notary)                               Notary Public, Carbon County

                                               My commission expires:

                                               January 17, 2002
                                               ----------------------------

                                    EXHIBIT B

                              INVESTMENT AGREEMENT

                              INVESTMENT AGREEMENT

     THIS AGREEMENT dated as of July 28, 1998, between HARLEYSVILLE NATIONAL ORPORATION ("HNC") and NORTHERN LEHIGH BANCORP, INC. ("NLBI"),

                                   WITNESSETH:

     WHEREAS, HNC and NLBI have, simultaneously with executing this Agreement, entered into an Agreement and Plan of Reorganization dated as of the date hereof (the "Plan"); and

     WHEREAS, as a condition to HNC's entry into the Plan and in consideration of such entry, NLBI has agreed to issue to HNC, on the terms and conditions set forth herein, options entitling HNC to purchase up to an aggregate of 27,760 shares (the "Shares") of NLBI's common stock, par value $10.00 per share ("NLBI Common Stock");

     NOW, THEREFORE, in consideration of the execution of the Plan and the agreements herein contained, HNC and NLBI, intending to be legally bound hereby, agree as follows:

     1. Concurrently with the execution of the Plan and this Agreement, NLBI shall issue to HNC a option or options in the form of Attachment A hereto (the "Option", which term as used herein shall include any options issued upon transfer or exchange of the original Option or pursuant to Paragraph 4 of this Agreement) to purchase up to 27,760 shares of NLBI Common Stock. Each Option shall be exercisable at a price per share of $57.00, subject to adjustment as therein provided (the "Exercise Price"). So long as the Option is outstanding and unexercised, NLBI shall at all times maintain and reserve, free from preemptive rights, such number of authorized but unissued or treasury shares of NLBI Common Stock as may be necessary so that the Option may be exercised without additional authorization of NLBI Common Stock after giving effect to all other options, warrants, convertible securities and other rights to acquire shares of NLBI Common Stock at the time outstanding. NLBI represents and warrants that it has duly authorized the issuance of the Shares upon exercise of the Option and covenants that the Shares issued upon exercise of the Option shall be duly authorized, validly issued and fully paid and nonassessable and subject to no preemptive rights. The Option and the Shares are hereinafter collectively referred to, from time to time, as the "Securities".

     So long as the Option is owned by HNC, in no event shall HNC exercise the Option for a number of shares of NLBI Common Stock which, when added to the number of shares of NLBI Common Stock owned or controlled by HNC (otherwise than in a fiduciary capacity) would result in HNC owning or controlling (otherwise than in a fiduciary capacity) more than 19.9 percent of the shares of NLBI Common Stock issued and outstanding immediately after giving effect to such exercise.

     2. Subject to the terms and conditions hereof, HNC may exercise or sell the Option, in whole or in part, upon: (i) a willful breach of the Plan by NLBI which would permit termination of the Plan by HNC; (ii) the failure of NLBI's shareholders to approve the Plan at a meeting called for such purpose after the announcement by any person (other than HNC) of an offer or proposal to acquire 15 percent or more of NLBI Common Stock, or to acquire, merge or consolidate with NLBI or to purchase or acquire all or substantially all of NLBI's assets; (iii) the acquisition by any person (other than HNC) of beneficial ownership of 15 percent or more of NLBI Common Stock exclusive of shares of NLBI Common Stock sold directly or indirectly to such person by HNC; (iv) any person (other than HNC) shall have commenced a tender or exchange offer, or shall have filed an application with an appropriate bank regulatory authority with respect to a publicly announced offer, to purchase or acquire securities of NLBI such that, upon consummation of such offer, such person would own, control or have the right to acquire 15 percent or more of NLBI Common Stock (before giving effect to any exercise of the Option); or (v) NLBI shall have entered into an agreement or other understanding with a person (other than HNC) for such person to acquire, merge or consolidate with NLBI or to purchase or acquire all or substantially all of NLBI's assets. HNC's right to exercise the Option shall terminate and be of no further effect, except as to notices of exercise given prior thereto, upon termination of the Option as provided in Paragraph 10 thereof. As used in this Paragraph 2, "person" and
"beneficial ownership" shall have the same meanings as in the Option. Notwithstanding the foregoing, NLBI shall not be obligated to issue Shares upon exercise of the Option (i) in the absence of any required governmental or regulatory approval or consent necessary for NLBI to issue the Shares or for HNC to exercise the Option or prior to the expiration or termination of any waiting period required by law or (ii) so long as any injunction or other order, decree or ruling issued by any federal or state court of competent jurisdiction is in effect which prohibits the sale or delivery of the Shares. Any sale of the Option, in whole or in part, or any of the Shares by HNC, other than a sale to a majority-owned subsidiary of HNC, shall be subject to the right of first refusal of NLBI (or any assignee or assignees of NLBI the identity of whom or which prior to the date thereof has been given to HNC) at a price equal to the written offer price which HNC receives from a third party (other than a majority-owned subsidiary of HNC) and intends to accept. The right of first refusal shall terminate 15 days after notice of HNC's intention to sell has been delivered to NLBI. If an offer is made for a consideration which in whole or in part consists of other than cash, the value of the non-cash portion of the consideration shall be determined by a recognized investment banking firm selected jointly by HNC and NLBI, and such determination shall in no event be made later than the fifth day after notice of HNC's intention to sell has been delivered to NLBI. In the event of the failure or refusal of NLBI to purchase the Option or all the Shares covered by HNC's notice to sell, HNC may, within 30 days from the date of such notice, unless additional time is needed to give notification to or to obtain approval from any governmental or regulatory authority and, if so required, within five days after the date on which the required notification period has expired or been terminated or such approval has been obtained and any requisite waiting period with respect thereto has passed, sell all, but not less than all, of the portion of the Option or such Shares covered by such notice to such proposed transferee at no less than the price specified and on terms no more favorable to the buyer than those set forth in the notice.

     3. Subject to applicable regulatory restrictions, from and after the date on which any event described in the second paragraph of this Paragraph 3 occurs, the Holder as defined in the Option (which shall include a former Holder) who has exercised the Option in whole or in part shall have the right to require NLBI to redeem some or all of the Shares at a redemption price per share

(the "Redemption Price") equal to the highest of (i) 150 percent of the Exercise Price, (ii) the highest price paid or agreed to be paid for any share of NLBI Common Stock by an Acquiring Person (as defined in the Option) during the twelve months immediately preceding the date notice of the election to require redemption is given by the Holder under the third paragraph of this Paragraph 3 (as appropriately adjusted to reflect any of the events described in Paragraph 7(A) of the Option) and (iii) in the event of a sale of all or substantially all of NLBI's assets, (x) the sum of the price paid in such sale for such assets and the current market value of the remaining assets of NLBI as determined by a recognized investment banking firm selected by such Holder, divided by (y) the number of shares of NLBI Common Stock then outstanding. If the price paid consists in whole or in part of the securities or assets other than cash, the value of such securities or assets shall be their then current market value as determined by a recognized investment banking firm selected by the Holder. The Holder's right to require NLBI to redeem some or all of the Shares under this Paragraph 3 shall expire on the close of business on the 180th day following the occurrence of any event described in the second paragraph of this Paragraph 3.

     The redemption rights provided in this Paragraph 3 shall become exercisable upon the occurrence of any of the following events: (i) the acquisition by any person (other than HNC or any subsidiary of HNC) of beneficial ownership of 25 percent or more of the NLBI Common Stock (before giving effect to any exercise of the Option) exclusive of shares of NLBI Common Stock sold directly or indirectly to such person by HNC or (ii) a transaction of the type specified in Paragraph 2(v) shall have been consummated. As used in this Paragraph 3 "person" and "beneficial ownership" shall have the same meanings as in the Option.

     The Holder may exercise its right to require NLBI to redeem some or all of the Shares pursuant to this Paragraph 3 by surrendering for such purpose to NLBI, at its principal office within the time period specified in the preceding paragraph, a certificate or certificates representing the number of Shares to be redeemed accompanied by a written notice stating that it elects to require NLBI to redeem all or a specified number of such Shares in accordance with the provisions of this Paragraph 3. As promptly as practicable, and in any event within ten business days after the surrender of such certificates and the receipt of such notice relating thereto, NLBI shall deliver or cause to be delivered to the Holder the applicable Redemption Price for the Shares which it is not then prohibited under applicable law or regulation from redeeming, and, if the Holder has given NLBI notice that less than the full number of Shares evidenced by the surrendered certificate or certificates are to be redeemed, a new certificate or certificates, of like tenor, for the number of Shares evidenced by such surrendered certificate or certificates, less the number of Shares redeemed. To the extent that NLBI is prohibited under applicable law or regulation, or by judicial or administrative action, from redeeming all of the Shares as to which the Holder has given notice to redeem hereunder, NLBI shall immediately notify the Holder and thereafter deliver or cause to be delivered to the Holder the applicable Redemption Price for such number of the Shares as it is not prohibited from redeeming within ten business days after the date on which NLBI is no longer so prohibited; provided, however, that at the option of HNC, at any time after receipt of such notice from NLBI, NLBI shall deliver to the Holder a certificate for such number of the Shares as it is then prohibited from redeeming, or, at the Holder's option, all the Shares, and NLBI shall have no further obligation to redeem such Shares.

     4. In the event that NLBI issues any additional Shares of NLBI Common Stock pursuant to outstanding stock options after the date of this Agreement, NLBI shall issue additional options to HNC, such that, after such issuance, the number of Shares of NLBI Common Stock subject to all options hereunder, together with any shares of NLBI Common Stock previously issued pursuant hereto, equals
19.9 percent of the shares of NLBI Common Stock then issued and outstanding. Such additional options shall be identical to the Option.

     5. NLBI will not enter into any transaction described in (a), (b) or (c) of Paragraph 6(A) of the Option unless the Acquiror (as defined in the Option) assumes in writing, in form and substance satisfactory to the Holder, all the obligations of NLBI hereunder.

     6. This Agreement shall not be assignable by HNC except to any direct or indirect subsidiary, affiliate or successor of HNC.

     7. Without limiting the foregoing or any remedies available to HNC, it is specifically acknowledged that HNC would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any person subject to this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in counterparts by their duly authorized officers and their corporate seals to be hereunto affixed, all as of the day and year first above written.

[CORPORATE SEAL]

ATTEST:                                        NORTHERN LEHIGH BANCORP, INC.



By: /s/ Andrea M. Beltz                    By:/s/ Francis P. Burbidge
    -------------------------                 --------------------------------
    Andrea M. Beltz                           Francis P. Burbidge
    Corporate Secretary                       First Vice-President



[CORPORATE SEAL]

ATTEST:                                         HARLEYSVILLE NATIONAL
                                                  CORPORATION


By: /s/ Jo Ann M. Bynon                 By:   /s/ Walter E. Daller, Jr.
    ----------------------                    -------------------------------
    Jo Ann M. Bynon, Secretary                Walter E. Daller, Jr.
                                              President and CEO

                                  ATTACHMENT A
                                     OPTION

                       to Purchase up to 27,760 Shares of
                                  Common Stock
                                       of
                          Northern Lehigh Bancorp, Inc.


     This is to certify that, for value received, HARLEYSVILLE NATIONAL CORPORATION ("HNC") or any permitted transferee (HNC or such transferee hereinafter the "Holder") is entitled to purchase, subject to the provisions of this Option and of the Agreement (as hereinafter defined), from NORTHERN LEHIGH BANCORP, INC. ("NLBI"), at any time on or after the date hereof, an aggregate of up to 27,760 fully paid and nonassessable shares of common stock, par value $10.00 per share ("NLBI Common Stock") of NLBI at a price per share equal to $57.00 subject to adjustment as herein provided (the "Exercise Price").

     1. Exercise of Option.

     Subject to the provisions hereof and the limitations set forth in Paragraph 2 of an Investment Agreement dated as of July 28, 1998, by and between HNC and NLBI (the "Agreement") executed and delivered in connection with an Agreement and Plan of Reorganization dated as of July 28, 1998, between HNC and NLBI (the "Plan"), this Option may be exercised at any time or from time to time on or after the date hereof. This Option shall be exercised by presentation and surrender hereof to NLBI at its principal office, accompanied by (i) a written notice of exercise, (ii) payment to NLBI, for the account of NLBI, of the Exercise Price for the number of shares of NLBI Common Stock specified in such notice and (iii) a certificate of the Holder specifying the event or events which have occurred which entitle the Holder to exercise the Option. The Exercise Price for the number of shares of NLBI Common Stock specified in the notice shall be payable in immediately available funds. This Option may not be exercised in part for less than 4,000 shares, except (i) for an initial exercise resulting in ownership of approximately 5 percent of the outstanding shares of NLBI Common Stock after giving effect to the exercise, (ii) as limited by applicable law, regulation or regulatory order or (iii) when this Option becomes exercisable for less than 4,000 shares, the remaining shares for which it is then exercisable.

     Upon such presentation and surrender, NLBI shall issue promptly (and within five business days if requested by the Holder) to the Holder or its assignee, transferee or designee the shares of NLBI Common Stock to which the Holder is entitled hereunder.

     If this Option should be exercised in part only, NLBI shall, upon surrender of this Option for cancellation, execute and deliver a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares of NLBI Common Stock purchasable hereunder. Upon receipt by NLBI of this Option, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of NLBI Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of NLBI may then be closed or that certificates representing such shares of NLBI Common Stock shall not then be actually delivered to the Holder. NLBI shall pay all expenses, and any and all United States federal, state and local taxes and other charges, that may be payable in connection with the preparation, issue and delivery of stock certificates pursuant to this Paragraph 1 in the name of the Holder or its assignee, transferee or designee.

     2. Reservation of Shares;  Preservation of Rights of Holder.

     NLBI shall at all times while this Option is outstanding and unexercised maintain and reserve, free from preemptive rights, such number of authorized but unissued or treasury shares of NLBI Common Stock as may be necessary so that this Option may be exercised without additional authorization of NLBI Common Stock after giving effect to all other options, warrants, convertible securities and other rights to acquire shares of NLBI Common Stock at the time outstanding. NLBI further agrees

     (i) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder or under the Agreement by NLBI,

     (ii) that it will use its best efforts to take all action (including (A) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. ss.18a and the regulations promulgated thereunder and (B) in the event that under the Bank Holding Company Act of 1956 or the Change in Bank Control Act or any other law, prior approval of the Board of Governors of the Federal Reserve System (the "Board"), the Securities Regulatory Commissions
          (SEC), or any other regulatory agency is necessary before this Option may be exercised, cooperating fully with the Holder in preparing any and all such applications and providing such information to the Board as such agency may require) in order to permit the Holder to exercise this Option and NLBI duly and effectively to issue shares of NLBI Common Stock hereunder, and

     (iii)that it will promptly take all action necessary to protect the rights of the Holder against dilution as provided herein.

     3. Fractional Shares.

     NLBI shall not be required to issue fractional shares of NLBI Common Stock upon exercise of this Option but shall pay for such fraction of a share in cash or by certified or official bank check at the Exercise Price.

     4. Exchange,  Transfer or Loss of Option.

     This Option is exchangeable or, subject to Paragraph 2 of the Investment Agreement, transferable, without expense, at the option of the Holder, upon presentation and surrender hereof at the principal office of NLBI for other Options of different denominations entitling the Holder to purchase in the aggregate the same number of shares of NLBI Common Stock purchasable hereunder. The term "Option" as used herein includes any Options for which this Option may be exchanged. Upon receipt by NLBI of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Option, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Option, if mutilated, NLBI will execute and deliver a new Option of like tenor and date.

     This Option may not be exercised or sold except in accordance with the terms of the Agreement.

     5. Redemption.

          (A) Subject to applicable regulatory restrictions, from and after the date on which any event described in the second paragraph of Paragraph 3 of the Agreement occurs, the Holder shall have the right to require NLBI to redeem this Option at a redemption price (the "Redemption Amount") equal to the highest of (i) the number of shares of NLBI Common Stock for which this Option is then exercisable (the "Conversion Number") multiplied by the Exercise Price multiplied by 150%, (ii) (x) the highest price paid or agreed to be paid for any share of NLBI Common Stock by the Acquiring Person (as hereinafter defined) during the twelve months immediately preceding the date notice of the election to require redemption is given by the Holder under Paragraph 5(B)(such price to be appropriately adjusted to reflect the effect of any of the events described in Paragraph 7(A) hereof), less the Exercise Price, multiplied by (y) the Conversion Number, and (iii) in the event of the sale of all or substantially all of the assets of NLBI, the Conversion Number multiplied by (x)(I) the sum of (a) the price paid for such assets, (b) the current market value of the remaining assets of NLBI, as determined by a recognized investment banking firm selected by the Holder, and (c) the Exercise Price multiplied by the Conversion Number, divided by (II) the sum of the number of shares of NLBI Common Stock then outstanding and the Conversion Number, less (y) the Exercise Price. If, for the purpose of this calculation or calculating the Assigned Value (as hereinafter described), the price paid consists in whole or in part of securities or assets other than cash, the value of such securities or assets shall be their then current market value as determined by a recognized investment banking firm selected by the Holder. The Holder's right to require NLBI to redeem this Option under this Paragraph 5 shall expire at the close of business on the 180th day following the occurrence of any event described in the second paragraph of Paragraph 3 of the Agreement.

          (B) The Holder of this Option may exercise its right to require NLBI to redeem this Option pursuant to this Paragraph 5 by surrendering for such purpose to NLBI, at its principal office, within the period specified above, this Option accompanied by a written notice stating that the Holder elects to require NLBI to redeem this Option in accordance with the provisions of this Paragraph 5. As promptly as practicable, and in any event within ten business days after the surrender of this Option and the receipt of such notice relating thereto, NLBI shall deliver or cause to be delivered to the Holder the Redemption Amount therefor or the portion thereof which it is not then prohibited under applicable law and regulation from delivering to the Holder.

          To the extent that NLBI is prohibited under applicable law or regulation, or as a result of administrative or judicial action, from redeeming this Option in full, NLBI shall immediately notify the Holder and thereafter deliver or cause to be delivered to the Holder the portion of the Redemption Amount which it is no longer prohibited from delivering to the Holder within ten business days after the date on which NLBI is no longer so prohibited;

     provided, however, that, at the option of the Holder, at any time after receipt of such notice, NLBI shall deliver to the Holder a new Option evidencing the right to the Holder to purchase that number of shares of NLBI Common Stock obtained by multiplying the Conversion Number in effect at such time by a fraction, the numerator of which is the Redemption Amount less the portion thereof (if any) theretofore delivered to the Holder and the denominator of which is the Redemption Amount, and NLBI shall have no further obligation to redeem such new Option.

          (C) As used in this Option, the following terms have the meanings indicated:

               (a) "Acquiring Person" shall mean any "Person" (hereinafter defined) who or which shall be the "Beneficial Owner" (as hereinafter defined) of 15% or more of NLBI Common Stock;

               (b) A "Person" shall mean any individual, firm, corporation or other entity and include as well any syndicate or group deemed to be a "person" by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended;

               (c) A Person shall be a "Beneficial Owner" of all securities:

                    (i) which such Person or any of its "Affiliates" (as hereinafter defined) or "Associates" (as hereinafter defined) beneficially owns, directly or indirectly; and

                    (ii) which such Person or any of its Affiliates or Associates has (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time or otherwise) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (2) the right to vote pursuant to any agreement, arrangement or understanding; and

               (d) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended, as in effect on the date of the Agreement.

               6. Certain Transactions.

          (A) In case NLBI

               (a) shall consolidate with or merge into any Person, other than the Holder or one of its Affiliates, and shall not be the continuing or surviving corporation of such consolidation or merger,

               (b) shall permit any Person, other than the Holder or one of its Affiliates, to merge into NLBI and NLBI shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of NLBI Common Stock shall be changed into or exchanged for stock or other securities of any other

          Person or cash or any other property or shall represent less than 25% of the shares of NLBI Common Stock immediately after giving effect to the merger, or

               (c) shall sell or otherwise transfer all or substantially all of its assets to any Person, other than the Holder or one of its Affiliates, then, and in each such case, the agreement governing such transaction shall make proper provision so that this Option shall (at the option of the Holder, in whole or in part), upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, a option, at the option of the Holder, of either (I) the Acquiring Bank (as hereinafter defined), (II) any company which controls the Acquiring Bank, or (III) in the case of a merger described in clause (A)(b), NLBI, in which case such option shall be a newly issued option (in any such case, the "Substitute Option").

     (B) The following terms have the meanings indicated:

               (a) "Acquiring Corporation" shall mean (I) the continuing or surviving corporation of a consolidation or merger with NLBI (if other than the NLBI), (II) the corporation merging into NLBI in a merger in which the NLBI is the continuing or surviving person and in connection with which the then outstanding shares of NLBI Common Stock are changed into or exchanged for stock of other securities of any other Person or cash or any other property or shall represent less than 50% of the shares of NLBI Common Stock immediately after giving effect to the merger, and (III) the transferee of all or substantially all of NLBI's assets, NLBI or all or substantially all of the NLBI's assets;

               (b) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option;

               (c) "Assigned Value" shall mean the Redemption Price per share of NLBI Common Stock (as defined in Paragraph 3 of the Agreement) multiplied by the Conversion Number;

               (d) "Average Price" shall mean the average closing price (or if unavailable, the average of the daily averages of the closing bid and asked prices) of a share of Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price (or average of the closing bid and asked prices) of a share of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if NLBI is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of the common stock issued by the Person merging into NLBI or by any company which controls such Person, as the Holder may elect. If the Average Price cannot be computed as aforesaid because neither closing prices nor closing bid and asked prices are available for such one-year period, then the Average Price shall be the average fair market value of a share of Substitute Common Stock for such period (but in no event higher than the fair market value on the day preceding such consolidation, merger or sale) as determined by a recognized investment banking firm selected by HNC.

          (C) The Substitute Option shall have the same terms as this Option provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as this Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder of the Substitute Option in substantially the same form as the Agreement, which shall be applicable to the Substitute Option. For purposes of the Substitute Option and such agreement, any event referred to in Paragraph 2 or Paragraph 3 of the Agreement shall be deemed to have occurred when it occurred with respect to NLBI.

          (D) The Substitute Option shall be immediately exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall be equal to the Exercise Price multiplied by a fraction in which the numerator is the Conversion Number and the denominator is the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

          (E) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the outstanding shares of Substitute Common Stock and the shares of Substitute Common Stock issuable upon exercise of the Substitute Option.

     7. Adjustment.

     The number of shares of NLBI Common Stock purchasable upon the exercise of this Option and the Exercise Price shall be subject to adjustment from time to time as provided in this Paragraph 7:

          (A)(1) In case NLBI shall pay or make a dividend or other distribution on any class of capital stock of NLBI in NLBI Common Stock, the number of shares of NLBI Common Stock purchasable upon exercise of this Option shall be increased by multiplying such number of shares by a fraction of which the denominator shall be the number of shares of NLBI Common Stock outstanding at the close of business on the day immediately preceding the date of such distribution and the numerator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following such distribution, provided, however, that in no event shall the Option be exercised for more than 19.9% of the shares of NLBI Common Stock issued and outstanding.

          (2) In case outstanding shares of NLBI Common Stock shall be subdivided into a greater number of shares of NLBI Common Stock, the number of shares of NLBI Common Stock purchasable upon exercise of this Option at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of NLBI Common Stock shall each be combined into a smaller number of shares of NLBI Common Stock, the number of shares of NLBI Common Stock purchasable upon exercise of this Option at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately decreased, such increase or decrease, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective, provided, however, that in no event shall the Option be exercised for more than 19.9% of the shares of NLBI Common Stock issued and outstanding.

          (3) The reclassification (excluding any transaction in which a Substitute Option would be issued) of NLBI Common Stock into securities (other than NLBI Common Stock) and/or cash and/or other consideration shall be deemed to involve a subdivision or combination, as the case may be, of the number of shares of NLBI Common Stock outstanding immediately prior to such reclassification into the number or amount of securities and/or cash and/or other consideration outstanding immediately thereafter and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective," or "the day upon which such combination becomes effective," as the case may be, within the meaning of clause (2) above.

          (4) NLBI may make such increases in the number of shares of NLBI Common Stock purchasable upon exercise of this Option, in addition to those required by this subparagraph (A), as shall be determined by its Board of Directors to be advisable in order to avoid taxation so far as practicable of any dividend of stock or stock rights or any event treated as such for federal income tax purposes to the recipients.

     (B) Whenever the number of shares of NLBI Common Stock purchasable upon exercise of this Option is adjusted as herein provided, the Exercise Price shall be adjusted by a fraction in which the numerator is equal to the number of shares of NLBI Common Stock purchasable prior to the adjustment and the denominator is equal to the number of shares of NLBI Common Stock purchasable after the adjustment.

     (C) For the purpose of this Paragraph 7, the term "NLBI Common Stock" shall include any shares of NLBI of any class or series which has no preference or priority in the payment of dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of NLBI and which is not subject to redemption by NLBI.

     8. Notice.

     (A) Whenever the number of shares for which this Option is exercisable is adjusted as provided in Paragraph 7, NLBI shall promptly compute such adjustment and mail to the Holder a certificate, signed by a principal financial officer of NLBI, setting forth the number of shares of NLBI Common Stock for which this Option is exercisable as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof and when such adjustment will become effective.

     (B) Upon the occurrence of any event which results in this Option becoming redeemable, as provided in Paragraph 5, NLBI shall promptly notify the Holder of such event; and promptly compute the Redemption Amount and furnish to the Holder a certificate, signed by a principal financial officer of NLBI, setting forth the Redemption Amount and the basis and computation thereof.

     (C) Upon the occurrence of an event which results in this Option becoming convertible into, or exchangeable for, the Substitute Option, as provided in Paragraph 6, the Acquiring Bank and NLBI shall promptly notify the Holder of such event; and, upon receipt from the Holder of its choice as to the issuer of the Substitute Option, the Acquiring Bank and NLBI shall promptly compute the number of shares of Substitute Common Stock for which the Substitute Option is exercisable and furnish to the Holder a certificate, signed by a principal financial officer of each of the Acquiring Bank and NLBI, setting forth the number of shares of Substitute Common Stock for which the Substitute Option is exercisable, a computation thereof and when such adjustment will become effective.

     9. Rights of Holder.

     (A) Without limiting the foregoing or any remedies available to the Holder, it is specifically acknowledged that the Holder would not have an adequate remedy at law for any breach of the provision of this Option and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Option.

     (B) Except as provided in the third paragraph of Paragraph 1 hereof, the Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in NLBI.

     10.  Termination.

     This Option and the rights conferred hereby shall terminate (i) upon willful breach of the Agreement by HNC, (ii) at the Effective Time of the Merger pursuant to the Plan, (iii) upon termination of the Plan by HNC pursuant to
Section 7.1(e) of the Plan; or (iv) to the extent this Option has not previously been exercised, on the later of (A) September 30, 1999 or (B) 18 months after the occurrence of an event described in Paragraph 2 of the Agreement, provided that such termination pursuant to this clause iv shall not affect any redemption under Paragraph 5 as to which exercise under Paragraph 5(B) has previously occurred.

     11.  Governing  Law.

     This Option shall be governed by, and interpreted in accordance with, the substantive laws of the Commonwealth of Pennsylvania.

Dated: July 28, 1998

[CORPORATE SEAL]

ATTEST:                                         NORTHERN LEHIGH BANCORP, INC.


By:  /s/ Andrea M. Beltz                    By: /s/ Francis P. Burbidge
     ------------------------                   ------------------------------
     Corporate Secretary                        Francis P. Burbidge,
                                                  First Vice President

                                   EXHIBIT C

         [Letterhead of Monteverde, McAlee, Fitzpatrick, Tanker & Hurd]

                               [Date of Closing]

Board of Directors
HARLEYSVILLE NATIONAL CORPORATION
P. O. Box 195
Harleysville, PA 19438


Ladies and Gentlemen:

     We have acted as Special Counsel to Northern Lehigh Bancorp, Inc. ("NLBI"), a Pennsylvania corporation, and The Citizens National Bank of Slatington ("Slatington"), a national banking association, in connection with the Agreement and Plan of Reorganization, dated as of July __, 1998 (as amended, the "Agreement"), by and among Harleysville National Corporation ("HNC"), HNC North, Inc. ("HNC North"), The Citizens National Bank of Lansford ("CNB"), NLBI and Slatington, pursuant to which NLBI will be merged with and into HNC North (the "Merger"). While this firm represents NLBI and Slatington in connection with specific legal matters as to which we are consulted by them, we do not perform or provide legal services to either NLBI or Slatington in connection with the day-to-day operations of their business or routine legal proceedings related thereto. This opinion is being delivered to you in accordance with the provisions of Section 6.2(c) of the Agreement.

     This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law (1991) (the "Accord"). As a consequence, it is subject to the qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. Except as otherwise indicated herein, capitalized terms used in this opinion letter are defined as set forth in the Agreement or the Accord. The law covered by the opinions expressed herein is limited to the federal law of the United States and the laws of the Commonwealth of Pennsylvania.

     In connection with the opinions expressed herein, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the articles of incorporation. the articles of association, the certificate of incorporation, the certificate of good standing, the by-laws, the Agreement and such other corporate and other records, certificates and documents as we have considered necessary or appropriate for the purposes of rendering the opinions set forth below.

     Based upon and subject to the foregoing and the other terms and provisions hereof, it is our opinion that:

     1. NLBI is a business corporation that is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania as evidenced in the Subsisting Corporation Certificate issued by the Commonwealth of Pennsylvania, Corporation Bureau, and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by NLBI requires such qualification, except for such failure to qualify or be in such good standing which, when taken together with all other such failures, would not have a Material Adverse Effect on NLBI and its subsidiaries, taken as a whole. NLBI is a registered bank holding company under the Bank Holding Company Act of 1956, as amended.

     2. Slatington is a national banking association that is duly organized , validly existing and in good standing under the laws of the United States of America.

     3.  Each of NLBI and  Slatington  has the  requisite  corporate  power  and authority (including all federal, state, local and foreign governmental authorizations) to carry on their respective businesses as they are now being conducted and to own their respective properties and assets.

     4. The authorized capital stock of NLBI consists of ___________ shares of NLBI Common Stock, par value $10.00 per share, of which ______________ shares are issued and outstanding and _________ shares are issued and held as treasury shares. The authorized capital stock of Slatington consists of ________ shares of common stock, $10.00 par value per share, of which _____________ shares of common stock are issued and outstanding as of the date hereof, all of which are held by NLBI. All of the outstanding shares of capital stock of NLBI and Slatington have been duly authorized and are validly issued, fully paid and nonassessable. Neither NLBI nor Slatington has any shares of capital stock reserved for issuance except pursuant to the Investment Agreement.

     5. To our actual knowledge, neither NLBI nor Slatington has any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with shareholders on any matter. The shares of Slatington's common stock owned by NLBI are owned free and clear of all liens, pledges, security interests, claims or other encumbrances. The outstanding shares of capital stock of NLBI and Slatington have not been issued in violation of any preemptive rights. To our actual knowledge, other than as set forth in Annexes
3.1 (b) and 3.1(m) of the Agreement, and as provided in the Investment Agreement, there are no outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of NLBI and Slatington.

     6. To our actual knowledge, the only subsidiaries of NLBI and Slatington are as set forth Annex 3.l(c) of the Agreement. Each such subsidiary is duly organized and existing as a corporation, is in good standing under the laws of the jurisdiction in which it was organized, and has adequate corporate power to carry on its business as now conducted. All of the outstanding capital stock of all such subsidiaries has been validly issued, is fully paid and nonassessable and is owned by NLBI or Slatington, free and clear of all liens, security interests and encumbrances. All such subsidiaries are organized under
Pennsylvania law and make no use of fictitious names in the conduct of their respective businesses.

     7. Each of NLBI and Slatington has the requisite corporate power and authority to execute and deliver the Agreement and to carry out the transactions contemplated therein, and all corporate actions required to be taken by NLBI and Slatington to authorize the execution and delivery of the Agreement and the performance of the transactions contemplated therein have been taken. The Agreement has been duly authorized, executed and delivered by NLBI and Slatington and constitutes a valid and binding obligation of NLBI and Slatington and is enforceable against each in accordance with its terms, subject to bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights and general equity principles.

     8. The execution, delivery and performance of the Agreement will not, and the execution, delivery and performance of the Investment Agreement will not, and the consummation of the transactions contemplated thereby will not, constitute (i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, to which NLBI or CNB (or any of its respective properties) is subject, which breach, violation or default would have a Material Adverse Effect on it, or enable any person to enjoin the Merger, (ii) a breach or violation of, or a default under NLBI's articles of incorporation, the charter of Slatington, or the bylaws of either of them, or (iii) except as disclosed in Annex 3.1(e), a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of NLBI or Slatington under any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which either is a party, or to which any of their respective properties or assets may be bound, or affected, except for any of the foregoing that, individually or in the aggregate, would not have a Material Adverse Effect on it or enable any person to enjoin the Merger.

     9. The consummation of the transactions contemplated by the Agreement does not require as to NLBI or Slatington any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or , to our actual knowledge, the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than (i) all required approvals, consents and waivers of governmental authorities, (ii) the approval of its shareholders referred to in Section 6.1(a).

     10. To our actual knowledge, except as set forth in Annex 3.1(i) to the Agreement, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings before any court, governmental agency or otherwise pending or, to the knowledge of management, threatened against NLBI or Slatington or (ii) obligations or liabilities, whether or not accrued (contingent or otherwise, including, without limitation, those relating to environmental and occupational safety and health matters, or any other facts or circumstances of which the management of NLBI or Slatington is aware that could reasonably be expected to result in any claims against or obligations or liabilities of either NLBI or Slatington), that, alone or in the aggregate, are reasonably likely to have a Material Adverse Effect on NLBI or Slatington or to hinder or delay, in any material respect, consummation of the transactions contemplated by this Agreement.

     11. To our actual knowledge, neither NLBI nor Slatington is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, federal or state governmental authorities, including, without limitation, the NLBI Regulatory Agencies, charged with the supervision or regulation of financial or depository institutions or engaged in the insurance of bank deposits nor has it been advised by any NLBI Regulatory Agency that such body is contemplating issuing or requesting (or is considering the appropriateness of issuing or
requesting)  any  such  order,  directive,  written  agreement,   memorandum  of
understanding, extraordinary supervisory letter, commitment letter, board resolution or similar undertaking.

     The General Qualifications apply to the opinions expressed at paragraphs 3 and 8 hereof.

     This opinion is furnished by us as Special Counsel to NLBI and Slatington solely for your benefit and solely in connection with the above-described transaction and for no other purpose. You may not, without our express written approval, deliver copies of this opinion or extracts therefrom to any other person and no one other than you is entitled to rely on this opinion. Our opinion is as of the date hereof, and we undertake no duty to update such opinion after the date hereof.

                                   Sincerely,

                                   EXHIBIT D

                    [Letterhead of Shumaker Williams, P.C.]

                               [Date of Closing]

Board of Directors
NORTHERN LEHIGH BANCORP, INC.
502 Main Street P.O. Box 8
Slatington, PA  18080-0008

                                                          VIA HAND DELIVERY

     RE: Acquisition of Northern Lehigh Bancorp, Inc. ("NLBI") [and The Citizens National Bank of Slatington]("Slatington") pursuant to a merger of NLBI with and into HNC North, Inc. ("HNC North"), a wholly owned subsidiary of Harleysville National Corporation ("HNC") [and a merger of Slatington with and into The Citizens National Bank of Lansford ("CNB")]
          Our File No. 649-98

Ladies and Gentlemen:

     We have acted as special counsel to Harleysville National Corporation ("HNC"), a Pennsylvania corporation, HNC North, Inc. ("HNC North"), a Pennsylvania corporation and The Citizens National Bank of Lansford, a national banking association ("CNB") in connection with the preparation of the Agreement and Plan of Reorganization dated as of July 28, 1998 by and among HNC, HNC North, CNB, Northern Lehigh Bancorp, Inc. ("NLBI"), a Pennsylvania corporation, and The Citizens National Bank of Slatington ("Slatington"), a national banking association (as amended, the "Agreement") in which the principal terms of the merger (the "Merger") of NLBI with and into HNC North are set forth. We also have participated on HNC's behalf in various matters and transactions related to the Merger. This opinion letter is provided to you at the request of HNC pursuant to Section 6.3(b) of the Agreement.

     This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law (1991) (the "Accord"). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this opinion letter should be read in conjunction therewith. Except as otherwise indicated herein, capitalized terms used in this opinion letter are defined as set forth in the Agreement or the Accord. The law covered by the opinions expressed herein is limited to the federal law of the United States and the laws of the Commonwealth of Pennsylvania.

     In connection with the opinions expressed herein, we have examined originals or copies certified or otherwise identified to our satisfaction of the articles of incorporation, the certificate of incorporation, the by-laws, the Agreement, and such corporate and other records, certificates and documents as we have considered necessary or appropriate for the purposes of rendering the opinions set forth below.

     Based upon and subject to the foregoing and the other terms and provisions hereof, we are of the opinion that:

     1. HNC is a business corporation that is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania as evidenced in the Subsisting Corporation Certificate issued by the Commonwealth of Pennsylvania, Corporation Bureau.

     2. HNC North is a business corporation that is duly organized, validly existing and duly subsisting under the laws of the Commonwealth of Pennsylvania. All of the outstanding shares of capital stock of HNC North have been validly issued, are fully paid and nonassessable and are owned directly by HNC free and clear of any lien, charge or other encumbrance.

     3. HNC is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and has full corporate power and authority to own and hold its properties and to carry on its present business.

     4. CNB is a national banking association which is duly organized and validly existing and in good standing under the laws of the United States of America and has full corporate power and authority to own and hold its properties and to carry on its present business.

     5. HNC, HNC North and CNB have full corporate power and authority to execute and deliver the Agreement and to carry out the transactions contemplated therein, and all corporate actions required to be taken by HNC, HNC North and CNB to authorize the execution and delivery of the Agreement and the performance of the transactions contemplated therein have been taken.

     6. The Agreement has been duly authorized, executed and delivered by HNC, HNC North and CNB and, assuming due authorization, execution and delivery by NLBI and Slatington and receipt of required regulatory approvals and the approval of the NLBI shareholders, constitutes a valid and binding obligation of each of HNC, HNC North and CNB and is enforceable against HNC and HNC North in accordance with its terms, subject to bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights and general equity principles.

     7. The execution, delivery and consummation of the Agreement will not constitute a violation or breach of or default under the Articles of Incorporation or the Bylaws of HNC, HNC North or CNB or any statute, rule, regulation, order, decree, directive, agreement, indenture or other instrument to which any of them is a party or by which any of them or any of their properties are bound.

     8. To our actual  knowledge,  except as  disclosed  in Annex  3.2(h) to the
Agreement: (i) there is no litigation, investigation or proceeding pending, or to the knowledge of HNC threatened, that involves HNC, HNC North or CNB or any of their properties and that, if determined adversely to any of them, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of HNC, HNC North or CNB;
(ii) there are no outstanding orders, writs, injunctions, decrees, consent agreements, memoranda of understanding or other directives of any federal, state or local court or governmental authority or of any arbitration tribunal against HNC, HNC North or CNB which materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of HNC, HNC North or CNB or restrict in any manner the right of any of them to conduct its business as presently conducted; and (iii) we are not aware of any fact or condition presently existing that might give rise to any litigation, investigation or proceeding which, if determined adversely to HNC, HNC North or CNB, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of HNC, HNC North or CNB.

     9. The authorized capital stock of HNC consists of Thirty Million (30,000,000) shares of common stock, par value One Dollar ($1.00) per share, of which as of the date hereof, __________ shares were issued and outstanding. All outstanding shares of HNC Common Stock have been duly issued and are validly outstanding, fully paid and nonassessable. The shares of HNC Common Stock to be issued under the Agreement have been duly authorized and, when issued in accordance with the Agreement, will be validly issued, fully paid and non-assessable.

     The General Qualifications apply to the opinions set forth in paragraphs 5 and 7 hereof.

     This opinion is furnished by us as Special Counsel to HNC, HNC North and CNB, solely for your benefit and solely in connection with the above-described transaction and for no other purpose. You may not, without our express written approval, deliver copies of this opinion or extracts therefrom to any other person and no one other than you is entitled to rely on this opinion. Our opinion is as of the date hereof, and we undertake no duty to update such opinion after the date hereof.

                                        Sincerely,

                                        SHUMAKER WILLIAMS, P.C.


                                   By:
                                        --------------------------------
                                        Nicholas Bybel, Jr., Esquire


cc:  Walter E. Daller, Jr., President and Chief Executive Officer
       HARLEYSVILLE NATIONAL CORPORATION

     Thomas D. Oleksa, President
      THE CITIZENS NATIONAL BANK OF LANSFORD

                                     ANNEXES

                                to be executed by

                        HARLEYSVILLE NATIONAL CORPORATION
                                 HNC NORTH, INC.
                                       and
                     THE CITIZENS NATIONAL BANK OF LANSFORD

                            pursuant to provisions of
                    Sections 3.2, 3.3 and 3.4 of the attached
                      Agreement and Plan of Reorganization


Annex 3.2(f)      Absence of Undisclosed Liabilities

                  None.

Annex 3.2(h)      Litigation

                  None.


     IN WITNESS WHEREOF, this Annex is executed as of the 28th day of July, 1998.


                                         HARLEYSVILLE NATIONAL CORPORATION


                                   By:   /s/ Walter E. Daller, Jr.
                                         ------------------------------------
                                         Walter E. Daller, Jr., President and
                                         Chief Executive Officer
(CORPORATE SEAL)


                          Attest:        /s/ Jo Ann M. Bynon
                                         ------------------------------------
                                         Jo Ann M. Bynon, Secretary


                                    ANNEX B

                        HOPPER SOLIDAY FAIRNESS OPINION

                           HOPPER SOLIDAY & CO., INC.
                               Investment Bankers
                   1703 Oregon Pike, Lancaster, PA 17601-4201
                    P. O. Box 4548, Lancaster, PA 17604-4548
                  Telephone (717) 560-3006 Fax (717) 560-3063


November 12, 1998


Board of Directors
Northern Lehigh Bancorp, Inc.
502 Main Street
Slatington, PA  18080

Directors:

     You have requested our opinion, as investment bankers, as to the fairness, from a financial point of view, of the terms of the proposed acquisition (the "Merger") of Northern Lehigh Bancorp, Inc. and its sole subsidiary ("Northern Lehigh") by Harleysville National Corporation ("Harleysville"). Pursuant to the Agreement and Plan or Reorganization (the "Agreement") dated July 28, 1998 between Northern Lehigh and its subsidiary and Harleysville and its subsidiaries, each share of Northern Lehigh common Stock outstanding at the Effective Time of Merger will be converted into and become the right to receive
3.57 shares of Harleysville Common Stock (the "Merger Consideration").

     Hopper Soliday & Co., Inc. ("Hopper Soliday"), as a customary part of its investment banking business, is engaged in valuing businesses and their securities in connection with mergers and acquisitions, stock purchase offers, negotiated underwritings, secondary distributions of securities, private placements and for estate, corporate reorganization and other purposes.

     Hopper Soliday  reviewed,  among other things:  i) Northern Lehigh's Annual
Reports and related financial information for years ended December 31, 1995 through December 31, 1997 and Northern Lehigh's Quarterly FDIC Call Report and related unaudited financial information for the period ending March 31, 1998;
ii) Harleysville's Annual Reports on Form 10-K and related financial information for years ended December 31, 1996 and December 31, 1997 and Quarterly Report on Form 10-Q for the period ended March 31, 1998; iii) certain information concerning the respective businesses, operations, regulatory condition and prospects of Harleysville and Northern Lehigh, including financial forecasts, relating to the business, earnings, assets and prospects of Harleysville and Northern Lehigh, furnished to Hopper Soliday by Harleysville and Northern Lehigh, which Hopper Soliday discussed with members of senior management of Harleysville and Northern Lehigh; iv) historical market prices and trading activity for the Harleysville Common Stock and Northern Lehigh Common Stock and similar data for certain publicly traded companies which Hopper Soliday deemed to be relevant; v) the

Board of Directors
November 12, 1998
Page 2


results of operations of Harleysville and Northern Lehigh and similar data for certain companies which Hopper Soliday deemed to be relevant; vi) the financial terms of the Merger contemplated by the Agreement and the financial terms of certain other mergers and acquisitions which Hopper Soliday deemed to be relevant; vii) the pro forma impact of the Merger on the earnings and book value per share, consolidated capitalization and certain balance sheet and profitability ratios of Harleysville; viii) the Agreement; ix) such other matters as Hopper Soliday deemed necessary. Hopper Soliday also met with certain members of senior management and other representatives of Harleysville and Northern Lehigh to discuss the foregoing as well as other matters Hopper Soliday deemed relevant.

     In conducting our review and in arriving at our opinion, we relied upon and assumed the accuracy and completeness of the financial and other information provided to us or that which was publicly available and did not attempt independently to verify such information. We relied upon the managements of Harleysville and Northern Lehigh as to the reasonableness and achievability of the financial and operating forecasts and projections reflected the best currently available estimates and judgements of such managements and that such forecasts and projections would be realized in the amounts and in the time periods estimated by such managements. We also assumed, without independent verification, that the aggregate allowances for loan losses for Harleysville and Northern Lehigh were adequate to cover such losses. We did not make any or obtain any evaluations or appraisals of the assets of Harleysville and Northern Lehigh, nor did we examine any individual loan credit files. Our opinion is limited to the fairness, from a financial point of view, to the shareholders of Northern Lehigh of the Merger Consideration.

     In connection with this opinion, Hopper Soliday confirmed the appropriateness of its reliance on the analyses used to render its July 28, 1998 written opinion to the Board of Directors of Northern Lehigh Bancorp, Inc. by performing procedures to update certain analyses and by reviewing the assumptions upon which such analyses were based and the factors considered in connection therewith.

     In rendering our opinion we have assumed that in the course of obtaining the necessary regulatory approvals for the Merger, no conditions will be imposed that will have a material adverse effect on the contemplated benefits of the Merger to either Harleysville or, on a pro forma basis, the resulting company following the Merger. Our opinion necessarily is based upon conditions as they exist on, and can be evaluated as of, the date of this letter.

     We have acted as financial advisor to the Board of Directors of Northern Lehigh in connection with this transaction and will receive a fee for our services, a substantial portion of which is contingent upon the consummation of the Merger. In the past, Hopper Soliday has

Board of Directors
November 12, 1998
Page 3


provided financial advisory services for Northern Lehigh and has received fees for rendering of these services.

     It is understood that this letter is for the information of the Board of Directors of Northern Lehigh and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing with the Securities and Exchange Commission in connection with the Merger. In addition, we express no opinion or recommendations as to how the holders of Northern Lehigh Common Stock should vote at the stockholders' meeting held in connection with the Merger.

     On the basis of the aforementioned analysis, and subject to the qualifications described above, as of the date hereof, we are of the opinion that the Merger Consideration provided for by the Merger Agreement is fair to the shareholders of Northern Lehigh from a financial point of view.

Sincerely,

/s/ Hopper Soliday & Co., Inc.
------------------------------
Hopper Soliday & Co., Inc.

                                    ANNEX C

            PENNSYLVANIA BUSINESS CORPORATION LAW OF 1988, AS AMENDED
                          EXCERPTS FROM SUBCHAPTER 19C

            PENNSYLVANIA BUSINESS CORPORATION LAW OF 1988, AS AMENDED
                          EXCERPTS FROM SUBCHAPTER 19C

Section 1930. Dissenters rights

     (a) General rule. If any shareholder of a domestic business corporation that is to be a party to a merger or consolidation pursuant to a plan of merger or consolidation objects to the plan of merger or consolidation and complies with the provisions of Subchapter D of Chapter 15 (relating to dissenters rights), the shareholder shall be entitled to the rights and remedies of dissenting shareholders therein provided, if any. See also section 1906(c) (relating to dissenters rights upon special treatment).


                                 SUBCHAPTER 15D

                                Dissenters Rights

Section:

1571. Application and effect of subchapter.

1572. Definitions.

1573. Record and beneficial holders and owners.

1574. Notice of intention to dissent.

1575. Notice to demand payment.

1576.Failure to comply with notice to demand payment, etc. 1577. Release of restrictions or payment for shares. 1578. Estimate by dissenter of fair value of shares. 1579. Valuation proceedings generally. 1580. Costs and expenses of valuation proceedings.


Section 1571. Application and effect of Subchapter.

     (a) General rule. Except as otherwise provided in subsection (b), any shareholder of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

          Section   1906(c)   (relating  to   dissenters   rights  upon  special
          treatment).

          Section 1930 (relating to dissenters rights).

          Section 1931(d) (relating to dissenters rights in share exchanges).

          Section 1932(c) (relating to dissenters rights in asset transfers).

          Section 1952(d) (relating to dissenters rights in division).

          Section 1962(c) (relating to dissenters rights in conversion).

          Section 2104(b) (relating to procedure).

          Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).

          Section 2325(b) (relating to minimum vote requirement).

          Section 2704(c) (relating to dissenters rights upon election).

          Section 2705(d) (relating to dissenters rights upon renewal of election).

          Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).

          Section 7104(b)(3) (relating to procedure).

     (b)  Exceptions.

          (1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares that, at the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, are either:

               (i)  listed on a national securities exchange; or

               (ii) held of record by more than 2,000 shareholders;

               shall not have the right to obtain payment of the fair value of any such shares under this subchapter.

          (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

               (i) Shares converted by a plan if the shares are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares.

               (ii) Shares  of  any   preferred  or  special  class  unless  the
                    articles, the plan or the terms of the transaction entitle all shareholders of the class to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class.

               (iii)Shares  entitled to dissenters  rights under section 1906(c)
                    (relating to dissenters rights upon special treatment).

     (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

     (c) Grant of optional dissenters rights. The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholders to dissenters rights.

     (d) Notice of dissenters rights. Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

          (1) a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

          (2) a copy of this subchapter.

     (e) Other statutes. The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

     (f) Certain provisions of articles ineffective. This subchapter may not be relaxed by any provision of the articles.

     (g) Cross references. See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished) and 2512 (relating to dissenters rights procedure).

Section 1572. Definitions.

The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

     "Corporation." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which of the resulting corporations is the successor corporation for the purposes of this subchapter. The successor corporation in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

     "Dissenter." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

     "Fair value." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

     "Interest." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all of the circumstances, taking into account all relevant factors, including the average rate currently paid by the corporation on its principal bank loans.

Section 1573. Record and beneficial holders and owners.

     (a) Record holders of shares. A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

     (b)  Beneficial  owners  of  shares.  A  beneficial  owner of  shares  of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

Section 1574. Notice of intention to dissent.

     If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

Section 1575. Notice to demand payment.

     (a) General rule. If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

          (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

          (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

          (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.

          (4) Be accompanied by a copy of this subchapter.

     (b) Time for receipt of demand for payment. The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

Section 1576. Failure to comply with notice to demand payment, etc.

     (a) Effect of failure of shareholder to act. A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

     (b) Restriction on uncertificated shares. If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

     (c)  Rights retained by  shareholder.  The dissenter shall retain all other
          rights  of  a   shareholder   until  those   rights  are  modified  by
          effectuation of the proposed corporate action.

Section 1577. Release of restrictions or payment for shares.

     (a) Failure to effectuate corporate action. Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

     (b) Renewal of notice to demand payment. When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

     (c) Payment of fair value of shares. Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

          (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

          (2) A statement of the corporation's estimate of the fair value of the shares.

          (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

     (d) Failure to make payment. If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenter had after making demand for payment of their fair value.

Section 1578. Estimate by dissenter of fair value of shares.

     (a) General rule. If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

     (b) Effect of failure to file estimate. Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

Section 1579. Valuation proceedings generally.

     (a) General rule. Within 60 days after the latest of:

          (1)  effectuation of the proposed corporate action;

          (2) timely receipt of any demands for payment under Section 1575 (relating to notice to demand payment); or

          (3)  timely  receipt  of  any  estimates   pursuant  to  section  1578
               (relating to estimate by dissenter of fair value of shares);

          if any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

     (b) Mandatory joinder of dissenters. All, dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).

     (c) Jurisdiction of the court. The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

     (d) Measure of recovery. Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

     (e) Effect of corporation's failure to file application. If the corporation fails to file an application as provided in subsection
          (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

Section 1580. Costs and expenses of valuation proceedings.

     (a) General rule. The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

     (b) Assessment of counsel fees and expert fees where lack of good faith appears. Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

     (c) Award of fees for benefits to other dissenters. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

     Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended (15 Pa. C.S. Sections 1101-4162) provides that a business corporation shall have the power under certain circumstances to indemnify its directors, officers, employees and agents against certain expenses incurred by them in connection with any threatened, pending or completed action, suit or proceeding.

     Article 10 of the Amended Bylaws of Harleysville National Corporation provides for the indemnification of its directors, officers, employees and agents in accordance with, and to the maximum extent permitted by, the provisions of Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended .

Item 21. Exhibits and Financial Statement Schedules.

     (a)  Exhibits:

     2.1 Agreement and Plan of Reorganization (the "Agreement") dated July 28, 1998, among Harleysville National Corporation, Harleysville National Corporation North, Inc., The Citizens National Bank of Lansford,
          Northern Lehigh Bancorp, Inc. and The Citizens National Bank of Slatington (Included in Annex A to the Proxy Statement contained herein).

     2.2 Investment Agreement (Included as Exhibit B to the Agreement, which Agreement is included in Annex A to the Proxy Statement contained herein).

     3(i) Harleysville  National  Corporation Amended Articles of Incorporation.
          (Incorporated by reference to Exhibit 4A to Harleysville National Corporation's Registration Statement No. 333-17813 on Form S-8, filed on December 13, 1996.)

     3(ii)Harleysville National Corporation Amended Bylaws. (Incorporated by reference to Exhibit 4B to Harleysville National Corporation 's Registration Statement No. 333-17813 on Form S-8, filed on December 13, 1996.)

     4.1 Harleysville National Corporation Amended Articles of Incorporation. (Incorporated by reference to Exhibit 4A to Harleysville National Corporation's Registration Statement No. 333-17813 on Form S-8, filed on December 13, 1996.)

     4.2 Harleysville National Corporation Amended Bylaws. (Incorporated by reference to Exhibit 4B to Harleysville National Corporation's Registration Statement No. 333-17813 on Form S-8, filed on December 13, 1996.)

     5 Opinion of Shumaker Williams, P.C. re: Legality of Harleysville National Corporation Common Stock.

     8 Form of Opinion of Grant Thornton, LLP re: Tax Matters. (Included in the proxy statement/prospectus "APPROVAL OF THE MERGER -- Federal Income Tax Consequences.")

     10.1 Harleysville National Corporation 1993 Stock Incentive Plan. (Incorporated by Reference to Exhibit 4.3 of Registration Statement No. 33-57790 on Form S-8, filed with the Commission on October 1, 1993.)

     10.2 Harleysville National Corporation Stock Bonus Plan. (Incorporated by Reference to Exhibit 99A of Registration Statement No. 33-17813 on Form S-8, filed with the Commission on December 13, 1996.)

     10.3 Supplemental Executive Retirement Plan.  (Incorporated by Reference to
          Exhibit 10.3 to the Annual Report on Form 10-K of Harleysville National Corporation for the year ended December 31, 1997, filed on March 27, 1998.)

     10.4 Executive Employment Agreement, dated as of July 28, 1998, between The Citizens National Bank of Lansford and Francis P. Burbidge.

     10.5 Consulting Agreement, dated as of July 28, 1998, between The Citizens National Bank of Lansford and Francis P. Burbidge.

     10.6 Release Agreement, dated as of July 28, 1998, by and among The Citizens National Bank of Lansford, The Citizens National Bank of Slatington, Harleysville National Corporation, Northern Lehigh Bancorp, Inc. and Francis P. Burbidge.

     11 Statement re: Computation of Earnings Per Share. (Included at page 11 of the Joint proxy statement/prospectus contained herein.)

     12 Computation of Ratios. (Incorporated by reference to Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.)

     21   Subsidiaries of Registrant.

     23.1 Consent of Shumaker Williams, P.C.

     23.2 Consent of Grant Thornton, LLP.

     23.3 Consent of Stokes Kelly & Hinds, LLC.

     23.4 Consent of Hopper Soliday & Co., Inc.

     24   Power of Attorney.

     99.1 Form of Northern Lehigh Bancorp, Inc. Proxy.

     99.2 Letter to Shareholders of Northern Lehigh Bancorp, Inc.

     99.3 Notice of Meeting.

     99.4 Statute Relating to Dissenters' Rights. (Included as Annex C to the Proxy Statement contained herein.)

     (b)  Financial Statement Schedules:

          None required.

     (c)  Opinion of Financial Advisor:

          The   Opinion  of   Financial   Advisor  is   included  in  the  proxy
          statement/prospectus as Annex B.

Item 22. Undertakings.

     (a)

     1.   The undersigned Registrant hereby undertakes as follows:

          (A) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registration pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (B) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (C) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The  undersigned  registrant  hereby  undertakes  that,  for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     3. The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to the reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     The registrant undertakes that every prospectus (i) that is filed pursuant to the preceding paragraph, or (ii) that purports to meet the requirements of
Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-operative amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the bylaws of the registrant, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one (1) business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned registrant hereby undertakes to supplement by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Pre-Effective Amendment No. 2 to Registrant's Registration Statement No. 333-67201 to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Harleysville, Commonwealth of Pennsylvania on December 4, 1998.

                                      HARLEYSVILLE NATIONAL CORPORATION


                            By:       /s/ Walter E. Daller, Jr.
                                      -----------------------------------
                                      Walter E. Daller, Jr.
                                      President, CEO and Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 2 to Registrant's Registration Statement No. 333-67201 has been signed by the following persons in the capacities and on the dates indicated

                                                        Capacity                           Date
                                                        --------                          -----
Walter E. Daller, Jr.                          President, CEO and Chairman         December  4, 1998
                                               of the Board and Director
                                               (Principal Executive Officer)
Vernon L. Hunsberger                           Treasurer                           December  4, 1998
                                               (Principal Accounting or
                                               Financial Officer)
John W. Clemens                                Director                            December  4, 1998
Martin E. Fossler                              Director                            December  4, 1998
Harold A. Herr                                 Director                            December  4, 1998
Thomas S. McCready                             Director                            December  4, 1998
Henry M. Pollak                                Director                            December  4, 1998
Palmer E. Retzlaff                             Director                            December  4, 1998
Walter F. Vilsmeier                            Director                            December  4, 1998
William M. Yocum                               Director                            December  4, 1998

                                               By   /s/ Walter E. Daller, Jr.
                                                    -------------------------
                                                    Walter E. Daller, Jr.
                                                    (Attorney-in-Fact)


                                               By  /s/ Demetra M. Takes
                                                   --------------------------
                                                   Demetra M. Takes
                                                   (Attorney-in-Fact)

                                  EXHIBIT INDEX
                                                                                    Page
                                                                                   Number
                                                                                In Sequential
                                                                                   Number
    Number          Title                                                          System
    ------          -----                                                       -------------
     2.1  Agreement and Plan of Reorganization  (the "Agreement") dated July 28,
          1998, among Harleysville National  Corporation,  Harleysville National
          Corporation  North,  Inc.,  The  Citizens  National  Bank of Lansford,
          Northern  Lehigh  Bancorp,  Inc.  and The  Citizens  National  Bank of
          Slatington  (Included  in  Annex A to the  Proxy  Statement  contained herein).

     2.2  Investment  Agreement  (Included as Exhibit B to the Agreement,  which
          Agreement is included in Annex A to the Proxy Statement contained herein).

     3(i) Harleysville  National  Corporation Amended Articles of Incorporation.
          (Incorporated  by  reference  to Exhibit 4A to  Harleysville  National
          Corporation 's Registration Statement No. 333-17813 on Form S-8, filed on December 13, 1996.)

     3(ii)Harleysville National Corporation Amended Bylaws. (Incorporated by reference to Exhibit 4B to Harleysville National Corporation 's
          Registration  Statement No.  333-17813 on Form S-8,  filed on December
          13, 1996.)

     4.1  Harleysville  National  Corporation Amended Articles of Incorporation.
          (Incorporated  by  reference  to Exhibit 4A to  Harleysville  National
          Corporation 's Registration Statement No. 333-17813 on Form S-8, filed on December 13, 1996.)

     4.2 Harleysville National Corporation Amended Bylaws. (Incorporated by reference to Exhibit 4B to Harleysville National Corporation 's
          Registration  Statement No.  333-17813 on Form S-8,  filed on December
          13, 1996.)

     5    Opinion of  Shumaker  Williams,  P.C.  re:  Legality  of  Harleysville
          National Corporation Common Stock.

     8 Form of Opinion of Grant Thornton, LLP re: Tax Matters. (Included in the proxy statement/prospectus "APPROVAL OF THE MERGER -- Federal
          Income Tax Consequences.")


     10.1 Harleysville   National   Corporation   1993  Stock   Incentive  Plan.
          (Incorporated  by Reference to Exhibit 4.3 of  Registration  Statement
          No.  33-57790  on Form S-8,  filed with the  Commission  on October 1,
          1993.)

     10.2 Harleysville  National Corporation Stock Bonus Plan.  (Incorporated by
          Reference to Exhibit 99A of  Registration  Statement  No.  33-17813 on
          Form S-8, filed with the Commission on December 13, 1996.)

     10.3 Supplemental Executive Retirement Plan.  (Incorporated by Reference to
          Exhibit  10.3  to the  Annual  Report  on Form  10-K  of  Harleysville
          National Corporation for the year ended December 31, 1997, filed on March 27, 1998.)

     10.4 Executive Employment Agreement, dated as of July 28, 1998, between The
          Citizens National Bank of Lansford and Francis P. Burbidge.*

     10.5 Consulting Agreement,  dated as of July 28, 1998, between The Citizens
          National Bank of Lansford and Francis P. Burbidge.*

     10.6 Release  Agreement,  dated  as of July  28,  1998,  by and  among  The
          Citizens  National  Bank of Lansford,  The Citizens  National  Bank of
          Slatington,   Harleysville  National   Corporation,   Northern  Lehigh
          Bancorp, Inc. and Francis P. Burbidge.*

     11 Statement re: Computation of Earnings Per Share. (Included at page 11 of the proxy statement/prospectus contained herein.)

     12   Computation  of Ratios.  (Incorporated  by reference  to  Registrant's
          Quarterly  Report on Form 10-Q for the  quarter  ended  September  30,
          1998.)

     21   Subsidiaries of Registrant.*

     23.1 Consent of Shumaker Williams, P.C. (Included as part of Exhibit 5.)

     23.2 Consent of Grant Thornton, LLP.

     23.3 Consent of Stokes Kelly & Hinds, LLC.

     23.4 Consent of Hopper Soliday & Co., Inc.*


     24   Power of Attorney.*

     99.1 Form of Northern Lehigh Bancorp, Inc. Proxy.

     99.2 Letter to Shareholders of Northern Lehigh Bancorp, Inc.

     99.3 Notice of Meeting.

     99.4 Statute  Relating to Dissenters'  Rights.  (Included as Annex C to the
          Proxy Statement contained herein.)

__________________________
* Previously Filed.